Exhibit 10.1

Execution Version

AMENDMENT NO. 4 TO CREDIT AGREEMENT

AMENDMENT NO. 4 TO CREDIT AGREEMENT (this “Amendment”), dated as of February 18, 2022, by and among R. R. Donnelley & Sons Company, a Delaware corporation (the “Borrower”), the Guarantors (as defined below), BANK OF AMERICA, N.A., as the resigning administrative agent (in such capacity, the “Resigning Administrative Agent”), WELLS FARGO BANK, NATIONAL ASSOCIATION (“Wells Fargo”), as the successor administrative agent for the Lenders under the Amended Credit Agreement (in such capacity, the “Administrative Agent”), and the Lenders identified on the signature pages hereto.

PRELIMINARY STATEMENTS

(1) The Borrower, certain subsidiaries of the Borrower (the “Guarantors”), the lenders party thereto, the Resigning Administrative Agent and the L/C Issuers are parties to the Second Amended and Restated Credit Agreement, dated as of September 29, 2017 (as amended, amended and restated, supplemented or otherwise modified prior to the Amendment No. 4 Effective Date (as defined below), the “Credit Agreement”; and as amended by this Amendment, the “Amended Credit Agreement”). Capitalized terms used in this Amendment and not otherwise defined in this Amendment have the same meanings as specified in the Amended Credit Agreement.

(2) As contemplated by Section 10.06 of the Credit Agreement, this Amendment shall constitute notice of the resignation of the Resigning Administrative Agent to the Lenders, the L/C Issuers and the Borrower and, on and subject to the satisfaction of the conditions precedent to effectiveness set forth in Section 4 hereof, the Lenders party hereto (consisting of at least the Required Lenders), in consultation with the Borrower, have agreed to appoint Wells Fargo as successor to the Resigning Administrative Agent (such resignation and appointment, the “Administrative Agent Replacement”).

(3) Pursuant to that certain Agreement and Plan of Merger, dated as of December 14, 2021 (together with any exhibits and schedules thereto, as amended, amended and restated, supplemented, waived or otherwise modified from time to time, the “Delta Merger Agreement”), Chatham Delta Parent, Inc. (“Parent”) has agreed to acquire, directly or indirectly the Borrower by merging Chatham Delta Acquisition Sub, Inc. with and into the Borrower pursuant to the Delta Merger Agreement.

(4) In connection with the Delta Merger (as defined below), the Parent intends to form a Wholly-Owned Subsidiary (“Intermediate Holdings”) as its Wholly Owned Subsidiary and intends to cause, immediately subsequent to the consummation of the Delta Merger on the Amendment No. 4 Effective Date, Intermediate Holdings to own directly all of the Equity Interests of the Borrower.

(5) At the request of the Parent, which request is made pursuant to the terms of the Delta Merger Agreement, the Borrower is seeking the consents, waivers and amendments contemplated hereby.

(6) The parties hereto are willing to grant the request of the Borrower, on the terms and subject to the conditions stated below, (x) to amend certain provisions of the Credit Agreement to consummate the Administrative Agent Replacement and (y) to amend and waive certain provisions of the Credit Agreement in connection with the consummation of the Delta Merger (as defined below), as hereinafter set forth.

SECTION 1. Certain Defined Terms. Unless otherwise defined herein or the context otherwise requires, the following terms used in this Amendment, including its preamble and recitals, have the following meanings:

“Amendment No. 4 Arranger” means Wells Fargo Bank, National Association, solely in the capacity as the lead arranger and bookrunner of Amendment No. 4.

“Delta Merger” means the merger of Chatham Delta Acquisition Sub, Inc. with and into the Borrower pursuant to the Delta Merger Agreement.

“Delta Merger Closing Date” means the effective time of the merger contemplated by the Delta Merger Agreement.

“Delta Merger CoC Financing” means the incurrence of any Debt (including the issuance of any additional secured notes or the incurrence of any incremental term loans or replacement term loans under the Term Loan Credit Agreement and any related Guarantees) by the Borrower and the Guarantors to finance or refinance the purchase, redemption or other repayment of up to all of the aggregate principal amount of and any other obligations with respect to any series of existing senior secured or senior unsecured notes issued by the Borrower, whether by change of control offer, tender offer, private repurchase or otherwise. For the avoidance of doubt, the Delta Merger CoC Financing may occur after the Delta Merger Closing Date.

“Delta Merger Debt Exchange” means the exchange by one or more Permitted Holders of all of the certain existing senior secured and senior unsecured notes owned or held by it immediately prior to the consummation of such exchange for Equity Interests and/or pay-in-kind Debt of the Parent (which Debt shall be non-recourse to the Borrower, any of its Restricted Subsidiaries or any of their respective assets) on or after the Delta Merger Closing Date and any substantially similar exchange by any other holder of such existing senior secured and senior unsecured notes.

“Delta Merger Financing” means the incurrence of any Debt (including the issuance of any additional senior secured notes or the incurrence of any incremental term loans or replacement term loans under the Term Loan Credit Agreement and any related Guarantees) by the Borrower and the Guarantors to pay the Delta Merger Consideration (as defined in the Delta Merger Agreement) or otherwise fund the Delta Merger or to pay any Delta Merger Transaction Expenses.

“Delta Merger Transaction Expenses” means any and all fees (including consent fees), costs or expenses incurred or paid by the Permitted Holders, Intermediate Holdings, the Parent, the Borrower or any of their respective Subsidiaries in connection with or related to the Delta Merger Agreement or the Delta Merger Transactions, including any payments to officers, employees and directors as change of control payments, severance payments, special or retention bonuses, or stock options.

“Delta Merger Transactions” means (a) the Delta Merger, including the payment of the Delta Merger Consideration (as defined in the Delta Merger Agreement) and the making by the Borrower or any of its Restricted Subsidiaries of any dividends or distributions to a Parent Entity to pay or cause to be paid the Delta Merger Consideration or otherwise fund the Delta Merger or to pay any Delta Merger Transaction Expenses, (b) the Delta Merger Debt Exchange, (c) the Delta Merger Financing, (d) the Delta Merger CoC Financing, (e) any restructuring transactions in connection with the Delta Merger, (f) the payment of the Delta Merger Transaction Expenses and (g) any other transactions contemplated by the Delta Merger Agreement or entered into in connection with or relating to the Delta Merger.

“Sponsor” means Chatham Asset Management, LLC, a Delaware limited liability company, together with certain of its Affiliates

SECTION 2. Amendments to the Loan Documents.

(a) The Credit Agreement is, effective as of the Amendment No. 4 Effective Date and subject to the satisfaction of the conditions to effectiveness set forth in Section 4 below, hereby amended to delete the stricken text (indicated textually in the same manner as the following example: ~~stricken text~~) and to add the double-underlined text (indicated textually in the same manner as the following example: double-underlined text) as set forth in the pages of the Amended Credit Agreement attached as Exhibit A hereto.

(b) Schedule 2.01 of the Credit Agreement is, effective as of the Amendment No. 4 Effective Date and subject to the satisfaction of the conditions to effectiveness set forth in Section 4 hereof, hereby replaced in its entirety with Schedule 2.01 hereto.

(c) Each Loan Document (other than the Amended Credit Agreement) and the exhibits to the Amended Credit Agreement are hereby amended by replacing each reference therein to “Bank of America, N.A. as Administrative Agent” (or words of similar import) with a reference to “Wells Fargo Bank, National Association, as Administrative Agent”.

SECTION 3. Waivers and Authorization

(a) Subject to the satisfaction of the conditions to effectiveness set forth in Section 4 hereof, the Required Lenders waive any Default or Event of Default that would otherwise arise under Section 9.01(g) of the Credit Agreement as a result of the consummation of the Delta Merger.

(b) Subject to the satisfaction of the conditions to effectiveness set forth in Section 4 hereof, each of the parties hereto consent to the Administrative Agent Replacement and waive any notice or other requirement of Section 10.06 of the Credit Agreement as a result of the consummation of the Administrative Agent Replacement. Each Lender party hereto hereby authorizes the Loan Parties, the Resigning Administrative Agent and the Successor Administrative Agent to enter into an agency transfer agreement

(the “Agency Assignment Agreement”) in form and substance reasonably satisfactory to the Loan Parties, the Resigning Administrative Agent and the Successor Administrative Agent to be effective as of the Amendment No. 4 Effective Date. In addition, each Lender party hereto hereby authorizes the Loan Parties, the Resigning Administrative Agent and the Successor Administrative Agent to make any filings and enter into any documentation or amendments to the existing Loan Documents with respect to the Administrative Agent Replacement deemed reasonably necessary or desirable by the Successor Administrative Agent and/or the Resigning Administrative Agent without the consent of any Lender. The parties hereto agree that (i) Bank of America, N.A., in its individual capacity or in its capacity as the Resigning Administrative Agent, or any of its Affiliates, shall not bear any responsibility or liability for any actions taken or omitted to be taken by the Successor Administrative Agent under the Agency Assignment Agreement, the Credit Agreement, this Amendment (with respect to actions taken or omitted to be taken after giving effect to the Administrative Agent Replacement) or any other Loan Documents or the transactions contemplated by any of the foregoing and (ii) Wells Fargo, in its individual capacity or in its capacity as the Successor Administrative Agent, or any of its Affiliates, shall not bear any responsibility or liability for any actions taken or omitted to be taken by the Resigning Administrative Agent under the Agency Assignment Agreement, the Credit Agreement, this Amendment (with respect to actions taken or omitted to be taken prior to giving effect to the Administrative Agent Replacement) or any other Loan Documents or the transactions contemplated by any of the foregoing.

SECTION 4. Conditions to Effectiveness. This Amendment is subject to the provisions of Section 11.01 of the Credit Agreement and shall become effective upon, and only upon, the satisfaction or waiver by the Successor Administrative Agent, in its sole discretion (other than Subsection 4(f) below, which may not be waived by the Successor Administrative Agent without the consent of the Borrower) (and, in the case of clauses (a), (h) and (i)(B) below, the Resigning Administrative Agent, in its sole discretion), of each of the following conditions precedent (the date of such satisfaction or waiver, the “Amendment No. 4 Effective Date”):

(a) Amendment. The Successor Administrative Agent and the Resigning Administrative Agent shall have received counterparts of this Amendment executed by the Borrower, the Guarantors, each of the Lenders listed on Schedule 2.01 hereto (constituting no less than the Supermajority Lenders and also constituting each of the Lenders under the Credit Agreement after giving effect to Section 13 hereof), the Resigning Administrative Agent and the Successor Administrative Agent.

(b) Legal Opinions. The Successor Administrative Agent shall have received a written opinion (addressed to the Successor Administrative Agent and the Lenders) of (i) Skadden, Arps, Slate, Meagher & Flom LLP, counsel for the Borrower and certain Loan Parties, with respect to certain matters prior to the Amendment No. 4 Effective Date, and (ii) Lowenstein Sandler LLP, counsel for Intermediate Holdings and certain Loan Parties.

(c) Corporate Deliverables. The Successor Administrative Agent shall have received (i) a certificate of the Secretary of each Loan Party certifying (x) copies attached thereto of the resolutions of the board of directors or other applicable authorizing body or Person of such Loan Party authorizing and empowering certain officers of such Loan Party to effect such borrowings or other transactions hereunder as such officers may deem necessary or desirable for proper corporate purposes, subject to the limitations set forth in such resolutions, (y) copies attached thereto of the Certificate of Incorporation and by-laws (or similar organizational documents) of such Loan Party and (z) the names and true signatures of the officers of such Loan Party executing this Amendment by such Loan Party hereunder, (ii) a certificate from the relevant Secretary of State dated a date reasonably close to the Amendment No. 4 Effective Date to the good standing of and organizational documents filed by each Loan Party and (iii) a solvency certificate, in form and substance reasonably satisfactory to the Successor Administrative Agent, dated the Amendment No. 4 Effective Date and signed by a Financial Officer of Intermediate Holdings.

(d) Representations and Warranties. Each of (x) the Specified Representations (as defined in the Amended Credit Agreement) and (y) the Specified Merger Agreement Representations (as defined in the Amended Credit Agreement) shall be true and correct in all material respects on and as of the Amendment No. 4 Effective Date; provided that any representation and warranty that is qualified as to “materiality,” “material adverse effect” or similar language shall be true and correct in all respects (after giving effect to any such qualification therein).

(e) No Company MAE. Since the date of the Delta Merger Agreement, there has not been any adverse change, event, effect or circumstance that has resulted in, or would reasonably be expected to result in, a “Company Material Adverse Effect” (as defined in the Delta Merger Agreement (as in effect on the date hereof)).

(f) Consummation of the Delta Merger. The Delta Merger shall have been consummated in accordance with the terms of the Delta Merger Agreement; provided however, that the Delta Merger Agreement shall not have been amended, modified or waived, and the Borrower (or its applicable affiliate) shall not have consented to any action thereunder or pursuant thereto which would require the consent of the Borrower (or its applicable affiliate) under the Delta Merger Agreement, in each case, in any manner that would be materially adverse to the interest of the Lenders in their respective capacities as such without the consent of the Amendment No. 4 Arranger (as defined in the Amended Credit Agreement) (it being understood and agreed that (1) any decrease in the consideration to be paid on the Delta Merger Closing Date under the Delta Merger Agreement shall be deemed to be materially adverse to the interests of the Lenders unless such decrease does not exceed 10.0% of the consideration under the Delta Merger Agreement on the date hereof or pursuant to any purchase price or similar adjustment provisions set forth in the Delta Merger Agreement (as in effect on the date hereof), (2) any increase in the consideration to be paid on the Delta Merger Closing Date under the Delta Merger Agreement shall be deemed to be not materially adverse to the interests of the Lenders, provided that such increase is funded by increasing the Cash Contribution (as defined in the Debt Commitment Letter (as defined in the Delta Merger Agreement)) and (3) any change to the definition of “Company Material Adverse Effect” or any similar definition shall be deemed to be materially adverse to the interests of the Lenders.

(g) Sponsor Contributions. Substantially concurrently with the occurrence of the Amendment No. 4 Effective Date, the Sponsor shall have (i) contributed an amount in cash (up to the Cash Contribution amount) necessary to consummate the purchase of the Equity Interests of the Borrower contemplated by the Delta Merger Agreement, (ii) made the Cash Payment (as defined in the Debt Commitment Letter) to the extent required as of the Amendment No. 4 Effective Date pursuant to the terms of the Capital Commitment Letter (as defined in the Delta Merger Agreement), (iii) consummated the Rollover Contribution (as defined in the Debt Commitment Letter) and (iv) entered into the agreement(s) or instrument(s) governing the Debt Contribution (as defined in the Debt Commitment Letter) to effect the Debt Contribution on or promptly following the Amendment No. 4 Effective Date. The Successor Administrative Agent shall have received a certificate from Intermediate Holdings, in form and substance reasonably satisfactory to the Successor Administrative Agent, confirming that the Parent has received the proceeds from the Sponsor contributions as set out in this paragraph (g) and specifying in reasonable detail the amounts of the contributions and payments in subclauses (i), (ii) and (iii) of this paragraph (g). Intermediate Holdings shall provide a draft of such certificate to the Successor Administrative Agent at least two Business Days prior to the Amendment No. 4 Effective Date.

(h) Agency Transfer Agreement. The Resigning Administrative Agent, the Borrower, the Guarantors and the Successor Administrative Agent shall have entered into the Agency Assignment Agreement.

(i) Fees and Expenses. (A) The Successor Administrative Agent shall have received (i) counterparts of the Fee Letter referred to in clause (ii) of the definition thereof, executed by the Borrower, the Amendment No. 4 Arranger and the Successor Administrative Agent, (ii) for the respective accounts of the Amendment No. 4 Arranger and the Successor Administrative Agent, the fees required to be paid on the Amendment No. 4 Effective Date pursuant to the Fee Letter referred to in clause (ii) of the definition thereof, (iii) a consent fee for the account of each Lender party hereto in an amount equal to 0.05% of the stated principal amount of such Lender’s Revolving Commitment under the Amended Credit Agreement, which consent fee shall be payable on, and subject to the occurrence of, the Amendment No. 4 Effective Date and (iv) all reasonable accrued fees, out-of-pocket costs and expenses and other amounts in connection with this Amendment, including, to the extent invoiced at least two Business Days prior to the Amendment No. 4 Effective Date, reimbursement or payment of all out-of-pocket expenses (including the reasonable and documented fees of Paul Hastings LLP, legal counsel to the Successor Administrative Agent, other legal fees and expenses, title premiums, survey charges and recording taxes and fees) required to be reimbursed or paid by the Borrower hereunder.

B. The Resigning Administrative Agent shall have received all reasonable accrued fees, out-of-pocket costs and expenses and other amounts payable to it as the Resigning Administrative Agent pursuant to this Amendment and the other Loan Documents, including to the extent invoiced at least two Business Days prior to the Amendment No. 4 Effective Date, reimbursement or payment of all out-of-pocket expenses (including without limitation the reasonable and documented fees of Cahill Gordon & Reindel LLP, legal counsel to the Resigning Administrative Agent) required to be reimbursed or paid by the Borrower under the Loan Documents.

(j) KYC. Intermediate Holdings shall have provided (i) the documentation and other information requested by the Lenders that is required by authorities under applicable “know your customer” and anti-money laundering rules and regulations, including without limitation, the Act, in each case as requested at least ten Business Days prior to the Amendment No. 4 Effective Date and (ii) to the extent the Borrower qualifies as a “legal entity customer” under the Beneficial Ownership Regulation, the Borrower shall have provided a Beneficial Ownership Certification in relation to the Borrower at least two Business Days prior to the Amendment No. 4 Effective Date

(k) Term Loan Credit Agreement and Indenture Amendments. The Successor Administrative Agent shall have received executed (i) Amendment No. 1 to the Term Loan Credit Agreement and (ii) supplemental indentures effecting the consents described in that certain consent solicitation statement of the Borrower, dated as of January 20, 2022, to the indentures governing the Borrower’s 6.125% senior secured notes due 2026, 8.250% senior notes due 2027, 8.50% senior notes due 2029 and such other series of notes or debentures of the Borrower for which the requisite consents have been obtained and accepted by the Borrower (it being understood that the supplemental indenture(s) with respect to such other series of notes or debentures shall only be required to be received to the extent that the requisite consents have been so obtained and accepted) pursuant to the consent solicitation described in such consent solicitation statement, in the case of clauses (i) and (ii) above, in form and substance reasonably satisfactory to the Successor Administrative Agent.

(l) Loans, Replacement Term Loans and the 2022 Incremental Term Loans. Substantially concurrently with the occurrence of the Amendment No. 4 Effective Date, the Borrower shall apply the proceeds of the Replacement Term Loans and the 2022 Incremental Term Loans (each as defined in the Amendment No. 1 to the Term Loan Credit Agreement) and the Loans advanced under the Amended Credit Agreement on the Amendment No. 4 Effective Date to (i) consummate the Delta Merger and for the other Delta Merger Transactions, (ii) repay in full the outstanding principal amount of the Refinanced Term Loans (as defined in the amendment No. 1 to the Term Loan Credit Agreement), together with all accrued but unpaid interest, fees and expenses in connection therewith and (iii) pay related fees and/or expenses in connection with the foregoing.

(m) Termination Date. The conditions precedent specified in clause (a) through (l) above shall have been satisfied on or before the Termination Date (as defined below).

SECTION 5. Representations and Warranties. As of the date hereof, the Borrower represents and warrants as follows:

(a) The Borrower is a corporation duly formed, validly existing and in good standing under the laws of its jurisdiction of formation.

(b) This Amendment has been duly authorized, executed and delivered by the Borrower and is in full force and effect as of the date hereof, and the agreements and obligations of the Borrower contained herein constitute legal, valid and binding obligations of the Borrower, enforceable against it in accordance with their terms, except as enforceability is limited by bankruptcy, insolvency, reorganization, moratorium or other laws relating to or affecting generally the enforcement of creditors’ rights and except to the extent that availability of the remedy of specific performance or injunctive relief is subject to the discretion of the court before which any proceeding therefor may be brought.

(c) The execution, delivery and performance of this Amendment by the Borrower do not violate any provision of any of the Borrower’s charter or by-laws.

SECTION 6. Reference to and Effect on the Credit Agreement and the Loan Documents.

(a) On and after the Amendment No. 4 Effective Date, each reference in the Credit Agreement to “this Agreement”, “hereunder”, “hereof” or words of like import referring to the Credit Agreement, and each reference in each of the other Loan Documents to “the Credit Agreement”, “thereunder”, “thereof” or words of like import referring to the Credit Agreement, shall mean and be a reference to the Amended Credit Agreement.

(b) The Credit Agreement and each of the other Loan Documents, as specifically amended by this Amendment, are and shall continue to be in full force and effect and are hereby in all respects ratified and confirmed. Without limiting the generality of the foregoing, the Collateral Documents and all of the Collateral described therein do and shall continue to secure the payment of all Obligations of the Loan Parties under the Loan Documents, in each case as amended by this Amendment.

(c) The execution, delivery and effectiveness of this Amendment shall not, except as expressly provided herein, operate as a waiver of any right, power or remedy of any Lender or the Successor Administrative Agent under any of the Loan Documents, nor constitute a waiver of any provision of any of the Loan Documents.

(d) On and after the Amendment No. 4 Effective Date, each reference in the Amended Credit Agreement and each of the other Loan Documents to the “Administrative Agent” shall mean and be a reference to Wells Fargo Bank, National Association, as successor to the Resigning Administrative Agent. On and after the Amendment No. 4 Effective Date, the Resigning Administrative Agent’s powers, rights, privileges and duties (other than such rights and duties otherwise agreed to in writing and other than such rights that survive pursuant to the terms of the Loan Documents) as “Administrative Agent” shall be terminated without any further act or deed on the part of the Resigning Administrative Agent or any of the parties to the Credit Agreement or the Lenders.

SECTION 7. Execution in Counterparts. This Amendment may be executed in any number of counterparts and by different parties on separate counterparts, each of which, when executed and delivered, shall be deemed to be an original, and all of which, when taken together, shall constitute but one and the same Amendment. Execution of any such counterpart may be by means of (a) an electronic signature that complies with the federal Electronic Signatures in Global and National Commerce Act, as in effect from time to time, state enactments of the Uniform Electronic Transactions Act, as in effect from time to time, or any other relevant and applicable electronic signatures law; (b) an original manual signature; or (c) a faxed, scanned, or photocopied manual signature. Each electronic signature or faxed, scanned, or photocopied manual signature shall for all purposes have the same validity, legal effect, and admissibility in evidence as an original manual signature.

SECTION 8. GOVERNING LAW. THIS AMENDMENT SHALL BE GOVERNED BY, AND CONSTRUED IN ACCORDANCE WITH, THE LAWS OF THE STATE OF NEW YORK.

SECTION 9. Reaffirmation. By executing and delivering a copy hereof, each Loan Party hereby consents to this Amendment and the transactions contemplated thereby and hereby confirms its respective guarantees, pledges and grants of security interests, as applicable, under and subject to the terms of each of the Loan Documents to which it is party, and agrees that, notwithstanding the effectiveness of this Amendment, such guarantees, pledges and grants of security interests, and the terms of each of the Collateral Documents to which it is a party, shall continue to be in full force and effect, including to secure the Secured Obligations. For the avoidance of doubt, on and after the Amendment No. 4 Effective Date, this Amendment shall for all purposes constitute a Loan Document. The parties hereto acknowledge and agree that the amendment of the Credit Agreement pursuant to this Amendment shall not constitute a novation of the Credit Agreement and the other Loan Documents as in effect prior to the Amendment No. 4 Effective Date.

SECTION 10. . Amendment No. 4 Arranger. The Borrower and the Lenders agree that (a) the Amendment No. 4 Arranger shall be entitled to the privileges, indemnification, immunities and other benefits afforded to the Arrangers under the Amended Credit Agreement and (b) the Amendment No. 4 Arranger shall have no duties, responsibilities or liabilities with respect to this Amendment, the Amended Credit Agreement or any other Loan Document.

SECTION 11. Post-Closing Obligations. Prior to 11:59 p.m. on the Amendment No. 4 Effective Date (or such later time as may be agreed to by the Successor Administrative Agent in its sole discretion), the Successor Administrative Agent shall have received from (a) Intermediate Holdings a duly executed (i) joinder to this Amendment in a form satisfactory to the Successor Administrative Agent and (ii) Guaranty and Security Agreement Joinder, (b) the Borrower evidence of UCC financing statement filings with respect to Intermediate Holdings, and (c) Lowenstein Sandler LLP, counsel for Intermediate Holdings, a written legal opinion addressed to the Successor Administrative Agent and the Lenders (collectively, the “Intermediate Holdings Documentation”).

SECTION 12. Termination. This Amendment will terminate automatically on the earlier of (the “Termination Date”): (i) the date of termination of the Delta Merger Agreement and (ii) 5:00 p.m., New York City time, on June 30, 2022 unless (x) the Delta Merger shall have been consummated prior to such time and (y) the Amendment No. 4 Effective Date shall have occurred prior to such time.

SECTION 13. Assignments and Assumptions. Effective as of the Amendment No. 4 Effective Date and subject to the satisfaction of the conditions to effectiveness set forth in Section 4 above, automatically and without further act (i) in accordance with Section 11.13 of the Credit Agreement, each Lender under the Credit Agreement that is not a party hereto (an “Amendment No. 4 Non-Consenting Lender”) is deemed to have assigned to Wells Fargo, and Wells Fargo is deemed to have assumed from each such Amendment No. 4 Non-Consenting Lender, all of such Amendment No. 4 Non-Consenting Lender’s Commitments, Loans, L/C Advances and participations in outstanding Letters of Credit and Swing Line Loans and (ii) each Lender party hereto is deemed to have assigned to each other Lender party hereto, and each Lender party hereto is deemed to have assumed from each other Lender party hereto, a portion of such Lender’s Commitments, Loans, L/C Advances and participations in outstanding Letters of Credit and Swing Line Loans (including, for the avoidance of doubt, the Commitments, Loans, L/C Advances and participations in outstanding Letters of Credit and Swing Line Loans assumed by Wells Fargo pursuant to the preceding clause (i)) such that, after giving effect to all such deemed assignments and assumptions, (x) the Commitments of the Lenders party hereto are reflected in Schedule 2.01 hereto and (y) the Loans, L/C Advances and participations in outstanding Letters of Credit and Swing Line Loans are held by the Lenders party hereto ratably on the basis of their respective Commitments as set forth on Schedule 2.01 hereto. It is understood and agreed that (a) the minimum (and incremental) assignment requirements contained in the Credit Agreement shall not apply to the transactions effected pursuant to this Section 13, (b) the Borrower, the Administrative Agent, the L/C Issuers and the Swing Line Lender hereby consent to the assignments effected pursuant to this Section 13, (c) the Administrative Agent hereby waives all processing and recording fees required to be paid under the Credit Agreement in connection with the assignments effected pursuant to this Section 13 and (d) the assignments and assumptions under this Section 13 are deemed to have occurred concurrently with the effectiveness of this Amendment on the Amendment No. 4 Effective Date. On the Amendment No. 4 Effective Date and subject to the satisfaction of the conditions to effectiveness set forth in Section 4 above, at the direction of the Successor Administrative Agent, the Lenders party hereto shall make such payments amongst themselves and to the Amendment No. 4 Non-Consenting Lenders as are reasonably required to effect the foregoing provisions of this Section 13.

[Signature Pages Follow]

IN WITNESS WHEREOF, the parties hereto have caused this Amendment to be executed by their respective officers thereunto duly authorized, as of the date first above written.

R. R. DONNELLEY & SONS COMPANY,
a Delaware corporation

By:	/s/ Terry D. Peterson
Name: Terry D. Peterson
Title: Executive Vice President and Chief Financial Officer

Signature Page to Amendment No. 4 to Credit Agreement

Acknowledged and agreed:

AMERICAN LITHOGRAPHERS, INC.

BANTA CORPORATION

BANTA GLOBAL TURNKEY LLC

BRIDGETOWN PRINTING CO.

CONSOLIDATED GRAPHICS INTERNATIONAL, INC.

CONSOLIDATED GRAPHICS PROPERTIES II, INC.

CONSOLIDATED GRAPHICS SERVICES, INC.

CONSOLIDATED GRAPHICS, INC.

COURIER PRINTING COMPANY

EGT PRINTING SOLUTIONS, LLC

EMERALD CITY GRAPHICS, INC.

GSL FINE LITHOGRAPHERS

H&N PRINTING & GRAPHICS, INC.

HICKORY PRINTING SOLUTIONS, LLC

IRONWOOD LITHOGRAPHERS, INC.

KELMSCOTT COMMUNICATIONS LLC

MERCURY PRINTING COMPANY, LLC

NIES/ARTCRAFT, INC.

OFFICETIGER HOLDINGS INC.

OFFICETIGER LLC

PBM GRAPHICS, INC.

PRECISION DIALOGUE DIRECT, INC.

PRECISION DIALOGUE, INC.

PRECISION DIALOGUE MARKETING, LLC

PRECISION LITHO, INC.

RR DONNELLEY LOGISTICS SERVICES WORLDWIDE, INC.

RRD DUTCH HOLDCO, INC.

STORTERCHILDS PRINTING CO., INC.

THE JACKSON GROUP CORPORATION

THE JARVIS PRESS, INC.

THE MCKAY PRESS, INC.

THOUSAND OAKS PRINTING & SPECIALTIES, INC.

VERITAS DOCUMENT SOLUTIONS, LLC

By:	/s/ Terry D. Peterson
Name: Authorized Signatory
Title: Executive Vice President and Chief Financial Officer

Signature Page to Amendment No. 4 to Credit Agreement

Acknowledged and agreed: DDM-DIGITAL IMAGING, DATA PROCESSING AND MAILING SERVICES, L.C.

By:	/s/ Terry D. Peterson
Name: Terry D. Peterson
Title: Authorized Signatory

Signature Page to Amendment No. 4 to Credit Agreement

BANK OF AMERICA, N.A.,
as Resigning Administrative Agent

By:	/s/ Diana Guzzo
Name: Diana Guzzo
Title: Vice President

Signature Page to Amendment No. 4 to Credit Agreement

WELLS FARGO BANK, N.A.,
as Administrative Agent

By:	/s/ Nicholas Ply
Name: Nicholas Ply
Title: Director

Signature Page to Amendment No. 4 to Credit Agreement

WELLS FARGO BANK, NATIONAL ASSOCIATION,
as a Lender and L/C Issuer

By:	/s/ Nicholas Ply
Name: Nicholas Ply
Title: Director

Signature Page to Amendment No. 4 to Credit Agreement

BANK OF AMERICA, N.A.,
as a Lender and L/C Issuer

By:	/s/ Diana Guzzo
Name: Diana Guzzo
Title: Vice President

Signature Page to Amendment No. 4 to Credit Agreement

FIFTH THIRD BANK, NATIONAL ASSOCIATION,
as a Lender

By:	/s/ James G. Zamborsky
Name: James G. Zamborsky
Title: Vice President

Signature Page to Amendment No. 4 to Credit Agreement

U.S. BANK NATIONAL ASSOCIATION,
as a Lender and L/C Issuer

By:	/s/ Carol Anderson
Name: Carol Anderson
Title: Vice President

Signature Page to Amendment No. 4 to Credit Agreement

JPMORGAN CHASE BANK, N.A.
as a Lender and L/C Issuer

By:	/s/ Gene Riego de Dios
Name: Gene Riego de Dios
Title: Executive Director

Signature Page to Amendment No. 4 to Credit Agreement

TRUIST BANK,
as a Lender

By:	/s/ Stephen Metts
Name: Stephen Metts
Title: Director

Signature Page to Amendment No. 4 to Credit Agreement

PNC BANK, NATIONAL ASSOCIATION,
as a Lender and L/C Issuer

By:	/s/ Daniela Piemonte
Name: Daniela Piemonte
Title: Vice President

Signature Page to Amendment No. 4 to Credit Agreement

EXHIBIT A

AMENDED CREDIT AGREEMENT

[See attached.]

EXHIBIT A TO AMENDMENT NO. ~~3~~4

SECOND AMENDED AND RESTATED CREDIT AGREEMENT

Dated as of September 29, 2017,

amended as of the Amendment No. 1 Effective Date,

amended as of the Amendment No. 2 Effective Date, ~~and~~

amended as of the Amendment No. 3 Effective Date and

amended as of the Amendment No. 4 Effective Date

among

R.R. DONNELLEY & SONS COMPANY,

as the Borrower,

THE GUARANTORS PARTY HERETO,

as Guarantors,

WELLS FARGO BANK ~~OF AMERICA, N.A.,~~ , NATIONAL ASSOCIATION

as Administrative Agent, Swing Line Lender and an L/C Issuer,

BANK OF AMERICA, N.A.,

JPMORGAN CHASE BANK, N.A., and

PNC BANK, NATIONAL ASSOCIATION ~~and~~

~~WELLS FARGO BANK, NATIONAL ASSOCIATION~~,

as Co-Syndication Agents,

TRUIST BANK and

U.S. BANK NATIONAL ASSOCIATION,

as Co-Documentation Agents,

FIFTH THIRD BANK and

THE NORTHERN TRUST COMPANY,

as Lenders

and

THE OTHER LENDERS PARTY HERETO

Arranged By:

WELLS FARGO BANK, NATIONAL ASSOCIATION,

BANK OF AMERICA, N.A.,

JPMORGAN CHASE BANK, N.A., and

PNC BANK, NATIONAL ASSOCIATION ~~and~~

~~WELLS FARGO BANK, NATIONAL ASSOCIATION~~,

as Joint Lead Arrangers and Joint Book Runners of Amendment No. ~~2~~4

TABLE OF CONTENTS

Page

~~ARTICLE~~Article I

DEFINITIONS AND ACCOUNTING TERMS

Section 1.01	Defined Terms	1
Section 1.02	Other Interpretive Provisions	~~35~~44
Section 1.03	Accounting Terms	~~35~~45
Section 1.04	Rounding	~~36~~45
Section 1.05	Exchange Rates; Currency Equivalents	~~36~~46
Section 1.06	Additional Alternative Currencies	~~36~~46
Section 1.07	Change of Currency	~~37~~47
Section 1.08	Times of Day; Business Day	~~37~~47
Section 1.09	Letter of Credit Amounts	~~37~~47
Section 1.10	[Reserved]	~~37~~48
Section 1.11	Limited Conditionality	~~37~~48

~~ARTICLE~~Article II

THE COMMITMENTS AND CREDIT EXTENSIONS

Section 2.01	Revolving Loans; Overadvance Loans; and Protective Loans	~~38~~44
Section 2.02	Borrowings, Conversions and Continuations of Loans	~~42~~52
Section 2.03	Letters of Credit	~~43~~54
Section 2.04	Swing Line Loans	~~50~~60
Section 2.05	Prepayments	~~52~~62
Section 2.06	Termination or Reduction of Aggregate Revolving Commitments	~~53~~64
Section 2.07	Repayment of Loans	~~53~~64
Section 2.08	Interest	~~53~~64
Section 2.09	Fees.	~~54~~65
Section 2.10	Computation of Interest and Fees	~~54~~65
Section 2.11	Evidence of Debt	~~55~~66
Section 2.12	Payments Generally; Administrative Agent’s Clawback	~~55~~66
Section 2.13	Sharing of Payments by Lenders	~~57~~68
Section 2.14	Designated Borrowers	~~57~~69
Section 2.15	Cash Collateral	~~58~~69
Section 2.16	Defaulting Lenders	~~59~~70
Section 2.17	Extension of Maturity Date	~~60~~72
Section 2.18	Liquidity Period	~~62~~73
Section 2.19	MIRE Event	~~62~~73
Section 2.20	Eurocurrency and RFR Option	73

~~ARTICLE~~Article III

TAXES, YIELD PROTECTION AND ILLEGALITY

Section 3.01	Taxes	~~62~~78
Section 3.02	Illegality	~~65~~81
Section 3.03	~~Inability to Determine Rates; Replacement of LIBOR~~ Reserved	~~65~~82
Section 3.04	Increased Costs	~~68~~85
Section 3.05	Compensation for Losses	~~69~~86

-i-

Section 3.06	Mitigation Obligations; Replacement of Lenders	~~70~~87
Section 3.07	Survival	~~70~~87

~~ARTICLE~~Article IV

GUARANTY

Section 4.01	The Guarantees	~~70~~87
Section 4.02	Obligations Unconditional	~~71~~87
Section 4.03	Reinstatement	~~72~~88
Section 4.04	Certain Additional Waivers	~~72~~88
Section 4.05	Remedies	~~72~~89
Section 4.06	Guarantee of Payment; Continuing Guarantee	~~73~~89
Section 4.07	Limitation of Guarantors Obligations; Contribution	~~73~~89
Section 4.08	Keepwell	~~73~~89

~~ARTICLE~~Article V

CONDITIONS PRECEDENT TO CREDIT EXTENSIONS

Section 5.01	Conditions Precedent to Effectiveness	~~73~~90
Section 5.02	Conditions Precedent to Each Credit Extension	~~75~~91
Section 5.03	Conditions Precedent to Initial Advance to Each Designated Borrower	~~75~~92
Section 5.04	Conditions Precedent to Real Property Activation Date	~~76~~92
Section 5.05	Credit Extensions on the Amendment No. 4 Effective Date.	92

~~ARTICLE~~Article VI

REPRESENTATIONS AND WARRANTIES

Section 6.01	Representations and Warranties of the Company	~~76~~93

~~ARTICLE~~Article VII

AFFIRMATIVE COVENANTS

Section 7.01	Compliance with Laws, Etc.	~~80~~97
Section 7.02	Reporting Requirements	~~81~~97
Section 7.03	Use of Proceeds	~~82~~99
Section 7.04	Books and Records; Inspection	~~83~~100
Section 7.05	Corporate Existence	~~83~~100
Section 7.06	Payment of Taxes	~~83~~100
Section 7.07	Maintenance of Property; Insurance	~~84~~100
Section 7.08	Additional Collateral; Additional Guarantors	~~84~~101
Section 7.09	Information Regarding Collateral and Loan Documents	~~85~~102
Section 7.10	Further Assurances	~~86~~103
Section 7.11	[Reserved]	~~86~~103
Section 7.12	Borrowing Base Reports	~~86~~103
Section 7.13	Accounts	~~86~~103
Section 7.14	Inventory	~~87~~104
Section 7.15	Deposit Accounts	~~87~~104
Section 7.16	General Provisions Regarding Collateral	~~88~~105
Section 7.17	Designation of Subsidiaries	~~88~~105

-ii-

~~ARTICLE~~Article VIII

NEGATIVE COVENANTS

Section 8.01	Debt	~~88~~105
Section 8.02	Investments	~~90~~107
Section 8.03	Restricted Payments	~~91~~108
Section 8.04	Burdensome Agreements	~~92~~109
Section 8.05	Springing Fixed Charge Covenant	~~93~~110
Section 8.06	Limitation on Liens, Etc.	~~93~~110
Section 8.07	Merger; Sale of Assets	~~95~~113
Section 8.08	Conduct of Business	~~96~~113
Section 8.09	Transactions with Affiliates	~~96~~113
Section 8.10	Dispositions	~~96~~114
Section 8.11	[Reserved]	~~97~~115
Section 8.12	Prepayments of Debt	~~97~~115

~~ARTICLE~~Article IX

EVENTS OF DEFAULT AND REMEDIES

Section 9.01	Events of Default	~~97~~116
Section 9.02	Remedies Upon Event of Default	~~99~~117
Section 9.03	Application of Funds	~~99~~118

~~ARTICLE~~Article X

ADMINISTRATIVE AGENT

Section 10.01	Appointment and Authority	~~100~~119
Section 10.02	Rights as a Lender	~~101~~119
Section 10.03	Exculpatory Provisions	~~101~~119
Section 10.04	Reliance by Administrative Agent	~~102~~120
Section 10.05	Delegation of Duties	~~102~~120
Section 10.06	Resignation of Administrative Agent	~~102~~121
Section 10.07	Non-Reliance on Administrative Agent and Other Lenders	~~103~~122
Section 10.08	No Other Duties; Etc.	~~103~~122
Section 10.09	Administrative Agent May File Proofs of Claim; Credit Bidding	~~103~~122
Section 10.10	Collateral and Guaranty Matters	~~104~~123
Section 10.11	Secured Cash Management Agreements and Secured Hedge Agreements	~~105~~124
Section 10.12	Withholding Tax	~~106~~124
Section 10.13	ERISA Matters	~~106~~125
Section 10.14	Recovery of Erroneous Payments	~~107~~126

~~ARTICLE~~Article XI

MISCELLANEOUS

Section 11.01	Amendments, Etc.	~~108~~126
Section 11.02	Notices; Effectiveness; Electronic Communications	~~109~~128
Section 11.03	No Waiver; Cumulative Remedies; Enforcement	~~111~~130
Section 11.04	Expenses; Indemnity; and Damage Waiver	~~111~~130
Section 11.05	Payments Set Aside	~~113~~131
Section 11.06	Successors and Assigns	~~113~~132
Section 11.07	Treatment of Certain Information; Confidentiality	~~116~~135
Section 11.08	Set-off; License	~~117~~136

-iii-

Section 11.09	Interest Rate Limitation	~~118~~136
Section 11.10	Counterparts; Electronic Records; Integration; Effectiveness	~~118~~137
Section 11.11	Survival of Representations and Warranties	~~118~~137
Section 11.12	Severability	~~119~~137
Section 11.13	Replacement of Lenders	~~119~~137
Section 11.14	Governing Law; Jurisdiction; Etc.	~~119~~138
Section 11.15	Waiver of Right to Trial by Jury	~~120~~139
Section 11.16	No Advisory or Fiduciary Responsibility	~~120~~139
Section 11.17	Electronic Execution of Assignments and Certain Other Documents	~~121~~139
Section 11.18	USA PATRIOT Act Notice	~~121~~140
Section 11.19	California Judicial Reference	~~121~~140
Section 11.20	Judgment Currency	~~121~~140
Section 11.21	Appointment of the Company	~~122~~140
Section 11.22	Amendment and Restatement of Existing Credit Agreement	~~122~~140
Section 11.23	Acknowledgment and Consent to Bail-In of Affected Financial Institutions	~~123~~141
Section 11.24	Intercreditor Agreement	~~123~~142
Section 11.25	Acknowledgment Regarding Supported QFCs	~~123~~142
Section 11.26	Applicable Designees	143

-iv-

SCHEDULES
2.01	Commitments and Applicable Percentages
2.03	Existing Letters of Credit
5.01(a)(viii)	Local Counsel
6.01(v)	Domestic Subsidiaries
7.15	Deposit Accounts
7.16	Locations of Inventory and Equipment
8.01(b)	Certain Existing Debt
8.02	Existing Investments
8.06	Existing Liens
10.10	Released Guarantors
11.02	Certain Addresses for Notices

EXHIBITS
2.02	Form of Loan Notice
2.04	Form of Swing Line Notice
2.09(b)(i)	Form of RFR Notice
2.11(a)	Form of Note
2.14(a)	Form of Designated Borrower Request and Assumption Agreement
2.14(b)	Form of Designated Borrower Notice
3.01(e)	Form of Non-Bank Certificate
5.01(a)(ix)	Form of Perfection Certificate
5.01(a)(x)	Form of Security Agreement
5.01(a)(xi)	Form of Pledge Agreement
7.02(c)	Form of Compliance Certificate
7.02(g)	Form of Perfection Certificate Supplement
7.12	Form of Borrowing Base Report
11.06(b)	Form of Assignment and Assumption

-v-

SECOND AMENDED AND RESTATED CREDIT AGREEMENT

This SECOND AMENDED AND RESTATED CREDIT AGREEMENT is entered into as of September 29, 2017 among R.R. DONNELLEY & SONS COMPANY, a Delaware corporation (the “Company”), the Guarantors (defined herein) party hereto from time to time, the Lenders (defined herein) and WELLS FARGO BANK ~~OF AMERICA, N.A.~~, NATIONAL ASSOCIATION, as Administrative Agent, Swing Line Lender and an L/C Issuer.

The Company has requested that the Lenders provide $650,000,000 in credit facilities for the purposes set forth herein, and the Lenders are willing to do so on the terms and conditions set forth herein.

In consideration of the mutual covenants and agreements herein contained, the parties hereto covenant and agree as follows:

ARTICLE I

DEFINITIONS AND ACCOUNTING TERMS

Section 1.01 Defined Terms. As used in this Agreement, the following terms shall have the meanings set forth below:

“ABL Collateral” has the meaning specified in the Intercreditor Agreement.

“Account” has the meaning assigned thereto in Article 9 of the UCC.

“Account Debtor” has the meaning assigned thereto in Article 9 of the UCC.

“Accounts Formula Amount” means the sum of (i) 85% of the Value of Eligible Accounts (other than Eligible Accounts that are either owing by an Investment Grade Account Debtor or Accounts that are Insured Accounts) plus (ii) 90% of the Value of Eligible Accounts that are either (x) owing by an Investment Grade Account Debtor or (y) Insured Accounts plus (iii) the lesser of (x)(1) 85% of the Value of Eligible Unbilled Accounts (other than Eligible Unbilled Accounts that are either owing by an Investment Grade Account Debtor or Accounts that are Insured Accounts) plus (2) 90% of the Value of Eligible Unbilled Accounts that are either (a) owing by an Investment Grade Account Debtor or (b) Insured Accounts and (y) $75,000,000.

“Acquisition” by any Person, means the acquisition by such Person, in a single transaction or in a series of related transactions that is accounted for in the financial statements as an acquisition, of either (a) property or assets from another Person or (b) at least a majority of the Voting Stock of another Person, in each case whether or not involving a merger or consolidation with such other Person, in each case with a fair market value in excess of $10,000,000.

“Additional Commitment Lender” has the meaning specified in Section 2.17(d).

“Adjusted Daily Simple SONIA” means, for purposes of any calculation, the rate per annum equal to (a) Daily Simple SONIA for such calculation day plus (b) the SONIA Adjustment; provided that if Adjusted Daily Simple SONIA as so determined shall ever be less than the Floor, then Adjusted Daily Simple SONIA shall be deemed to be the Floor.

“Adjusted Term SOFR” means, for purposes of any calculation, the rate per annum equal to (a) Term SOFR for such calculation plus (b) the Term SOFR Adjustment; provided that if Adjusted Term SOFR as so determined shall ever be less than the Floor, then Adjusted Term SOFR shall be deemed to be the Floor.

“Administrative Agent” means ~~Bank of America~~Wells Fargo, in its capacity as the contractual representative and agent for all of the Secured Parties for purposes of this Agreement, as designated and appointed in accordance with Article X, and any successor thereto as provided herein.

“Administrative Agent’s Office” means the Administrative Agent’s address and, as appropriate, account as set forth on Schedule 11.02 or such other address or account as the Administrative Agent may from time to time notify to the Company and the Lenders.

“Administrative Questionnaire” means an Administrative Questionnaire in a form supplied by the Administrative Agent.

“Affected Financial Institution” means (a) any EEA Financial Institution or (b) any UK Financial Institution.

“Affiliate” means, with respect to any Person, any other Person that, directly or indirectly, Controls, is controlled by or is under common Control with such Person.

“Agent Parties” has the meaning specified in Section 11.02(c).

“Aggregate Revolving Commitments” means the Revolving Commitments of all the Lenders. The amount of the Aggregate Revolving Commitments in effect on the Amendment No. ~~2~~4 Effective Date is $650,000,000.

“Agreement” means this Second Amended and Restated Credit Agreement, as the same may be amended, modified, supplemented and/or restated from time to time.

“Alternative Currency” means each of Euro, Sterling, Yen, Canadian Dollars and each other currency (other than Dollars) that is approved in accordance with Section 1.06.

“Alternative Currency Equivalent” means, at any time, with respect to any amount denominated in Dollars, the Equivalent amount thereof in the applicable Alternative Currency as determined by the Administrative Agent or the L/C Issuer, as the case may be, at such time on the basis of the Spot Rate (determined in respect of the most recent Revaluation Date) for the purchase of such Alternative Currency with Dollars~~.~~; provided, however, that if no such rate is available, the “Alternative Currency Equivalent” shall be determined by the Administrative Agent, as the case may be, using any reasonable method of determination it deems appropriate in its sole discretion (and such determination shall be conclusive absent manifest error).

“Alternative Currency Sublimit” means an amount equal to the lesser of the Aggregate Revolving Commitments and $200,000,000. The Alternative Currency Sublimit is part of, and not in addition to, the Aggregate Revolving Commitments.

“Amendment No. 1” means Amendment No. 1 to this Agreement, dated as of October 15, 2018, by and among the Company, the Guarantors, the Administrative Agent, and the Required Lenders party thereto.

“Amendment No. 1 Effective Date” has the meaning assigned to such term in Amendment No. 1.

“Amendment No. 1 Execution Date” has the meaning assigned to such term in Amendment No. 1.

“Amendment No. 2” means Amendment No. 2 to this Agreement, dated as of April 16, 2021, by and among the Company, the Guarantors, the Administrative Agent, and each of the Lenders.

“Amendment No. 2 Arrangers” means Bank of America, N.A., JPMorgan Chase Bank, N.A., PNC Bank, National Association and Wells Fargo Bank, National Association, in each case solely in the capacity as a joint lead arranger and joint bookrunner of Amendment No. 2.

“Amendment No. 2 Effective Date” has the meaning assigned to such term in Amendment No. 2.

“Amendment No. 3” means Amendment No. 3 to this Agreement, dated as of December 21, 2021, by and among the Company, the Guarantors, the Administrative Agent and each of the Lenders.

“Amendment No. 3 Effective Date” has the meaning assigned to such term in Amendment No. 3.

“Amendment No. 4” means Amendment No. 4 to this Agreement, dated as of the Amendment No. 4 Effective Date, by and among the Company, the Guarantors, Bank of America, as the resigning administrative agent, Wells Fargo Bank, National Association, as the successor administrative agent and the Lenders party thereto.

“Amendment No. 4 Effective Date” has the meaning assigned to such term in Amendment No. 4.

“Applicable Fee Rate” means the unused line fee set forth below, as determined by the Average Usage for the last fiscal quarter:

Level	Average Usage	Unused Line Fee
I	< 50%	0.375%
II	≥ 50%	0.250%

~~From the Closing Date through the last day of the first full fiscal quarter following the Closing Date, the unused line fee shall be determined as if Level I were applicable. Thereafter, the~~The unused line fee shall be subject to increase or decrease on the first day of January, April, July and October.

“Applicable Margin” means (a) in the case of (i) a SOFR Rate Loan, the applicable margin set forth in the following table under the heading Dollar Denominated Loans, and (ii) a Base Rate Loan denominated in Dollars, the applicable margin set forth in the following table under the heading Dollar Denominated Loans, (b) in the case of a SONIA Rate Loan, the applicable margin set forth in the following table under the heading Sterling Denominated Loans, (c) in the case of a Eurocurrency Rate Loan denominated in Euros or Yen, the applicable margin set forth in the following table under the heading Euro and Yen Denominated Loans, and (d) in the case of (i) a Eurocurrency Rate Loan denominated in Canadian Dollars, the applicable margin set forth in the following table under the heading Canadian Dollar Denominated Loans, in each case, that corresponds to the most recent Average Quarterly Availability of Borrowers for the most recently completed quarter.

~~“Applicable Margin” means the margin set forth below, as determined by the Average Quarterly Availability for the last fiscal quarter:~~

Dollar Denominated Loans

Level	Average Quarterly Availability (expressed as a percentage of the Line Cap)	~~Eurocurrency~~SOFR Rate Loans ~~, Floating Eurocurrency Rate Loans~~ (the “Revolving Loan SOFR Margin”) and Letter of Credit Fees	Base Rate Loans Denominated in Dollars (the “Base Rate Margin”)
I	≥ 66 2⁄3%	1.25%	0.25%
II	< 66 2⁄3% and ≥ 33 1⁄3%	1.50%	0.50%
III	< 33 1⁄3%	1.75%	0.75%

Sterling Denominated Loans

Level	Average Quarterly Availability (expressed as a percentage of the Line Cap)	SONIA Rate Loans (the “Revolving Loan SONIA Rate Margin”)
I	≥ 66 2⁄3%	1.25%
II	< 66 2⁄3% and ≥ 33 1⁄3%	1.50%
III	< 33 1⁄3%	1.75%

Euro and Yen Denominated Loans

Level	Average Quarterly Availability (expressed as a percentage of the Line Cap)	Eurocurrency Rate Loans (the “Revolving Loan Eurocurrency Rate Margin”)
I	≥ 66 2⁄3%	1.25%

II	< 66 2⁄3% and ≥ 33 1⁄3%	1.50%
III	< 33 1⁄3%	1.75%

Canadian Dollar Denominated Loans

Level	Average Quarterly Availability (expressed as a percentage of the Line Cap)	CDOR Rate Loans (the “Revolving Loan CDOR Rate Margin”)
I	≥ 66 2⁄3%	1.25%
II	< 66 2⁄3% and ≥ 33 1⁄3%	1.50%
III	< 33 1⁄3%	1.75%

~~From the Amendment No. 2 Effective Date through the last day of the first fiscal quarter following the Amendment No. 2 Effective Date, margins shall be determined as if Level I were applicable.~~ Thereafter, margins shall be subject to increase or decrease on the first day of January, April, July and October occurring immediately after the last day of the fiscal quarter most recently ended. If the Company fails to deliver any Borrowing Base Report on or before the date required for delivery thereof, then, at the option of the Required Lenders, the Applicable Margin shall be determined as if Level III were applicable, from the first day of the calendar month following the date such Borrowing Base Report was required to be delivered until the date of delivery of such Borrowing Base Report.

“Applicable Percentage” means with respect to any Lender at any time, the percentage (carried out to the ninth decimal place) of the Aggregate Revolving Commitments represented by such Lender’s Revolving Commitment at such time; provided that if the commitment of each Lender to make Revolving Loans and the obligation of the L/C Issuers to make L/C Credit Extensions have been terminated pursuant to Section 9.02 or if the Aggregate Revolving Commitments have expired, then the Applicable Percentage of each Lender shall be determined based on the Applicable Percentage of such Lender most recently in effect, giving effect to any subsequent assignments. The initial Applicable Percentage of each Lender is set forth opposite the name of such Lender on Schedule 2.01 or in the Assignment and Assumption pursuant to which such Lender becomes a party hereto, as applicable. The Applicable Percentages shall be subject to adjustment as provided in Section 2.16.

“Applicable Time” means, with respect to any borrowings and payments in any Alternative Currency, the local time in the place of settlement for such Alternative Currency as may be determined by the Administrative Agent or the applicable L/C Issuer, as the case may be, to be necessary for timely settlement on the relevant date in accordance with normal banking procedures in the place of payment.

“Applicant Borrower” has the meaning specified in Section 2.14.

“Approved Fund” means any Person (other than a natural person) that is (or will be) engaged in making, purchasing, holding or otherwise investing in commercial loans and similar extensions of credit in the ordinary course of its business that is administered or managed by (a) a Lender, (b) an Affiliate of a Lender or (c) an entity or an Affiliate of an entity that administers or manages a Lender.

“Arrangers” means collectively, the Original Arrangers and the Amendment No. 2 Arrangers.

“Assignee Group” means two or more Eligible Assignees that are Affiliates of one another or two or more Approved Funds managed by the same investment advisor.

“Assignment and Assumption” means an assignment and assumption entered into by a Lender and an assignee (with the consent of any party whose consent is required by Section 11.06(b)), and accepted by the Administrative Agent, in substantially the form of Exhibit 11.06(b) or any other form (including electronic documentation generated by use of an electronic platform) approved by the Administrative Agent.

“Audit Trigger Event” means, with respect to any 12-month period, a date during such 12-month period when Availability has been less than the greater of (i) $95,000,000 and (ii) 15% of the Line Cap, in either case for a period of five consecutive Business Days during such 12-month period.

“Auto-Extension Letter of Credit” has the meaning specified in Section 2.03(c)(iii).

“Availability” means, on any date of determination, the Line Cap minus Total Revolving Outstandings as of such date.

“Availability Period” means, with respect to the Revolving Commitments, the period from and including the Closing Date to the earliest of (a) the Business Day immediately preceding the Maturity Date, (b) the date of termination of the Aggregate Revolving Commitments pursuant to Section 2.06, and (c) the date of termination of the commitment of each Lender to make Loans and of the obligation of the L/C Issuers to make L/C Credit Extensions pursuant to Section 9.02.

“Availability Reserve” means the sum (without duplication) of (a) the Rent Reserve; (b) the Secured Hedge Agreement Reserve and Secured Cash Management Reserve; (c) the aggregate amount of liabilities secured by Liens upon Collateral included in the Borrowing Base that are senior to the Administrative Agent’s Liens; (d) the Dilution Reserve; (e) the Debt Maturity Reserve, (f) the Employment Reserve and (g) such additional reserves in such amounts and with respect to such matters, as the Administrative Agent in its Permitted Discretion may elect to impose from time to time; provided that, notwithstanding anything to the contrary herein, (i) the amount of any such reserve shall have a direct and reasonable relationship to the event, condition or other matter affecting the Collateral that is the basis for such reserve, (ii) no reserves shall be duplicative of reserves or changes already accounted for through the definition of Eligible Accounts, Eligible Unbilled Accounts, Eligible Inventory, Eligible In-Transit Inventory, Eligible M&E or Eligible Real Property, or constitute a general reserve applicable to all Inventory, all Accounts, all Equipment or all Real Property that is the functional equivalent of a decrease in the Accounts Formula Amount, the Inventory Formula Amount or the Fixed Asset Component, as applicable, (iii) any such reserve shall be based on facts or events first occurring after the Closing Date or not known to the Administrative Agent prior to the Closing Date except that an Employment Reserve may be established and remain in effect after the Closing Date based on facts or events known by the Administrative Agent prior to the Closing Date at any time that Availability is less than the greater of (x) 10.0% of the Line Cap and (y) $65,000,000 (without giving effect to such Employment Reserve) and (iv) any such reserve shall be based on the facts or events that (x) have or could reasonably be expected to have an adverse effect on the value of the Collateral or (y) could reasonably be expected to have an adverse effect on the enforceability or priority of the Administrative Agent’s Liens on the Collateral. No reserve may be established without three Business Days’ prior written notice to the Company, other than reserves to account for mathematical errors, and during such three Business Day period, the Administrative Agent shall, if requested, discuss any such reserve with the Company and the Company may take such action as may be required so that the event, condition or matter that is the basis for such reserve no longer exists or exists in a manner that would result in the establishment of a lower reserve, in a manner and to the extent reasonably satisfactory to the Administrative Agent in its Permitted Discretion. Availability Reserves may only be established against the Borrowing Base and not the Revolving Commitments. No reserves shall be established with regard to Cash Management Agreement and Swap Contracts other that with respect to Qualified Secured Cash Management Agreements and Qualified Secured Hedge Agreements.

“Available Tenor” means, as of any date of determination and with respect to the then-current Benchmark, as applicable, (a) if such Benchmark is a term rate, any tenor for such Benchmark (or component thereof) that is or may be used for determining the length of an interest period pursuant to this Agreement or (b) otherwise, any payment period for interest calculated with reference to such Benchmark (or component thereof) that is or may be used for determining any frequency of making payments of interest calculated with reference to such Benchmark pursuant to this Agreement, in each case, as of such date and not including, for the avoidance of doubt, any tenor for such benchmark that is then-removed from the definition of “Interest Period” pursuant to Section 2.20(d)(iii)(D).

“Average Quarterly Availability” means for any calendar quarter, an amount equal to the sum of the Availability for each day of such calendar quarter (determined as of the close of business of each such day) divided by the actual number of days in such calendar quarter, as determined by the Administrative Agent, which determination shall be conclusive absent manifest error. For purposes of calculating the Applicable Margin, Average Quarterly Availability shall be expressed as a percentage, the numerator of which is Average Quarterly Availability during the applicable period and the denominator of which is the amount of the average Line Cap during the applicable period.

“Average Usage” means the average utilization of Revolving Commitments during the immediately preceding fiscal quarter.

“Bail-In Action” means the exercise of any Write-Down and Conversion Powers by the applicable Resolution Authority in respect of any liability of an Affected Financial Institution.

“Bail-In Legislation” means, with respect to (a) any EEA Member Country implementing Article 55 of Directive 2014/59/EU of the European Parliament and of the Council of the European Union, the implementing law, rule, regulation or requirement for such EEA Member Country from time to time which is described in the EU Bail-In Legislation Schedule, and (b) the United Kingdom, Part I of the United Kingdom Banking Act 2009 (as amended from time to time) and any other law, regulation or rule applicable in the United Kingdom relating to the resolution of unsound or failing banks, investment firms or other financial institutions or their affiliates (other than through liquidation, administration or other insolvency proceedings).

“Bank of America” means Bank of America, N.A., a national banking association, and its successors.

~~“Base Rate” means for any day a fluctuating rate per annum equal to the highest of (a) the Federal Funds Rate plus 1/2 of 1%, (b) the rate of interest in effect for such day as publicly announced from time to time by Bank of America as its “prime rate,” (c) the Eurocurrency Rate plus 1.00% and (d) 1.00%. The “prime rate” is a rate set by Bank of America based upon various factors including Bank of America’s costs and desired return, general economic conditions and other factors, and is used as a reference point for pricing some loans, which may be priced at, above, or below such announced rate. Any change in such “prime rate” announced by Bank of America shall take effect at the opening of business on the day specified in the public announcement of such change.~~

“Base Rate” means the greatest of (a) 1.00% per annum, (b) the Federal Funds Rate plus 1⁄2%, (c) Term SOFR for a one month tenor in effect on such day, plus 1%, (provided that clause (c) shall not be applicable during any period in which Term SOFR is unavailable, unascertainable or illegal), and (d) rate of interest announced, from time to time, within Wells Fargo at its principal office in San Francisco as its “prime rate” in effect on such day, with the understanding that the “prime rate” is one of Wells Fargo’s base rates (not necessarily the lowest of such rates) and serves as the basis upon which effective rates of interest are calculated for those loans making reference thereto and is evidenced by the recording thereof after its announcement in such internal publications as Wells Fargo may designate. Any change in the Base Rate due to a change in the foregoing rate shall be effective as of the opening of business on the effective day of such change.

“Base Rate Loan” means ~~a Loan~~each portion of the Revolving Loans that bears interest ~~based on~~at a rate determined by reference to the Base Rate. ~~All Base Rate Loans shall be denominated in Dollars.~~

“Base Rate Margin” has the meaning specified therefor in the definition of Applicable Margin.

“Benchmark” means, initially, with respect to any (a) Obligations, interest, fees, commissions or other amounts denominated in, or calculated with respect to, Dollars Term SOFR Reference Rate or the then current Benchmark for such Currency; provided that if a Benchmark Transition Event, as applicable, has occurred with respect to the Term SOFR Reference Rate, then “Benchmark” means with respect to such Obligations, interest, fees or other amounts, the, applicable Benchmark Replacement to the extent that such Benchmark Replacement has replaced such prior benchmark rate pursuant to Section 2.20(d)(iii)(A), (b) Obligations, interest, fees, commissions or other amounts denominated in, or calculated with respect to, Sterling, Adjusted Daily Simple SONIA; provided that if a Benchmark Transition Event has occurred with respect to such Adjusted Daily Simple SONIA or the then-current Benchmark for such Currency, then “Benchmark” means, with respect to such Obligations, interest fees, commissions or other amounts, the applicable Benchmark Replacement to the extent that such Benchmark Replacement has replaced such prior benchmark rate pursuant to Section 2.20(d)(iii)(A), and (c) Obligations, interest, fees, commissions or other amounts denominated in, or calculated with respect to, Canadian Dollars, Euros, or Yen, the Eurocurrency Rate applicable for such Currency; provided that if a Benchmark Transition Event has occurred with respect to such Eurocurrency Rate or the then-current Benchmark for such Currency, then “Benchmark” means, with respect to such Obligations, interest fees, commissions or other amounts, the applicable Benchmark Replacement to the extent that such Benchmark Replacement has replaced such prior benchmark rate pursuant to Section 2.20(d)(iii)(A).

“Benchmark Replacement” means with respect to any Benchmark Transition Event for any then-current Benchmark, the sum of: (a) the alternate benchmark rate that has been selected by Administrative Agent and Borrower as the replacement for such Benchmark giving due consideration to (i) any selection or recommendation of a replacement benchmark rate or the mechanism for determining such a rate by the Relevant Governmental Body or (ii) any evolving or then-prevailing market convention for determining a benchmark rate as a replacement for such Benchmark for syndicated credit facilities denominated in the applicable Currency at such time and (b) the related Benchmark Replacement Adjustment; provided that, in each case, if such Benchmark Replacement as so determined would be less than the Floor, the Benchmark Replacement shall be deemed to be the Floor for the purposes of this Agreement and the other Loan Documents

“Benchmark Replacement Adjustment” means, with respect to any replacement of any then-current Benchmark with an Unadjusted Benchmark Replacement for any applicable Available Tenor, the spread adjustment, or method for calculating or determining such spread adjustment, (which may be a positive or negative value or zero) that has been selected by the Administrative Agent and Borrower giving due consideration to (i) any selection or recommendation of a spread adjustment, or method for calculating or determining such spread adjustment, for the replacement of such Benchmark with the applicable Unadjusted Benchmark Replacement by the Relevant Governmental Body or (ii) any evolving or then-prevailing market convention for determining a spread adjustment, or method for calculating or determining such spread adjustment, for the replacement of such Benchmark with the applicable Unadjusted Benchmark Replacement for syndicated credit facilities in the United States denominated in the applicable Currency.

“Benchmark Replacement Conforming Changes” means, with respect to any Benchmark Replacement, any technical, administrative or operational changes (including changes to the definition of “Business Day” (if applicable) the definition of “Eurocurrency Banking Day”, the definition of “Interest Period”, the definition of “RFR Business Day”, the definition of “Base Rate” (if applicable), the definition of “U.S. Government Securities Business Day” or any similar or analogous definition (or the addition of a concept of “interest period”), timing and frequency of determining rates and making payments of interest, timing of borrowing requests or prepayment, conversion or continuation notices, length of lookback periods, the applicability of Section 2.20 and other technical, administrative or operational matters) that the Administrative Agent decides may be appropriate to reflect the adoption and implementation of such Benchmark Replacement and to permit the administration thereof by the Administrative Agent in a manner substantially consistent with market practice (or, if the Administrative Agent decides that adoption of any portion of such market practice is not administratively feasible or if the Administrative Agent determines that no market practice for the administration of such Benchmark Replacement exists, in such other manner of administration as the Administrative Agent decides is reasonably necessary in connection with the administration of this Agreement and the other Loan Documents).

“Benchmark Replacement Date” means the earliest to occur of the following events with respect to the then-current Benchmark:

(a) in the case of clause (a) or (b) of the definition of “Benchmark Transition Event,” the later of (i) the date of the public statement or publication of information referenced therein and (ii) the date on which the administrator of such Benchmark (or the published component used in the calculation thereof) permanently or indefinitely ceases to provide all Available Tenors of such Benchmark (or such component thereof); or

(b) in the case of clause (c) of the definition of “Benchmark Transition Event,” the first date on which such Benchmark (or the published component used in the calculation thereof) has been determined and announced by the regulatory supervisor for the administrator of such Benchmark (or such component thereof) to be non-representative; provided that such non-representativeness will be determined by reference to the most recent statement or publication referenced in such clause (c) and even if any Available Tenor of such Benchmark (or such component thereof) continues to be provided on such date. For the avoidance of doubt, the “Benchmark Replacement Date” will be deemed to have occurred in the case of clause (a) or (b) with respect to any Benchmark upon the occurrence of the applicable event or events set forth therein with respect to all then-current Available Tenors of such Benchmark (or the published component used in the calculation thereof).

For the avoidance of doubt, the “Benchmark Replacement Date” will be deemed to have occurred in the case of clause (a) or (b) with respect to any Benchmark upon the occurrence of the applicable event or events set forth therein with respect to all then-current Available Tenors (if applicable) of such Benchmark (or the published component used in the calculation thereof).

“Benchmark Transition Event” means, with respect to the then-current Benchmark for any Currency, the occurrence of one or more of the following events with respect to the such Benchmark:

(a) a public statement or publication of information by or on behalf of the administrator of such Benchmark (or the published component used in the calculation thereof) announcing that such administrator has ceased or will cease to provide all Available Tenors of such Benchmark (or such component thereof), permanently or indefinitely, provided that, at the time of such statement or publication, there is no successor administrator that will continue to provide any Available Tenor of such Benchmark (or such component thereof);

(b) a public statement or publication of information by the regulatory supervisor for the administrator of such Benchmark (or the published component used in the calculation thereof), the Board of Governors, the Federal Reserve Bank of New York, an insolvency official with jurisdiction over the administrator for such Benchmark (or such component), a resolution authority with jurisdiction over the administrator for such Benchmark (or such component) or a court or an entity with similar insolvency or resolution authority over the administrator for such Benchmark (or such component), which states that the administrator of such Benchmark (or such component) has ceased or will cease to provide all Available Tenors of such Benchmark (or such component thereof) permanently or indefinitely, provided that, at the time of such statement or publication, there is no successor administrator that will continue to provide any Available Tenor of such Benchmark (or such component thereof); or

(c) a public statement or publication of information by the regulatory supervisor for the administrator of such Benchmark (or the published component used in the calculation thereof) announcing that all Available Tenors of such Benchmark (or such component thereof) are not, or as of a specified future date will not be, representative.

For the avoidance of doubt, if the then-current Benchmark has any Available Tenors, a “Benchmark Transition Event” will be deemed to have occurred with respect to any Benchmark if a public statement or publication of information set forth above has occurred with respect to each then-current Available Tenor of such Benchmark (or the published component used in the calculation thereof).

“Benchmark Transition Start Date” means, with respect to any Benchmark, in the case of a Benchmark Transition Event, the earlier of (a) the applicable Benchmark Replacement Date and (b) if such Benchmark Transition Event is a public statement or publication of information of a prospective event, the 90th day prior to the expected date of such event as of such public statement or publication of information (or if the expected date of such prospective event is fewer than 90 days after such statement or publication, the date of such statement or publication).

“Benchmark Unavailability Period” means, with respect to any then-current Benchmark for any currency, the period (if any) (x) beginning at the time that a Benchmark Replacement Date with respect to such Benchmark pursuant to clauses (a) or (b) of that definition has occurred if, at such time, no Benchmark Replacement has replaced such Benchmark for all purposes hereunder and under any Loan Document in accordance with Section 2.20(d)(iii) and (y) ending at the time that a Benchmark Replacement has replaced such Benchmark for all purposes hereunder and under any Loan Document in accordance with Section 2.20(d)(iii).

“Beneficial Ownership Certification” means a certification regarding beneficial ownership required by the Beneficial Ownership Regulation.

“Beneficial Ownership Regulation” means 31 C.F.R. § 1010.230.

“Benefit Plan” means any of (a) an “employee benefit plan” (as defined in ERISA) that is subject to Title I of ERISA, (b) a “plan” as defined in Section 4975 of the Code or (c) any Person whose assets include (for purposes of ERISA Section 3(42) or otherwise for purposes of Title I of ERISA or Section 4975 of the Code) the assets of any such “employee benefit plan” or “plan.”

“Board of Governors” means the Board of Governors of the Federal Reserve System of the United States (or any successor).

“Borrower” means the Company and “Borrowers” means the Company and the Designated Borrowers, if any.

“Borrower Materials” has the meaning set forth in Section 7.02.

“Borrowing” means a borrowing consisting of simultaneous Loans of the same Type, in the same currency and, in the case of Eurocurrency Rate Loans or SOFR Rate Loans, having the same Interest Period made by each of the Lenders pursuant to Section 2.01.

“Borrowing Base” means, on any date of determination, an amount equal to the sum of (i) the Accounts Formula Amount, plus (ii) the Inventory Formula Amount plus (iii) the Fixed Asset Component, minus (iv) the Availability Reserve. The Borrowing Base at any time shall be determined by reference to the most recent Borrowing Base Report delivered to the Administrative Agent pursuant to Section 7.12.

The Administrative Agent shall have the right (but no obligation) to review the computations in any Borrowing Base Report and if, in its Permitted Discretion, such computations have not been calculated in accordance with the terms of this Agreement, the Administrative Agent shall notify the Company of any such perceived error. The Administrative Agent and the Company shall in good faith discuss whether an error in calculation has occurred and shall, if the Administrative Agent and the Company agree an error has occurred, correct such error as mutually agreed. Any such correction shall not occur earlier than two Business Days following the Administrative Agent notifying the Company of the perceived error, or such shorter period as the Company and the Administrative Agent may agree.

“Borrowing Base Report” means a report of the Borrowing Base by the Company submitted by the Company and substantially in the form of Exhibit 7.12, or such other form as is reasonably satisfactory to the Administrative Agent.

~~“Business Day” means any day other than a Saturday, Sunday or other day on which commercial banks are authorized to close under the laws of, or are in fact closed in, New York, New York and: (a) if such day relates to any interest rate settings as to a Eurocurrency Rate Loan or Floating Eurocurrency Rate Loan denominated in Dollars or any Base Rate Loan bearing interest at a rate based on the Eurocurrency Rate, any fundings, disbursements, settlements and payments in Dollars in respect of any such Loan, or any other dealings in Dollars to be carried out pursuant to this Agreement in respect of any such Loan, means any such day that is a London Banking Day; (b) if such day relates to any interest rate settings as to a Eurocurrency Rate Loan denominated in Euro, any fundings, disbursements, settlements and payments in Euro in respect of any such Eurocurrency Rate Loan, or any other dealings in Euro to be carried out pursuant to this Agreement in respect of any such Eurocurrency Rate Loan, means a TARGET Day; (c) if such day relates to any interest rate settings as to a Eurocurrency Rate Loan denominated in Canadian Dollars, any other day on which commercial banks are authorized to close under the laws of, or are in fact closed in, Toronto; (d) if such day relates to any interest rate settings as to a Eurocurrency Rate Loan denominated in a currency other than Dollars, Canadian Dollars or Euro, means any day on which dealings in deposits in the relevant currency are conducted by and between banks in the London or other applicable offshore interbank market for such currency; and (e) if such day relates to any fundings, disbursements, settlements and payments in a currency other than Dollars, Canadian Dollars or Euro in respect of a Eurocurrency Rate Loan denominated in a currency other than Dollars or Euro, or any other dealings in any currency other than Dollars or Euro to be carried out pursuant to this Agreement in respect of any such Eurocurrency Rate Loan (other than any interest rate settings), means any such day on which banks are open for foreign exchange business in the principal financial center of the country of such currency.~~

“Business Day” means any day other than a Saturday, Sunday or other day on which commercial banks are authorized to close under the laws of, or are in fact closed in, New York, New York.

“CAM” means Chatham Asset Management, LLC, a Delaware limited liability company, together with certain of its Affiliates.

“Canadian Dollars” means the lawful currency of Canada.

“Capital Expenditures” means, without duplication, all expenditures made (whether made in the form of cash or other property) or costs incurred for the acquisition or improvement of fixed or capital assets of the Company and its Restricted Subsidiaries (excluding normal replacements and maintenance which are properly charged to current operations), in each case that are (or should be) set forth as capital expenditures in a consolidated statement of cash flows of the Borrower and its Restricted Subsidiaries for such period, in each case prepared in accordance with GAAP.

“Cash Collateralize” means to pledge and deposit with or deliver to the Administrative Agent, for the benefit of the Administrative Agent or the applicable L/C Issuer or Swing Line Lender (as applicable) and the Lenders, as collateral for L/C Obligations or obligations of Lenders to fund participations in respect of either thereof (as the context may require), cash or deposit account balances or, if the applicable L/C Issuer or Swing Line Lender (as applicable) benefitting from such collateral shall agree in its reasonable discretion, other credit support, in each case pursuant to documentation in form and substance reasonably satisfactory to (a) the Administrative Agent and (b) the applicable L/C Issuer or the Swing Line Lender (as applicable). “Cash Collateral” shall have a meaning correlative to the foregoing and shall include the proceeds of such cash collateral and other credit support.

“Cash Management Agreement” means (v) any agreement to provide financing in respect of accounts payable of the Company or any of its Subsidiaries and any agreement related thereto, (w) any agreement to provide cash management services, including treasury, depository, payroll, automated clearing house, overdraft, credit or debit card, electronic funds transfer and other cash management arrangements, (x) any arrangements relating to letters of credit, banker’s acceptances, bank drafts, bank guarantees or similar instruments existing on the Closing Date and listed by the Borrower on Schedule 8.01(b) that are with a Lender or an Affiliate of a Lender on the Closing Date and any extension, renewal or replacement (or successive extensions, renewals or replacements) in whole or in part thereof permitted by Section 8.01(b) (it being understood that if the amount of any letter of credit, banker’s acceptance, bank draft, bank guarantee or similar instrument, is increased in connection with any extension, renewal or replacement, such amount is permitted by Section 8.01(i)(x)) (or if such letter of credit, banker’s acceptance, bank draft, bank guarantee or similar instrument is not Debt would be permitted by Section 8.01(i)(x) if it were Debt), in each case to the extent issued by a Person that is a Lender or an Affiliate thereof at the time of issuance, (y) any arrangements relating to bilateral lines incurred by Foreign Subsidiaries existing on the Closing Date (including bilateral lines providing for letters of credit, banker’s acceptances, bank drafts, bank guarantees or similar instruments) and listed by the Borrower on Schedule 8.01(b) that are with a Lender or an Affiliate of a Lender on the Closing Date and any extension, renewal or replacement (or successive extensions, renewals or replacements) in whole or in part thereof permitted by Section 8.01(b) (it being understood that if the amount of any bilateral line is increased in connection with any extension, renewal or replacement, such amount is permitted by Section 8.01(i)(x) (or if such letter of credit, banker’s acceptance, bank draft, bank guarantee or similar instrument is not Debt would be permitted by Section 8.01(i)(x) if it were Debt) shall be permitted to be a Cash Management Agreement), in each case to the extent loaned by a Person that is a Lender or an Affiliate thereof at the time of commitment or incurrence, and (z) any arrangements relating to (i) other Debt created after the ~~date hereof~~ Closing Date of the type specified in clause (x) and (y) above (other than the fact such Debt did not exist on the Closing Date) or (ii) letter of credit facilities, banker’s acceptance facilities, bank draft facilities or bank guarantee facilities of the type specified in clause (x) and (y) above (other than the fact that such letter of credit facilities, banker’s acceptance facilities, bank draft facilities or bank guarantee facilities did not exist on the Closing Date) incurred by Foreign Subsidiaries, in each case, that is listed by the Borrower in a certificate for the Administrative Agent at the earlier of commitment or incurrence.

“Cash Management Bank” means any Person that, at the time it enters into a Cash Management Agreement or, with respect to a Cash Management Agreement existing on the Closing Date, on the Closing Date, is a Lender or the Administrative Agent or an Affiliate of a Lender or the Administrative Agent, in its capacity as a party to such Cash Management Agreement.

“CDOR Rate” means for any Interest Period, the greater of (a) the rate per annum equal to the rate determined by the Administrative Agent on the basis of the rate applicable to Canadian Dollar bankers’ acceptances as administered by Refinitiv Benchmarks Services (UK) Limited, or a comparable or successor administrator approved by Administrative Agent for a period comparable to the applicable Interest Period at approximately 10:00 a.m. Eastern (Toronto) time on the applicable date of commencement of the requested Interest Period (the “CDOR Rate Determination Date”), (and, if any such reported rate is below zero, then the rate determined pursuant to this clause (b) shall be deemed to be zero) and (b) the Floor.

“CDOR Rate Determination Date” has the meaning specified therefor in the definition of CDOR Rate.

“CDOR Rate Loan” means each portion of a Revolving Loan that bears interest at a rate determined by reference to the CDOR Rate.

“CDOR Rate Margin” means the Revolving Loan CDOR Rate Margin, as applicable.

“CFC” means a Subsidiary that is a “controlled foreign corporation” within the meaning of Section 957 of the Internal Revenue Code or a Subsidiary of such a Subsidiary.

“Change in Law” means the occurrence, after the date of this Agreement, of any of the following: (a) the adoption or taking effect of any law, rule, regulation or treaty, (b) any change in any law, rule, regulation or treaty or in the administration, interpretation, implementation or application thereof by any Governmental Authority ~~or~~, (c) ~~compliance by an Lender~~any new, or adjustment to, requirements prescribed by the Board of Governors for “Eurocurrency Liabilities” (as defined in Regulation D of the Board of Governors), requirements imposed by the

Federal Deposit Insurance Corporation, or similar requirements imposed by any domestic or foreign governmental authority or resulting from compliance by the Administrative Agent or any Lender with any request or directive whether or not having the force of law from any central bank or other Governmental Authority and related in any manner to SOFR, the Term SOFR Reference Rate, Adjusted Term SOFR, Term SOFR, Adjusted Daily Simple SONIA, SONIA, or Eurocurrency Rate or (d) compliance by a Lender (or for purposes of Section 3.04, by any lending office of such Lender or by such Lender’s holding company, if any) with any request, guideline or directive (whether or not having the force of law) of any Governmental Authority; provided that notwithstanding anything herein to the contrary, (x) the Dodd-Frank Wall Street Reform and Consumer Protection Act and all requests, rules, guidelines or directives thereunder or issued in connection therewith and (y) all requests, rules, guidelines or directives (including the rules for systemically important banks contained in “Global systemically important banks: assessment methodology and the additional loss absorbency requirement – Rules text” published by the Basel Committee on Banking Supervision in November 2011, as amended, supplemented or restated) promulgated by the Bank for International Settlements, the Basel Committee on Banking Supervision (or any successor or similar authority) or the United States regulatory authorities, in each case pursuant to Basel III ((x) and (y) collectively referred to as “Dodd-Frank and Basel III”), shall in each case be deemed to be a “Change in Law,” regardless of the date created, adopted or issued, but only to the extent it is general policy of a Lender to impose applicable increased costs or costs in connection with capital adequacy or liquidity requirements similar to those described in clauses (a) and (b) of Section 3.04 generally on other similarly situated borrowers under similar circumstances under agreements permitting such impositions; provided that such Lender shall only be required to certify compliance with such requirement and shall not be obliged to provide any other information.

“Closing Date” ~~has the meaning set forth in Section 5.01~~means September 29, 2017.

“Collateral” means all of the “Pledged Collateral,” “Collateral” and “Mortgaged Property” referred to in the Collateral Documents and all of the other property that is subject to Liens in favor of the Administrative Agent for the benefit of the Secured Parties.

“Collateral Documents” means, collectively, the Security Agreement, the Pledge Agreement, each of the Mortgages, including pursuant to Section 5.04, Section 7.08 or Section 7.10, each of the collateral assignments, joinder agreements to the security agreement, security agreements, pledge agreements or other similar agreements delivered to the Administrative Agent pursuant to the Existing Credit Agreement and each of the other agreements, instruments or documents that creates or purports to create a Lien in favor of the Administrative Agent for the benefit of the Secured Parties provided that no Mortgages or other Related Real Property Documents shall be required until the Real Property Activation Date of the applicable the Real Property being added to the Borrowing Base, as provided in Section 5.04 and Section 7.08.

“Commission” means the Securities and Exchange Commission or any federal body succeeding to its principal functions.

“Commitment” means, as to each Lender, the Revolving Commitment of such Lender.

“Commodity Exchange Act” means the Commodity Exchange Act (7 U.S.C. § 1 et seq.), as amended from time to time, and any successor statute.

“Company” has the meaning set forth in the preamble hereto.

“Consolidated Debt” means the total debt of the Company and its Consolidated Restricted Subsidiaries, as determined on a consolidated basis in accordance with GAAP.

“Consolidated EBITDA” means, for any period,

(a) Consolidated Net Income for such period, plus

(b) to the extent deducted in computing such Consolidated Net Income for such period, the sum (without duplication) of

(1) all income taxes of the Company and its Consolidated Restricted Subsidiaries paid or accrued in accordance with GAAP,

(2) Consolidated Interest Expense,

(3) depreciation and amortization in accordance with GAAP,

(4) any non-cash charges, accruals or reserves for extraordinary, unusual or nonrecurring items,

(5) any non-cash compensation expense,

(6) all other non-cash charges, expenses or losses, including any impairment (including any impairment of intangibles and goodwill) (excluding any non-cash charge, expense or loss that results in an accrual of a reserve for cash charges in any future period and any non-cash charge, expense or loss relating to write-offs, write downs or reserves with respect to accounts receivable or inventory),

(7) any loss or gain on extinguishment of debt, ~~and~~

~~(8) any restructuring and impairment charges and any cash charges in respect of non-recurring or unusual items, minus~~

(8) any restructuring and impairment charges or expenses and any fees, charges or other expenses paid or incurred in connection with any actual or proposed non-ordinary course Investment, asset sale, acquisition, recapitalization or issuance of capital stock or incurrence of Debt or any amendment or modification of Debt, or any other non-recurring or unusual items (including the Delta Merger Transaction Expenses to the extent paid (and not reimbursed) or incurred by the Company and its Consolidated Restricted Subsidiaries), and

(9) any reasonable good faith estimates of factually supportable and identifiable cost savings resulting from the Delta Merger Transactions that have been realized or for which the steps necessary for realization have been taken and are expected to be realized within 12 months of the Amendment No. 4 Effective Date, in an amount not to exceed, when aggregated with any cost savings pursuant to clause (B)(i) of the definition of “Pro Forma Basis”, 10% of Consolidated EBITDA before giving effect to such cost savings for any measurement period, which cost savings can be reasonably computed, as certified in writing in a certificate of a Responsible Officer of the Company in form and substance reasonably acceptable to the Administrative Agent; minus

(c) (i) to the extent added in computing Consolidated Net Income for such period, total interest income, as determined in accordance with GAAP and (ii) the payment of cash, if any, when actually paid, with respect to any charge, accrual or reserve that was deducted in determining Consolidated Net Income in such period, but added back in any prior period pursuant to clause (b)(4).

“Consolidated Interest Expense” means, for any period, on a Pro Forma Basis (a) total interest expense of the Company and its Consolidated Restricted Subsidiaries for such period, as determined in accordance with GAAP, plus (b) without duplication, the consolidated interest, fees, yield or discount accrued during such period on the aggregate outstanding investment or claim held by purchasers, assignees or other transferees of (or of interests in) receivables of the Company and its Consolidated Restricted Subsidiaries in connection with securitization transactions (regardless of the accounting treatment of such securitization transactions).

“Consolidated Net Income” means, for any period, the consolidated net earnings (or loss) after taxes of the Company and its Consolidated Restricted Subsidiaries for such period, as determined in accordance with GAAP.

“Consolidated Restricted Subsidiary” means any Consolidated Subsidiary that is a Restricted Subsidiary.

“Consolidated Subsidiary” means, at any date, any subsidiary the accounts of which would be consolidated with those of the Company in its consolidated financial statements at such date in accordance with GAAP.

“Consolidated Total Assets” means, as of any date, the amount that would appear opposite the caption “total assets” (or any like caption) on a consolidated balance sheet of the Company and its Consolidated Restricted Subsidiaries prepared as of such date in accordance with GAAP.

“Contractual Obligation” means, as to any Person, any provision of any security issued by such Person or of any agreement, instrument or other undertaking to which such Person is a party or by which it or any of its property is legally bound.

“Control” means the possession, directly or indirectly, of the power to direct or cause the direction of the management or policies of a Person, whether through the ability to exercise voting power, by contract or otherwise. “Controlling” and “Controlled” have meanings correlative thereto.

“Covenant Trigger Period” means a period commencing on any day that Availability shall have been less than the greater of (a) 10% of the Line Cap and (b) $65,000,000 and continuing until Availability has been at least equal to the greater of (x) 10% of the Line Cap and (y) $65,000,000 for at least 30 consecutive days.

“Credit Extension” means each of the following: (a) a Borrowing and (b) an L/C Credit Extension.

“Currencies” means Dollars and each Alternative Currency, and “Currency” means any of such Currencies.

“Daily Simple RFR” means, for any day (an “RFR Rate Day”), a rate per annum equal to, for any Obligations, interest, fees, commissions or other amounts denominated in, or calculated with respect to, Sterling, the greater of (i) SONIA for the day (such day, the “SONIA Determination Day”) that is five (5) RFR Business Days prior to (A) if such RFR Rate Day is an RFR Business Day, such RFR Rate Day or (B) if such RFR Rate Day is not an RFR Business Day, the RFR Business Day immediately preceding such RFR Rate Day, in each case, as such SONIA is published by the SONIA Administrator on the SONIA Administrator’s Website, and (ii) the Floor (“Daily Simple SONIA”). If by 5:00 p.m. (local time for the applicable RFR) on the second (2nd) RFR Business Day immediately following any applicable SONIA Determination Day, the RFR in respect of such SONIA Determination Day has not been published on the applicable RFR Administrator’s Website and a Benchmark Replacement Date with respect to the applicable Daily Simple RFR has not occurred, then the RFR for such SONIA Determination Day will be the RFR as published in respect of the first preceding RFR Business Day for which such RFR was published on the RFR Administrator’s Website; provided that any RFR determined pursuant to this sentence shall be utilized for purposes of calculation of Daily Simple RFR for no more than three (3) consecutive RFR Rate Days. Any change in Daily Simple RFR due to a change in the applicable RFR shall be effective from and including the effective date of such change in the RFR without notice to Borrowers.

“Daily Simple SONIA” has the meaning set forth in the definition of “Daily Simple RFR”.

“Debt” means (but without duplication of any item) (i) indebtedness for borrowed money or for the deferred purchase price of property or services other than (x) trade accounts payable on customary terms in the ordinary course of business and (y) financial obligations under management consulting contracts or noncompete agreements with unaffiliated Persons entered into in connection with the acquisition of the businesses of such Persons, (ii) obligations evidenced by bonds, debentures, notes or other similar instruments, (iii) obligations as lessee under leases which shall have been or should be, in accordance with GAAP, recorded as capital leases, (iv) the maximum amount available to be drawn under letters of credit (including standby and commercial); provided that letters of credit that are cash collateralized, up to a maximum aggregate amount of $50,000,000 at any one time, shall not be deemed Debt, (v) net obligations under any Swap Contracts and (vi) obligations under direct or indirect guaranties in respect of, and obligations (contingent or otherwise) to purchase or otherwise acquire, or otherwise assure a creditor against loss in respect of, indebtedness or obligations of others of the kinds referred to in clause (i), (ii), (iii), (iv) or (v) above.

“Debt Maturity Reserve” means, as of the date of determination, an Availability Reserve equal to the aggregate principal amount of any Debt incurred pursuant to Section 8.01(a)(ii) maturing within 60 days of the date of determination (so long as the aggregate principal amount of such Debt outstanding as of such date of determination is equal to or greater than $100,000,000).

“Debt Maturity Reserve Liquidity Test” means that, during any period commencing with the establishment of a Debt Maturity Reserve until the date that such Debt Maturity Reserve is released, (i) Availability shall be not less than $50,000,000 and (ii) the sum of (x) Availability on the date of determination, plus (y) cash on hand of the Loan Parties that is not restricted in a manner that would make such cash unavailable for use for general corporate purposes and is not subject to a Lien of any Person other than the Administrative Agent plus (z) 65% of the cash on hand of each Foreign Subsidiary of the Company that is not restricted in a manner that would make such cash unavailable for use for general corporate purposes and is not subject to a Lien of any Person other than the Administrative Agent shall be not less than $100,000,000.

“Debtor Relief Laws” means the Bankruptcy Code of the United States, and all other liquidation, conservatorship, bankruptcy, assignment for the benefit of creditors, moratorium, rearrangement, receivership, insolvency, reorganization, or similar debtor relief laws of the United States or other applicable jurisdictions from time to time in effect and affecting the rights of creditors generally.

“Default” means any condition or event which constitutes an Event of Default or which with the giving of notice or lapse of time or both would, unless cured or waived, become an Event of Default.

“Default Rate” means (a) when used with respect to Obligations other than Letter of Credit Fees, an interest rate equal to (i) the Base Rate plus (ii) the Applicable Margin applicable to Base Rate Loans plus (iii) 2% per annum; provided, however, that with respect to a Eurocurrency Rate Loan or ~~Floating Eurocurrency~~SONIA Rate Loan, the Default Rate shall be an interest rate equal to the interest rate (including any Applicable Margin) otherwise applicable to such Loan plus 2% per annum, in each case to the fullest extent permitted by applicable law, and (b) when used with respect to Letter of Credit Fees, a rate equal to the Applicable Margin for Letter of Credit Fees plus 2% per annum to the fullest extent permitted by applicable law.

“Defaulting Lender” means, subject to Section 2.16(b), any Lender that (a) has failed to (i) fund all or any portion of its Loans within two Business Days of the date such Loans were required to be funded hereunder unless such Lender notifies the Administrative Agent and the Borrower in writing that such failure is the result of such Lender’s determination that one or more conditions precedent to funding (each of which conditions precedent, together with any applicable default, shall be specifically identified in such writing) has not been satisfied, or (ii) pay to the Administrative Agent, any L/C Issuer, the Swing Line Lender or any other Lender any other amount required to be paid by it hereunder (including in respect of its participation in Letters of Credit or Swing Line Loans) within two Business Days of the date when due, (b) has notified the Borrower, the Administrative Agent, an L/C Issuer or the Swing Line Lender in writing that it does not intend to comply with its funding obligations hereunder, or has made a public statement to that effect (unless such writing or public statement relates to such lender’s obligation to fund a Loan hereunder and states that such position is based on such Lender’s determination that a condition precedent to funding (which condition precedent, together with any applicable default, shall be specifically identified in such writing or public statement) cannot be satisfied), (c) has failed, within three Business Days after written request by the Administrative Agent or the Borrower, to confirm in writing to the Administrative Agent and the Borrower that it will comply with its prospective funding obligations hereunder (provided that such Lender shall cease to be a Defaulting Lender pursuant to this clause (c) upon receipt of such written confirmation by the Administrative Agent and the Borrower), or (d) has, or has a direct or indirect parent company that has, other than via an Undisclosed Administration, (i) become the subject of a proceeding under any Debtor Relief Law, (ii) had appointed for it a receiver, custodian, conservator, trustee, administrator, assignee for the benefit of creditors or similar Person charged with reorganization or liquidation of its business or assets, including the Federal Deposit Insurance Corporation or any other state or federal regulatory authority acting in such a capacity or (iii) become the subject of a Bail-In Action; provided that a Lender shall not be a Defaulting Lender solely by virtue of the ownership or acquisition of any Equity Interest in that Lender or any direct or indirect parent company thereof by a Governmental Authority so long as such ownership interest does not result in or provide such Lender with immunity from the jurisdiction of courts within the United States or from the enforcement of judgments or writs of attachment on its assets or permit such Lender (or such Governmental Authority) to reject, repudiate, disavow or disaffirm any contracts or agreements made with such Lender. Any determination by the Administrative Agent that a Lender is a Defaulting Lender under any one or more of clauses (a) through (d) above, and of the effective date of such status, shall be conclusive and binding absent manifest error, and such Lender shall be deemed to be a Defaulting Lender (subject to Section 2.16(b)) as of the date established therefor by the Administrative Agent in a written notice of such determination, which shall be delivered by the Administrative Agent to the Borrower, each L/C Issuer, the Swing Line Lender and each other Lender promptly following such determination.

“Delta Merger” has the meaning assigned to such term in Amendment No. 4.

“Delta Merger Agreement” has the meaning assigned to such term in Amendment No. 4.

“Delta Merger Closing Date” has the meaning assigned to such term in Amendment No. 4.

“Delta Merger Debt Exchange” has the meaning assigned to such term in Amendment No. 4.

“Delta Merger Financing” has the meaning assigned to such term in Amendment No. 4.

“Delta Merger CoC Financing” has the meaning assigned to such term in Amendment No. 4.

“Delta Merger Transactions” has the meaning assigned to such term in Amendment No. 4.

“Delta Merger Transaction Expenses” means any and all fees (including consent fees), costs or expenses incurred or paid by the Permitted Holders, Intermediate Holdings, the Parent, the Borrower or any of their respective Subsidiaries in connection with or related to the Delta Merger Agreement or the Delta Merger Transactions, including any payments to officers, employees and directors as change of control payments, severance payments, special or retention bonuses, or stock options.

“Deposit Account” has the meaning assigned thereto in Article 9 of the UCC.

“Deposit Account Control Agreement” means a control agreement reasonably satisfactory to the Administrative Agent among the Administrative Agent, the institution maintaining a Deposit Account for a Loan Party and the applicable Loan Party, to perfect the Administrative Agent’s Lien on such Deposit Account.

“Designated Borrower” means the Restricted Subsidiaries of the Company party hereto pursuant to Section 2.14.

“Designated Borrower Notice” has the meaning specified in Section 2.14.

“Designated Borrower Request and Assumption Agreement” has the meaning specified in Section 2.14.

“Designated Jurisdiction” means any country or territory to the extent that such country or territory itself is the subject of any Sanction.

“Designated Non-Cash Consideration” means the fair market value of non-cash consideration received by the Borrower or any of its Restricted Subsidiaries in connection with a Disposition; provided that with respect to any Disposition involving non-cash consideration in excess of $5,000,000, the designation of non-cash consideration shall be evidenced pursuant to an ~~Officers’  Certificate~~officers’ certificate setting forth the basis of such valuation, executed by a Responsible Officer of the Borrower, less the amount of cash received in connection with a subsequent disposition of or collection on such Designated Non-Cash Consideration.

“Dilution Percent” means the percent, determined as of the end of the most recent field examination pursuant to Section 7.04, equal to (a) bad debt write-downs or write-offs, divided by (b) gross sales.

“Dilution Percentage” means at any time, one percentage point (or fraction thereof) for each percentage point (or fraction thereof) by which the Dilution Percent for the Loan Parties exceeds five percent (5.0%).

“Dilution Reserve” means, as of the date of determination, a reserve equal to the product of (x) the Dilution Percentage times (y) the Value of all Eligible Accounts (other than Insured Accounts).

“Disposition” or “Dispose” by any Person, means the disposition by such Person, in a single transaction or in a series of related transactions, of property or assets of such Person or a Subsidiary with fair market value in excess of $10,000,000, including by way of an LLC Division or issuing Equity Interests in a Subsidiary, but excluding any Involuntary Disposition.

“Distribution Conditions” means, with respect to any transaction undertaken in reliance on the Distribution Conditions, (a) at the time of such transaction and after giving effect thereto, no Event of Default shall have occurred and be continuing and (b) either (1) Availability on a Pro Forma Basis immediately after giving effect to such transaction (and the Availability over the prior 30-day period on a Pro Forma Basis assuming such transaction occurred on the first day of such 30-day prior period) is at least the greater of (i) 15% of the Line Cap and (ii) $95,000,000 and the Company is in compliance on a Pro Forma Basis with the Springing Fixed Charge Covenant recomputed as of the last day of the most recently ended fiscal quarter for which financial statements have been delivered pursuant to Section 7.02(a) or (b) (or prior to the first delivery under such sections, the latest financial statements referred to in Section 6.01(e)), whether or not compliance with such Springing Fixed Charge Covenant is otherwise required at such time or (2) Availability on a Pro Forma Basis immediately after giving effect to such transaction (and the Availability over the prior 30-day period on a Pro Forma Basis assuming such transaction occurred on the first day of such 30-day prior period) is at least the greater of (i) 20% of the Line Cap and (ii) $125,000,000.

“Document” has the meaning assigned thereto in Article 9 of the UCC.

“Dodd-Frank and Basel III” has the meaning specified in the definition of “Change in Law.”

~~“Dollars” and the sign “$” each mean the lawful currency of the United States.~~

“Dollar Equivalent” means, at any time, (a) with respect to any amount denominated in Dollars, such amount, and (b) with respect to any amount denominated in any Alternative Currency, the Equivalent amount thereof in Dollars as determined by the Administrative Agent or the applicable L/C Issuer, as the case may be, at such time on the basis of the Spot Rate (determined in respect of the most recent Revaluation Date) for the purchase of Dollars with such Alternative Currency.

“Dollars” and the sign “$” each mean the lawful currency of the United States.

“Domestic Subsidiary” means any Subsidiary that is organized under the laws of the United States, any state thereof or the District of Columbia.

“EEA Financial Institution” means (a) any credit institution or investment firm established in any EEA Member Country which is subject to the supervision of an EEA Resolution Authority, (b) any entity established in an EEA Member Country which is a parent of an institution described in clause (a) of this definition, or (c) any financial institution established in an EEA Member Country which is a Subsidiary of an institution described in clauses (a) or (b) of this definition and is subject to consolidated supervision with its parent.

“EEA Member Country” means any of the member states of the European Union, Iceland, Liechtenstein, and Norway.

“EEA Resolution Authority” means any public administrative authority or any Person entrusted with public administrative authority of any EEA Member Country (including any delegee) having responsibility for the resolution of any EEA Financial Institution.

~~“Eligible Assignee” means any Person that meets the requirements to be an assignee under Sections 11.06(b)(iii), (v) and (vi) (subject to such consents, if any, as may be required under Section 11.06(b)(iii)).~~

“Eligible Account” means an Account owing to any Loan Party that arise in the ordinary course of business from the sale of goods or rendition of services and is payable in Dollars; provided that no Account shall be an Eligible Account if:

(a) it is unpaid for more than 60 days after the original due date, or more than 120 days after the original invoice date (as may be modified in good faith in the ordinary course of business by any corrective invoice to reflect the actual terms);

(b) 50% or more of the Accounts owing by the Account Debtor are not Eligible Accounts under the foregoing clause (a));

(c) when aggregated with other Accounts owing by the Account Debtor and its Affiliates, it exceeds 15% of the aggregate Eligible Accounts;

(d) it is owing by a creditor or supplier, or is otherwise subject to potential offset, counterclaim, dispute, deduction, discount, recoupment, reserve, defense, chargeback, debit memorandum, short payment, credit or allowance (but ineligibility shall be limited to the amount thereof);

(e) an insolvency proceeding has been commenced by or against the Account Debtor (other than post-petition Accounts owing by an Account Debtor that is a debtor-in-possession under the Bankruptcy Code of the United States (or is subject to a proceeding under any other Debt Relief Laws) acceptable to the Administrative Agent in its sole discretion); or the Account Debtor has suspended or ceased doing business, is liquidating, dissolving or winding up its affairs, is not Solvent, or is subject to any country sanctions program or specially designated nationals list maintained by the Office of Foreign Asset Control of the U.S. Treasury Department, or the Borrower is not able to bring suit or enforce remedies against the Account Debtor through judicial process;

(f) the Account Debtor is organized or has its chief executive office outside the United States unless the Account owed by such Account Debtor is an Insured Account; provided that up to $15,000,000 of Accounts that are not Insured Accounts that are owing by Account Debtors that are organized or have their chief executive office located in Australia, Belgium, Denmark, Finland, France, Germany, Greece, Hong Kong, Italy, Japan, the Netherlands, New Zealand, Singapore, Spain, Sweden, Switzerland and the United Kingdom shall constitute Eligible Accounts;

(g) it is owing by a Governmental Authority, unless the Account Debtor is the United States or any department, agency or instrumentality thereof and the Account has been assigned to the Administrative Agent in compliance with the federal Assignment of Claims Act; provided that, unless a Liquidity Period is in effect, up to $15,000,000 of Accounts owing by the United States or any department, agency or instrumentality thereof not assigned to the Administrative Agent in compliance with the federal Assignment of Claims Act shall constitute Eligible Accounts;

(h) it is not subject to a duly perfected, first priority Lien in favor of the Administrative Agent, or is subject to any other Lien (other than Permitted Liens that are subordinate to the Liens in favor of the Administrative Agent or, if not subordinate, for which an Availability Reserve has been established for the full extent of such Liens);

(i) the goods giving rise to it have not been delivered to the Account Debtor, the services giving rise to it have not been accepted by the Account Debtor, or it otherwise does not represent a final sale;

(j) it is evidenced by Chattel Paper or an Instrument of any kind that has not been delivered to the Administrative Agent, or has been reduced to judgment;

(k) it arises from a sale to an Affiliate, from a sale on a cash-on-delivery, sale-or-return, sale-on-approval, consignment, or other repurchase or return basis, or from a sale for personal, family or household purposes;

(l) it arises from a sale on a bill-and-hold (unless supported by bill-and-hold letter reasonably acceptable to the Administrative Agent);

(m) is subject to offset by customer deposit;

(n) it includes a billing for interest, fees or late charges, but ineligibility shall be limited to the extent thereof;

(o) an invoice or other electronic transmission constituting a request for payment has not been sent on a timely basis to the applicable Account Debtor according to the normal invoicing and timing procedures of the Borrower; or

(p) it is acquired by a Loan Party after the Closing Date (other than from another Loan Party) in one transaction or a series of related transactions outside of the ordinary course of business and (i) unless otherwise agreed to by the Administrative Agent in its Permitted Discretion, such Account is not of a substantially similar type to the Accounts included in the Borrowing Base or (ii) together with all other Accounts described in this clause (p), Inventory described in clause (p) of the definition of “Eligible Inventory” and Equipment described in clause (k) of the definition of “Eligible M&E,” in the aggregate, would constitute more than 15% of the Borrowing Base (or, in the case of dissimilar assets permitted by clause (i) above, clause (p)(i) of the definition of “Eligible Inventory” and clause (k)(i) of the definition of “Eligible M&E,” 10%), unless and until such time as the Administrative Agent shall have conducted field examinations and appraisals with respect to such assets at the sole expense of the Company; provided, that the Company may request that the Administrative Agent use its reasonable efforts to conduct and complete such field examinations and appraisals prior to the consummation of such acquisition, and the Administrative Agent agrees in such case to use its reasonable efforts to do so provided that the Administrative Agent shall have been given for a reasonable period prior to such consummation all information and access to the properties, records, files and books of account related to the acquired Person or acquired assets as the Administrative Agent reasonably deems necessary to complete such due diligence as the Administrative Agent deems, in its Permitted Discretion, to be necessary under such circumstances.

In calculating delinquent portions of Accounts under clause (a), credit balances more than 120 days old will be excluded.

In calculating all amounts consisting of contra accounts in determining the amount of “Eligible Accounts,” the Borrower may at its option (a) include updated figures as of the date of the relevant monthly Borrowing Base Report, or (b) deduct a static percentage of contra accounts equal to the proportion of Accounts classified as ineligible contra accounts by the field examiners at the time of the most recent field examination; provided, that if the Borrower chooses at any time to calculate such contra accounts on a monthly basis per clause (a), such monthly calculations shall continue until the effectiveness of the next field examination completed pursuant to Section 7.04; and provided, further, during a Liquidity Period, the Administrative Agent may upon request, require the Borrower to make such calculations on a monthly basis pursuant to clause (a) above.

“Eligible Assignee” means any Person that meets the requirements to be an assignee under Sections 11.06(b)(iii), (v) and (vi) (subject to such consents, if any, as may be required under Section 11.06(b)(iii)).

“Eligible In-Transit Inventory” means Inventory owned by a Loan Party that would meet all of the criteria of “Eligible Inventory” if it were not in transit from any location to a location of such Loan Party within the United States. In addition, no Inventory shall be Eligible In-Transit Inventory unless:

(a) it is subject to a negotiable document of title, showing the Administrative Agent (or, with the consent of the Administrative Agent, the applicable Loan Party) as consignee and the Administrative Agent has control over such documents of title (including by delivery of customs broker/freight forwarder agreements in a form and substance reasonably acceptable to the Administrative Agent);

(b) such Inventory is insured in accordance with the provisions of this Agreement and the other Loan Documents, including, without limitation, marine cargo insurance;

(c) such Inventory has been identified to the applicable sales contract and title has passed to the applicable Loan Party;

(d) such Inventory is not sold by a vendor that has a right to reclaim, divert shipment of, repossess, stop delivery, claim any reservation of title or otherwise assert Lien rights against the Inventory;

(e) such Inventory is subject to customary purchase orders and other sale documentation consistent with such Loan Party’s ordinary course of dealing; and

(f) is being handled by a customs broker, freight-forwarder or other handler that has delivered a Lien Waiver.

“Eligible Inventory” means Inventory owned by any Loan Party; provided that no Inventory shall be Eligible Inventory unless:

(a) it is finished goods or raw materials, and not work-in-process, packaging or shipping materials, labels, samples, display items, bags, replacement parts or manufacturing supplies, provided that work-in-process, packaging or shipping materials, labels, samples, display items, bags, replacement parts, and manufacturing supplies shall not be deemed ineligible under this clause (a) to the extent the most recent inventory appraisal delivered to the Administrative Agent ascribes a value to such work-in-process, packaging or shipping materials, labels, samples, display items, bags, replacement parts, and manufacturing supplies;

(b) it is not held on consignment, nor subject to any deposit or down payment;

(c) it is in new and saleable condition (as determined in accordance with the Borrower’s and the other Loan Parties’ customary practices) and is not damaged, defective, shopworn or otherwise unfit for sale;

(d) it is not classified as slow-moving, perishable, obsolete or unmerchantable (in each case, as determined in accordance with the Borrower’s and the other Loan Parties’ standards), and does not constitute returned or repossessed goods (other than goods that were returned and are in saleable and non-personalized condition and are reflected in the details of a current perpetual inventory report);

(e) it meets all standards imposed by any Governmental Authority in all material respects, and does not constitute Hazardous Materials;

(f) it conforms in all material respects with the covenants and representations applicable to Inventory herein;

(g) it is subject to the Administrative Agent’s duly perfected, first priority Lien, and no other Lien except for Permitted Liens that are subordinate to the Liens in favor of the Administrative Agent (or, if not subordinate, for which an Availability Reserve has been established to the full extent of such Lien);

(h) it is within the continental United States and is not consigned to any Person;

(i) it is not bill & hold inventory;

(j) it is not subject to any warehouse receipt or negotiable Document unless the Administrative Agent has received a Lien Waiver and, in the case of a negotiable Document, such Document has been delivered to the Administrative Agent;

(k) it is not subject to any license or other property or property right or other arrangement that restricts the applicable Loan Party’s or the Administrative Agent’s right to dispose of such Inventory, unless the Administrative Agent has received an appropriate Lien Waiver or is otherwise reasonably satisfied that it could sell such Inventory on commercially reasonable terms following an Event of Default;

(l) it is located on owned or leased premises where Inventory in an amount in excess of $100,000 is located; provided that (i) if located on leased premises or in the possession of a warehouseman, repairman or mechanic, (x) such lessor or Person shall have delivered a Lien Waiver or (y) an appropriate Rent Reserve shall have been established for such location and (ii) Inventory in the possession of a third-party processor shall not constitute Eligible Inventory;

(m) it is reflected in the details of a current perpetual inventory report;

(n) it is not represented on the general ledger as an accrual or a reserve;

(o) it is not of the type that would be reasonably classified as a sample, or experimental, or a product of research and development; and

(p) if it is acquired by a Loan Party after the Closing Date (other than from another Loan Party) in one transaction or a series of related transactions outside of the ordinary course of business and (i) unless otherwise agreed to by the Administrative Agent in its Permitted Discretion, such Inventory is not of a substantially similar type to the Inventory included in the Borrowing Base or (ii) together with all other Inventory described in this clause (p), Accounts described in clause (p) of the definition of “Eligible Accounts” and Equipment described in clause (k) of the definition of “Eligible M&E,” in the aggregate, would constitute more than 15% of the Borrowing Base (or, in the case of dissimilar assets permitted by clause (i) above, clause (p)(i) if the definition of “Eligible Accounts” and clause (k)(i) if the definition of “Eligible M&E”), 10%), until such time as the Administrative Agent shall have conducted field examinations and appraisals with respect to such assets at the sole expense of the Company; provided, that the Company may request that the Administrative Agent use its reasonable efforts to conduct and complete such field examinations and appraisals prior to the consummation of such acquisition, and the Administrative Agent agrees in such case to use its reasonable efforts to do so provided that the Administrative Agent shall have been given for a reasonable period prior to such consummation all information and access to the properties, records, files and books of account related to the acquired Person or acquired assets as the Administrative Agent reasonably deems necessary to complete such due diligence as the Administrative Agent deems, in its Permitted Discretion, to be necessary under such circumstances.

“Eligible M&E” means, with respect to the Loan Parties, Equipment owned by a Loan Party; provided that no Equipment shall be Eligible M&E if:

(a) it is not Equipment that, in the Administrative Agent’s reasonable opinion, is readily marketable in its current form;

(b) it is not in good and saleable condition;

(c) it is obsolete, defective or unmerchantable;

(d) it does not meet all material standards imposed by any Governmental Authority;

(e) it does not conform in all material respects to the warranties and representations set forth in this Agreement;

(f) it is not at all times subject to the Administrative Agent’s duly perfected, first priority security interest and no other Lien except a Permitted Lien which is subordinate to the Administrative Agent’s Lien;

(g) it is not located in the United States of America;

(h) it is located on a leased premises or in the possession of a warehouseman, processor, repairman, mechanic, shipper, freight forwarder or other Person, unless the lessor or such Person has delivered a Lien Waiver, or an appropriate Rent Reserve has been established, or amounts owing in respect of such Equipment are backed by a letter of credit or such other arrangements reasonably acceptable to the Administrative Agent;

(i) it is located at an outside repair facility (unless payables in respect thereof are reserved);

(j) it is not covered by casualty insurance required by this Agreement; or

(k) it is acquired by a Loan Party after the Closing Date (other than from another Loan Party) in one transaction or a series of related transactions outside of the ordinary course of business and (i) unless otherwise agreed to by the Administrative Agent in its Permitted Discretion, such Equipment is not of a substantially similar type to the Equipment included in the Borrowing Base or (ii) together with all other Equipment described in this clause (k), Accounts described in clause (p) of the definition of “Eligible Accounts” and Inventory described in clause (p) of the definition of “Eligible Inventory,” in the aggregate, would constitute more than 15% of the Borrowing Base (or, in the case of dissimilar assets permitted by clause (i) above, clause (p)(i) if the definition of “Eligible Inventory” and clause (p)(i) if the definition of “Eligible Accounts,” 10%), unless and until such time as the Administrative Agent shall have conducted field examinations and appraisals with respect to such assets at the sole expense of the Company; provided, that the Company may request that the Administrative Agent use its reasonable efforts to conduct and complete such field examinations and appraisals prior to the consummation of such acquisition, and the Administrative Agent agrees in such case to use its reasonable efforts to do so provided that the Administrative Agent shall have been given for a reasonable period prior to such consummation all information and access to the properties, records, files and books of account related to the acquired Person or acquired assets as the Administrative Agent reasonably deems necessary to complete such due diligence as the Administrative Agent deems, in its Permitted Discretion, to be necessary under such circumstances.

“Eligible Real Property” means any Real Property owned in fee by a Loan Party located in the United States, from and after the Real Property Activation Date applicable to such Real Property; provided that withstanding anything in this Agreement to the contrary, such Real Property shall be subject to the Administrative Agent’s duly perfected, first priority Lien, and no other Lien except for Permitted Encumbrances.

“Eligible Unbilled Accounts” means Accounts owned by a Loan Party that would meet all of the criteria of “Eligible Accounts” other than clause (o) of the definition thereof. In addition, no Account shall be an Eligible Unbilled Account unless such Account:

(a) represents an amount due for a completed job;

(b) is traceable to a specific Account Debtor; and

(c) is less than 30 days old.

“Employment Reserve” means, as of the date of determination, a reserve in the amount of potential priority claims under Wisconsin wage lien laws.

“EMU” means the economic and monetary union in accordance with the Treaty of Rome 1957, as amended by the Single European Act 1986, the Maastricht Treaty of 1992 and the Amsterdam Treaty of 1998.

“EMU Legislation” means the legislative measures of the European Council for the introduction of, changeover to or operation of a single or unified European currency.

“Environmental Action” means any administrative, regulatory or judicial action, suit, demand, demand letter, claim, notice of noncompliance or violation, notice of liability or potential liability, investigation, proceeding, consent order or consent agreement relating in any way to any Environmental Law, Environmental Permit or Hazardous Materials or arising from alleged injury or threat of injury to the environment, including (a) by any governmental or regulatory authority for enforcement, cleanup, removal, response, remedial or other actions or damages and (b) by any governmental or regulatory authority or any third party for damages, contribution, indemnification, cost recovery, compensation or injunctive relief.

“Environmental Law” means any federal, state, local or foreign statute, law, ordinance, rule, regulation, code, order, judgment, decree or judicial interpretation relating to the environment or Hazardous Materials.

“Environmental Permit” means any permit, approval, identification number, license or other authorization required under any Environmental Law.

“Equipment” has the meaning assigned thereto in Article 9 of the UCC.

“Equity Interests” means, with respect to any Person, all of the shares of capital stock of (or other ownership or profit interests in) such Person, all of the warrants, options or other rights for the purchase or acquisition from such Person of shares of capital stock of (or other ownership or profit interests in) such Person, and all of the other ownership or profit interests in such Person (including partnership, member or trust interests therein), whether voting or nonvoting; provided that “Equity Interests” shall not include convertible Debt securities.

“Equivalent” in Dollars of any Alternative Currency on any date means the equivalent in Dollars of such Alternative Currency determined by using the quoted spot rate at which ~~Bank of America’s~~Wells Fargo’s principal office in London offers to exchange Dollars for such Alternative Currency in London prior to 4:00 P.M. (London time) on such date as is required pursuant to the terms of this Agreement, and the “Equivalent” in any Alternative Currency of Dollars means the equivalent in such Alternative Currency of Dollars determined using the quoted spot rate at which ~~Bank of America’s~~Wells Fargo’s principal office in London offers to exchange such foreign currency for Dollars in London prior to 4:00 P.M. (London time) on such date as is required pursuant to the terms of this Agreement.

“ERISA” means the Employee Retirement Income Security Act of 1974, as amended, and the rules and regulations promulgated thereunder.

“ERISA Affiliate” means any trade or business (whether or not incorporated) under common control with the Company within the meaning of Section 414(b) or (c) of the Internal Revenue Code (and Sections 414(m) and (o) of the Internal Revenue Code for purposes of provisions relating to Section 412 of the Internal Revenue Code).

“ERISA Event” means (a) a Reportable Event with respect to a Pension Plan; (b) the withdrawal of the Company or any ERISA Affiliate from a Pension Plan subject to Section 4063 of ERISA during a plan year in which such entity was a substantial employer (as defined in Section 4001(a)(2) of ERISA) or a cessation of operations that is treated as such a withdrawal under Section 4062(e) of ERISA; (c) a complete or partial withdrawal by the Company or any ERISA Affiliate from a Multiemployer Plan or notification that a Multiemployer Plan is in reorganization; (d) the filing of a notice of intent to terminate, or the treatment of a Pension Plan amendment as a termination, under Section 4041 or 4041A of ERISA, (e) the institution by the PBGC of proceedings to terminate a Pension Plan; (f) receipt of notice from the PBGC of its intent to take action under Section 4042 of ERISA to terminate or appoint a trustee to administer, any Pension Plan; (g) the determination that any Pension Plan is considered an at-risk plan or a plan in endangered or critical status within the meaning of Section 430 or 432 of the Internal Revenue Code or Section 303 or 305 of ERISA or (h) the imposition of any liability under Title IV of ERISA, other than for PBGC premiums due but not delinquent under Section 4007 of ERISA, upon the Company or any ERISA Affiliate.

“EU Bail-In Legislation Schedule” means the EU Bail-In Legislation Schedule published by the Loan Market Association (or any successor person), as in effect from time to time.

“EURIBOR” has the meaning specified in clause (a)(iii) of the definition of “Eurocurrency Rate.”

“Euro” means the lawful currency of the Participating Member States introduced in accordance with the EMU Legislation.

“Eurocurrency Banking Day” means, (i) for Obligations, interest, fees, commissions or other amounts denominated in, or calculated with respect to, Euros, a TARGET Day, (ii) for Obligations, interest, fees, commissions or other amounts denominated in, or calculated with respect to, Yen, any day open for trading by and between banks in Yen deposits in the Japan interbank market and (iii) for Obligations, interest, fees, commissions or other amounts denominated in, or calculated with respect to Canadian Dollars, any day (other than a Saturday or Sunday) on which banks are open for business in Toronto, Ontario, Canada, provided, that, for purposes of notice requirements in Section 2.02(a), 2.05, and 2.20(b), in each case, such day is also a Business Day.

“Eurocurrency Rate” means:

~~(a) for any Interest Period with respect to a Eurocurrency Rate Loan (i) denominated in a LIBOR Quoted Currency, the rate per annum equal to the London Interbank Offered Rate (“LIBOR”) or comparable or successor rate, which is approved by the Administrative Agent as published on the applicable Bloomberg screen page (or such other commercially available source providing such quotations as may be designated by the Administrative Agent from time to time) (the “LIBOR Screen Rate”) at approximately 11:00 a.m., London time, two Business Days prior to the commencement of such Interest Period, for deposits in the relevant currency (for delivery on the first day of such Interest Period) with a term equivalent to such Interest Period, (ii) denominated in Canadian Dollars, the rate per annum equal to the Canadian Dealer Offered Rate (“CDOR”), or a comparable or successor rate which rate is approved by the Administrative Agent, as published on the applicable Bloomberg screen page (or such other commercially available source providing such quotations as may be designated by the Administrative Agent from time to time) (in such case, the “CDOR Rate”) at or about 10:00 a.m. (Toronto, Ontario time) two (2) Business Days prior to the commencement of such Interest Period (or such other day as is generally treated as the rate fixing day by market practice in such interbank market, as determined by the Administrative Agent) with a term equivalent to such Interest Period and (iii) denominated in Euros, the rate per annum equal to the Euro Interbank Offered Rate (“EURIBOR”), or a comparable or successor rate approved by the Administrative Agent, as published on the applicable Reuters screen page (or other commercially available source providing such quotations as may be designated by the Administrative Agent from time to time), at or about 11:00 a.m. (Brussels, Belgium time) two (2) Business Days prior to the commencement of such Interest Period, in each case for a term equivalent to such Interest Period; and~~

(a) with respect to any Obligations, interest, fees, commissions or other amounts denominated in, or calculated with respect to Euros, the greater of (i) the rate of interest per annum equal to the Euro Interbank Offered Rate (“EURIBOR”) as administered by the European Money Markets Institute, or a comparable or successor administrator approved by the Administrative Agent for a period comparable to the applicable Interest Period at approximately 11:00 a.m. (Brussels time) on the applicable Rate Determination Date and (ii) the Floor;

(b) ~~for any interest calculation~~ with respect to ~~a Base Rate Loan on any date,~~any Obligations, interest, fees, commissions or other amounts denominated in, or calculated with respect to Yen, the greater of (i) the rate per annum equal to ~~LIBOR~~the Tokyo Interbank Offered Rate (“TIBOR”) as administed by the Ippan Shadan Hojin JBA TIBOR Administration, or a comparable or successor administrator approved by the Administrative Agent (in each case, the “TIBOR Rate”), at approximately ~~11:00 a.m., London time, determined two Business Days prior to such date for Dollar deposits with a term of one month commencing that day~~11:00 a.m. (Tokyo time) on the Rate Determination Date and (ii) the Floor; and

~~provided that (i) to the extent a comparable or successor rate is approved by the Administrative Agent in connection with any rate set forth in this definition, the approved rate shall be applied in a manner consistent with market practice; provided, further, that to the extent such market practice is not administratively feasible for the Administrative Agent, such approved rate shall be applied in a manner as otherwise reasonably determined by the Administrative Agent; and (ii) if the Eurocurrency Rate shall be less than zero, such rate shall be deemed zero for purposes of this Agreement.~~

(c) with respect to any Obligations, interest, fees, commissions or other amounts denominated in, or calculated with respect to Canadian Dollars, the greater of (i) the CDOR Rate on the CDOR Rate Determination Date and (ii) the Floor.

“Eurocurrency Rate Loan” means a Loan that bears interest at a rate based on ~~clause (a) of definition of~~the “Eurocurrency Rate.”

“Eurocurrency Rate Margin” means the Revolving Loan Eurocurrency Rate Margin.

“Eurocurrency Rate Notice” means a written notice in the form of Exhibit E-1 to this Agreement.

“Eurocurrency Rate Option” has the meaning specified therefor in Section 2.20(a) of this Agreement.

“Events of Default” has the meaning set forth in Section 9.01.

“Exchange Rate Reserves” means, as of any date of determination, those reserves that the Administrative Agent deems necessary or appropriate in its Permitted Discretion, to establish based on fluctuations in the Exchange Rate of Alternative Currencies into Dollars in respect of the Obligations denominated in Alternative Currencies.

“Excluded Deposit Account” shall have the meaning assigned to it in the Security Agreement.

“Excluded Property” shall have the meaning assigned to it in the Security Agreement.

“Excluded Securities Account” shall have the meaning assigned to it in the Security Agreement.

“Excluded Swap Obligation” means, with respect to any Guarantor, any Swap Obligation if, and to the extent that, all or a portion of the Guaranty of such Guarantor of, or the grant by such Guarantor of a security interest to secure, such Swap Obligation (or any Guaranty thereof) is or becomes illegal under the Commodity Exchange Act or any rule, regulation or order of the Commodity Futures Trading Commission (or the application or official interpretation of any thereof) by virtue of such Guarantor’s failure for any reason to constitute an “eligible contract participant” as defined in the Commodity Exchange Act (determined after giving effect to Section 4.08 and any other “keepwell, support or other agreement” for the benefit of such Guarantor and any and all guarantees of such Guarantor’s Swap Obligations by other Loan Parties) at the time the Guaranty of such Guarantor, or a grant by such Guarantor of a security interest, becomes effective with respect to such Swap Obligation. If a Swap Obligation arises under a master agreement governing more than one swap, such exclusion shall apply only to the portion of such Swap Obligation that is attributable to swaps for which such Guaranty or security interest is or becomes excluded in accordance with the first sentence of this definition.

“Excluded Taxes” means, with respect to the Administrative Agent, any Lender, any L/C Issuer or any other recipient of any payment to be made by or on account of any obligation of any Loan Party hereunder or under any other Loan Document, (a) Taxes imposed on or measured by such recipient’s net income (however denominated), franchise Taxes, and branch profits Taxes, in each case imposed by a jurisdiction as a result of (i) such recipient being organized under the laws of, having its principal office in or, in the case of any Lender, having its applicable Lending Office in such jurisdiction (or any political subdivision thereof) or (ii) any other present or former connection between such recipient and such jurisdiction (including such recipient carrying on a trade or business, having a permanent establishment or being a resident for tax purposes in such jurisdiction), other than any connection arising solely from such recipient having executed, delivered, enforced, become a party to, performed its obligations under, received payments under, received or perfected a security interest under or engaged in any other transaction pursuant to any Loan Documents (including, for the avoidance of doubt, any backup withholding in respect of any such Taxes), (b) any Taxes attributable to such Lender’s failure to comply with Section 3.01(e), (c) in the case of a Lender, any U.S. federal withholding Tax that is imposed on amounts payable to such Lender with respect to an applicable interest in a Loan or Commitment pursuant to the laws in force at the time such Lender (i) acquires such interest in the Commitment (or, to the extent a Lender acquires an interest in a Loan without acquiring an interest in the corresponding Commitment, the Loan), provided that this clause (c)(i) shall not apply to a Lender that acquires its applicable interest pursuant to a request by the Company under Section 11.13, or (ii) designates a new Lending Office, except in each case to the extent that such Lender (or its assignor, if any) was entitled, immediately prior to the designation of a new Lending Office (or assignment), to receive additional amounts from any Loan Party with respect to such withholding Tax pursuant to Section 3.01 and (d) any withholding Tax imposed pursuant to FATCA.

“Existing Credit Agreement” means that certain Credit Agreement, dated as of October 15, 2012, as amended and restated as of September 30, 2016, among the Borrower, certain subsidiaries of the Borrower as guarantors, Bank of America, N.A., as Administrative Agent, the Lenders (as defined therein) and the other parties thereto, as amended, supplemented, or otherwise modified prior to the Closing Date.

“Existing Letters of Credit” means the Letters of Credit on Schedule 2.03.

“Extension Offer” has the meaning set forth in Section 2.17(a).

“FATCA” means Sections 1471 through 1474 of the Internal Revenue Code as of the ~~date hereof~~Closing Date (and any amended or successor version thereof that is substantively comparable and not materially more onerous to comply with), any current or future Treasury regulations or other official interpretations thereof, any agreement entered into pursuant to Section 1471(b)(1) of the Internal Revenue Code as of the date of this Agreement (or any amended or successor version described above), and any intergovernmental agreement, treaty or convention among Governmental Authorities (and any related legislation, rules or official administrative practices) implementing any of the foregoing.

“Federal Funds Rate” means, for any day, the rate per annum equal to the weighted average of the rates on overnight Federal funds transactions with members of the Federal Reserve System, as published by the Federal Reserve Bank of New York on the Business Day next succeeding such day; provided that (a) if such day is not a Business Day, the Federal Funds Rate for such day shall be such rate on such transactions on the next preceding Business Day as so published on the next succeeding Business Day, and (b) if no such rate is so published on such next succeeding Business Day, the Federal Funds Rate for such day shall be the average rate (rounded upward, if necessary, to a whole multiple of 1/100 of 1%) charged to the Administrative Agent on such day on such transactions as determined by the Administrative Agent; provided that if Federal Funds Rate shall be less than zero, such rate shall be deemed zero for purpose of this Agreement.

“Fee Letter” means that certain fee letter dated as of ~~September 6, 2017 among Merrill Lynch, Pierce, Fenner & Smith Incorporated, Bank of America~~the Amendment No. 4 Effective Date among Wells Fargo and the Company.

“FILO Borrowing Base” has the meaning set forth in Section 2.01(b).

“FILO Commitments” has the meaning set forth in Section 2.01(b).

“FILO Facility” has the meaning set forth in Section 2.01(b).

“FILO Loans” has the meaning set forth in Section 2.01(b).

“FILO Revolving Loans” has the meaning set forth in Section 2.01(b).

“FILO Term Loans” has the meaning set forth in Section 2.01(b).

“First Priority Debt” means Consolidated Debt that is secured by a first-priority Lien on any Collateral.

“First Priority Debt Leverage Ratio” means, on a Pro Forma Basis as of any date of determination, the ratio of (a) First Priority Debt as of such date, less Unrestricted Cash as of such date, if any, in an amount not to exceed $150,000,000, to (b) Consolidated EBITDA for the most recent four fiscal quarter period preceding such date for which financial statements have been or were required to be delivered pursuant to Section 7.02(a) or (b).

“Fixed Asset Component” means the lesser of (i) the sum of (A) from and after the Real Property Activation Date, the Real Property Percentage of 75% of the Value of Eligible Real Property plus (B) 85% of the NOLV Percentage of Eligible M&E of the Loan Parties (with the amount attributable to this clause (B), as of the date of any determination, to be no greater than the amount attributable to this clause (B) on the Closing Date) and (ii) $175,000,000.

“Fixed Charge Coverage Ratio” means, for each Test Period, the ratio of (x) Consolidated EBITDA less cash income taxes paid and Capital Expenditures (except those financed with Debt other than Loans), to (y) the sum of (i) Consolidated Interest Expense paid or payable in cash, plus (ii) scheduled principal payments made on debt (excluding principal payments at maturity or paid with the proceeds of Debt (other than Loans)), plus (iii) cash dividends and other distributions on account of Equity Interests, plus (iv) cash pension contributions to the extent not deducted in calculating Consolidated Net Income for such period.

“Fixtures” has the meaning assigned thereto in Article 9 of the UCC.

~~“Floating Eurocurrency Rate” means, for any day, a per annum rate equal to the LIBOR Screen Rate in effect on such day for a 30-day interest period; provided that, if the Eurocurrency Rate shall be less than zero, such rate shall be deemed zero for purposes of this Agreement. All Floating Eurocurrency Rate Loans shall be denominated in Dollars.~~

~~“Floating Eurocurrency Rate Loan” means any a Loan that bears interest based on the Floating Eurocurrency Rate.~~

“Flood Certificate” means a life of loan “Standard Flood Hazard Determination Form” of the Federal Emergency Management Agency and any successor Governmental Authority performing a similar function.

“Flood Program” means, collectively, (i) the National Flood Insurance Act of 1994 (which comprehensively revised the National Flood Insurance Act of 1968 and the Flood Disaster Protection Act of 1973) as now or hereafter in effect or any successor statute thereto, (ii) the Flood Insurance Reform Act of 2004 as now or hereafter in effect or any successor statute thereto, and (v) the Biggert-Waters Flood Insurance Reform Act of 2012, as now or hereinafter in effect or any successor statute thereto, including, in each case, any rules and regulations enacted thereunder.

“Flood Zone” means areas identified as a special flood hazard area as described in the Flood Program.

“Floor” means a rate of interest equal to 0.00%.

“Foreign Lender” means any Lender that is not a “United States person” as defined in Section 7701(a)(30) of the Internal Revenue Code.

“Foreign Subsidiary” means any Subsidiary that is not a Domestic Subsidiary.

“Fronting Exposure” means, at any time there is a Defaulting Lender, (a) with respect to an L/C Issuer, such Defaulting Lender’s Applicable Percentage of the outstanding L/C Obligations other than L/C Obligations as to which such Defaulting Lender’s participation obligation has been reallocated to other Lenders or Cash Collateralized in accordance with the terms hereof, and (b) with respect to the Swing Line Lender, such Defaulting Lender’s Applicable Percentage of Swing Line Loans other than Swing Line Loans as to which such Defaulting Lender’s participation obligation has been reallocated to other Lenders in accordance with the terms hereof.

“Funding Date” means the date on which a Borrowing occurs.

“GAAP” means generally accepted accounting principles in the United States as set forth in the Financial Accounting Standards Board (“FASB”) Accounting Standards Codification (“ASC”) and other sources as described in FASB ASC 105, “Generally Accepted Accounting Principles,” that are applicable to the circumstances as of the date of determination, consistently applied.

“Governmental Authority” means the government of the United States or any other nation, or of any political subdivision thereof, whether state or local, and any agency, authority, instrumentality, regulatory body, court, central bank or other entity exercising executive, legislative, judicial, taxing, regulatory or administrative powers or functions of or pertaining to government (including any supra-national bodies such as the European Union or the European Central Bank) and any group or body charged with setting regulatory capital rules or standards (including the Bank for International Settlements or the Basel Committee on Banking Supervision or any successor or similar authority to any of the foregoing).

“Guarantee” means, as to any Person, (a) any obligation, contingent or otherwise, of such Person guaranteeing or having the economic effect of guaranteeing any Debt or other obligation payable or performable by another Person (the “~~primary obligor~~Primary Obligor”) in any manner, whether directly or indirectly, and including any obligation of such Person, direct or indirect, (i) to purchase or pay (or advance or supply funds for the purchase or payment of) such Debt or other obligation, (ii) to purchase or lease property, securities or services for the purpose of assuring the obligee in respect of such Debt or other obligation of the payment or performance of such Debt or other obligation, (iii) to maintain working capital, equity capital or any other financial statement condition or liquidity or level of income or cash flow of the ~~primary obligor~~Primary Obligor so as to enable the ~~primary obligor~~Primary Obligor to pay such Debt or other obligation, or (iv) entered into for the purpose of assuring in any other manner the obligee in respect of such Debt or other obligation of the payment or performance thereof or to protect such obligee against loss in respect thereof (in whole or in part), or (b) any Lien on any assets of such Person securing any Debt or other obligation of any other Person, whether or not such Debt or other obligation is assumed by such Person (or any right, contingent or otherwise, of any holder of such Debt to obtain any such Lien). The amount of any Guarantee shall be deemed to be an amount equal to the stated or determinable amount of the related primary obligation, or portion thereof, in respect of which such Guarantee is made or, if not stated or determinable, the maximum reasonably anticipated liability in respect thereof as determined by the guaranteeing Person in good faith. The term “Guarantee” as a verb has a corresponding meaning.

“Guarantors” means Intermediate Holdings, each Borrower (other than with respect to its own Secured Obligations), the Guarantors on the signature pages hereto and any other Domestic Subsidiary that becomes a Guarantor after the ~~date hereof~~Closing Date (whether required to by this Agreement or otherwise).

“Guaranty” means, collectively, the Guaranty made by the Guarantors in favor of the Secured Parties pursuant to Article IV or any Guaranty and Security Agreement Joinder.

“Guaranty and Security Agreement Joinder” means a joinder to the Guaranty and the Security Agreement substantially in the form of Exhibit 2 of the Security Agreement, or such other form as is reasonably satisfactory to the Administrative Agent.

“Hazardous Materials” means petroleum and petroleum products, byproducts or breakdown products, radioactive materials, asbestos-containing materials, radon gas and any other chemicals, materials or substances designated, classified or regulated as being “hazardous” or “toxic,” or words of similar import, under any federal, state, local or foreign statute, law, ordinance, rule, regulation, code, order, judgment, decree or judicial interpretation.

“Hedge Bank” means any Person that, at the time it enters into an interest rate or foreign currency Swap Contract permitted hereunder, or in the case of such a Swap Contract existing on the Closing Date, on the Closing Date, is a Lender or the Administrative Agent or an Affiliate of a Lender or the Administrative Agent, in its capacity as a party to such Swap Contract.

“HMT” has the meaning specified in the definition of “Sanction(s).”

“Honor Date” has the meaning set forth in Section 2.03(d)(i).

“Incremental Amendment” has the meaning set forth in Section 2.01(b).

“Incremental Amount” means the excess (if any) of (i) $175,000,000 over (ii) the aggregate amount of all Incremental Facilities established after the Closing Date and prior to the date of determination.

“Incremental Facility” has the meaning set forth in Section 2.01(b).

“Indemnified Taxes” means all Taxes imposed on or with respect to any payment made by or on account of any obligation of any Loan Party under any Loan Document, other than Excluded Taxes.

“Indemnitee” has the meaning set forth in Section 11.04(b).

“Indentures” means (1) the Indenture, dated as of November 1, 1990 (the “1990 Indenture”), between the Borrower and The Bank of New York Trust Company, N.A. as Trustee, as amended or supplemented, (2) the Indenture, dated as of January 3, 2007, between the Borrower and Wells Fargo Bank, National Association, as successor in interest to LaSalle Bank National Association, (3) the Indenture, dated as of March 30, 2020, between the Borrower and U.S. Bank National Association, as Trustee, as amended or supplemented, (4) the Indenture, dated as of June 18, 2020, between the Borrower and U.S. Bank National Association, as Trustee, as amended or supplemented and (5) any subsequent Indenture with a covenant restricting secured debt similar to, and no more restrictive than, the covenant restricting secured debt in Section 1007 of the 1990 Indenture.

“Information” has the meaning specified in Section 11.07.

“Information Documents” means the Company’s Annual Report on Form 10-K for the year ended December 31, 2020 together with all schedules and exhibits thereto, including those incorporated therein by reference, as filed with the Commission pursuant to the Securities Exchange Act of 1934, as amended.

“Instrument” has the meaning assigned thereto in Article 9 of the UCC.

“Insurance Policy Debt” means Debt of the Company or any of its Restricted Subsidiaries under policies of life insurance now or hereafter owned by the Company or any of its Restricted Subsidiaries under which policies the sole recourse for such borrowing is against such policies.

“Insured Accounts” means any Account supported by a (i) letter of credit, (ii) bank guarantee or (iii) credit insurance, in each case, reasonably acceptable to the Administrative Agent, and in the case of clauses (i) and (ii), upon the request of the Administrative Agent during a Liquidity Period, the Borrower shall use commercially reasonable efforts to assign such letter of credit or bank guarantee to the Administrative Agent in a manner satisfactory to the Administrative Agent.

“Intellectual Property” means the collective reference to all rights, priorities and privileges relating to intellectual property, whether arising under United States, multinational or foreign laws or otherwise, including copyrights, copyright licenses, patents, patent licenses, trademarks, trademark licenses, trade secrets, trade secret licenses, technology, know-how and processes, and all rights to sue at law or in equity for any infringement or other impairment thereof, including the right to receive all proceeds and damages therefrom.

“Intercreditor Agreement” shall mean an intercreditor agreement on terms substantially consistent with the form attached as Exhibit C to Amendment No. 1 (or in such other form as reasonably satisfactory to the Administrative Agent), to be dated as of the Amendment No. 1 Effective Date, by and among the Administrative Agent and the Term Loan Agent and acknowledged by all Loan Parties, as may be amended, amended and restated, modified, supplemented, extended or renewed from time to time in accordance with the terms thereof.

“Interest Payment Date” means (a) as to any Eurocurrency Rate Loan or SOFR Rate Loan, the last day of each Interest Period applicable to such Loan and the Maturity Date; provided, ~~however,~~ that ~~if~~for any Interest Period ~~for a Eurocurrency Rate Loan~~that exceeds three months, ~~the respective dates that fall every three months after the beginning~~interest shall be payable at three month intervals after the commencement of the applicable Interest Period and on the last day of such Interest Period ~~shall also be Interest Payment Dates; (b) as to any Floating Eurocurrency Rate Loan, the first day of each month~~; and (~~c~~b) as to any Base Rate Loan or Swing Line Loan or SONIA Rate Loan, the first day of each January, April, July and October and the Maturity Date.

“Interest Period” means, ~~as~~(a) with respect to each SOFR Rate Loan, a period commencing on the date of the making of such SOFR Rate Loan (or the continuation of a SOFR Rate Loan or the conversion of a Base Rate Loan to a SOFR Rate Loan) and ending one (1), three (3), or six (6) months thereafter, (b) with respect to each Eurocurrency Rate Loan~~, (a) initially the~~ denominated in Canadian Dollars, a period commencing on the date of the making of such Eurocurrency Rate Loan ~~is disbursed or converted to or continued as~~(or the continuation of a Eurocurrency Rate Loan) and ending on ~~the date one, three or six months thereafter, as selected by the Company in its Loan Notice (or such other period that is twelve months or less requested by the Company and consented to by the Lenders) and (b) thereafter, each period commencing on the last day of the next preceding Interest Period~~

~~applicable to such Eurocurrency Rate Loan and ending one month, three months or six months (or, if agreed to by all Lenders under the applicable facility, twelve months or such other, shorter period) thereafter, as selected by the Borrower by irrevocable Loan Notice to the Administrative Agent not later than 12:00 noon, New York City time, on the date that is three Business Days prior to the last day of the then current Interest Period with respect thereto; provided that all of the foregoing provisions relating to Interest Periods are subject to the following:~~(1) or three (3) months thereafter), and (c) with respect to each Eurocurrency Rate Loan denominated in Euros or Yen, a period commencing on the date of the making of such Eurocurrency Rate Loan (or the continuation of a Eurocurrency Rate Loan denominated in Euros or Yen and ending one (1), three (3) or six (6) months thereafter); provided, that for each Loan, (1) interest shall accrue at the applicable rate based upon Adjusted Term SOFR or the Eurocurrency Rate, as applicable from and including the first day of each Interest Period to, but excluding, the day on which any Interest Period expires, and the Interest Period shall commence on the date of advance for or, conversion to any SOFR Rate Loan or Eurocurrency Rate Loan, and, in the case of immediately successive Interest Periods, each successive Interest Period shall commence on the date on which the immediately preceding Interest Period expires, (2) any Interest Period that would end on a day that is not a Business Day shall be extended to the next succeeding Business Day unless such Business Day falls in another calendar month, in which case such Interest Period shall end on the next preceding Business Day, (3) with respect to an Interest Period that begins on the last Business Day of a calendar month (or on a day for which there is no numerically corresponding day in the calendar month at the end of such Interest Period), the Interest Period shall end on the last Business Day of the calendar month that is one, three or six months, as applicable, after the date on which the Interest Period began, as applicable, (4) Borrower may not elect an Interest Period which will end after the Maturity Date, and (5) no tenor that has been removed from this definition pursuant to Section 2.20(d)(iii)(D) shall be available for specification in any borrowing, conversion or continuation notice.

~~(1) any Interest Period that would otherwise end on a day that is not a Business Day shall be extended to the next succeeding Business Day unless, in the case of a Eurocurrency Rate Loan, such Business Day falls in another calendar month, in which case such Interest Period shall end on the next preceding Business Day;~~

~~(2) any Interest Period pertaining to a Eurocurrency Rate Loan of at least one month’s duration that begins on the last Business Day of a calendar month (or on a day for which there is no numerically corresponding day in the calendar month at the end of such Interest Period) shall end on the last Business Day of the calendar month at the end of such Interest Period; and~~

~~(3) no Interest Period shall extend beyond the Maturity Date.~~

“Internal Revenue Code” means the Internal Revenue Code of 1986, as amended.

“Intermediate Holdings” shall have the meaning assigned to such term Amendment No. 4.

“Intermediate Holdings Documentation” has the meaning assigned to such term in Amendment No. 4.

“Inventory” has the meaning assigned thereto in Article 9 of the UCC.

“Inventory Formula Amount” means (i) the lesser of (x) 75% of the Value of Eligible Inventory and (y) 85% of the NOLV Percentage of the Value of Eligible Inventory plus (ii) the lesser of (x) the lesser of (1) 75% of the Value of Eligible In-Transit Inventory and (2) 85% of the NOLV Percentage of the Value of the Eligible In-Transit Inventory and (y) $10,000,000.

“Investment” means, as to any Person, any direct or indirect Acquisition or investment by such Person, whether by means of (a) the purchase or other acquisition of Equity Interests of another Person, (b) a loan, advance or capital contribution to, guarantee or assumption of debt of, or purchase or other acquisition of any other debt or interest in, another Person, or (c) an Acquisition, less any amount paid, repaid, returned, distributed or otherwise received in cash in respect of any Investment. The amount of any Investment shall be the amount actually invested without adjustment for subsequent increases or decreases in value.

“Investment Grade Account” means an Account owing by an Investment Grade Account Debtor.

“Investment Grade Account Debtor” means any Account Debtor that has an issuer rating (or has a direct or indirect parent entity that has an issuer rating) of BBB- or better from S&P or Baa3 or better from Moody’s.

“Involuntary Disposition” means any loss of, damage to or destruction of, or any condemnation or other taking for public use of, any property of any Borrower or any Restricted Subsidiary.

“ISDA Definitions” means the 2006 ISDA Definitions published by the International Swaps and Derivatives Association, Inc. or any successor thereto, as amended or supplemented from time to time, or any successor definitional booklet for interest rate derivatives published from time to time by the International Swaps and Derivatives Association, Inc. or such successor thereto.

“ISP” means, with respect to any Letter of Credit, the “International Standby Practices 1998” published by the Institute of International Banking Law & Practice (or such later version thereof as may be in effect at the time of issuance).

“Issuer Documents” means with respect to any Letter of Credit, the Letter of Credit Application, and any other document, agreement and instrument entered into by an L/C Issuer and the Company (or any Subsidiary) or in favor of the applicable L/C Issuer and relating to such Letter of Credit.

“Judgment Currency” has the meaning specified in Section 11.20.

“L/C Advance” means, with respect to each Lender, such Lender’s funding of its participation in any L/C Borrowing in accordance with its Applicable Percentage. All L/C Advances shall be denominated in Dollars.

“L/C Borrowing” means an extension of credit resulting from a drawing under any Letter of Credit which has not been reimbursed on the date when made or refinanced as a Borrowing of Revolving Loans.

“L/C Credit Extension” means, with respect to any Letter of Credit, the issuance thereof or extension of the expiry date thereof, or the increase of the amount thereof.

“L/C Issuer” means, with respect to a particular Letter of Credit, (a) Bank of America, (b) JPMorgan Chase Bank, N.A., (c) Wells Fargo Bank, N.A., (d) U.S. Bank National Association and (e) PNC Bank, National Association, each in its capacity as an issuer of Letters of Credit hereunder, or (f) such other Lender selected by the Borrower (upon notice to the Administrative Agent) from time to time to issue such Letter of Credit (provided that no Lender shall be required to become an L/C Issuer pursuant to this clause (f) without such Lender’s consent), or any successor issuer of Letters of Credit hereunder. It is understood and agreed that any L/C Issuer appointed under clause (f) may be appointed to issue only certain letters of credit or even one specific letter of credit.

“L/C Obligations” means, as at any date of determination, the aggregate amount available to be drawn under all outstanding Letters of Credit plus the aggregate of all Unreimbursed Amounts, including all L/C Borrowings. For purposes of computing the amount available to be drawn under any Letter of Credit, the amount of such Letter of Credit shall be determined in accordance with Section 1.09. For all purposes of this Agreement, if on any date of determination a Letter of Credit has expired by its terms but any amount may still be drawn thereunder by reason of the operation of Rule 3.14 of the ISP, such Letter of Credit shall be deemed to be “outstanding” in the amount so remaining available to be drawn.

“LCT Election” has the meaning specified in Section 1.11.

“LCT Test Date” has the meaning specified in Section 1.11.

“Lenders” means each of the Persons identified as a “Lender” on the signature pages hereto and each other Person that becomes a “Lender” in accordance with this Agreement and their successors and assigns and, as the context requires, includes the Swing Line Lender.

“Lending Office” means, as to any Lender, the office or offices of such Lender described as such in such Lender’s Administrative Questionnaire, or such other office or offices as a Lender may from time to time notify the Company and the Administrative Agent which office may include any Affiliate of such Lender or any domestic or foreign branch of such Lender or such Affiliate. Unless the context otherwise requires each reference to a Lender shall include its applicable Lending Office.

“Letter of Credit” means any standby letter of credit issued hereunder and shall include the Existing Letters of Credit.

“Letter of Credit Application” means an application and agreement for the issuance or amendment of a Letter of Credit in the form from time to time in use by the applicable L/C Issuer.

“Letter of Credit Expiration Date” means the day that is five Business Days prior to the Maturity Date then in effect (or, if such day is not a Business Day, the next preceding Business Day).

“Letter of Credit Fee” has the meaning specified in Section 2.03(i).

“Letter of Credit Sublimit” means with respect to any L/C Issuer, the amount set forth opposite such L/C Issuer’s name on Schedule 2.01 under the heading “Letter of Credit Sublimit”; provided that the Borrower and any L/C Issuer may from time to time by written agreement delivered to the Administrative Agent vary the amount of any L/C Issuer’s Letter of Credit Sublimit. The Letter of Credit Sublimit is part of, and not in addition to, the Aggregate Revolving Commitments. The aggregate Letter of Credit Sublimit as of the Amendment No. 2 Effective Date is $125,000,000.

“Leverage Ratio” means, on a Pro Forma Basis, as of any date of determination, the ratio of (a) Consolidated Debt on such date to (b) Consolidated EBITDA for the each Test Period.

~~“LIBOR” has the meaning specified in the definition of “Eurocurrency Rate.”~~

~~“LIBOR Quoted Currency” means Dollars, Sterling and Yen, in each case as long as there is a published LIBOR rate with respect thereto.~~

~~“LIBOR Replacement Date” has the meaning specified in Section 3.03(b).~~

~~“LIBOR Screen Rate” has the meaning specified in the definition of “Eurocurrency Rate.”~~

~~“LIBOR Successor Rate” has the meaning specified in Section 3.03(b).~~

~~“LIBOR Successor Rate Conforming Changes” means, with respect to any proposed LIBOR Successor Rate, any conforming changes to the definition of Base Rate, Interest Period, timing and frequency of determining rates and making payments of interest and other technical, administrative or operational matters (including, for the avoidance of doubt, the definition of Business Day, timing of borrowing requests or prepayment, conversion or continuation notices and length of lookback periods) as may be appropriate, in the discretion of the Administrative Agent, to reflect the adoption and implementation of such LIBOR Successor Rate and to permit the administration thereof by the Administrative Agent in a manner substantially consistent with market practice (or, if the Administrative Agent determines that adoption of any portion of such market practice is not administratively feasible or that no market practice for the administration of such LIBOR Successor Rate exists, in such other manner of administration as the Administrative Agent determines is reasonably necessary in connection with the administration of this Agreement and any other Loan Document).~~

“Lien” means, with respect to any asset, any security interest, mortgage, pledge, lien, claim, charge or encumbrance of any kind in respect of such asset.

“Lien Waiver” means an agreement, in form and substance reasonably satisfactory to the Administrative Agent, by which (a) for any Collateral located on leased premises, the lessor waives or subordinates any Lien it may have on the Collateral, and agrees to permit the Administrative Agent to enter upon the premises and remove the Collateral or to use the premises to store or dispose of the Collateral; (b) for any Collateral held by a warehouseman, shipper, customs broker or freight forwarder, such Person waives or subordinates any Lien it may have on the Collateral, agrees to hold any Documents in its possession relating to the Collateral as agent for the Administrative Agent, and agrees to deliver the Collateral to the Administrative Agent upon request and (c) for any Collateral held by a repairman, mechanic or bailee, such Person acknowledges the Administrative Agent’s Lien, waives or subordinates any Lien it may have on the Collateral, and agrees to deliver the Collateral to the Administrative Agent upon request.

“Limited Condition Transaction” means each of (i) any Permitted Acquisition or other similar permitted Investment whose consummation is not conditioned on the availability of, or on obtaining, third-party financing (ii) any redemption, repurchase, defeasance, satisfaction and discharge or repayment of Debt requiring irrevocable notice in advance of such redemption, repurchase, defeasance, satisfaction and discharge or repayment, (iii) any Disposition or (iv) declaration of a dividend or other Restricted Payment.

“Line Cap” means, at the time of determination, the lesser of (i) the Aggregate Revolving Commitments in effect at such time and (ii) the Borrowing Base at such time.

“Liquidity Condition” has the meaning specified in the definition of “Liquidity Period.”

“Liquidity Period” means (a) any period commencing on the date Availability shall have been less than the greater of (i) 10.0% of the Line Cap and (ii) $65,000,000, in either case for five consecutive Business Days, in each case ending on the date Availability shall have been at least equal to the greater of (i) 10.0% of the Line Cap and (ii) $65,000,000 for 30 consecutive calendar days (this clause (a), a “Liquidity Condition”) or (b) the period that any Specified Default have occurred and shall be continuing.

“LLC Division” means the statutory division of any limited liability company into two or more limited liability companies pursuant to Section 18-217 of the Delaware Limited Liability Company Act or any comparable transaction under any similar law.

“Loan” means an extension of credit by a Lender to a Borrower under Article II in the form of a Revolving Loan, a Swing Line Loan, or, if applicable, an L/C Borrowing.

“Loan Account” has the meaning specified in Section 2.11.

“Loan Documents” means this Agreement, Amendment No. 1, Amendment No. 2, Amendment No. 3, Amendment No. 4, each Note, the Guaranty, the Collateral Documents, each Issuer Document, each Designated Borrower Request and Assumption Agreement, the Fee Letter and the Intercreditor Agreement.

“Loan Notice” means a notice of (a) a Borrowing of Revolving Loans, (b) a conversion of Loans from one Type to the other, or (c) a continuation of Eurocurrency Rate Loans and SOFR Rate Loans, in each case pursuant to Section 2.02(a), which, if in writing, shall be substantially in the form of Exhibit 2.02 or such other form as may be approved by the Administrative Agent (including any form on an electronic platform or electronic transmission system as shall be approved by the Administrative Agent), appropriately completed and signed by a Responsible Officer of the Company.

“Loan Parties” means each of the Borrowers and each Guarantor.

~~“London Banking Day” means any day on which dealings in Dollar deposits are conducted by and between banks in the London interbank eurodollar market.~~

“Margin Stock” has the meaning specified in Regulation U issued by the Board of Governors of the Federal Reserve System.

“Material Adverse Effect” means a material adverse effect on (a) the business, financial condition, results of operations or properties of the Company and its Restricted Subsidiaries, taken as a whole, (b) the legality, validity or enforceability of this Agreement or the Notes or any Collateral Document, or (c) the ability of the Company to perform its material obligations under this Agreement or any Collateral Document.

“Material Subsidiary” means (a) any Designated Borrower and (b) any other Restricted Subsidiary of the Company which, at the time of determination, (i) shall own assets comprising in excess of 2% of all of the assets of the Company and its consolidated Restricted Subsidiaries on a consolidated basis or (ii) has net sales for the four fiscal quarters most recently ended in excess of 2% of the net sales of the Company and its consolidated Restricted Subsidiaries on a consolidated basis~~.~~; provided, that if, at any time and from time to time after the Amendment No. 4 Effective Date, Subsidiaries that are not Guarantors solely because their individual contribution to total assets and/or net sales does not meet at least one of the thresholds set forth above have aggregate contributions to such total assets or net sales in excess of 10% as of or for the four fiscal quarters most recently ended, then the Company shall, not later than 90 days (or such longer period as may be agreed to by the Administrative Agent in its sole discretion) after the date by which financial statements for such fiscal quarter are required to be delivered pursuant to this Agreement (or such longer period as the Administrative Agent may agree in its reasonable discretion), (i) designate in writing to the Administrative Agent one or more of such Subsidiaries as “Material Subsidiaries” to the extent required such that the foregoing condition ceases to be true and (ii) comply with the provisions of Section 7.08 applicable to such Subsidiary

“Maturity Date” means April 16, 2026, unless such date is extended pursuant to Section 2.17; provided, however, that if such date is not a Business Day, the Maturity Date shall be the next preceding Business Day.

“Maximum Rate” has the meaning specified in Section 11.09.

“Minimum Extension Condition” has the meaning assigned to such term in Section 2.17(b).

“Moody’s” means Moody’s Investors Service, Inc. and any successor thereto.

“Mortgage” means mortgages, trust deeds, deeds of trust, deeds to secure debt, assignments of leases and rents, debentures, and other security documents securing the Obligations (including amendments to any of the foregoing) executed and delivered by a Loan Party to the Administrative Agent with respect to Mortgaged Properties (either as stand-alone documents or forming part of other Collateral Documents), each in form and substance reasonably satisfactory to the Administrative Agent and the Borrower, in each case, as amended, supplemented or otherwise modified from time to time, provided that no “Mortgage” shall be required prior to the Real Property Activation Date applicable to the underlying Real Property.

“Mortgaged Property” means Real Property encumbered by a Mortgage pursuant to Section 7.08.

“Multiemployer Plan” means any employee benefit plan of the type described in Section 4001(a)(3) of ERISA, to which the Borrower or any ERISA Affiliate makes or is obligated to make contributions, or during the preceding five plan years, has made or been obligated to make contributions.

“Multiple Employer Plan” means a Plan which has two or more contributing sponsors (including the Borrower or any ERISA Affiliate) at least two of whom are not under common control, as such a plan is described in Section 4064 of ERISA.

“NOLV Percentage” means, with respect to Inventory or Equipment, as applicable, the net orderly liquidation value of Inventory and Equipment, expressed as a percentage, expected to be realized at an orderly, negotiated sale held within a reasonable period of time (which such period, for Equipment, shall be consistent with the appraisal dated January 15, 2021), net of all liquidation expenses, as determined from the most recent appraisal of any Loan Party’s Inventory or Equipment pursuant to Section 7.04.

“Non-Bank Certificate” has the meaning specified in Section 3.01(e).

“Non-Consenting Lender” has the meaning specified in Section 11.13.

“Non-Extension Notice Date” has the meaning specified in Section 2.03(c)(iii).

“Note” has the meaning specified in Section 2.11(a).

“Obligations” means all advances to, and debts, liabilities, obligations, covenants and duties of, any Borrower, Guarantor or Specified Pledgor arising under any Loan Document (including all amounts charged to the Loan Account pursuant to this Agreement) or otherwise with respect to any Loan or Letter of Credit, whether direct or indirect (including those acquired by assumption), absolute or contingent, due or to become due, now existing or hereafter arising and including interest, fees and other amounts that accrue after the commencement by or against any Borrower, any Guarantor, any Specified Pledgor or any Affiliate of any thereof of any proceeding under any Debtor Relief Laws naming such Person as the debtor in such proceeding, regardless of whether such interest, fees and other amounts are allowed claims in such proceeding.

“OFAC” means the U.S. Department of the Treasury’s Office of Foreign Assets Control.

“Original Arrangers” means Bank of America, N.A., Citigroup Global Markets Inc., JPMorgan Chase Bank, N.A., PNC Bank, National Association and Wells Fargo Bank, National Association, in each case solely in the capacity as a joint lead arranger and joint book runner of the credit facilities provided under this Agreement on the Closing Date.

“Other Taxes” means all present or future stamp, documentary, intangible, recording, filing or similar Taxes arising from any payment made hereunder or under any other Loan Document or from the execution, delivery, registration or enforcement of, from the receipt or perfection of a security interest under or otherwise with respect to, this Agreement or any other Loan Document, except any such Taxes that are imposed with respect to an assignment (other than an assignment made pursuant to Section 11.13) as a result of any other present or former connection between such recipient and such jurisdiction (including such recipient carrying on a trade or business, having a permanent establishment or being a resident for tax purposes in such jurisdiction), other than any connection arising solely from such recipient having executed, delivered, enforced, become a party to, performed its obligations under, received payments under, received or perfected a security interest under or engaged in any other transaction pursuant to and/or enforced by any Loan Documents.

“Outstanding Amount” means (a) with respect to any Loans on any date, the Dollar Equivalent of the aggregate outstanding principal amount thereof after giving effect to any borrowings and prepayments or repayments of any Loans occurring on such date; and (b) with respect to any L/C Obligations on any date, the amount of such L/C Obligations on such date after giving effect to any L/C Credit Extension occurring on such date and any other changes in the aggregate amount of the L/C Obligations as of such date, including as a result of any reimbursements by the Company of Unreimbursed Amounts.

“Overadvance” has the meaning specified in Section 2.01(c).

“Overadvance Loan” means a Base Rate Loan made when an Overadvance exists or is caused by the funding thereof.

“Overnight Rate” means, for any day, (a) with respect to any amount denominated in Dollars, the greater of (i) the Federal Funds Rate and (ii) an overnight rate determined by the Administrative Agent or the applicable L/C Issuer, as the case may be, in accordance with banking industry rules on interbank compensation, and (b) with respect to any amount denominated in an Alternative Currency, the rate of interest per annum at which overnight deposits in the applicable Alternative Currency, in an amount approximately equal to the amount with respect to which such rate is being determined, would be offered for such day by a branch or Affiliate of ~~Bank of America~~Wells Fargo in the applicable offshore interbank market for such currency to major banks in such interbank market.

“Parent” means Chatham Delta Parent, Inc., a Delaware corporation and a Wholly Owned Subsidiary of CAM.

“Parent Entity” means, any beneficial owner, directly or indirectly, of 100% of the outstanding Voting Stock of the Company.

“Participant” has the meaning specified in Section 11.06(d).

“Participating Member State” means each state so described in any EMU Legislation.

“Payment Conditions” means, with respect to any transaction undertaken in reliance on the Payment Conditions, the following conditions: (a) no Event of Default has occurred and is continuing or would immediately result from any applicable action and (b) either (1) Availability on a Pro Forma Basis immediately after giving effect to such transaction (and the Availability over the prior 30 day period on a Pro Forma Basis assuming such transaction occurred on the first day of such 30 day prior period) is at least the greater of (i) 12.5% of the Line Cap and (ii) $75,000,000 at such time and the Company is in compliance on a Pro Forma Basis with the Springing Fixed Charge Covenant recomputed as of the last day of the most recently ended fiscal quarter for which financial statements are available, whether or not compliance with such Springing Fixed Charge Covenant is otherwise required at such time or (2) Availability on a Pro Forma Basis immediately after giving effect to such transaction (and the Availability over the prior 30 day period on a Pro Forma Basis assuming such transaction occurred on the first day of such 30 day prior period) is at least the greater of (i) 17.5% of the Line Cap and (ii) $110,000,000.

“PBGC” means the Pension Benefit Guaranty Corporation and its successors and assigns.

“Pension Act” means the Pension Protection Act of 2006.

“Pension Funding Rules” means the rules of the Internal Revenue Code and ERISA regarding minimum required contributions (including any installment payment thereof) to Pension Plans and set forth in, with respect to plan years ending prior to the effective date of the Pension Act, Section 412 of the Internal Revenue Code and Section 302 of ERISA, each as in effect prior to the Pension Act and, thereafter, Section 412, 430, 431, 432 and 436 of the Internal Revenue Code and Sections 302, 303, 304 and 305 of ERISA.

“Pension Plan” means any employee pension benefit plan (including a Multiple Employer Plan or a Multiemployer Plan) that is maintained or is contributed to by the Company or any ERISA Affiliate and is either covered by Title IV of ERISA or is subject to the minimum funding standards under Section 412 of the Internal Revenue Code.

“Perfection Certificate” means a certificate substantially in the form of Exhibit 5.01(a)(ix) hereto or any other form approved by the Administrative Agent, as the same shall be supplemented from time to time by a Perfection Certificate Supplement or otherwise.

“Perfection Certificate Supplement” means a certificate supplement substantially in the form of Exhibit 7.02(g) hereto or any other form approved by the Administrative Agent.

“Permitted Acquisition” has the meaning specified in Section 8.02(e).

“Permitted Discretion” means reasonable credit judgment made in good faith and in accordance with customary business practices and the exercise of commercially reasonable business judgement for comparable asset-based lending transactions, and as it relates to the establishment of reserves shall require that (a) the contributing factors to the imposition of any reserves shall not duplicate (i) the exclusionary criteria set forth in the definitions of Eligible Accounts, Eligible Unbilled Accounts, Eligible Inventory, Eligible In-Transit Inventory, Eligible M&E or Eligible Real Property as applicable (and vice versa) or (ii) any reserves deducted in computing the value of the Collateral for purposes of the Borrowing Base, (b) the amount of any such reserve so established shall be a reasonable quantification (as reasonably determined by the Administrative Agent) of the incremental dilution of the Borrowing Base attributable to such contributing factors and be based on facts or events that have or could reasonably be expected to have an adverse effect on the value of the Collateral or could reasonably be expected to have an adverse effect on the enforceability or priority of the Administrative Agent’s liens on the Collateral, and (c) such reserve shall be based on facts or events first occurring after the Closing Date or not known to the Administrative Agent prior to the Closing Date.

“Permitted Encumbrances” means Permitted Liens pursuant to Section 8.06(a), (k), (l), (m), (n), (p), (q), (t), or (u).

“Permitted ~~Liens” has the meaning specified in Section 8.06~~Holders” means CAM and its Subsidiaries.

“Permitted Investments” means: (a) direct obligations of the United States of America, or of any agency of either thereof, or obligations guaranteed as to principal and interest by the United States of America or by any agency of either thereof, in either case maturing not more than 270 days from the date of acquisition thereof; (b) certificates of deposit issued or bankers’ acceptances issued by any Lender or any other bank or trust company organized under the laws of the United States of America or any state thereof and having capital, surplus and undivided profits of at least U.S. $500,000,000 (or equivalent amount in other currencies); (c) commercial paper rated A-1 or better or P-1, R-1 low or A-1 or better by S&P, Moody’s or Dominion Bond Rating Service Limited, respectively, or other recognized international rating agency approved by the Administrative Agent, maturing not more than 180 days from the date of acquisition thereof; (d) commercial paper rated A-2 or better (but less than A-1) or P-2 or better (but less than P-1) by S&P or Moody’s respectively or a recognized international rating agency approved by the Administrative Agent, maturing not more than 30 days from the date of acquisition thereof; (e) money market funds which have a rating of “R 1 (low)” by Dominion Bond Rating Service Limited or “AAA m” or “AAA mg” by S&P or have otherwise been approved in writing by the Administrative Agent; (f) time deposits held at a bank or trust company organized under the laws of the United States of America or any state thereof and having capital, surplus and undivided profits of at least U.S. $500,000,000 (or equivalent amount in other currencies); (g) in the case of Investments by any Foreign Subsidiary made in a country outside the United States of America, other customarily utilized high-quality Investments in the country where such Foreign Subsidiary is located that are comparable to the Investments listed above; and (h) any other investments approved in writing by the Administrative Agent.

“Permitted Liens” has the meaning specified in Section 8.06.

“Permitted Refinancing” means, with respect to any Debt, any refinancing thereof; provided, however, that: (a) no Default or Event of Default shall have occurred and be continuing or would arise therefrom; (b) any such refinancing Debt shall (i) not have a stated maturity or weighted average life that is shorter than that of the Debt being refinanced (provided that the stated maturity or weighted average life may be shorter if the stated maturity of any principal payment (including any amortization payments) is not earlier than the earlier of (1) the stated maturity in effect prior to such refinancing or (2) 91 days after the Maturity Date then in effect at the time of issuance), (ii) if the Debt being refinanced is subordinated by its terms or by the terms of any agreement or instrument relating to such Debt, be at least as subordinate to the Obligations as the Debt being refinanced (and unsecured if the refinanced Debt is unsecured) and (iii) be in a principal amount that does not exceed the principal amount so refinanced, plus accrued interest, plus any premium or other payment required to be paid in connection with such refinancing, plus, in either case, the amount of fees and reasonable expenses of the Company or any of its Restricted Subsidiaries incurred in connection with such refinancing; and (c) the sole obligor on such refinancing Debt shall be the Company or the original obligor on such Debt being refinanced; provided, however, that (i) any guarantor of the Debt being refinanced shall be permitted to guarantee the refinancing Debt and (ii) any Loan Party shall be permitted to guarantee any such refinancing Debt of any other Loan Party.

“Person” means an individual, partnership, corporation (including a company or business trust), limited liability company, joint stock company, trust, unincorporated association, joint venture or other entity, or a government or any political subdivision or agency thereof.

62

“Plan” means any employee benefit plan within the meaning of Section 3(3) of ERISA (including a Pension Plan), maintained for employees of the Company or any ERISA Affiliate or any such plan to which the Company or any ERISA Affiliate is required to contribute on behalf of any of its employees.

“Platform” has the meaning set forth in Section 7.02.

“Pledge Agreement” means a pledge agreement in substantially the form of Exhibit 5.01(a)(xi), as amended, modified, supplemented or restated, among the Administrative Agent and the Specified Pledgors.

“~~Pre-Adjustment Successor Rate~~Primary Obligor” has the meaning specified ~~in Section 3.03(b)~~therefor in the definition of Guarantee.

“Priority Debt” means Consolidated Debt that is either (i) secured by a Lien on any assets of the Borrower or one or more Restricted Subsidiaries and/or (ii) issued or guaranteed by one or more Restricted Subsidiaries.

“Priority Debt Leverage Ratio” means, on a Pro Forma Basis as of any date of determination, the ratio of (a) Priority Debt as of such date, less Unrestricted Cash as of such date, if any, in an amount not to exceed $150,000,000, to (b) Consolidated EBITDA for the most recent four fiscal quarter period preceding such date for which financial statements have been or were required to be delivered pursuant to Section 7.02(a) or (b).

“Pro Forma Basis” means, with respect to any transaction, that for purposes of calculating the financial covenant set forth in Section 8.05 or the Fixed Charge Coverage Ratio for purposes of Payment Conditions or Distribution Conditions for purposes of calculating the availability of baskets, commitment increases or incremental facilities, such transaction shall be deemed to have occurred as of the first day of the most recent four fiscal quarter period preceding the date of such transaction for which financial statements were required to be delivered pursuant to Section 7.02(a) or (b) (or, prior to the delivery of any such financial statements, the latest financial statements referred to in Section 6.01(e)). In connection with the foregoing, (a) with respect to any Disposition (i) income statement and cash flow statement items (whether positive or negative) attributable to the property disposed of shall be excluded to the extent relating to any period occurring prior to the date of such transaction (it being agreed that with respect to any Disposition, such pro forma calculations may include a reasonable estimate of corporate overhead costs and expenses attributable to the property, assets or Subsidiary Disposed of that will no longer be incurred following such Disposition) and (ii) Debt which is retired shall be excluded and deemed to have been retired as of the first day of the applicable period, and (b) with respect to any Acquisition, (i) income statement and cash flow statement items attributable to the Person or property acquired shall be included to the extent relating to any period applicable in such calculations to the extent (A) such items are not otherwise included in such income statement and cash flow statement items for the Company and its Subsidiaries in accordance with GAAP and (B) such items are supported by financial statements or other information (it being agreed that with respect to any Acquisition, such pro forma calculations may include a reasonable estimate of savings resulting from such Acquisition that have been realized or for which the steps necessary for realization have been taken and are expected to be realized in an amount not to exceed, when aggregated with any cost savings pursuant to clause (a)(9) of the definition of “Consolidated EBITDA”, 10% of Consolidated EBITDA before giving effect to such ~~synergies~~cost savings for any measurement period) and (ii) any Debt incurred or assumed by the Company or any Subsidiary (including the Person or property acquired) in connection with such transaction and any Debt of the Person or property acquired which is not retired in connection with such transaction (A) shall be deemed to have been incurred as of the first day of the applicable period and (B) if such Debt has a floating or formula rate, shall have an implied rate of interest for the applicable period for purposes of this definition determined by utilizing the rate which is or would be in effect with respect to such Debt as at the relevant date of determination.

“Protective Advances” has the meaning set forth in Section 2.01(d).

“PTE” means a prohibited transaction class exemption issued by the U.S. Department of Labor, as any such exemption may be amended from time to time.

“Public Lender” has the meaning set forth in Section 7.02.

“Purchaser” has the meaning assigned to such term in Amendment No. 4.

“Qualified ECP Guarantor” means, at any time, in respect of any Swap Obligation, each Loan Party with total assets exceeding $10,000,000 or that qualifies at such time as an “eligible contract participant” under the Commodity Exchange Act and can cause another person to qualify as an “eligible contract participant” at such time by entering into a keepwell under § 1a(18)(A)(v)(II) of the Commodity Exchange Act.

“Qualified Secured Cash Management Agreement” means any Secured Cash Management Agreement of the kind described in clause (x) of the definition of Cash Management Agreement with respect to which the Company provides a certificate to the Administrative Agent at the time of commitment or incurrence designating such Secured Cash Management Agreement as a Qualified Secured Cash Management Agreement with such certificate stating the maximum amount under such Secured Cash Management Agreement; provided that all Secured Cash Management Agreements of the kind described in clause (x) of the definition of Cash Management Agreement where the counterparty is the Administrative Agent or an Affiliate thereof shall be a Qualified Secured Cash Management Agreement.

“Qualified Secured Hedge Agreement” means any Secured Hedge Agreement with respect to which the Company provides a certificate to the Administrative Agent at the time of commitment or incurrence designating such Secured Hedge Agreement as a Qualified Secured Hedge Agreement with such certificate stating the maximum amount under such Secured Hedge Agreement; provided that all Secured Hedge Agreements where the counterparty is the Administrative Agent or an Affiliate thereof shall be a Qualified Secured Hedge Agreement.

“Rate Determination Date” means, with respect to any Interest Period for EURIOBOR or TIBOR, two (2) Eurocurrency Banking Days prior to the commencement of such Interest Period (or such other day as is generally treated as the rate fixing day by market practice in such interbank market, as determined by the Administrative Agent, provided that to the extent that such market practice is not administratively feasible for the Administrative Agent, such other day as otherwise reasonably determined by the Administrative Agent).

“Real Property” means, collectively, all right, title and interest (including any leasehold estate) in and to any and all parcels of or interests in real property owned in fee simple or leased by any Loan Party, whether by lease, license or other means, together with, in each case, all easements, hereditaments and appurtenances relating thereto, all improvements and appurtenant fixtures and equipment incidental to the ownership, lease or operation thereof.

“Real Property Activation Date” means, with respect to any Real Property, the first date (if any) on which the conditions in Section 5.04 have been satisfied or waived for such Real Property.

“Real Property Percentage” means, with respect to any such Eligible Real Property, (x) for the period commencing on the Real Property Activation Date of such Eligible Real Property and ending on the last day of the first full fiscal quarter thereafter, 100%, and (y) thereafter, an amount, expressed as a percentage, equal to 100% minus a fraction, the numerator of which is the number of full fiscal quarters elapsed from the first day of the first fiscal quarter commencing after the Real Property Activation Date of such Eligible Real Property and the denominator of which is 60.

“Reference Time” means, with respect to any setting of the then-current Benchmark for any Currency, (a) if such benchmark is a Daily Simple RFR, (i) if the RFR for such Benchmark is SOFR, then four (4) RFR Business Days prior to (A) if the date of such setting is an RFR Business Day, such date or (B) if the date of such setting is not an RFR Business Day, the RFR Business Day immediately preceding such date, and (ii) if the RFR for such Benchmark is SONIA, then one (1) RFR Business Day prior to (A) if the date of such setting is an RFR Business Day, such date or (B) if the date of such setting is not an RFR Business Day, the RFR Business Day immediately preceding such date, (b) if such Benchmark is a Eurocurrency Rate, (i) if the applicable Eurocurrency Rate for such Benchmark is based upon EURIBOR, then 11:00 a.m. (Brussels time) on the day that is two (2) Eurocurrency Banking Days preceding the date of such setting, (ii) if the applicable Eurocurrency Rate for such Benchmark is based upon TIBOR, then 11:00 a.m. (Tokyo time) on the day that is two (2) Eurocurrency Banking Days preceding the date of such setting, and (iii) if such applicable Eurocurrency Rate for such Benchmark is based upon the CDOR Rate, then 10:00 a.m. (Toronto time) on the day that is one (1) Eurocurrency Banking Day preceding the date of such setting, and (c) otherwise, then the time determined by the Administrative Agent, including in accordance with the Benchmark Replacement Conforming Changes.

“Register” has the meaning set forth in Section 11.06(c).

~~“Related Adjustments” means, in determining any LIBOR Successor Rate, the first relevant available alternative set forth in the order below that can be determined by the Administrative Agent applicable to such LIBOR Successor Rate:~~

~~(A) the spread adjustment, or method for calculating or determining such spread adjustment, that has been selected or recommended by the Relevant Governmental Body for the relevant Pre-Adjustment Successor Rate (taking into account the interest period, interest payment date or payment period for interest calculated and/or tenor thereto) and which adjustment or method (x) is published on an information service as selected by the Administrative Agent from time to time in its reasonable discretion or (y) solely with respect to Term SOFR, if not currently published, which was previously so recommended for Term SOFR and published on an information service acceptable to the Administrative Agent; or~~

~~(B) the spread adjustment that would apply (or has previously been applied) to the fallback rate for a derivative transaction referencing the ISDA Definitions (taking into account the interest period, interest payment date or payment period for interest calculated and/or tenor thereto).~~

“Related Parties” means, with respect to any Person, such Person’s Affiliates and the partners, directors, officers, employees, agents and advisers of such Person and of such Person’s Affiliates.

“Related Real Property Documents” means with respect to any Real Property subject to a Mortgage, the following, in form and substance reasonably satisfactory to the Administrative Agent (a) a mortgagee title policy (or binder therefor) insuring the Administrative Agent’s interest under the Mortgage, by a nationally recognized title insurance company reasonably acceptable to the Administrative Agent, in an amount equal to the Value of the Real Property subject to the Mortgage, which must be fully paid on such effective date; (b) an as-built survey of the Real Property, containing a metes-and-bounds property description and certified by a licensed surveyor reasonably acceptable to the Administrative Agent that reflects the current improvements; (c) (i) a completed Flood Certificate, which Flood Certificate shall (x) be addressed to the Administrative Agent and (y) otherwise comply with the Flood Program; (ii) if the Flood Certificate states that such Real Property is located in a Flood Zone, the applicable Loan Party’s written acknowledgment of receipt of written notification from the Administrative Agent (x) as to the existence of such Real Property and (y) as to whether the community in which each Real Property is located is participating in the Flood Program; and (iii) if such Real Property is located in a Flood Zone and is located in a community that participates in the Flood Program, evidence that the Borrower has obtained a policy of flood insurance that is in compliance with all applicable requirements of the Flood Program; (d) a current appraisal of the Real Property within 6 months of the relevant Real Property becoming Eligible Real Property, prepared by an appraiser reasonably acceptable to the Lenders, (e) environmental reports, including Phase I reports and (f) opinions of local counsel with respect to the due authorization, execution, delivery and enforceability of the Mortgage.

“Released Guarantors” has the meaning set forth in Section 10.10.

“Relevant Governmental Body” means (a) with respect to a Benchmark Replacement in respect of Obligations, interest, fees, commissions or other amounts denominated in, or calculated with respect to, Dollars, the Federal Reserve Board and/or the Federal Reserve Bank of New York, or a committee officially endorsed or convened by the Federal Reserve Board and/or the Federal Reserve Bank of New York~~.~~ and (b) with respect to a Benchmark Replacement in respect of Obligations, interest, fees, commissions or other amounts denominated in, or calculated with respect to, any Alternative Currency, (i) the central bank for the Currency in which such Obligations, interest, fees, commissions or other amounts are denominated, or calculated with respect to, or any central bank or other supervisor which is responsible for supervising either (A) such Benchmark Replacement or (B) the administrator of such Benchmark Replacement or (ii) any working group or committee officially endorsed or convened by (A) the central bank for the Currency in which such Obligations, interest, fees, commissions or other amounts are denominated, or calculated with respect to, (B) any central bank or other supervisor that is responsible for supervising either (1) such Benchmark Replacement or (2) the administrator of such Benchmark Replacement, (C) a group of those central banks or other supervisors or (D) the Financial Stability Board or any part thereof.

“Rent Reserve” means a reserve not to exceed three months’ rent; provided that (i) no Rent Reserve shall be established against any Collateral located on a location which is subject to a Lien Waiver; (ii) no Rent Reserve shall be established against any Collateral prior to 90 days after the Closing Date and (iii) a Rent Reserve shall only be established against Eligible Inventory in a leased location that is located in a state in which a landlord’s claim for rent has priority by operation of law over the Lien of the Administrative Agent on any of the Collateral consisting of Eligible Inventory.

“Reportable Event” means any of the events set forth in Section 4043(c) of ERISA, other than events for which the thirty-day notice period has been waived.

“Required Lenders” means, at any time, Lenders holding in the aggregate more than 50% of (a) the unfunded Commitments and the outstanding Loans, L/C Obligations and participations therein or (b) if the Commitments have been terminated, the outstanding Loans, L/C Obligations and participations therein. The unfunded Commitments of, and the outstanding Loans, L/C Obligations and participations therein held or deemed held by, any Defaulting Lender shall be excluded for purposes of making a determination of Required Lenders.

“Rescindable Amount” has the meaning set forth in Section  2.12(b)(~~ii~~iii ).

“Resolution Authority” means an EEA Resolution Authority or, with respect to any UK Financial Institution, a UK Resolution Authority.

“Responsible Officer” means the chief executive officer, president, chief financial officer, treasurer, assistant treasurer or controller of a Loan Party, and solely for purposes of the delivery of incumbency certificates pursuant to Section 5.01, the secretary or any assistant secretary of a Loan Party and, solely for purposes of notices given pursuant to Article II, any other officer or employee of the applicable Loan Party so designated by any of the foregoing officers in a notice to the Administrative Agent or any other officer or employee of the applicable Loan Party designated in or pursuant to an agreement between the applicable Loan Party and the Administrative Agent. Any document delivered hereunder that is signed by a Responsible Officer of a Loan Party shall be conclusively presumed to have been authorized by all necessary corporate, partnership and/or other action on the part of such Loan Party and such Responsible Officer shall be conclusively presumed to have acted on behalf of such Loan Party.

“Restricted Payment” has the meaning set forth in Section 8.03.

“Restricted Subsidiary” means each Subsidiary of the Company ~~other than any Unrestricted Subsidiary~~. Each Subsidiary of the Company that is a Borrower or a Specified Pledgor shall constitute a Restricted Subsidiary at all times.

“Revaluation Date” means (a) with respect to any Loan, each of the following: (i) each date of a ~~Borrowing of~~borrowing of a SONIA Rate Loan or a Eurocurrency Rate Loan denominated in an Alternative Currency, as applicable, (~~b~~ii ) each date of a continuation of a Eurocurrency Rate Loan or a SONIA Rate Loan, as applicable, denominated in an Alternative Currency pursuant to ~~Section  2.02,~~the terms of this Agreement and (~~c~~iii) such additional dates as the Administrative Agent shall determine or the Required Lenders shall require~~.~~ (it being understood that such frequency is typically daily but may be on a more or less frequent basis as the Administrative Agent shall determine) and (b) with respect to any Letter of Credit, each of the following: (i) each date of issuance, amendment or extension of a Letter of Credit denominated in an Alternative Currency, (ii) each date of any payment by the applicable L/C Issuer under any Letter of Credit denominated in an Alternative Currency, (iii) in the case of all Existing Letters of Credit denominated in Alternative Currencies, the Closing Date, and (iv) such additional dates as the Administrative Agent or the applicable L/C Issuer shall determine or the Required Lenders shall require (it being understood that such frequency is typically daily but may be on a more or less frequent basis as the Administrative Agent shall determine).

“Revolving Commitment” means, as to each Lender, its obligation to (a) make Revolving Loans to the Borrowers pursuant to Section 2.01, (b) purchase participations in L/C Obligations and (c) purchase participations in Swing Line Loans, in an aggregate principal amount at any one time outstanding not to exceed the Dollar amount set forth opposite such Lender’s name on Schedule 2.01 or in the Assignment and Assumption pursuant to which such Lender becomes a party hereto or in any documentation executed by such Lender pursuant to Section 2.01(b), as applicable, as such amount may be adjusted from time to time in accordance with this Agreement.

“Revolving Commitment Increase” has the meaning specified in Section 2.01(b).

“Revolving Commitment Increase Lender” has the meaning specified in Section 2.01(b).

“Revolving Loan” has the meaning specified in Section 2.01(a).

“Revolving Loan CDOR Rate Margin” has the meaning specified therefor in the definition of Applicable Margin.

“Revolving Loan Eurocurrency Rate Margin” has the meaning specified therefor in the definition of Applicable Margin.

“Revolving Loan SOFR Margin” has the meaning set forth in the definition of Applicable Margin.

“Revolving Loan SONIA Rate Margin” has the meaning specified therefor in the definition of Applicable Margin.

“RFR” means, for any Obligations, interest, fees, commissions or other amounts denominated in, or calculated with respect to, (a) Dollars, SOFR, and (b) Sterling, SONIA.

“RFR Administrator” means (a) the SOFR Administrator, and (b) the SONIA Administrator, as applicable.

“RFR Administrator’s Website” means the (a) SOFR Administrator’s Website, and (b) SONIA Administrator’s Website, as applicable.

“RFR Business Day” means, for any Obligations, interest, fees, commissions or other amounts denominated in, or calculated with respect to, (a) Dollars, a U.S Government Securities Business Day, and (b) Sterling, any day except for (i) a Saturday, (ii) a Sunday or (iii) a day on which banks are closed for general business in London; provided, that for purposes of notice requirements in Section 11.02, such day is also a Business Day.

“RFR Deadline” has the meaning specified therefor in Section 2.20(b)(i) of this Agreement.

“RFR Determination Day” has the meaning specified therefor in the definition of Daily Simple RFR.

“RFR Notice” means a written notice in the form of Exhibit 2.20(b)(i) to this Agreement.

“RFR Option” has the meaning specified therefor in Section 2.20(a) of this Agreement.

“RFR Rate Day” has the meaning specified therefor in the definition of “Daily Simple RFR”.

“S&P” means S&P Global Ratings, a division of Standard & Poor’s Financial Services LLC, and any successor thereto.

“Same Day Funds” means (a) with respect to disbursements and payments in Dollars, immediately available funds, and (b) with respect to disbursements and payments in an Alternative Currency, same day or other funds as may be determined by the Administrative Agent or the applicable L/C Issuer, as the case may be, to be customary in the place of disbursement or payment for the settlement of international banking transactions in the relevant Alternative Currency.

“Sanction(s)” means any sanction, law, rule or regulation administered or enforced by the United States Government (including without limitation, OFAC), the United Nations Security Council, the European Union, Her Majesty’s Treasury (“HMT”) or other relevant sanctions authority.

~~“Scheduled Unavailability Date” has the meaning specified in Section 3.03(b).~~

“Secured Cash Management Agreement” means any Cash Management Agreement that is entered into by and between the Company or any of its Subsidiaries and any Cash Management Bank.

“Secured Cash Management Obligations” means the due and punctual payment and performance of all obligations of the Company or any of its Subsidiaries (including overdrafts and related liabilities) under each Secured Cash Management Agreement.

“Secured Cash Management Reserve” means the aggregate amount of reserves established by the Administrative Agent from time to time in its Permitted Discretion in respect of, the outstanding Secured Cash Management Obligations under Qualified Secured Cash Management Agreements; provided that such reserve shall at all times equal to the maximum amount of all Qualified Secured Cash Management Agreements outstanding at such time, as may be updated from time to time by written notice to the Administrative Agent from the Company and the applicable Cash Management Bank (so long as the taking of a Secured Cash Management Reserve at such time in such updated amount would not cause an Overadvance); provided, further, that no such reserve shall be taken with respect to any Secured Cash Management Obligations other than Secured Cash Management Obligations owed under Qualified Secured Cash Management Agreements.

“Secured Hedge Agreement” means any interest rate or foreign currency Swap Contract permitted hereunder that is entered into by and between the Company or any of its Subsidiaries and any Hedge Bank.

~~“Secured Hedge Obligations” means the due and punctual payment and performance of all obligations of the Company or any of its Subsidiaries under each Secured Hedge Agreement; provided that the Secured Hedge Obligations shall exclude any Excluded Swap Obligations.~~

“Secured Hedge Agreement Reserve” means the aggregate amount of reserves established by the Administrative Agent from time to time in its Permitted Discretion in respect of, the outstanding the Secured Hedge Obligations under Qualified Secured Hedge Agreements; provided that such reserve shall at all times equal to the maximum amount of all Qualified Secured Hedge Agreements outstanding at such time, as may be updated from time to time by written notice to the Administrative Agent from the Company and the applicable Hedge Bank (so long as the taking of a Secured Hedge Agreement Reserve at such time in such updated amount would not cause an Overadvance); provided, further, that no such reserve shall be taken with respect to any Secured Hedge Obligations other than Secured Hedge Obligations owed under Qualified Secured Hedge Agreements.

“Secured Hedge Obligations” means the due and punctual payment and performance of all obligations of the Company or any of its Subsidiaries under each Secured Hedge Agreement; provided that the Secured Hedge Obligations shall exclude any Excluded Swap Obligations.

“Secured Obligations” means (a) the Obligations, (b) the Secured Hedge Obligations, and (c) the Secured Cash Management Obligations.

“Secured Parties” means, collectively, the Administrative Agent, the Lenders, the Swing Line Lenders, the L/C Issuers, the Hedge Banks, the Cash Management Banks, each co-agent or sub-agent appointed by the Administrative Agent from time to time pursuant to Section 10.05, and the other Persons the Obligations owing to which are or are purported to be secured by the Collateral under the terms of the Collateral Documents.

“Security Agreement” means, in each case, as may be amended, modified, supplemented and/or restated, and together with each other security agreement and joinder agreement to the security agreement delivered hereunder, the amended and restated security agreement in substantially the form of Exhibit 5.01(a)(x) hereto.

~~“SOFR” with respect to any Business Day means the secured overnight financing rate published for such day by the Federal Reserve Bank of New York, as the administrator of the benchmark (or a successor administrator) on the Federal Reserve Bank of New York’s website (or any successor source) at approximately 8:00 a.m. (New York City time) on the immediately succeeding Business Day and, in each case, that has been selected or recommended by the Relevant Governmental Body.~~

“SOFR” means a rate equal to the secured overnight financing rate as administered by the SOFR Administrator.

“SOFR Administrator” means the Federal Reserve Bank of New York (or a successor administrator of the secured overnight financing rate).

“SOFR Administrator’s Website” means the website of the Federal Reserve Bank of New York, currently at http://www.newyorkfed.org, or any successor source for the secured overnight financing rate identified as such by the SOFR Administrator from time to time.

“SOFR Deadline” has the meaning specified therefor in Section 2.20(b)(i) of this Agreement.

“SOFR Rate Loan” means each portion of a Revolving Loan that bears interest at a rate determined by, Adjusted Term SOFR, other than pursuant to clause (c) of the definition of Base Rate).

“SOFR Rate Margin” means the Revolving Loan SOFR Margin.

“Solvent” and “Solvency” mean, with respect to any Person on any date of determination, that on such date (a) the fair value of the property of such Person is greater than the total amount of liabilities, including contingent liabilities, of such Person, (b) the present fair salable value of the assets of such Person is not less than the amount that will be required to pay the probable liability of such Person on its debts as they become absolute and matured, (c) such Person does not intend to, and does not believe that it will, incur debts or liabilities beyond such Person’s ability to pay such debts and liabilities as they mature, (d) such Person is not engaged in business or a transaction, and is not about to engage in business or a transaction, for which such Person’s property would constitute an unreasonably small capital, and (e) such Person is able to pay its debts and liabilities, contingent obligations and other commitments as they mature in the ordinary course of business. The amount of contingent liabilities at any time shall be computed as the amount that, in the light of all the facts and circumstances existing at such time, represents the amount that can reasonably be expected to become an actual or matured liability.

“SONIA” means a rate equal to the Sterling Overnight Index Average for such RFR Business Day.

“SONIA Adjustment” means, for any calculation, a percentage per annum equal to 0.1193%.

“SONIA Administrator” means the Bank of England (or any successor administrator of the Sterling Overnight Index Average).

“SONIA Administrator’s Website” means the Bank of England’s website, currently at http://www.bankofengland.co.uk, or any successor source for the Sterling Overnight Index Average identified as such by the SONIA Administrator from time to time.

“SONIA Determination Day” has the meaning specified therefor in the definition of Daily Simple RFR.

“SONIA Rate Loan” means each portion of a Revolving Loan that bears interest at a rate determined by reference to the Adjusted Daily Simple SONIA.

“SONIA Rate Margin” means the Revolving Loan SONIA Rate Margin, as applicable.

“Special Notice Currency” means at any time an Alternative Currency, other than the currency of a country that is a member of the Organization for Economic Cooperation and Development at such time located in North America or Europe.

“Specified Default” means any Event of Default arising under Section 9.01(a), (b), (c) (but only to the extent due to the delivery of a materially incorrect Borrowing Base Report), (d) (but only to the extent due to failure to timely delivery a Borrowing Base Report, failure to comply with the Springing Fixed Charge Covenant or failure to comply with Sections 7.13(c), or 7.15) or (f).

“Specified Merger Agreement Representations” means the representations and warranties made by (or with respect to) the Acquired Business (as defined in the Delta Merger Agreement) in the Delta Merger Agreement as are material to the interests of the Lenders, but only to the extent that the Purchaser (or its applicable affiliate has) the right to terminate its obligations under the Delta Merger Agreement or decline to consummate the Delta Merger as a result of a breach of such representations and warranties (as determined without giving effect to any waiver, amendment or other modification thereto that is materially adverse to the interests of the Lenders).

“Specified Representations” means the representations and warranties of the Borrower set forth in Sections 6.01(a), 6.01(b)(i)(w), (x) and (z)(A), 6.01(d), 6.01(h), 6.01(i), 6.01(k), 6.01(x), 6.01(y), the last sentence of Section 6.01(z) and 6.01(bb).

“Specified Loan Party” means any Loan Party that is not an “eligible contract participant” under the Commodity Exchange Act (determined prior to giving effect to Section 4.08).

“Specified Pledgor” means any direct or indirect domestic subsidiary of the Company that is not a Loan Party that holds Equity Interest of a first tier Foreign Subsidiary; provided that, for purposes of the definition of Specified Pledgor, the Equity Interests of Courier Tecnologia em Serviços Gráficos and Consolidated Graphics de Mexico S. de R.L. de C.V. shall not constitute Equity Interest of a first tier Foreign Subsidiary so long as Courier Tecnologia em Serviços Gráficos and Consolidated Graphics de Mexico S. de R.L. de C.V. have no material assets. As of the Closing Date, the Specified Pledgor is RRD Netherlands, LLC.

“Spot Rate” ~~for a currency means~~means for a Currency, on any relevant date of determination, the rate determined by the Administrative Agent or the ~~applicable~~ L/C Issuer, as applicable, ~~to be the rate quoted by the Person acting in such capacity~~ as the spot rate for the purchase ~~by such Person~~ of such currency with another currency through its principal foreign exchange trading office ~~at approximately 12:00 noon on the date two Business Days prior to the date as of which the foreign exchange computation is made~~on the date of such determination (it being understood that such determination is typically made at approximately 1:30 p.m. London time, but the determination time may be adjusted from time to time, based on current system configurations); provided that the Administrative Agent or ~~such~~the L/C Issuer, as applicable, may obtain such spot rate from another financial institution designated by the Administrative Agent or ~~such~~the L/C Issuer ~~if the Person acting in such capacity~~, as applicable, if it does not have as of the date of determination a spot buying rate for any such currency~~; and provided further that such L/C Issuer may use such spot rate quoted on the date as of which the foreign exchange computation is made in the case of any Letter of Credit denominated in an Alternative Currency~~.

“Springing Fixed Charge Covenant” means the covenant set forth in Section 8.05.

“Sterling” means the lawful currency of the United Kingdom.

“Subsidiary” means, with respect to any Person, any corporation, partnership, joint venture, limited liability company, association or other business entity (a) of which a majority of the shares of Voting Stock is at the time beneficially owned by such Person, (b) over which such Person has the ability to direct the management, or (c) whose financial results are consolidated into the financial statements of such Person. Unless otherwise specified, all references herein to a “Subsidiary” or to “Subsidiaries” shall refer to a Subsidiary or Subsidiaries of the Company. For the avoidance of doubt, for all purposes under the Loan Documents, for so long as a majority of the shares of Voting Stock of Shenzhen Donnelley Printing Co., Ltd. are not both legally and beneficially owned by a Loan Party, (x) Shenzhen Donnelley Printing Co., Ltd. shall not be a first tier Foreign Subsidiary of a Loan Party and (y) notwithstanding the definition of “Excluded Property” herein or in the Security Agreement, the Equity Interests of Shenzhen Donnelley Printing Co., Ltd. shall constitute “Excluded Property”.

“Supermajority Lenders” means, at any time, Lenders holding in the aggregate more than 66 2/3% of (a) the unfunded Commitments and the outstanding Loans, L/C Obligations and participations therein or (b) if the Commitments have been terminated, the outstanding Loans, L/C Obligations and participations therein. The unfunded Commitments of, and the outstanding Loans, L/C Obligations and participations therein held or deemed held by, any Defaulting Lender shall be excluded for purposes of making a determination of Supermajority Lenders.

“Swap Contract” means (a) any and all rate swap transactions, basis swaps, credit derivative transactions, forward rate transactions, commodity swaps, commodity options, forward commodity contracts, equity or equity index swaps or options, bond or bond price or bond index swaps or options or forward bond or forward bond price or forward bond index transactions, interest rate options, forward foreign exchange transactions, cap transactions, floor transactions, collar transactions, currency swap transactions, cross-currency rate swap transactions, currency options, spot contracts, or any other similar transactions or any combination of any of the foregoing (including any options to enter into any of the foregoing), whether or not any such transaction is governed by or subject to any master agreement, and (b) any and all transactions of any kind, and the related confirmations, which are subject to the terms and conditions of, or governed by, any form of master agreement published by the International Swaps and Derivatives Association, Inc., any International Foreign Exchange Master Agreement, or any other master agreement (any such master agreement, together with any related schedules, a “Master Agreement”), including any such obligations or liabilities under any Master Agreement.

“Swap Obligation” means, with respect to any Guarantor any obligation to pay or perform under any agreement, contract or transaction that constitutes a “swap” within the meaning of Section 1a(47) of the Commodity Exchange Act.

“Swap Termination Value” means, in respect of any one or more Swap Contracts, after taking into account the effect of any legally enforceable netting agreement relating to such Swap Contracts, the termination value thereof.

“Swing Line Borrowing” means a borrowing of a Swing Line Loan pursuant to Section 2.04.

“Swing Line Lender” means ~~Bank of America in its capacity as provider of Swing Line Loans, or any successor swing line lender hereunder.~~Wells Fargo Bank, National Association (London Branch) or any other lender that, at the request of Borrowers and with the consent of the Administrative Agent agrees, in such Lender’s sole discretion, to become the Swing Line Lender pursuant to Section 2.04 of this agreement.

“Swing Line Loan” has the meaning specified in Section 2.04(a).

“Swing Line Loan Notice” means a notice of a Swing Line Borrowing pursuant to Section 2.04(b), which shall be substantially in the form of Exhibit 2.04 or such other form as approved by the Administrative Agent (including any form on an electronic platform or electronic transmission system as shall be approved by the Administrative Agent), appropriately completed and signed by a Responsible Officer of the Borrower.

“Swing Line Sublimit” means an amount equal to the lesser of (a) $50,000,000 and (b) the Revolving Commitments. The Swing Line Sublimit is part of, and not in addition to, the Revolving Commitments.

“TARGET Day” means any day on which the Trans-European Automated Real-time Gross Settlement Express Transfer (TARGET) payment system (or, if such payment system ceases to be operative, such other payment system (if any) determined by the Administrative Agent to be a suitable replacement) is open for the settlement of payments in Euro.

“Taxes” means all present or future taxes, levies, imposts, duties, deductions, withholdings (including backup withholding), assessments, fees or other charges imposed by any Governmental Authority, including any interest, additions to tax or penalties applicable thereto.

“Term Loan Agent” shall mean ~~Bank of America~~Jefferies Finance LLC, in its capacity as administrative agent and collateral agent under the Term Loan Documents, and any successor administrative agent or collateral agent under the Term Loan Credit Agreement.

~~“Term Loan Documents” shall mean the Term Loan Credit Agreement, any guarantees issued thereunder and the collateral and security documents (and intercreditor agreements) entered into in connection therewith.~~

“Term Loan Credit Agreement” shall mean the term loan credit agreement entered into on October 15, 2018, amended as of the Amendment No. ~~1~~4 Effective Date and as the same may be amended, amended and restated, modified, supplemented, extended or renewed from time to time in accordance with the terms hereof (including by reference to the Intercreditor Agreement) and thereof, among the Company, ~~the Guarantors party thereto,~~ certain lenders party thereto and the Term Loan Agent.

“Term Loan Documents” shall mean the Term Loan Credit Agreement, any guarantees issued thereunder and the collateral and security documents (and intercreditor agreements) entered into in connection therewith.

“Term SOFR” means,

(a) for any calculation with respect to a SOFR Rate Loan, the Term SOFR Reference Rate for a tenor comparable to the applicable Interest Period on the day (such day, the “Periodic Term SOFR Determination Day”) that is two (2) RFR Business Days prior to the first day of such Interest Period, as such rate is published by the Term SOFR Administrator; provided, however, that if as of 5:00 p.m. (New York City time) on any Periodic Term SOFR Determination Day the Term SOFR Reference Rate for the applicable tenor has not been published by the Term SOFR Administrator and a Benchmark Replacement Date with respect to the Term SOFR Reference Rate has not occurred, then Term SOFR will be the Term SOFR Reference Rate for such tenor as published by the Term SOFR Administrator on the first preceding RFR Business Day for which such Term SOFR Reference Rate for such tenor was published by the Term SOFR Administrator so long as such first preceding RFR Business Day is not more than three (3) RFR Business Days prior to such Periodic Term SOFR Determination Day, and

(b) for any calculation with respect to a Base Rate Loan on any day, the Term SOFR Reference Rate for a tenor of one month on the day (such day, the “Base Rate Term SOFR Determination Day”) that is two (2) RFR Business Days prior to such day, as such rate is published by the Term SOFR Administrator; provided, however, that if as of 5:00 p.m. (New York City time) on any Base Rate Term SOFR Determination Day the Term SOFR Reference Rate for the applicable tenor has not been published by the Term SOFR Administrator and a Benchmark Replacement Date with respect to the Term SOFR Reference Rate has not occurred, then Term SOFR will be the Term SOFR Reference Rate for such tenor as published by the Term SOFR Administrator on the first preceding RFR Business Day for which such Term SOFR Reference Rate for such tenor was published by the Term SOFR Administrator so long as such first preceding RFR Business Day is not more than three (3) RFR Business Days prior to such Base Rate Term SOFR Determination Day; provided, further, that if Term SOFR determined as provided above (including pursuant to the proviso under clause (a) or clause (b) above) shall ever be less than the Floor, then Term SOFR shall be deemed to be the Floor.

“Term SOFR Adjustment” means, for any calculation, a percentage per annum as set forth below for the applicable Interest Period therefor:

Interest Period	Percentage
One month	0.10%
Three months	0.15%
Six months	0.25%

~~“Term SOFR” means the forward-looking term rate for any period that is approximately (as determined by the Administrative Agent) as long as any of the Interest Period options set forth in the definition of “Interest Period” and that is based on SOFR and that has been selected or recommended by the Relevant Governmental Body, in each case as published on an information service as selected by the Administrative Agent from time to time in its reasonable discretion.~~

“Term SOFR Administrator” means CME Group Benchmark Administration Limited (CBA) (or a successor administrator of the Term SOFR Reference Rate selected by Agent in its reasonable discretion).

“Term SOFR Reference Rate” means the forward-looking term rate based on SOFR.

“Test Period” means the most recent period of four fiscal quarters of the Company ended on or prior to such time in respect of which financial statements have been or were required to be delivered pursuant to Section 7.02(a) or (b) (or, prior to the delivery of any such financials statements, the latest financial statements referred to in Section 6.01(e)).

“TIBOR” has the meaning specified therefor in the definition of Eurocurrency Rate.

“TIBOR Rate” has the meaning specified therefor in the definition of Eurocurrency Rate.

“Total Leverage Ratio” means, on a Pro Forma Basis as of any date of determination, the ratio of (a) Consolidated Debt as of such date, less Unrestricted Cash as of such date, if any, in an amount not to exceed $150,000,000, to (b) Consolidated EBITDA for the most recent four fiscal quarter period preceding such date for which financial statements have been or were required to be delivered pursuant to Section 7.02(a) or (b).

“Total Revolving Outstandings” means the aggregate Outstanding Amount of all Revolving Loans, Swing Line Loans and all L/C Obligations.

“Type” means, with respect to any Loan, its character as a Base Rate Loan, a Eurocurrency Rate Loan, SOFR Rate Loan, or a ~~Floating Eurocurrency~~SONIA Rate Loan.

“UCC” means the Uniform Commercial Code as in effect in the State of New York; provided that, if perfection or the effect of perfection or non-perfection or the priority of any security interest in any Collateral is governed by the Uniform Commercial Code as in effect in a jurisdiction other than the State of New York, “UCC” means the Uniform Commercial Code as in effect from time to time in such other jurisdiction for purposes of the provisions hereof relating to such perfection, effect of perfection or non-perfection or priority.

“Unadjusted Benchmark Replacement” means the applicable Benchmark Replacement excluding the related Benchmark Replacement Adjustment.

“UK Financial Institution” means any BRRD Undertaking (as defined under the PRA Rulebook (as amended from time to time) promulgated by the United Kingdom Prudential Regulation Authority) or any Person subject to IFPRU 11.6 of the FCA Handbook (as amended from time to time) promulgated by the United Kingdom Financial Conduct Authority, which includes certain credit institutions and investment firms, and certain affiliates of such credit institutions or investment firms.

“UK Resolution Authority” means the Bank of England or any other public administrative authority having responsibility for the resolution of any UK Financial Institution.

“Undisclosed Administration” means, in relation to a Lender or its direct or indirect parent company, the appointment of an administrator, provisional liquidator, conservator, receiver, trustee, custodian, or other similar official by a supervisory authority or regulator under or based on the law in the country where such Lender or such parent company is subject to home jurisdiction, if applicable law requires that such appointment not be disclosed.

“United States” means the United States of America.

“Unreimbursed Amount” has the meaning specified in Section 2.03(d)(i).

“Unrestricted Cash” means, as of any date, all unrestricted cash and Permitted Investments of the Company and its Restricted Subsidiaries and all cash and Permitted Investments restricted solely in favor of or pursuant to any Loan Document (and, to the extent also restricted in favor of or pursuant to any Loan Document, (x) any Term Loan Document, (y) any document governing or securing any Debt in the form of “incremental equivalent debt” permitted to be incurred under the Term Loan Credit Agreement as in effect on the Amendment No. 2 Effective Date or (z) any document governing or securing any Debt permitted to be incurred under Section 6.01(o)).

~~“Unrestricted Subsidiary” means any Subsidiary of the Company designated by the board of directors of the Company as an Unrestricted Subsidiary pursuant to Section 7.17, except to the extent redesignated as a Restricted Subsidiary in accordance with such Section 7.17; provided that any Subsidiary of an Unrestricted Subsidiary shall automatically be deemed an Unrestricted Subsidiary.~~

“Unused Line Fee” has the meaning specified in Section 2.09(a).

“USA PATRIOT Act” means the USA PATRIOT Act (Title III of Pub. L. 107-56 (signed into law October 26, 2001)).

“U.S. Government Securities Business Day” means any day except for (i) a Saturday, (ii) a Sunday or (iii) a day on which the Securities Industry and Financial Markets Association, or any successor thereto, recommends that the fixed income departments of its members be closed for the entire day for purposes of trading in United States government securities.

“Value” means (a) for Inventory, its value determined on the basis of the lower of cost or market, calculated on a first-in, first-out basis, (b) for an Account, its face amount, net of any returns, rebates, discounts (calculated on the shortest terms), credits, unapplied cash payments, allowances or Taxes (including sales, excise or other taxes) that have been or could be claimed by the Account Debtor or any other Person and (c) for Real Property, its fair market value, (it being understood that, to the extent an appraisal has been done on such Real Property, the fair market value of such Real Property shall be determined as of the most recent appraisal with respect to such Real Property).

“Voting Stock” means capital stock issued by a corporation, or equivalent interests in any other Person, the holders of which are ordinarily, in the absence of contingencies, entitled to vote for the election of directors (or persons performing similar functions) of such Person, even if the right so to vote has been suspended by the happening of such a contingency.

“Wells Fargo” means Wells Fargo Bank, National Association, a national banking association.

“Wholly Owned Subsidiary” means, as to any Person, (a) any corporation 100% of whose common stock (other than directors’ qualifying shares or similar nominal shares to the extent required under applicable legal requirements) is at the time owned by such Person and/or one or more Wholly Owned Subsidiaries of such Person and (b) any partnership, association, joint venture, limited liability company or other entity in which such Person and/or one or more Wholly Owned Subsidiaries of such Person have 100% of the common equity interests (other than directors’ qualifying shares or similar nominal shares to the extent required under applicable legal requirements) at such time.

“Write-Down and Conversion Powers” means, (a) with respect to any EEA Resolution Authority, the write-down and conversion powers of such EEA Resolution Authority from time to time under the Bail-In Legislation for the applicable EEA Member Country, which write-down and conversion powers are described in the EU Bail-In Legislation Schedule, and (b) with respect to the United Kingdom, any powers of the applicable Resolution Authority under the Bail-In Legislation to cancel, reduce, modify or change the form of a liability of any UK Financial Institution or any contract or instrument under which that liability arises, to convert all or part of that liability into shares, securities or obligations of that person or any other person, to provide that any such contract or instrument is to have effect as if a right had been exercised under it or to suspend any obligation in respect of that liability or any of the powers under that Bail-In Legislation that are related to or ancillary to any of those powers.

“Yen” means the lawful currency of Japan.

Section 1.02 Other Interpretive Provisions . With reference to this Agreement and each other Loan Document, unless otherwise specified herein or in such other Loan Document:

(a) The definitions of terms herein shall apply equally to the singular and plural forms of the terms defined. Whenever the context may require, any pronoun shall include the corresponding masculine, feminine and neuter forms. The words “include,” “includes” and “including” shall be deemed to be followed by the phrase “without limitation.” The word “will” shall be construed to have the same meaning and effect as the word “shall.” Unless the context requires otherwise, (i) any definition of or reference to any agreement, instrument or other document (including any organization document) shall be construed as referring to such agreement, instrument or other document as from time to time amended, supplemented, restated, amended and restated, extended or otherwise modified (subject to any restrictions on such amendments, supplements or modifications set forth herein or in any other Loan Document), (ii) any reference herein to any Person shall be construed to include such Person’s successors and assigns, (iii) the words “hereto,” “herein,” “hereof” and “hereunder,” and words of similar import when used in any Loan Document, shall be construed to refer to such Loan Document in its entirety and not to any particular provision thereof, (iv) all references in a Loan Document to Articles, Sections, Exhibits and Schedules shall be construed to refer to Articles and Sections of, and Exhibits and Schedules to, the Loan Document in which such references appear, (v) any reference to any law shall include all statutory and regulatory provisions consolidating, amending, replacing or interpreting such law and any reference to any law or regulation shall, unless otherwise specified, refer to such law or regulation as amended, modified or supplemented from time to time, and (vi) the words “asset” and “property” (except when used as accounting terms, in which case GAAP shall apply) shall be construed to have the same meaning and effect and to refer to any and all tangible and intangible assets and properties, including cash, securities, accounts and contract rights.

(b) In the computation of periods of time from a specified date to a later specified date, the word “from” means “from and including”; the words “to” and “until” each mean “to but excluding”; and the word “through” means “to and including.”

(c) Section headings herein and in the other Loan Documents are included for convenience of reference only and shall not affect the interpretation of this Agreement or any other Loan Document.

(d) Any reference herein to a merger, transfer, consolidation, amalgamation, consolidation, assignment, sale, disposition or transfer, or similar term, shall be deemed to apply to a division of or by a limited liability company, or an allocation of assets to a series of a limited liability company (or the unwinding of such a division or allocation), as if it were a merger, transfer, consolidation, amalgamation, consolidation, assignment, sale, disposition or transfer, or similar term, as applicable, to, of or with a separate Person. Any division of a limited liability company shall constitute a separate Person hereunder (and each division of any limited liability company that is a Subsidiary, joint venture or any other like term shall also constitute such a Person or entity).

Section 1.03 Accounting Terms .

(a) Generally. Except as otherwise specifically prescribed herein, all accounting terms not specifically or completely defined herein shall be construed in conformity with, and all financial data (including financial ratios and other financial calculations) required to be submitted pursuant to this Agreement shall be prepared in conformity with, GAAP applied on a consistent basis, as in effect from time to time, applied in a manner consistent with that used in preparing the statements referenced in Section 6.01(e). Notwithstanding the foregoing, for purposes of determining compliance with any covenant (including the computation of any financial covenant) contained herein, Debt of the Company and its Restricted Subsidiaries shall be deemed to be carried at 100% of the outstanding principal amount thereof, and the effects of FASB ASC 825 on financial liabilities shall be disregarded. Notwithstanding the foregoing or any other provision contained herein or in any other Loan Document, including Section 1.03(b) below, any obligations related to a lease (whether now or hereafter existing) that would be accounted for by such Person as an operating lease in accordance with GAAP as of the Closing Date (whether or not such lease exists as of the Closing Date or is thereafter entered into) shall be accounted for as an operating lease and not a capital lease for all purposes under this Agreement and the other Loan Documents.

(b) Changes in GAAP. If at any time any change in GAAP would affect the computation of any financial ratio or requirement set forth in any Loan Document, and either the Company or the Administrative Agent shall so request, the Administrative Agent and the Company shall negotiate in good faith to amend such ratio or requirement to preserve the original intent thereof in light of such change in GAAP. Upon any agreement between the Company and the Administrative Agent as to any such amendment, the Administrative Agent shall provide the Lenders with prompt written notice of such amendment. Unless the Required Lenders shall have objected to such amendment within ten Business Days after the Lenders shall have been notified thereof by the Administrative Agent, such amendment shall become effective and shall be binding on all parties hereto; provided that, until so amended, (i) such ratio or requirement shall continue to be computed in accordance with GAAP prior to such change therein and (ii) the Company shall provide to the Administrative Agent and the Lenders financial statements and other documents required under this Agreement or as reasonably requested hereunder setting forth a reconciliation between calculations of such ratio or requirement made before and after giving effect to such change in GAAP.

Section 1.04 Rounding . Any financial ratios required to be maintained by the Company pursuant to this Agreement shall be calculated by dividing the appropriate component by the other component, carrying the result to one place more than the number of places by which such ratio is expressed herein and rounding the result up or down to the nearest number (with a rounding-up if there is no nearest number).

Section 1.05 Exchange Rates; Currency Equivalents .

(a) The Administrative Agent shall determine the Spot Rates as of each Revaluation Date to be used for calculating Dollar Equivalent amounts of Credit Extensions and Outstanding Amounts denominated in Alternative Currencies. Such Spot Rates shall become effective as of such Revaluation Date and shall be the Spot Rates employed in converting any amounts between the applicable currencies until the next Revaluation Date to occur. Except for purposes of financial statements delivered by the Company hereunder or calculating the financial covenant hereunder or except as otherwise provided herein, the applicable amount of any currency (other than Dollars) for purposes of the Loan Documents shall be such Dollar Equivalent amount as so determined by the Administrative Agent.

(b) Wherever in this Agreement in connection with a Borrowing, conversion, continuation or prepayment of a Eurocurrency Rate Loan or a SONIA Loan or the issuance, amendment or extension of a Letter of Credit, an amount, such as a required minimum or multiple amount, is expressed in Dollars, but such Borrowing ~~or Eurocurrency Rate Loan,~~, Loan or Letter of Credit is denominated in an Alternative Currency, such amount shall be the relevant Alternative Currency Equivalent of such Dollar amount (rounded to the nearest unit of such Alternative Currency, with 0.5 of a unit being rounded upward), as determined by the Administrative Agent or the applicable L/C Issuer, as the case may be.

~~(c) The Administrative Agent does not warrant, nor accept responsibility, nor shall the Administrative Agent have any liability with respect to the administration, submission or any other matter related to the rates in the definition of “Eurocurrency Rate” or with respect to any comparable or successor rate thereto.~~

(c) The interest rate on Loans denominated in Dollars or an Alternative Currency may be determined by reference to a benchmark rate that is, or may in the future become, the subject of regulatory reform or cessation. Regulators have signaled the need to use alternative reference rates for some of these benchmark rates and, as a result, such benchmark rates may cease to comply with applicable laws and regulations, may be permanently discontinued or the basis on which they are calculated may change. The Administrative Agent does not warrant or accept any responsibility for, and shall not have any liability with respect to (a) the continuation of, administration of, submission of, calculation of or any other matter related to any rates in the definition of any Benchmark, or any component definition thereof or rates referenced in the definition thereof or with respect to any alternative, successor or replacement rate thereto (including any Benchmark Replacement), including whether the composition or characteristics of any such alternative, successor or replacement rate (including any then-current Benchmark or any Benchmark Replacement) as it may or may not be adjusted pursuant to Section 2.20(d)(iii), will be similar to, or produce the same value or economic equivalence of, or have the same volume or liquidity as, such Benchmark or any other Benchmark prior to its discontinuance or unavailability, or (b) the effect, implementation or composition of any Benchmark Replacement Conforming Changes. The Administrative Agent and its affiliates or other related entities may engage in transactions that affect the calculation of any Benchmark, any alternative, successor or replacement rate (including any Benchmark Replacement) or any relevant adjustments thereto and such transactions may be adverse to Borrowers. The Administrative Agent may select information sources or services in its reasonable discretion to ascertain any Benchmark, any component definition thereof or rates referenced in the definition thereof, in each case pursuant to the terms of this Agreement, and shall have no liability to any Borrower, any Lender or any other person or entity for damages of any kind, including direct or indirect, special, punitive, incidental or consequential damages, costs, losses or expenses (whether in tort, contract or otherwise and whether at law or in equity), for any error or calculation of any such rate (or component thereof) provided by any such information source or service. Each determination of any Benchmark (or any Benchmark Replacement) shall be made by the Administrative Agent and shall be conclusive in the absence of manifest error.

Section 1.06 Additional Alternative Currencies .

(a) The Company may from time to time request that ~~Eurocurrency Rate~~ Loans be made and/or Letters of Credit be issued in a currency other than those specifically listed in the definition of “Alternative Currency”; provided that such requested currency is a lawful currency (other than Dollars) that is readily available and freely transferable and convertible into Dollars. In the case of any such request with respect to the making of ~~Eurocurrency Rate~~ Loans, such request shall be subject to the approval of the Administrative Agent and the Lenders that would be obligated to make Credit Extensions denominated in such requested currency.

(b) Any such request shall be made to the Administrative Agent not later than 12:00 noon, ten Business Days prior to the date of the desired Credit Extension (or such other time or date as may be agreed by the Administrative Agent). In the case of any such request ~~pertaining to Eurocurrency Rate Loans~~, the Administrative Agent shall promptly notify each Lender thereof. Each Lender shall notify the Administrative Agent, not later than 12:00 noon, two Business Days after receipt of such request whether it consents, in its reasonable discretion, to the making of ~~Eurocurrency Rate~~ Loans in such requested currency.

(c) Any failure by a Lender to respond to such request within the time period specified in the preceding sentence shall be deemed to be a refusal by such Lender to ~~permit Eurocurrency Rate~~ Loans to be made in such requested currency. If the Administrative Agent and all the Lenders that would be obligated to make Credit Extensions denominated in such requested currency consent to making ~~Eurocurrency Rate~~ Loans in such requested currency, the Administrative Agent shall so notify the Company and such currency shall thereupon be deemed for all purposes to be an Alternative Currency hereunder for purposes of any Borrowings ~~of Eurocurrency Rate Loans~~at the applicable rate. If the Administrative Agent shall fail to obtain consent to any request for an additional currency under this Section 1.06, the Administrative Agent shall promptly so notify the Company.

(d) In connection with any approved request for an Alternative Currency pursuant to this Section 1.06, Administrative Agent will have the right to make any technical, administrative or operational changes that the Administrative Agent decides may be appropriate to reflect the inclusion of such Alternative Currency and the adoption and implementation of the benchmark rate applicable thereto and to permit the administration thereof by the Administrative Agent from time to time and, notwithstanding anything to the contrary herein or in any other Loan Document, any amendments implementing such changes will become effective without any further action or consent of any other party to this Agreement or any other Loan Document.

(e)

Section 1.07 Change of Currency .

(a) Each obligation of the Borrowers to make a payment denominated in the national currency unit of any member state of the European Union that adopts the Euro as its lawful currency after the ~~date hereof~~Closing Date shall be redenominated into Euro at the time of such adoption (in accordance with the EMU Legislation). If, in relation to the currency of any such member state, the basis of accrual of interest expressed in this Agreement in respect of that currency shall be inconsistent with any convention or practice in the London interbank market for the basis of accrual of interest in respect of the Euro, such expressed basis shall be replaced by such convention or practice with effect from the date on which such member state adopts the Euro as its lawful currency; provided that if any Borrowing in the currency of such member state is outstanding immediately prior to such date, such replacement shall take effect, with respect to such Borrowing, at the end of the then current Interest Period.

(b) Each provision of this Agreement shall be subject to such reasonable changes of construction as the Administrative Agent may from time to time specify to be appropriate to reflect the adoption of the Euro by any member state of the European Union and any relevant market conventions or practices relating to the Euro.

(c) In connection with Alternative Currency, each provision of this Agreement also shall be subject to such reasonable changes of construction as the Administrative Agent may from time to time specify to be appropriate to reflect a change in currency of any other country and any relevant market conventions or practices relating to the change in currency.

Section 1.08 Times of Day; Business Day .

(a) Unless otherwise specified, all references herein to times of day shall be references to Eastern time (daylight or standard, as applicable).

(b) If any report, certificate or other information required to be furnished by the Borrower or any other Loan Party is due on any day that is not a Business Day, it shall be deemed due on the next succeeding Business Day.

Section 1.09 Letter of Credit Amounts . Unless otherwise specified herein, the amount of a Letter of Credit at any time shall be deemed to be the stated amount of such Letter of Credit in effect at such time; provided, however, that with respect to any Letter of Credit that, by its terms or the terms of any Issuer Document related thereto, provides for one or more automatic increases in the stated amount thereof, the amount of such Letter of Credit shall be deemed to be maximum stated amount of such Letter of Credit after giving effect to all such increases, whether or not such maximum stated amount is in effect at such time.

Section 1.10 [Reserved] .

Section 1.11 Limited Conditionality . Notwithstanding anything in this Agreement or any Loan Document to the contrary (but subject to the last sentence of this Section 1.11), when (i) calculating any applicable ratio in connection with incurrence of Debt, the creation of Liens, the making of any Disposition, the making of an Investment, the making of any Restricted Payment or the repayment of Debt or (ii) determining compliance with any provision of this Agreement which requires that no Default or Event of Default has occurred, is continuing or would result therefrom and/or that representations and warranties be true and correct, in the case of each of clauses (i) and (ii) in connection with a Limited Condition Transaction, the date of determination of such ratio, of whether any Default or Event of Default has occurred, is continuing or would result therefrom and whether the representations and warranties are true and correct shall, at the option of the Company (the Company’s election to exercise such option in connection with any Limited Condition Transaction, an “LCT Election”), be deemed to be the date the definitive agreements for such Limited Condition Transaction are entered into (the “LCT Test Date”). If on a Pro Forma Basis after giving effect to such Limited Condition Transaction and the other transactions to be entered into in connection therewith (including any incurrence of Debt and the use of proceeds thereof) such ratios and other provisions are calculated as if such Limited Condition Transaction or other transactions had occurred as of the first day of the most recent four fiscal quarter period ending prior to such LCT Test Date for which financial statements were required to be delivered pursuant to Section 7.02(a) or (b) (or, prior to the delivery of any such financials statements, the latest financial statements referred to in Section 6.01(e)), the Company could have taken such action on the relevant LCT Test Date in compliance with the applicable ratios or other provisions, such provisions shall be deemed to have been complied with, unless an Event of Default pursuant to Sections 9.01(a), (b) or (f) shall be continuing on the date such Limited Condition Transaction is consummated. For the avoidance of doubt, (i) if any of such ratios or other provisions are exceeded or breached as a result of fluctuations in such ratio (including due to fluctuations in Consolidated EBITDA) or other provisions at or prior to the consummation of the relevant Limited Condition Transaction, such ratios and other provisions will not be deemed to have been exceeded as a result of such fluctuations solely for purposes of determining whether the Limited Condition Transaction is permitted hereunder and (ii) such ratios and compliance with such conditions shall not be tested at the time of consummation of such Limited Condition Transaction, unless on such date an Event of Default pursuant to Sections 9.01(a), (b) or (f) shall be continuing. If the Company has made an LCT Election for any Limited Condition Transaction, then in connection with any subsequent calculation of any ratio or basket availability with respect to any other Limited Condition Transaction on or following the relevant LCT Test Date and prior to the earlier of the date on which such Limited Condition Transaction is consummated or the date that the definitive agreement for such Limited Condition Transaction is terminated or expires without consummation of such Limited Condition Transaction, any such ratio or basket shall be calculated, and be required to be satisfied, on a Pro Forma Basis assuming such Limited Condition Transaction and other transactions in connection therewith (including any incurrence of Debt and the use of proceeds thereof) have been consummated. Notwithstanding anything in this Agreement or any Loan Document to the contrary, if the Company or its Restricted Subsidiaries (x) incurs Debt, creates Liens, makes Dispositions, makes Investments, makes Restricted Payments, or repays any Debt in connection with any Limited Condition Transaction under a ratio-based basket and (y) incurs Debt, creates Liens, makes Dispositions, makes Investments, makes Restricted Payments, or repays any Debt in connection with such Limited Condition Transaction under a non-ratio-based basket (which shall occur simultaneously with the events in clause (x) above), then the applicable ratio will be calculated with respect to any such action under the applicable ratio-based basket without regard to any such action under such non-ratio-based basket made in connection with such Limited Condition Transaction. Notwithstanding anything to the contrary in this Agreement, the provisions of this Section 1.11 shall not apply when determining the amount of Availability under this Agreement or whether the Availability component of the definition of Payment Conditions or Distribution Conditions have been satisfied.

ARTICLE II

THE COMMITMENTS AND CREDIT EXTENSIONS

Section 2.01 Revolving Loans; Overadvance Loans; and Protective Loans.

(a) Revolving Loans. Subject to the terms and conditions set forth herein, each Lender severally agrees to make loans (each such loan, a “Revolving Loan”) to the Company or if applicable a Designated Borrower in Dollars or in one or more Alternative Currencies from time to time on any Business Day during the Availability Period in an aggregate amount not to exceed at any time outstanding the amount of such Lender’s Revolving Commitment; provided, however, that after giving effect to any Borrowing of Revolving Loans, (i) the Total Revolving Outstandings shall not exceed the Line Cap, (ii) the aggregate Outstanding Amount of the Revolving Loans of any Lender (other than Swing Line Loans), plus such Lender’s Applicable Percentage of the Outstanding Amount of all L/C Obligations (other than Cash Collateralized L/C Obligations), plus such Lender’s Applicable Percentage of the Outstanding Amount of all Swing Line Loans shall not exceed such Lender’s Revolving Commitment, and (iii) the aggregate Outstanding Amount of all Revolving Loans denominated in Alternative Currencies shall not exceed the Alternative Currency Sublimit. Within the limits of each Lender’s Revolving Commitment, and subject to the other terms and conditions hereof, the Borrowers may borrow under this Section 2.01, prepay under Section 2.05, and reborrow under this Section 2.01. ~~Revolving Loans may be Base Rate Loans, Eurocurrency Rate Loans or Floating Eurocurrency Rate Loans, as further provided herein; provided, however, that all Borrowings made on the Closing Date shall be made as Base Rate Loans unless the Company has provided a funding indemnity letter to the Administrative Agent on a timely basis in form and substance acceptable to the Administrative Agent.~~ Each Lender may, at its option, make any Loan available to any Borrower by causing any foreign or domestic branch or Affiliate of such Lender to make such Loan; provided that any exercise of such option shall not affect the obligation of such Borrower to repay such Loan in accordance with the terms of this Agreement, and such Lender shall not be entitled to any amounts payable under Section 3.01 or Section 3.04 solely in respect of increased costs resulting from such exercise and existing at the time of such exercise.

(b) Increases of the Aggregate Commitments.

(i) The Company may at any time or from time to time after the Closing Date, by notice to the Administrative Agent (whereupon the Administrative Agent shall promptly deliver a copy to each of the Lenders), request (i) one or more increases in the amount of the Revolving Commitments (each such increase, a “Revolving Commitment Increase”) or (ii) one or more tranches of term loans (each such increase in the form of a term loan, a “FILO Term Loan” and, together with any Revolving Commitment Increase, each an “Incremental Facility”). Any Revolving Commitment Increase may be designated as FILO Facility (such Revolving Commitment Increase or Incremental Facility in the form of a FILO Term Loan, each a “FILO Facility” and loans and commitments thereunder “FILO Revolving Loans,” “FILO Term Loans,” “FILO Loans” or “FILO Commitments” as applicable); provided that there may be only one FILO Facility outstanding hereunder at any one time and the maximum amount of FILO Commitments or FILO Loans under such FILO Facility shall not exceed $100,000,000. Each Incremental Facility shall be in an aggregate principal amount that is not less than $25,000,000 (provided that such amount may be less than $25,000,000 if such amount represents all remaining availability under the limit set forth in the next sentence) and, in each case in integral multiples of $1,000,000 in excess thereof. Notwithstanding anything to the contrary herein, the aggregate outstanding amount of the Incremental Facilities (for this purpose, treating any Revolving Commitment Increase as if the same were fully drawn and outstanding) shall not exceed, on the date of incurrence thereof, the Incremental Amount.

(ii) Each Revolving Commitment Increase (other than a Revolving Commitment Increase for FILO Revolving Loans) (A) shall rank pari passu in right of payment with the Revolving Loans, (B) shall benefit from the same Guaranties as, and be secured on a pari passu basis by the same Collateral securing, the Revolving Loans, (C) shall be subject to the same terms and conditions as the then outstanding Revolving Loans and (D) shall be deemed added to, and made a part of, the Revolving Commitments to which such Revolving Commitment Increase relates.

(iii) The FILO Facility (A) shall rank pari passu in right of payment with any other Loans hereunder, except that (i) for purposes of Section 9.03, amounts received on account of the Obligations to be applied to FILO Revolving Loans or FILO Term Loans shall be applied (1) after the payment in full of the principal amount of all other Loans, the cash collateralization of all L/C Obligations and, to the extent but only to the extent the same are required to be paid pro rata with principal on the Loans pursuant to Section 9.03(a), the payment of all Secured Hedge Obligations and Secured Cash Management Obligations and (2) prior to the payment of all other Secured Hedge Obligations and Secured Cash Management Obligations pursuant to Section 9.03(a), and (ii) all payments made in respect of the Loans (including without limitation those made pursuant to Section 2.05) to be applied to the FILO Revolving Loans or FILO Term Loans shall be applied after the payment in full of the principal amount of all other Loans and the cash collateralization of all L/C Obligations, (B) shall be Base Rate Loans,

Eurocurrency Rate Loans, or ~~Floating Eurocurrency~~SONIA Rate Loans and bear interest at the Base Rate, Eurocurrency Rate ~~or Floating Eurocurrency Rate~~, Adjusted Term SOFR, or Adjusted Daily Simple SONIA, as applicable, plus the Applicable Margin for Revolving Loans that are not FILO Loans plus 1.00% per annum (or such lower applicable margin as Lenders having FILO Commitments or making FILO Term Loans making may agree), (C) shall have the same or later Maturity Date as the latest Maturity Date in effect as of the effective date of the FILO Facility, (D) if a FILO Term Loan, shall be fully funded on the effective date of such FILO Facility, (E) if a Revolving Commitment Increase, shall be funded on the effective date of such Revolving Commitment Increase in an amount not less than the lesser of the full amount such FILO Commitments or the amount necessary to repay any then outstanding Loans in full and thereafter shall be drawn in full prior to any other Borrowings being made hereunder (other than additional Revolving Loans that are not FILO Revolving Loans), (F) shall provide for condition precedent to a Credit Extension under the FILO Facility to the effect that immediately after giving effect to such Credit Extension, the outstanding amount of Loans under the FILO Facility shall not exceed the lesser of (i) the FILO Commitments and (ii) the FILO Borrowing Base, (G) shall provide that such FILO Loans may not be prepaid, or the Commitments with respect thereto terminated, prior to the payment in full of all other Revolving Loans and (H) shall provide for a FILO Borrowing Base that includes eligible inventory, eligible accounts receivable, eligible Investment Grade Accounts and eligible Insured Accounts of the Loan Parties with advance rates not more than 10% greater for eligible inventory and eligible Accounts (other than Investment Grade Accounts and Insured Accounts) and not more than 5% greater for Investment Grade Accounts and Insured Accounts, than the advance rates set forth in the definition of Borrowing Base as in effect on the Amendment No. 2 Effective Date (the “FILO Borrowing Base”). The Incremental Amendment (as defined below) establishing FILO Commitments or FILO Term Loans (x) shall provide that (I) amounts outstanding under the FILO Facility shall be disregarded in determining the amount available under the Borrowing Base for purposes of calculating Availability for purposes of satisfying the conditions precedent to a Revolving Loan (other than a FILO Loan under Section 5.02), (II) the FILO Borrowing Base shall be added to the Borrowing Base for purposes of calculating the Line Cap and Availability when calculating the Audit Trigger Event, the Covenant Trigger Period, the Debt Maturity Reserve Liquidity Test, the Distribution Conditions, the Liquidity Period and Payment Conditions, (III) the FILO Commitments and FILO Loans shall be included in calculating the Line Cap and (IV) that outstanding Loans under the FILO Facility shall be included in calculating Total Revolving Outstandings and (y) may also provide for such inter-lender provisions as are deemed necessary to implement the FILO Facility by the Company, the Administrative Agent and the Lenders having FILO Commitments, including, without limitation, amendments to Sections 9.03 and 11.01 and the definitions of Required Lenders and Supermajority Lenders.

(iv) As a condition precedent to the effectiveness of any Incremental Amendment and the incurrence of any Revolving Commitment Increase or FILO Term Loan, and in addition to the other requirements set forth in this Section 2.01(b), the following conditions precedent shall be satisfied:

(A) subject to Section 1.11, no Default shall have occurred and be continuing both immediately before and immediately after the effectiveness of any Incremental Amendment and at the time that any FILO Term Loan is made or any Revolving Commitment Increase is made available (and immediately after giving effect thereto);

(B) subject to Section 1.11, the representations and warranties of the Loan Parties set forth in Article VI and the other Loan Documents shall be true and correct in all material respects on and as of the date of the effectiveness of the applicable Incremental Amendment, except (x) to the extent that such representations and warranties specifically refer to an earlier date, in which case they shall be true and correct in all material respects as of such earlier date and (y) for any representation and warranty that is qualified by materiality or reference to Material Adverse Effect, which such representation and warranty shall be true and correct in all respects;

provided that the conditions set forth in clauses (A) and (B) above may be waived (or not required) by the Persons providing such Incremental Facilities for purposes of a Permitted Acquisition or other third-party Investment, other than, in the case of clause (B), with respect to customary “specified representations” and customary specified acquisition agreement representations as applied to the target of such Permitted Acquisition or third-party

Investment (conformed as reasonably necessary for such Permitted Acquisition or third party Investment) and with respect to such customary specified acquisition agreement representations, only to the extent that the Company or any of its Subsidiaries (or their respective applicable affiliate) have the right to terminate their (or its) obligations under the applicable acquisition agreement or to decline to consummate such Permitted Acquisition or Investment as a result of a breach of such representations in such acquisition agreement; and

(C) the Administrative Agent shall have received a certificate from the Borrower as well as all other documents (including, if applicable, resolutions of the board of directors of the Borrower) it may reasonably request relating to the corporate or other necessary authority for the applicable Incremental Facility, and any other matters relevant thereto, all in form and substance reasonably satisfactory to the Administrative Agent.

(v) Revolving Commitment Increases may be provided and FILO Term Loans may be made by any existing Lender or by any Additional Commitment Lender. Commitments in respect of Revolving Commitment Increases and FILO Term Loans shall become Commitments (or in the case of a Revolving Commitment Increase to be provided by an existing Lender, an increase in such Lender’s applicable Revolving Commitment) under this Agreement pursuant to an amendment (an “Incremental Amendment”) to this Agreement and, as appropriate, the other Loan Documents, executed by the Company, each Guarantor, each Lender agreeing to provide such Commitment, if any, each Additional Commitment Lender, if any, and the Administrative Agent. The Incremental Amendment may, without the consent of any other Lenders, effect such amendments to this Agreement and the other Loan Documents as may be necessary or appropriate, in the reasonable opinion of the Administrative Agent and the Company, to effect the provisions of this Section 2.01(b), including, without limitation, in the case of FILO Loans, amendments to the Collateral Documents to establish and/or give effect to the order specified in Section 9.03 and any changes to establish that the FILO Loans and other Obligations shall be treated as separate classes of secured claims for purposes of any insolvency or liquidation proceeding. The effectiveness of (and, in the case of any Incremental Amendment for a FILO Term Loan or Revolving Commitment Increase, any Credit Extension under) any FILO Amendment may be subject to the satisfaction on the date thereof of such other conditions as the parties thereto shall agree. The Borrower shall use the proceeds of the Revolving Commitment Increases, and Letters of Credit issued pursuant to any Revolving Commitment Increases and FILO Term Loans, for working capital needs and other general corporate purposes and any other purpose not prohibited by this Agreement. No Lender shall be obligated to provide any Revolving Commitment Increases or FILO Term Loans unless it so agrees.

(vi) Upon each Revolving Commitment Increase pursuant to this Section 2.01(b), (A) each Lender immediately prior to such increase will automatically and without further act be deemed to have assigned to each Lender providing a portion of the Revolving Commitment Increase (each, a “Revolving Commitment Increase Lender”) in respect of such increase, and each such Revolving Commitment Increase Lender will automatically and without further act be deemed to have assumed a portion of such Lender’s participations hereunder in outstanding Letters of Credit such that, after giving effect to each such deemed assignment and assumption of participations, the percentage of the aggregate outstanding participations hereunder in Letters of Credit held by each Lender (including each such Revolving Commitment Increase Lender) will equal the percentage of the aggregate Revolving Commitments of all Lenders represented by such Lender’s Revolving Commitment and (B) if, on the date of such increase, there are any Revolving Loans outstanding, such Revolving Loans shall on or prior to the effectiveness of such Revolving Commitment Increase be prepaid from the proceeds of additional Revolving Loans made hereunder (reflecting such increase in Revolving Commitments), such that, after giving effect thereto, the percentage of the aggregate outstanding Revolving Loans held by each Lender (including each such Revolving Commitment Increase Lender) will equal the percentage of the aggregate Revolving Commitments of all Lenders represented by such Lender’s Revolving Commitment, which prepayment shall be accompanied by accrued interest on the Revolving Loans being prepaid and any costs incurred by any Lender in accordance with Section 3.05. The Administrative Agent and the Lenders hereby agree that the minimum borrowing, pro rata borrowing and pro rata payment requirements contained elsewhere in this Agreement shall not apply to the transactions effected pursuant to the immediately preceding sentence.

(vii) Any Incremental Amendment with respect to any Incremental Facility that satisfies each of the requirements of this Section 2.01(b) shall not be deemed to require the consent of other Lenders that are not otherwise required by the provisions of this Section 2.01(b), notwithstanding the provisions of Section 11.01 hereof to the contrary with respect thereto.

(c) Overadvances. If Total Revolving Outstandings exceeds the Line Cap (“Overadvance”) at any time, the excess amount shall be payable by the Borrowers on demand by the Administrative Agent, but all such Revolving Loans shall nevertheless constitute Obligations secured by the Collateral and entitled to all benefits of the Loan Documents. The Administrative Agent may require Lenders to honor requests for Overadvance Loans and to forbear from requiring the Borrowers to cure an Overadvance, (i) when no other Event of Default is known to the Administrative Agent, as long as (A) the Overadvance does not continue for more than 30 consecutive days (and no Overadvance may exist for at least five consecutive days thereafter before further Overadvance Loans are required), and (B) the Overadvance is not known by the Administrative Agent to exceed, when taken together with Protective Advances pursuant to Section 2.01(d), 10% of the Line Cap; and (ii) regardless of whether an Event of Default exists, if the Administrative Agent discovers an Overadvance not previously known by it to exist, as long as from the date of such discovery the Overadvance is not increased by more than 10% of the Line Cap and does not continue for more than 30 consecutive days. In no event shall Overadvance Loans be required that would cause Total Revolving Outstandings (excluding amounts charged to the Loan Account for interest, fees or expenses required to be paid by the Company hereunder) to exceed the aggregate Revolving Commitments. Any funding of an Overadvance Loan or sufferance of an Overadvance shall not constitute a waiver by the Administrative Agent or Lenders of the Event of Default caused thereby. In no event shall the Borrowers or any other Loan Party be deemed a beneficiary of this Section nor authorized to enforce any of its terms. The Required Lenders may at any time revoke the Administrative Agent’s authority to make further Overadvances by written notice to the Administrative Agent. Absent such revocation, the Administrative Agent’s determination that funding of an Overadvance is appropriate shall be conclusive.

(d) Protective Advances. The Administrative Agent shall be authorized, in its discretion, at any time, to make Base Rate Loans (“Protective Advances”) (i) up to an aggregate amount not to exceed, when taken together with Overadvance Loans pursuant to Section 2.01(c), 10% of the Line Cap outstanding at any time, if the Administrative Agent deems such Revolving Loans necessary or desirable to preserve or protect Collateral, or to enhance the collectability or repayment of Obligations, as long as such Revolving Loans do not cause Total Revolving Outstandings to exceed the aggregate Revolving Commitments; or (ii) to pay any other amounts chargeable to the Loan Parties under any Loan Documents, including interest, costs, fees and expenses. Lenders shall participate on a pro rata basis in Protective Advances outstanding from time to time. The Required Lenders may at any time revoke the Administrative Agent’s authority to make further Protective Advances by written notice to the Administrative Agent. Absent such revocation, the Administrative Agent’s determination that funding of a Protective Advance is appropriate shall be conclusive.

Section 2.02 Borrowings, Conversions and Continuations of Loans.

(a) Each Borrowing, each conversion of Loans from one Type to the other, and each continuation of Eurocurrency Rate Loans , SOFR Rate Loans, or SONIA Rate Loans shall be made upon the Company’s irrevocable notice to the Administrative Agent, which may be given ~~by~~ (A) ~~telephone~~online at the Administrative Agent’s electronic platform or portal or (B) in a written Loan Notice~~; provided that any telephonic notice must be confirmed by delivery to the Administrative Agent of a Loan Notice~~. Each such notice must be received by the Administrative Agent not later than ~~(i) 12:00 noon three~~11:00 a.m. (and in the case of any Borrowings in an Alternative Currency, London time) (i) on the Business Day that is the requested Funding Date in the case of a request for a Swing Line Loan, (ii) on the Business Day that is one (1) Business Day prior to the requested Funding Date in the case of a request for a Base Rate Loan, (iii) on the RFR Business Day that is three (3) RFR Business Days prior to the requested ~~date of any Borrowing of, conversion to or continuation of, Eurocurrency Rate Loans denominated in Dollars or of any conversion of Eurocurrency Rate Loans denominated in Dollars to Base Rate Loans, (ii) 12:00 noon four Business Days (or five Business Days in the case of a Special Notice Currency) prior to the requested date of any Borrowing or continuation of Eurocurrency Rate Loans denominated in Alternative Currencies, and (iii) 1:00 p.m. on the requested date of any Borrowing of Base Rate Loans or Floating Eurocurrency Rate Loans. Each telephonic notice by the Company pursuant to this Section 2.02(a) must be confirmed promptly by delivery to the Administrative Agent of a written Loan Notice, appropriately completed and signed by a Responsible Officer of the applicable Borrower.~~Funding Date in the case of a request for a SOFR Rate Loan, (iv) on the RFR Business Day that is five (5) RFR Business Days prior to the requested Funding Date in the case of a request for a SONIA Rate Loan, and (v) on the Eurocurrency Banking Day that is at least three (3) Eurocurrency Banking Days before the requested Funding Date in the case of request for a Eurocurrency Rate Loan, in each case, specifying (A) the amount of such Borrowing, (B) the Currency in which such Borrowing is to be made, and (C) the requested Funding Date (which shall be a Business Day); provided, that the Administrative Agent may, in its sole discretion, elect to accept as timely requests that are received later than 11:00 a.m. on such RFR Business Day or Eurocurrency Banking Day, as applicable. All Borrowing requests which are not made on-line via the Administrative Agent’s electronic platform or portal shall be subject to (and unless the Administrative Agent elects otherwise in the exercise of its sole discretion, such Borrowings shall not be made until the completion of) the Administrative Agent’s authentication process (with results satisfactory to the Administrative Agent) prior to the funding of any such requested Revolving Loan. If Borrowers fail to specify the Currency of a Loan in a request, then the applicable Loans shall be made in Dollars. If Borrowers fail to specify a type of Loan to be denominated in Dollars in a request, then the applicable Loans shall be made as Base Rate Loans. If Borrowers request a Borrowing of Eurocurrency Rate Loans or SOFR Rate Loans in any such request, but fail to specify an Interest Period, it will be deemed to have specified an Interest Period of one month; provided, however, that in the case of a failure to timely request a continuation of Loans denominated in Euros or Yen, such Loans shall be continued as Loans in their original currency with an Interest Period of one month. Each Borrowing of, conversion to or continuation of Eurocurrency Rate Loans, SOFR Rate Loans, SONIA Rate Loans, or CDOR Rate Loans shall be in a principal amount of $5,000,000 or a whole multiple of $1,000,000 in excess thereof. Except as provided in Sections 2.03(d) and 2.04(c), each Borrowing of or conversion to Base Rate Loans ~~or Floating Eurocurrency Rate Loans~~ shall be in a principal amount of $1,000,000 or a whole multiple of $500,000 in excess thereof. Each ~~Loan Notice shall specify (i) whether the Company is requesting a Borrowing, a conversion of Loans from one Type to the other, or a continuation of Eurocurrency Rate Loans, (ii) the requested date of the Borrowing, conversion or continuation, as the case may be (which shall be a Business Day), (iii) the principal amount of Loans to be borrowed, converted or continued, (iv) the Type of Loans to be borrowed or to which existing Loans are to be converted, (v) if applicable, the duration of the Interest Period with respect thereto, (vi) the currency of the Loans to be borrowed, and (vii) if applicable, the Designated Borrower. If the Company fails to specify a currency in a Loan Notice requesting a Borrowing, then the Loans so requested shall be made in Dollars. If the Company fails to specify a Type of a Loan in a Loan Notice or if the Company fails to give a timely notice requesting a conversion or continuation, then the applicable Loans shall be made as, or converted to, Base Rate Loans; provided, however, that in the case of a failure to timely request a continuation of Loans denominated in an Alternative Currency, such Loans shall be continued as Eurocurrency Rate Loans in their original currency with an Interest Period of one month. Any such automatic conversion to Base Rate Loans shall be effective as of the last day of the Interest Period then in effect with respect to the applicable Eurocurrency Rate Loans. If the Company requests a Borrowing of, conversion to, or continuation of Eurocurrency Rate Loans in any Loan Notice, but fails to specify an Interest Period, it will be deemed to have specified an Interest Period of one month. No Loan may be converted into or continued as a Loan denominated in a different currency, but instead must be prepaid in the original currency of such Loan and reborrowed in the other currency. Notwithstanding anything to the contrary herein, a Swing Line Loan may not be converted to a Eurocurrency Rate Loan or Floating Eurocurrency Rate Loan.~~Borrowing of Swing Line Loans shall be a minimum principal amount of $100,000.

(b) Following receipt of a Loan Notice, the Administrative Agent shall promptly notify each Lender of the amount (and currency) of its Applicable Percentage of the applicable Loans, and if no timely notice of a conversion or continuation is provided by the Company, the Administrative Agent shall notify each Lender of the details of any automatic conversion to Base Rate Loans or continuation of Loans denominated in a currency other than Dollars, in each case as described in the preceding subsection. In the case of a Borrowing, each Lender shall make the amount of its Loan available to the Administrative Agent in Same Day Funds at the Administrative Agent’s Office for the applicable currency not later than 1:00 p.m., in the case of any Loan denominated in Dollars, and not later than the Applicable Time specified by the Administrative Agent in the case of any Loan in an Alternative Currency, in each case on the Business Day specified in the applicable Loan Notice; provided that a Base Rate Loan requested after noon on the same day funding is requested shall be available no later than 2:00 p.m. on that Business Day. Upon satisfaction of the applicable conditions set forth in Section 5.02 (and, if such Borrowing is the initial Credit Extension, Section 5.01), the Administrative Agent shall make all funds so received available to the Company or the other applicable Borrower in like funds as received by the Administrative Agent either by (i) crediting the account of such Borrower on the books of ~~Bank of America~~Wells Fargo with the amount of such funds or (ii) wire transfer of such funds, in each case in accordance with instructions provided to (and reasonably acceptable to) the Administrative Agent by the Company; provided, however, that if, on the date of a Borrowing of Revolving Loans there are L/C Borrowings outstanding, then the proceeds of such Borrowing, first, shall be applied to the payment in full of any such L/C Borrowings and second, shall be made available to such Borrower as provided above.

(c) Except as otherwise provided herein, a Eurocurrency Rate Loan or a SOFR Rate Loan may be continued or converted only on the last day of the Interest Period for such Eurocurrency Rate Loan or SOFR Rate Loan. During the existence of an Event of Default, no Loans may be requested ~~as~~, converted ~~to~~, or continued as Eurocurrency Rate Loans or SOFR Rate Loans (whether in Dollars or any Alternative Currency) ~~or Floating Eurocurrency Rate Loans~~ without the consent of the Required Lenders, and the Required Lenders may demand that any or all of the then outstanding Eurocurrency Rate Loans or denominated in an Alternative Currency be prepaid, or redenominated into Dollars in the amount of the Dollar Equivalent thereof, on the last day of the then current Interest Period with respect thereto.

(d) The Administrative Agent shall promptly notify the Company and the Lenders of the interest rate applicable to any Interest Period for Eurocurrency Rate Loans or SOFR Rate Loans upon determination of such interest rate.

(e) After giving effect to all Borrowings, all conversions of Loans from one Type to the other, and all continuations of Loans as the same Type, there shall not be more than ten Interest Periods in effect.

Section 2.03 Letters of Credit.

(a) The Letter of Credit Commitment.

(i) Subject to the terms and conditions set forth herein, (A) each L/C Issuer agrees, in reliance upon the agreements of the Lenders set forth in this Section 2.03, (1) from time to time on any Business Day during the period from the Closing Date until the Letter of Credit Expiration Date, to issue Letters of Credit denominated in Dollars for the account of the Company or any of its Subsidiaries, and to amend or extend Letters of Credit previously issued by it, in accordance with subsection (b) below, and (2) to honor drawings under the Letters of Credit; and (B) the Lenders severally agree to participate in Letters of Credit issued for the account of the Company or its Subsidiaries and any drawings thereunder; provided that after giving effect to any L/C Credit Extension with respect to any Letter of Credit, (w) the Total Revolving Outstandings shall not exceed the Line Cap (x) the aggregate Outstanding Amount of the Revolving Loans of any Lender (other than Swing Line Loans), plus such Lender’s Applicable Percentage of the Outstanding Amount of all L/C Obligations and Swing Line Loans shall not exceed such Lender’s Revolving Commitment, (y) the Outstanding Amount of the L/C Obligations shall not exceed the aggregate Letter of Credit Sublimit and (z) the aggregate face amount of Letters of Credit issued by any L/C Issuer shall not, unless otherwise agreed by such L/C Issuer, exceed its Letter of Credit Sublimit. Each request by the Company for the issuance or amendment of a Letter of Credit shall be deemed to be a representation by the Company that the L/C Credit Extension so requested complies with the conditions set forth in the proviso to the preceding sentence. Within the foregoing limits, and subject to the terms and conditions hereof, the Company’s ability to obtain Letters of Credit shall be fully revolving, and accordingly the Company may, during the foregoing period, obtain Letters of Credit to replace Letters of Credit that have expired or that have been drawn upon and reimbursed. All Existing Letters of Credit shall be deemed to have been issued pursuant hereto, and from and after the Closing Date shall be subject to and governed by the terms and conditions hereof.

(ii) An L/C Issuer shall not issue any Letter of Credit if:

(A) subject to Section 2.03(c)(iii), the expiry date of such requested Letter of Credit would occur more than twelve months after the date of issuance or last extension, unless the Required Lenders have approved such expiry date; or

(B) the expiry date of such requested Letter of Credit would occur after the Letter of Credit Expiration Date, unless approved by the applicable L/C Issuer.

(iii) An L/C Issuer shall not be under any obligation to issue any Letter of Credit if:

(A) any order, judgment or decree of any Governmental Authority or arbitrator shall by its terms enjoin or restrain such L/C Issuer from issuing such Letter of Credit, or any law applicable to such L/C Issuer or any request or directive (whether or not having the force of law) from any Governmental Authority with jurisdiction over such L/C Issuer shall prohibit, or request that such L/C Issuer refrain from, the issuance of letters of credit generally or such Letter of Credit in particular or shall impose upon such L/C Issuer with respect to such Letter of Credit any restriction, reserve or capital requirement for which such L/C Issuer is not otherwise compensated hereunder not in effect on the Closing Date, or shall impose upon such L/C Issuer any unreimbursed loss, cost or expense which was not applicable on the Closing Date and which such L/C Issuer in good faith deems material to it;

(B) the issuance of such Letter of Credit would violate one or more policies of such L/C Issuer applicable to letters of credit generally;

(C) except as otherwise agreed by the Administrative Agent and such L/C Issuer, such Letter of Credit is in an initial stated amount less than $100,000;

(D) such Letter of Credit is to be denominated in a currency other than Dollars;

(E) such Letter of Credit contains any provisions for automatic reinstatement of the stated amount after any drawing thereunder; or

(F) any Lender is at that time a Defaulting Lender, unless such L/C Issuer has entered into arrangements, including the delivery of Cash Collateral, reasonably satisfactory to such L/C Issuer (in its sole discretion) with the Borrower or such Lender to eliminate such L/C Issuer’s actual or potential Fronting Exposure (after giving effect to Section 2.16(a)(iv)) with respect to the Defaulting Lender arising from either the Letter of Credit then proposed to be issued or that Letter of Credit and all other L/C Obligations as to which such L/C Issuer has actual or potential Fronting Exposure, as it may elect in its sole discretion.

(iv) An L/C Issuer shall not amend any Letter of Credit if such L/C Issuer would not be permitted at such time to issue such Letter of Credit in its amended form under the terms hereof.

(v) An L/C Issuer shall be under no obligation to amend any Letter of Credit if (A) such L/C Issuer would have no obligation at such time to issue such Letter of Credit in its amended form under the terms hereof, or (B) the beneficiary of such Letter of Credit does not accept the proposed amendment to such Letter of Credit.

(b) An L/C Issuer shall act on behalf of the Lenders with respect to any Letters of Credit issued by it and the documents associated therewith, and such L/C Issuer shall have all of the benefits and immunities (A) provided to the Administrative Agent in Article X with respect to any acts taken or omissions suffered by such L/C Issuer in connection with Letters of Credit issued by it or proposed to be issued by it and Issuer Documents pertaining to such Letters of Credit as fully as if the term “Administrative Agent” as used in Article X included such L/C Issuer with respect to such acts or omissions, and (B) as additionally provided herein with respect to such L/C Issuer.

(c) Procedures for Issuance and Amendment of Letters of Credit; Auto-Extension Letters of Credit.

(i) Each Letter of Credit shall be issued or amended, as the case may be, upon the irrevocable request of the Company delivered to the applicable L/C Issuer (with a copy to the Administrative Agent) in the form of a Letter of Credit Application, appropriately completed and signed by a Responsible Officer of the Company, which Letter of Application shall be subject to (and unless the applicable L/C Issuer elects otherwise in the exercise of its sole discretion) the applicable L/C Issuer’s authentication process (with results satisfactory to such L/C Issuer). Such Letter of Credit Application may be sent by facsimile, by United States mail, by overnight courier, by electronic transmission using the system provided by such L/C Issuer, by personal delivery or by any other means acceptable to such L/C Issuer. Such Letter of Credit Application must be received by the applicable L/C Issuer and the Administrative Agent not later than 1:00 p.m. at least two Business Days (or such later date and time as the Administrative Agent and such L/C Issuer may agree in a particular instance in their reasonable discretion) prior to the proposed issuance date or date of amendment, as the case may be. In the case of a request for an initial issuance of a Letter of Credit, such Letter of Credit Application shall specify in form and detail reasonably satisfactory to such L/C Issuer: (A) the proposed issuance date of the requested Letter of Credit (which shall be a Business Day); (B) the amount thereof; (C) the expiry date thereof; (D) the name and address of the beneficiary thereof; (E) the documents to be presented by such beneficiary in case of any drawing thereunder; (F) the full text of any certificate to be presented by such beneficiary in case of any drawing thereunder; (G) the purpose and nature of the requested Letter of Credit; and (H) such other matters as such L/C Issuer may require. In the case of a request for an amendment of any outstanding Letter of Credit, such Letter of Credit Application shall specify in form and detail reasonably satisfactory to the applicable L/C Issuer (A) the Letter of Credit to be amended; (B) the proposed date of amendment thereof (which shall be a Business Day); (C) the nature of the proposed amendment; and (D) such other matters as such L/C Issuer may require. Additionally, the Company shall furnish to the applicable L/C Issuer and the Administrative Agent such other documents and information pertaining to such requested Letter of Credit issuance or amendment, including any Issuer Documents, as such L/C Issuer or the Administrative Agent may require.

(ii) Promptly after receipt of any Letter of Credit Application, the applicable L/C Issuer will confirm with the Administrative Agent (by telephone or in writing) that the Administrative Agent has received a copy of such Letter of Credit Application from the Company and, if not, such L/C Issuer will provide the Administrative Agent with a copy thereof. Unless the applicable L/C Issuer has received written notice from any Lender, the Administrative Agent or any Borrower, at least one Business Day prior to the requested date of issuance or amendment of the applicable Letter of Credit, that one or more applicable conditions contained in Article V shall not be satisfied, then, subject to the terms and conditions hereof, such L/C Issuer shall, on the requested date, issue a Letter of Credit for the account of the Company or the applicable Subsidiary or enter into the applicable amendment, as the case may be, in each case in accordance with such L/C Issuer’s usual and customary business practices. Immediately upon the issuance of each Letter of Credit, each Lender shall be deemed to, and hereby irrevocably and unconditionally agrees to, purchase from such L/C Issuer a risk participation in such Letter of Credit in an amount equal to the product of such Lender’s Applicable Percentage times the amount of such Letter of Credit.

(iii) If the Company so requests in any applicable Letter of Credit Application, the applicable L/C Issuer may, in its reasonable discretion, agree to issue a Letter of Credit that has automatic extension provisions (each, an “Auto-Extension Letter of Credit”); provided that any such Auto-Extension Letter of Credit must permit such L/C Issuer (in its sole discretion) to prevent any such extension at least once in each twelve-month period (commencing with the date of issuance of such Letter of Credit) by giving prior notice to the beneficiary thereof not later than a day (the “Non-Extension Notice Date”) in each such twelve-month period to be agreed upon at the time such Letter of Credit is issued. Unless otherwise directed by the applicable L/C Issuer, the Company shall not be required to make a specific request to any L/C Issuer for any such extension. Once an Auto-Extension Letter of Credit has been issued, the Lenders shall be deemed to have authorized (but may not require) such L/C Issuer to permit the extension of such Letter of Credit at any time to an expiry date not later than the Letter of Credit Expiration Date; provided, however, that such L/C Issuer shall not permit any such extension if (A) such L/C Issuer has determined that it would not be permitted, or would have no obligation, at such time to issue such Letter of Credit in its revised form (as extended) under the terms hereof (by reason of the provisions of clause (ii) or (iii) of Section 2.03(a) or otherwise), or (B) it has received notice (which may be by telephone or in writing) on or before the day that is ten Business Days before the Non-Extension Notice Date (1) from the Administrative Agent that the Required Lenders have elected not to permit such extension or (2) from the Administrative Agent, any Lender or the Company that one or more of the applicable conditions specified in Section 5.02 is not then satisfied, and in each case directing such L/C Issuer not to permit such extension.

(iv) Promptly after its delivery of any Letter of Credit or any amendment to a Letter of Credit to an advising bank with respect thereto or to the beneficiary thereof, the applicable L/C Issuer will also deliver to the Company and the Administrative Agent a true and complete copy of such Letter of Credit or amendment.

(d) Drawings and Reimbursements; Funding of Participations.

(i) Upon receipt from the beneficiary of any Letter of Credit of any notice of drawing under such Letter of Credit, the applicable L/C Issuer shall notify the Company and the Administrative Agent thereof. Not later than 12:00 noon on the Business Day following any payment by such L/C Issuer under a Letter of Credit (each such date, an “Honor Date”), the Company shall reimburse such L/C Issuer through the Administrative Agent in an amount equal to the amount of such drawing and in the applicable currency. In the event that (A) a drawing denominated in an Alternative Currency is to be reimbursed in Dollars pursuant to the second sentence in this Section 2.03(d)(i) and (B) the Dollar amount paid by the Company, whether on or after the Honor Date, shall not be adequate on the date of that payment to purchase in accordance with normal banking procedures a sum denominated in the Alternative Currency equal to the drawing, the Company agrees, as a separate and independent obligation, to indemnify the applicable L/C Issuer for the loss resulting from its inability on that date to purchase the Alternative Currency in the full amount of the drawing. If the Company fails to so reimburse the applicable L/C Issuer by such time, the Administrative Agent shall promptly notify each Lender of the Honor Date, the amount of the unreimbursed drawing (the “Unreimbursed Amount”), and the amount of such Lender’s Applicable Percentage thereof. In such event, the Company shall be deemed to have requested a Borrowing of Revolving Loans that are Base Rate Loans to be disbursed on the Honor Date in an amount equal to the Unreimbursed Amount, without regard to the minimum and multiples specified in Section 2.02 for the principal amount of Base Rate Loans, but subject to the conditions set forth in Section 5.02 (other than the delivery of a Loan Notice) and provided that, after giving effect to such Borrowing, the Total Revolving Outstandings shall not exceed the Aggregate Revolving Commitments. Any notice given by the applicable L/C Issuer or the Administrative Agent pursuant to this Section 2.03(d)(i) may be given by telephone if immediately confirmed in writing; provided that the lack of such an immediate confirmation shall not affect the conclusiveness or binding effect of such notice.

(ii) Each Lender shall upon any notice pursuant to Section 2.03(d)(i) make funds available (and the Administrative Agent may apply Cash Collateral provided for this purpose) for the account of the applicable L/C Issuer, in Dollars, at the Administrative Agent’s Office in an amount equal to its Applicable Percentage of the Unreimbursed Amount not later than 1:00 p.m. on the Business Day specified in such notice by the Administrative Agent, whereupon, subject to the provisions of Section 2.03(d)(iii), each Lender that so makes funds available shall be deemed to have made a Base Rate Loan to the Company in such amount. The Administrative Agent shall remit the funds so received to the applicable L/C Issuer in Dollars.

(iii) With respect to any Unreimbursed Amount that is not fully refinanced by a Borrowing of Revolving Loans that are Base Rate Loans because the conditions set forth in Section 5.02 cannot be satisfied or for any other reason, the Company shall be deemed to have incurred from the applicable L/C Issuer an L/C Borrowing in the amount of the Unreimbursed Amount that is not so refinanced, which L/C Borrowing shall be due and payable on demand (together with interest) and shall bear interest at the Default Rate. In such event, each Lender’s payment to the Administrative Agent for the account of the applicable L/C Issuer pursuant to Section 2.03(d)(ii) shall be deemed payment in respect of its participation in such L/C Borrowing and shall constitute an L/C Advance from such Lender in satisfaction of its participation obligation under this Section 2.03.

(iv) Until each Lender funds its Revolving Loan or L/C Advance pursuant to this Section 2.03(d) to reimburse the applicable L/C Issuer for any amount drawn under any Letter of Credit, interest in respect of such Lender’s Applicable Percentage of such amount shall be solely for the account of such L/C Issuer.

(v) Each Lender’s obligation to make Revolving Loans or L/C Advances to reimburse the applicable L/C Issuer for amounts drawn under Letters of Credit, as contemplated by this Section 2.03(d), shall be absolute and unconditional and shall not be affected by any circumstance, including (A) any setoff, counterclaim, recoupment, defense or other right which such Lender may have against such L/C Issuer, the Company or any other Person for any reason whatsoever; (B) the occurrence or continuance of a Default, or (C) any other occurrence, event or condition, whether or not similar to any of the foregoing; provided, however, that each Lender’s obligation to make Revolving Loans (but not L/C Advances) pursuant to this Section 2.03(d) is subject to the conditions set forth in Section 5.02 (other than delivery by the Company of a Loan Notice). No such making of an L/C Advance shall relieve or otherwise impair the obligation of the Company to reimburse the applicable L/C Issuer for the amount of any payment made by such L/C Issuer under any Letter of Credit, together with interest as provided herein.

(vi) If any Lender fails to make available to the Administrative Agent for the account of any L/C Issuer any amount required to be paid by such Lender pursuant to the foregoing provisions of this Section 2.03(d) by the time specified in Section 2.03(d)(ii), then, without limiting the other provisions of this Agreement, such L/C Issuer shall be entitled to recover from such Lender (acting through the Administrative Agent), on demand, such amount with interest thereon for the period from the date such payment is required to the date on which such payment is immediately available to such L/C Issuer at a rate per annum equal to the greater of the Federal Funds Rate and a rate determined by such L/C Issuer in accordance with banking industry rules on interbank compensation, plus any administrative, processing or similar fees customarily charged by such L/C Issuer in connection with the foregoing. If such Lender pays such amount (with interest and fees as aforesaid), the amount so paid shall constitute such Lender’s Revolving Loan included in the relevant Borrowing or L/C Advance in respect of the relevant L/C Borrowing, as the case may be. A certificate of the applicable L/C Issuer submitted to any Lender (through the Administrative Agent) with respect to any amounts owing under this clause (vi) shall be conclusive absent manifest error.

(vii) If any L/C Issuer shall make any payment or disbursement pursuant to a drawing under a Letter of Credit, then, (x) the unpaid amount thereof shall bear interest, for each day from and including the date such payment or disbursement is made to but excluding the Honor Date, at the Applicable Margin for Revolving Loans that are Base Rate Loans, and (y) unless the Borrowers shall reimburse such payment or disbursement in full on the Honor Date, the unpaid amount thereof shall bear interest payable on demand, for each day from and including the Honor Date to but excluding the date that the Borrowers reimburse such payment or disbursement, at the rate per annum determined pursuant to Section 2.08(b). Interest accrued pursuant to this paragraph shall be for the account of the applicable L/C Issuer, except that interest accrued on and after the date of payment by any Lender pursuant to this Section 2.03(d) to reimburse the applicable L/C Issuer shall be for the account of such Lender to the extent of such payment.

(e) Repayment of Participations.

(i) At any time after the applicable L/C Issuer has made a payment under any Letter of Credit and has received from any Lender such Lender’s L/C Advance in respect of such payment in accordance with Section 2.03(d), if the Administrative Agent receives for the account of such L/C Issuer any payment in respect of the related Unreimbursed Amount or interest thereon (whether directly from the Company or otherwise, including proceeds of cash collateral applied thereto by the Administrative Agent), the Administrative Agent will distribute to such Lender its Applicable Percentage thereof in Dollars and in the same funds as those received by the Administrative Agent.

(ii) If any payment received by the Administrative Agent for the account of the applicable L/C Issuer pursuant to Section 2.03(d)(i) is required to be returned under any of the circumstances described in Section 11.05 (including pursuant to any settlement entered into by the applicable L/C Issuer in its discretion), each Lender shall pay to the Administrative Agent for the account of such L/C Issuer its Applicable Percentage thereof on demand of the Administrative Agent, plus interest thereon from the date of such demand to the date such amount is returned by such Lender, at a rate per annum equal to the Federal Funds Rate from time to time in effect. The obligations of the Lenders under this clause shall survive the payment in full of the Obligations and the termination of this Agreement.

(f) Obligations Absolute. The obligation of the Company to reimburse the applicable L/C Issuer for each drawing under each Letter of Credit and to repay each L/C Borrowing shall be absolute, unconditional and irrevocable, and shall be paid strictly in accordance with the terms of this Agreement under all circumstances, including the following:

(i) any lack of validity or enforceability of such Letter of Credit, this Agreement or any other Loan Document;

(ii) the existence of any claim, counterclaim, setoff, defense or other right that the Company or any Subsidiary may have at any time against any beneficiary or any transferee of such Letter of Credit (or any Person for whom any such beneficiary or any such transferee may be acting), such L/C Issuer or any other Person, whether in connection with this Agreement, the transactions contemplated hereby or by such Letter of Credit or any agreement or instrument relating thereto, or any unrelated transaction;

(iii) any draft, demand, certificate or other document presented under such Letter of Credit proving to be forged, fraudulent, invalid or insufficient in any respect or any statement therein being untrue or inaccurate in any respect; or any loss or delay in the transmission or otherwise of any document required in order to make a drawing under such Letter of Credit;

(iv) any payment by such L/C Issuer under such Letter of Credit against presentation of a draft or certificate that does not strictly comply with the terms of such Letter of Credit; or any payment made by such L/C Issuer under such Letter of Credit to any Person purporting to be a trustee in bankruptcy, debtor-in-possession, assignee for the benefit of creditors, liquidator, receiver or other representative of or successor to any beneficiary or any transferee of such Letter of Credit, including any arising in connection with any proceeding under any Debtor Relief Law; and

(v) any other circumstance or happening whatsoever, whether or not similar to any of the foregoing, including any other circumstance that might otherwise constitute a defense available to, or a discharge of, the Company or any Subsidiary.

The Company shall promptly examine a copy of each Letter of Credit and each amendment thereto that is delivered to it and, in the event of any claim of noncompliance with the Company’s instructions or other irregularity, the Company will immediately notify the applicable L/C Issuer. The Company shall be conclusively deemed to have waived any such claim against the applicable L/C Issuer and its correspondents unless such notice is given as aforesaid.

(g) Role of L/C Issuers. Each Lender and the Company agree that, in paying any drawing under a Letter of Credit, the applicable L/C Issuer shall not have any responsibility to obtain any document (other than any sight draft, certificates and documents expressly required by such Letter of Credit) or to ascertain or inquire as to the validity or accuracy of any such document or the authority of the Person executing or delivering any such document. None of the L/C Issuers, the Administrative Agent, any of their respective Related Parties nor any correspondent, participant or assignee of the L/C Issuers shall be liable to any Lender for (i) any action taken or omitted in connection herewith at the request or with the approval of the Lenders or the Required Lenders, as applicable; (ii) any action taken or omitted in the absence of gross negligence or willful misconduct; or (iii) the due execution, effectiveness, validity or enforceability of any document or instrument related to any Letter of Credit or Issuer Document. The Company hereby assumes all risks of the acts or omissions of any beneficiary or transferee with respect to its use of any Letter of Credit; provided, however, that this assumption is not intended to, and shall not, preclude the Company’s pursuing such rights and remedies as it may have against the beneficiary or transferee at law or under any other agreement. None of the L/C Issuers, the Administrative Agent, any of their respective Related Parties nor any correspondent, participant or assignee of the L/C Issuers shall be liable or responsible for any of the matters described in clauses (i) through (v) of Section 2.03(f); provided, however, that anything in such clauses to the contrary notwithstanding, the Company may have a claim against the applicable L/C Issuer, and such L/C Issuer may be liable to the Company, to the extent, but only to the extent, of any direct, as opposed to consequential or exemplary, damages suffered by the Company which the Company proves were caused by such L/C Issuer’s willful misconduct or gross negligence or such L/C Issuer’s willful failure to pay under any Letter of Credit after the presentation to it by the beneficiary of a sight draft and certificate(s) strictly complying with the terms and conditions of a Letter of Credit as determined in a final, non-appealable order by a court of competent jurisdiction. In furtherance and not in limitation of the foregoing, the L/C Issuers may accept documents that appear on their face to be in order, without responsibility for further investigation, regardless of any notice or information to the contrary, and the L/C Issuers shall not be responsible for the validity or sufficiency of any instrument transferring or assigning or purporting to transfer or assign a Letter of Credit or the rights or benefits thereunder or proceeds thereof, in whole or in part, which may prove to be invalid or ineffective for any reason.

(h) Applicability of ISP. Unless otherwise expressly agreed by the applicable L/C Issuer and the Company when a Letter of Credit is issued (including any such agreement applicable to an Existing Letter of Credit) the rules of the ISP shall apply to each standby Letter of Credit.

(i) Letter of Credit Fees. The Company shall pay to the Administrative Agent for the account of each Lender in accordance, subject to adjustments as provided in Section 2.16, with its Applicable

Percentage, in Dollars, a Letter of Credit fee (the “Letter of Credit Fee”) for each Letter of Credit equal to the Applicable Margin for Letter of Credit Fees times the daily amount available to be drawn under such Letter of Credit; provided, however, any Letter of Credit Fees otherwise payable for the account of a Defaulting Lender with respect to any Letter of Credit as to which such Defaulting Lender has not provided Cash Collateral satisfactory to the applicable L/C Issuer pursuant to this Section 2.03 shall be payable to the maximum extent permitted by applicable law, to the other Lenders in accordance with the upward adjustments in their respective Applicable Percentages allocable to such Letter of Credit pursuant to Section 2.16(a)(iv) with the balance of such fee, if any, payable to the applicable L/C Issuer for its own account. For purposes of computing the daily amount available to be drawn under any Letter of Credit, the amount of such Letter of Credit shall be determined in accordance with Section 1.09. Letter of Credit Fees shall be (i) due and payable on the first ~~day~~Business Day of each January, April, July and October, commencing with the first such date to occur after the issuance of such Letter of Credit, on the Letter of Credit Expiration Date and thereafter on demand and (ii) computed on a quarterly basis in arrears. If there is any change in the Applicable Margin for Letter of Credit Fees during any quarter, the daily amount available to be drawn under each Letter of Credit shall be computed and multiplied by such Applicable Margin separately for each period during such quarter that such Applicable Margin was in effect. Notwithstanding anything to the contrary contained herein, upon the request of the Required Lenders, while any Event of Default pursuant to Section 9.01(a) or 9.01(b) exists, all Letter of Credit Fees shall accrue at the Default Rate.

(j) Fronting Fee and Documentary and Processing Charges Payable to L/C Issuers. The Company shall pay directly to the applicable L/C Issuer for its own account, in Dollars, a fronting fee with respect to each Letter of Credit, at the rate equal to 0.125% per annum, computed on the daily amount available to be drawn under such Letter of Credit and on a quarterly basis in arrears. Such fronting fee shall be due and payable on the first ~~day~~Business Day (or such other day as may be required by the applicable L/C Issuer) after the end of each January, April, July and October in respect of the most recently-ended quarterly period (or portion thereof, in the case of the first payment), commencing with the first such date to occur after the issuance of such Letter of Credit, on the Letter of Credit Expiration Date and thereafter on demand. For purposes of computing the daily amount available to be drawn under any Letter of Credit, the amount of such Letter of Credit shall be determined in accordance with Section 1.09. In addition, the Company shall pay directly to the applicable L/C Issuer for its own account, in Dollars, the customary issuance, presentation, amendment and other processing fees, and other standard costs and charges, of such L/C Issuer relating to letters of credit as from time to time in effect. Such customary fees and standard costs and charges are due and payable on demand and are nonrefundable.

(k) Conflict with Issuer Documents. In the event of any conflict between the terms hereof and the terms of any Issuer Document, the terms hereof shall control.

(l) Letters of Credit Issued for Subsidiaries. Notwithstanding that a Letter of Credit issued or outstanding hereunder is in support of any obligations of, or is for the account of, a Subsidiary, the Company shall be obligated to reimburse the L/C Issuers hereunder for any and all drawings under such Letter of Credit. The Company hereby acknowledges that the issuance of Letters of Credit for the account of Subsidiaries inures to the benefit of the Company, and that the Company’s business derives substantial benefits from the businesses of such Subsidiaries.

Section 2.04 Swing Line Loans.

(a) The Swing Line. Subject to the terms and conditions set forth herein, the Swing Line Lender, in reliance upon the agreements of the other Lenders set forth in this Section 2.04, agrees to make loans (each such loan, a “Swing Line Loan”) to the Borrowers in Dollars from time to time on any Business Day during the Availability Period in an aggregate amount not to exceed at any time outstanding the amount of the Swing Line Sublimit, notwithstanding the fact that such Swing Line Loans, when aggregated with the Applicable Percentage of the Outstanding Amount of Revolving Loans and L/C Obligations of the Lender acting as Swing Line Lender, may exceed the amount of such Lender’s Revolving Commitment; provided, however, that after giving effect to any Swing Line Loan, (i) the Total Revolving Outstandings shall not exceed the Line Cap at such time, and (ii) the aggregate Outstanding Amount of the Revolving Loans of any Lender, plus such Lender’s Applicable Percentage of the Outstanding Amount of all L/C Obligations, and Swing Line Loans shall not exceed such Lender’s Revolving Commitment, (y) the Borrowers shall not use the proceeds of any Swing Line Loan to refinance any outstanding Swing Line Loan and (z) the Swing Line Lender shall not be under any obligation to make any Swing Line Loan if it shall determine (which determination shall be conclusive and binding absent manifest error) that it has, or by such Credit Extension may have, Fronting Exposure. Within the foregoing limits, and subject to the other terms and conditions hereof, the Borrowers may borrow under this Section 2.04, prepay under Section 2.05, and reborrow under this Section 2.04. Each Swing Line Loan shall bear interest only at a rate based on the Base Rate. Immediately upon the making of a Swing Line Loan, each Lender shall be deemed to, and hereby irrevocably and unconditionally agrees to, purchase from the Swing Line Lender a risk participation in such Swing Line Loan in an amount equal to the product of such Lender’s Applicable Percentage times the amount of such Swing Line Loan.

~~(b) Borrowing Procedures. Each Swing Line Borrowing shall be made upon the Borrower’s irrevocable notice to the Swing Line Lender and the Administrative Agent, which may be given by (A) telephone or (B) by a Swing Line Loan Notice; provided that any telephonic notice must be confirmed promptly by delivery to the Swing Line Lender and the Administrative Agent of a Swing Line Loan Notice. Each such notice must be received by the Swing Line Lender and the Administrative Agent not later than 2:00 p.m. on the requested borrowing date, and shall specify (i) the amount to be borrowed, which shall be a minimum of $100,000, and (ii) the requested borrowing date, which shall be a Business Day. Promptly after receipt by the Swing Line Lender of any Swing Line Loan Notice, the Swing Line Lender will confirm with the Administrative Agent (by telephone or in writing) that the Administrative Agent has also received such Swing Line Loan Notice and, if not, the Swing Line Lender will notify the Administrative Agent (by telephone or in writing) of the contents thereof. Unless the Swing Line Lender has received notice (by telephone or in writing) from the Administrative Agent (including at the request of any Lender) prior to 2:00 p.m. on the date of the proposed Swing Line Borrowing (A) directing the Swing Line Lender not to make such Swing Line Loan as a result of the limitations set forth in the first proviso to the first sentence of Section 2.04(a), or (B) that one or more of the applicable conditions specified in Article V is not then satisfied, then, subject to the terms and conditions hereof, the Swing Line Lender will, not later than 4.00 p.m. on the borrowing date specified in such Swing Line Loan Notice, make the amount of its Swing Line Loan available to the Borrower at its office by crediting the account of the Borrower on the books of the Swing Line Lender in immediately available funds.~~

(b) [Reserved].

(c) Refinancing of Swing Line Loans.

(i) The Swing Line Lender at any time (but no less frequently than weekly) in its sole and absolute discretion may request, on behalf of the Borrower (which hereby irrevocably authorizes the Swing Line Lender to so request on its behalf), that each Lender make a Base Rate Loan in an amount equal to such Lender’s Applicable Percentage of the amount of Swing Line Loans then outstanding. Such request shall be made in writing (which written request shall be deemed to be a Loan Notice for purposes hereof) and in accordance with the requirements of Section 2.02, without regard to the minimum and multiples specified therein for the principal amount of Base Rate Loans, but subject to the unutilized portion of the Revolving Commitments and the conditions set forth in Section 5.02. The Swing Line Lender shall furnish the Company with a copy of the applicable Loan Notice promptly after delivering such notice to the Administrative Agent. Each Lender shall make an amount equal to its Applicable Percentage of the amount specified in such Loan Notice available to the Administrative Agent in immediately available funds (and the Administrative Agent may apply Cash Collateral available with respect to the applicable Swing Line Loan) for the account of the Swing Line Lender at the Administrative Agent’s Office not later than 1:00 p.m. on the day specified in such Loan Notice, whereupon, subject to Section 2.04(c)(ii), each Lender that so makes funds available shall be deemed to have made a Base Rate Loan to the Company or applicable Designated Borrower in such amount. The Administrative Agent shall remit the funds so received to the Swing Line Lender.

(ii) If for any reason any Swing Line Loan cannot be refinanced by such Base Rate Loans in accordance with Section 2.04(c)(i), the request for Base Rate Loans submitted by the Swing Line Lender as set forth herein shall be deemed to be a request by the Swing Line Lender that each of the Lenders fund its risk participation in the relevant Swing Line Loan and each Lender’s payment to the Administrative Agent for the account of the Swing Line Lender pursuant to Section 2.04(c)(i) shall be deemed payment in respect of such participation.

(iii) If any Lender fails to make available to the Administrative Agent for the account of the Swing Line Lender any amount required to be paid by such Lender pursuant to the foregoing provisions of this Section 2.04(c) by the time specified in Section 2.04(c)(i), the Swing Line Lender shall be entitled to recover from such Lender (acting through the Administrative Agent), on demand, such amount with interest thereon for the period from the date such payment is required to the date on which such payment is immediately available to the Swing Line Lender at a rate per annum equal to the greater of the Federal Funds Rate and a rate determined by the Swing Line Lender in accordance with banking industry rules on interbank compensation, plus any administrative, processing or similar fees customarily charged by the Swing Line Lender in connection with the foregoing. If such Lender pays such amount (with interest and fees as aforesaid), the amount so paid shall constitute such Lender’s Revolving Loan included in the relevant Borrowing or funded participation in the relevant Swing Line Loan, as the case may be. A certificate of the Swing Line Lender submitted to any Lender (through the Administrative Agent) with respect to any amounts owing under this clause (iii) shall be conclusive absent manifest error.

(iv) Each Lender’s obligation to make Revolving Loans or to purchase and fund risk participations in Swing Line Loans pursuant to this Section 2.04(c) shall be absolute and unconditional and shall not be affected by any circumstance, including (A) any setoff, counterclaim, recoupment, defense or other right which such Lender may have against the Swing Line Lender, the Borrower or any other Person for any reason whatsoever, (B) the occurrence or continuance of a Default, or (C) any other occurrence, event or condition, whether or not similar to any of the foregoing; provided, however, that each Lender’s obligation to make Revolving Loans pursuant to this Section 2.04(c) is subject to the conditions set forth in Section 5.02. No such funding of risk participations shall relieve or otherwise impair the obligation of the Borrower to repay Swing Line Loans, together with interest as provided herein.

(d) Repayment of Participations.

(i) At any time after any Lender has purchased and funded a risk participation in a Swing Line Loan, if the Swing Line Lender receives any payment on account of such Swing Line Loan, the Swing Line Lender will distribute to such Lender its Applicable Percentage thereof in the same funds as those received by the Swing Line Lender.

(ii) If any payment received by the Swing Line Lender in respect of principal or interest on any Swing Line Loan is required to be returned by the Swing Line Lender under any of the circumstances described in Section 11.05 (including pursuant to any settlement entered into by the Swing Line Lender in its discretion), each Lender shall pay to the Swing Line Lender its Applicable Percentage thereof on demand of the Administrative Agent, plus interest thereon from the date of such demand to the date such amount is returned, at a rate per annum equal to the Federal Funds Rate. The Administrative Agent will make such demand upon the request of the Swing Line Lender. The obligations of the Lenders under this clause shall survive the payment in full of the Obligations and the termination of this Agreement.

(e) Interest for Account of Swing Line Lender. The Swing Line Lender shall be responsible for invoicing the Borrower for interest on the Swing Line Loans. Until each Lender funds its Base Rate Loan or risk participation pursuant to this Section 2.04 to refinance such Lender’s Applicable Percentage of any Swing Line Loan, interest in respect of such Applicable Percentage shall be solely for the account of the Swing Line Lender.

(f) Payments Directly to Swing Line Lender. The Borrower shall make all payments of principal and interest in respect of the Swing Line Loans directly to the Swing Line Lender.

Section 2.05 Prepayments.

(a) Voluntary Prepayments of Loans.

(i) Each Borrower may, upon notice from the Company to the Administrative Agent in such form as may be reasonably approved by the Administrative Agent (including any form on an electronic platform or electronic transmission system as shall be reasonably approved by the Administrative Agent), appropriately completed and signed by a Responsible Officer, at any time or from time to time voluntarily prepay Revolving Loans in whole or in part without premium or penalty; provided that (A) such notice must be received by the Administrative Agent not later than 12:00 noon (1) two Business Days prior to any date of prepayment of SOFR Rate Loans or Eurocurrency Rate Loans (other than Eurocurrency Rate Loans denominated in ~~Dollars~~Yen), (2) three Business Days ~~(or five, in the case of prepayment of Loans denominated in Special Notice Currencies)~~ prior to any date of prepayment of Eurocurrency Rate Loans denominated in ~~Alternative Currencies and (3)~~Yen, (3) five Business Days in the case of prepayment of SONIA Rate Loans, and (4) on the date of prepayment of Base Rate Loans ~~or Floating Eurocurrency Rate Loans~~; (B) any such prepayment of ~~Eurocurrency~~SONIA Rate Loans

~~denominated in Dollars~~or SOFR Rate Loans shall be in a principal amount of $5,000,000 or a whole multiple of $1,000,000 in excess thereof (or, if less, the entire principal amount thereof then outstanding); (C) any prepayment of Eurocurrency Rate Loans denominated in Alternative Currencies shall be in a minimum principal amount of $5,000,000 (or its Alternative Currency Equivalent) or a whole multiple of $1,000,000 (or its Alternative Currency Equivalent) in excess thereof (or, if less, the entire principal amount thereof then outstanding) and (D) any prepayment of Base Rate Loans ~~or Floating Eurocurrency Rate Loans~~ shall be in a principal amount of $500,000 or a whole multiple of $100,000 in excess thereof (or, if less, the entire principal amount thereof then outstanding). Each such notice shall specify the date and amount of such prepayment and the Type(s) of Loans to be prepaid and, if Eurocurrency Rate Loans or SOFR Rate Loans are to be prepaid, the Interest Period(s) of such Loans. The Administrative Agent will promptly notify each Lender of its receipt of each such notice, and of the amount of such Lender’s Applicable Percentage of such prepayment. If such notice is given by the Company, the Borrower shall make such prepayment and the payment amount specified in such notice shall be due and payable on the date specified therein; provided that a notice of prepayment delivered by the Company may state that such notice is conditioned upon the effectiveness of other credit facilities or another transaction, in which case such notice may be revoked by the Company (by notice to the Administrative Agent on or prior to the specified effective date) if such condition is not satisfied. Any prepayment of a Eurocurrency Rate Loan shall be accompanied by all accrued interest on the amount prepaid, together with any additional amounts required pursuant to Section 3.05. Each such prepayment shall be applied to the Loans of the Lenders in accordance with their respective Applicable Percentages.

(ii) The Borrower may, upon notice to the Swing Line Lender (with a copy to the Administrative Agent), at any time or from time to time, voluntarily prepay Swing Line Loans in whole or in part without premium or penalty; provided that (A) such notice must be received by the Swing Line Lender and the Administrative Agent not later than 1:00 p.m. on the date of the prepayment, and (B) any such prepayment shall be in a minimum principal amount of $100,000. Each such notice shall specify the date and amount of such prepayment. If such notice is given by the Borrower, the Borrower shall make such prepayment and the payment amount specified in such notice shall be due and payable on the date specified therein; provided that a notice of prepayment delivered by the Borrower may state that such notice is conditioned upon the effectiveness of other credit facilities or another transaction, in which case such notice may be revoked by the Borrower (by notice to the Administrative Agent on or prior to the specified effective date) if such condition is not satisfied.

(b) Mandatory Prepayments of Loans.

(i) Subject to Section 2.01(c), if an Overadvance exists at any time, the Borrower shall, on the sooner of the first Business Day after the Administrative Agent’s demand or the first Business Day after the Borrower has knowledge thereof, repay Revolving Loans and/or Cash Collateralize the L/C Obligations in an amount sufficient to reduce Total Revolving Outstandings to the Borrowing Base.

(ii) Alternative Currency Sublimit. If the Administrative Agent notifies the Company at any time that the Outstanding Amount of all Loans denominated in Alternative Currencies at such time exceeds an amount equal to 105% of the Alternative Currency Sublimit then in effect, then, within two Business Days after receipt of such notice, the Borrowers shall prepay Loans in an aggregate amount sufficient to reduce such Outstanding Amount as of such date of payment to an amount not to exceed 100% of the Alternative Currency Sublimit then in effect.

(iii) Debt Maturity Reserve Liquidity Test. If at any time the Debt Maturity Reserve Liquidity Test is not satisfied when in effect, the Borrower shall, on the sooner of the first Business Day after the Administrative Agent’s demand or the first Business Day after the Borrower has knowledge thereof, repay Revolving Loans and/or Cash Collateralize the L/C Obligations in an amount sufficient so that the Debt Maturity Reserve Liquidity Test is satisfied.

(iv) Application of Mandatory Prepayments. All amounts required to be paid pursuant to this Section 2.05(b) shall be applied, first, ratably to the L/C Borrowings and Swing Line Loans, second, to the outstanding Revolving Loans (other than Swing Line Loans), third, to Cash Collateralize the Letters of Credit (in each case without a corresponding reduction in Aggregate Revolving Commitments) and fourth, as required by the Intercreditor Agreement or, in the absence of any such requirement, returned to the Company or to such party as otherwise required by law.

Within the parameters of the applications set forth above, prepayments shall be applied first to Base Rate Loans, and ~~Floating~~then to all Eurocurrency Rate Loans ~~and then to Eurocurrency~~, SOFR Rate Loans, and SONIA Rate Loans in direct order of Interest Period maturities. All prepayments under this Section 2.05(b) shall be subject to Section 3.05, but otherwise without premium or penalty, and shall be accompanied by interest on the principal amount prepaid through the date of prepayment.

Section 2.06 Termination or Reduction of Aggregate Revolving Commitments. The Company may, upon notice to the Administrative Agent, terminate the Aggregate Revolving Commitments, or from time to time permanently reduce the Aggregate Revolving Commitments to an amount not less than the Total Revolving Outstandings; provided that (i) any such notice shall be received by the Administrative Agent not later than 12:00 noon two Business Days prior to the date of termination or reduction, (ii) any such partial reduction shall be in an aggregate amount of $5,000,000 or any whole multiple of $1,000,000 in excess thereof, (iii) the Company shall not terminate or reduce the Aggregate Revolving Commitments if, after giving effect thereto and to any concurrent prepayments hereunder, the Total Revolving Outstandings would exceed the Line Cap and (iv) if, after giving effect to any reduction of the Aggregate Revolving Commitments, the Alternative Currency Sublimit, the Swing Line Sublimit or the aggregate Letter of Credit Sublimit exceeds the amount of the Aggregate Revolving Commitments, such sublimit shall be automatically reduced by the amount of such excess. The Administrative Agent will promptly notify the Lenders of any such notice of termination or reduction of the Aggregate Revolving Commitments. The amount of any such Aggregate Revolving Commitment reduction shall not be applied to the Alternative Currency Sublimit, the Swing Line Sublimit or the aggregate Letter of Credit Sublimit unless otherwise specified by the Company. Any reduction of the Aggregate Revolving Commitments shall be applied to the Revolving Commitment of each Lender according to its Applicable Percentage. All fees accrued with respect thereto until the effective date of any termination of the Aggregate Revolving Commitments shall be paid on the effective date of such termination.

Section 2.07 Repayment of Loans.

(a) Revolving Loans. Each Borrower shall repay to the Lenders on the Maturity Date the aggregate principal amount of all Loans made to such Borrower outstanding on such date and all other Obligations then outstanding, including all accrued but unpaid interest and fees.

(b) Swing Line Loans. The Borrower shall repay each Swing Line Loan on the earlier to occur of (i) the date ten Business Days after such Loan is made and (ii) the Maturity Date.

Section 2.08 Interest.

(a) Subject to the provisions of subsection (b) below, (i) each ~~Eurocurrency Rate~~ Loan shall bear interest on the outstanding principal amount thereof for each Interest Period at a rate per annum equal to the ~~sum of the Eurocurrency Rate for such Interest Period plus the Applicable Margin for Eurocurrency Rate Loans; (ii) each Floating Eurocurrency Rate Loan shall bear interest on the outstanding principal amount thereof from the applicable borrowing date at a rate per annum equal to the sum of the Floating Eurocurrency Rate plus the Applicable Margin for Floating Eurocurrency Rate Loans,~~ following, as applicable:

(i) If the relevant Loan is a SOFR Rate Loan, Adjusted Term SOFR, in each case plus the SOFR Rate Margin,

(ii) If the relevant Loan is a SONIA Rate Loan, Adjusted Daily Simple SONIA plus the SONIA Rate Margin,

(iii) If the relevant Loan is a Eurocurrency Rate Loan denominated in Euros or Yen, the Eurocurrency Rate plus the Eurocurrency Rate Margin,

(iv) If the relevant Loan is a Eurocurrency Rate Loan denominated in Canadian Dollars, the CDOR Rate plus the CDOR Rate Margin,

(v)  ~~(iii) each Base Rate Loan~~Otherwise, the Base Rate (provided that any outstanding Obligation that is denominated in an Alternative Currency shall, for purposes of this Section, be deemed to be denominated in Dollars (in an amount equal to the Dollar Equivalent of such Alternative Currency) and shall bear interest ~~on the outstanding principal amount thereof from the applicable~~

~~borrowing date at a rate per annum equal to the sum of the Base Rate plus the Applicable Margin for Base Rate Loans; and (iv) each Swing Line Loan shall bear interest on the outstanding principal amount thereof from the applicable borrowing date at a rate per annum equal to~~at the Base Rate) plus the Base Rate ~~plus the Applicable~~ Margin ~~for Base Rate Loans~~.

(b) (i) If any amount of principal of any Loan is not paid when due (without regard to any applicable grace periods), whether at stated maturity, by acceleration or otherwise, such amount shall thereafter bear interest at a fluctuating interest rate per annum at all times equal to the Default Rate to the fullest extent permitted by applicable laws.

(ii) If any amount (other than principal of any Loan) payable by any Borrower under any Loan Document is not paid when due (without regard to any applicable grace periods), whether at stated maturity, by acceleration or otherwise, then upon the request of the Required Lenders, such amount shall thereafter bear interest at a fluctuating interest rate per annum at all times equal to the Default Rate to the fullest extent permitted by applicable laws.

(iii) Upon the request of the Required Lenders, while any Event of Default under Section 9.01(a) or 9.01(b) exists, the Borrowers shall pay interest on the principal amount of all outstanding Obligations hereunder at a fluctuating interest rate per annum at all times equal to the Default Rate to the fullest extent permitted by applicable laws.

(iv) Accrued and unpaid interest on past due amounts (including interest on past due interest) shall be due and payable upon demand.

(c) Interest on each Loan shall be due and payable in arrears on each Interest Payment Date applicable thereto and at such other times as may be specified herein. Interest hereunder shall be due and payable in accordance with the terms hereof before and after judgment, and before and after the commencement of any proceeding under any Debtor Relief Law.

(d) For the purposes of the Interest Act (Canada), (i) whenever a rate of interest or fee rate hereunder is calculated on the basis of a year (the “deemed year”) that contains fewer days than the actual number of days in the calendar year of calculation, such rate of interest or fee rate shall be expressed as a yearly rate by multiplying such rate of interest or fee rate by the actual number of days in the calendar year of calculation and dividing it by the number of days in the deemed year, (ii) the principle of deemed reinvestment of interest shall not apply to any interest calculation hereunder and (iii) the rates of interest stipulated herein are intended to be nominal rates and not effective rates or yields.

~~Section 2.09 Fees~~Section 2.09 Fees. In addition to certain fees described in subsections (i) and (j) of Section 2.03:

(a) Unused Line Fee. The Company shall pay to the Administrative Agent, for the account of each Lender in accordance with its Applicable Percentage, an unused line fee in Dollars equal to the Applicable Fee Rate times the amount by which the Aggregate Revolving Commitments exceed the average daily Total Revolving Outstandings during any quarter (the “Unused Line Fee”). Such unused line fee shall be due and payable quarterly in arrears, on the first day of each January, April, July and October, commencing with the first such date to occur after the Closing Date, and on the last day of the Availability Period (and, if applicable, thereafter on demand). For purposes of clarification, Swing Line Loans shall not be considered outstanding for purposes of determining the unused portion of the Aggregate Revolving Commitments.

(b) Fee Letter. The Company shall pay fees in the amounts and at the times specified in the Fee Letter. Such fees shall be fully earned when paid and shall not be refundable for any reason whatsoever.

Section 2.10 Computation of Interest and Fees. All computations of interest for Base Rate Loans ~~(including Base Rate Loans determined by reference to the Eurocurrency Rate)~~ shall be made on the basis of a year of 365 or 366 days, as the case may be, and actual days elapsed. All other computations of fees and interest shall be made on the basis of a 360-day year and actual days elapsed (which results in more fees or interest, as applicable, being paid than if computed on the basis of a 365-day year), or, in the case of interest in respect of Loans denominated in Alternative Currencies as to which market practice differs from the foregoing, in accordance with such market practice. Interest shall accrue on each Loan for the day on which the Loan is made, and shall not accrue on a Loan, or any portion thereof, for the day on which the Loan or such portion is paid, provided that any Loan that is repaid on the same day on which it is made shall, subject to Section 2.12(a), bear interest for one day. Each determination by the Administrative Agent of an interest rate or fee hereunder shall be conclusive and binding for all purposes, absent manifest error.

Section 2.11 Evidence of Debt.

(a) The Credit Extensions made by each Lender shall be evidenced by one or more accounts or records maintained by such Lender and by the Administrative Agent in the ordinary course of business. The accounts or records maintained by the Administrative Agent and each Lender shall be conclusive absent manifest error of the amount of the Credit Extensions made by the Lenders to the Borrowers and the interest and payments thereon. Any failure to so record or any error in doing so shall not, however, limit or otherwise affect the obligation of the Borrowers hereunder to pay any amount owing with respect to the Obligations. In the event of any conflict between the accounts and records maintained by any Lender and the accounts and records of the Administrative Agent in respect of such matters, the accounts and records of the Administrative Agent shall control in the absence of manifest error. Upon the request of any Lender to a Borrower made through the Administrative Agent, such Borrower shall execute and deliver to such Lender (through the Administrative Agent) a promissory note, which shall evidence such Lender’s Loans in addition to such accounts or records. Each such promissory note shall be in the form of Exhibit 2.11(a) (a “Note”). Each Lender may attach schedules to its Note and endorse thereon the date, Type (if applicable), amount, currency and maturity of its Loans and payments with respect thereto.

(b) In addition to the accounts and records referred to in subsection (a), each Lender and the Administrative Agent shall maintain in accordance with its usual practice accounts or records evidencing the purchases and sales by such Lender of participations in Letters of Credit and Swing Line Loans. In the event of any conflict between the accounts and records maintained by the Administrative Agent and the accounts and records of any Lender in respect of such matters, the accounts and records of the Administrative Agent shall control in the absence of manifest error.

(c) The Administrative Agent shall maintain an account on its books in the name of Borrowers (the “Loan Account”) on which Borrowers will be charged with the all Revolving Loans (including Overadvances, Protective Advances and Swing Line Loans) made by the Administrative Agent, the Swing Line Lender, or the Lenders to Borrowers or for Borrowers’ account, the Letters of Credit issued or arranged the L/C Issuers, and with all other payment Obligations hereunder or under the other Loan Documents, including, accrued interest, fees and expenses. In accordance with Section 2.12, the Loan Account will be credited with all payments received by the Administrative Agent from the Borrowers or for Borrowers’ account. The Administrative Agent shall make available to the Company monthly statements regarding the Loan Account, including the principal amount of the Revolving Loans, interest accrued hereunder, fees accrued or charged hereunder or under the other Loan Documents, and a summary itemization of all charges and expenses accrued hereunder or under the other Loan Documents, and each such statement, absent manifest error, shall be conclusively presumed to be correct and accurate and constitute an account stated between the Borrowers and the Lenders unless, within 30 days after the Administrative Agent first makes such a statement available to the Company, the Company shall deliver to the Administrative Agent written objection thereto describing the error or errors contained in such statement. The Borrowers hereby authorize the Administrative Agent, from time to time without prior notice to the Borrowers, to charge to the Loan Account (i) all accrued interest and fees as and when payment thereof becomes due hereunder or under any other Loan Document and (ii) all costs and expenses required to be paid by the Company hereunder or under any other Loan Document, as and when incurred or accrued, including pursuant to Sections 7.04 and 11.04. All amounts (including interest, fees, costs, expenses, or other amounts payable hereunder or under any other Loan Document) charged to the Loan Account shall thereupon constitute Revolving Loans hereunder, shall constitute Obligations hereunder, and shall initially accrue interest at the rate then applicable to Revolving Loans that are U.S. Base Rate Loans (unless and until converted into Term SOFR Rate Loans in accordance with the terms of this Agreement).

Section 2.12 Payments Generally; Administrative Agent’s Clawback.

(a) General. All payments to be made by the Borrowers shall be made without condition or deduction for any counterclaim, defense, recoupment or setoff. Except as otherwise expressly provided herein and except with respect to principal of and interest on Loans denominated in an Alternative Currency, all payments by the Borrowers hereunder shall be made to the Administrative Agent, for the account of the respective Lenders to which such payment is owed, at the applicable Administrative Agent’s Office in Dollars and in Same Day Funds not later than 2:00 p.m. on the date specified herein. Except as otherwise expressly provided herein, all payments by the Borrowers hereunder with respect to principal and interest on Loans denominated in an Alternative

Currency shall be made to the Administrative Agent, for the account of the respective Lenders to which such payment is owed, at the applicable Administrative Agent’s Office in such Alternative Currency and in Same Day Funds not later than the Applicable Time specified by the Administrative Agent on the dates specified herein. Without limiting the generality of the foregoing, the Administrative Agent may require that any payments due under this Agreement be made in the United States. If, for any reason, any Borrower is prohibited by any law from making any required payment hereunder in an Alternative Currency, such Borrower shall make such payment in Dollars in the Dollar Equivalent of the Alternative Currency payment amount. The Administrative Agent will promptly distribute to each Lender its Applicable Percentage (or other applicable share as provided herein) of such payment in like funds as received by wire transfer to such Lender’s Lending Office. All payments received by the Administrative Agent (i) after 2:00 p.m., in the case of payments in Dollars, or (ii) after the Applicable Time specified by the Administrative Agent in the case of payments in an Alternative Currency, shall in each case be deemed received on the next succeeding Business Day and any applicable interest or fee shall continue to accrue. If any payment to be made by any Borrower shall come due on a day other than a Business Day, payment shall be made on the next following Business Day, and such extension of time shall be reflected in computing interest or fees, as the case may be.

(b) (i) Funding by Lenders; Presumption by Administrative Agent. Unless the Administrative Agent shall have received notice from a Lender prior to the proposed date of any Borrowing of Eurocurrency Rate Loans, SOFR Rate Loans, or SONIA Rate Loans (or, in the case of any Borrowing of Base Rate Loans ~~or Floating Eurocurrency Rate Loans~~, prior to 1:00 p.m. on the date of such Borrowing) that such Lender will not make available to the Administrative Agent such Lender’s share of such Borrowing, the Administrative Agent may assume that such Lender has made such share available on such date in accordance with Section 2.02 (or, in the case of a Borrowing of Base Rate Loans ~~or Floating Eurocurrency Rate Loans~~, that such Lender has made such share available in accordance with and at the time required by Section 2.02) and may, in reliance upon such assumption, make available to the applicable Borrower a corresponding amount. In such event, if a Lender has not in fact made its share of the applicable Borrowing available to the Administrative Agent, then the applicable Lender and the applicable Borrower severally agree to pay to the Administrative Agent forthwith on demand such corresponding amount in Same Day Funds with interest thereon, for each day from and including the date such amount is made available to such Borrower to but excluding the date of payment to the Administrative Agent, at (A) in the case of a payment to be made by such Lender, the greater of the Federal Funds Rate and a rate determined by the Administrative Agent in accordance with banking industry rules on interbank compensation, plus any administrative, processing or similar fees customarily charged by the Administrative Agent in connection with the foregoing, and (B) in the case of a payment to be made by such Borrower, the interest rate applicable to Base Rate Loans. If such Borrower and such Lender shall pay such interest to the Administrative Agent for the same or an overlapping period, the Administrative Agent shall promptly remit to such Borrower the amount of such interest paid by such Borrower for such period. If such Lender pays its share of the applicable Borrowing to the Administrative Agent, then the amount so paid shall constitute such Lender’s Loan included in such Borrowing. Any payment by such Borrower shall be without prejudice to any claim such Borrower may have against a Lender that shall have failed to make such payment to the Administrative Agent.

(ii) Payments by Borrowers; Presumptions by Administrative Agent. With respect to any payment that is due to the Administrative Agent for the account of the Lenders or applicable L/C Issuer hereunder, the Administrative Agent may assume that such Borrower has made such payment on the date the payment is due and may, in reliance upon such assumption, distribute to the Lenders or applicable L/C Issuer, as the case may be, the amount due.

(iii) With respect to any payment that the Administrative Agent makes for the account of the Lenders or any L/C Issuer hereunder as to which the Administrative Agent determines (which determination shall be conclusive absent manifest error) that any of the following applies (such payment referred to as the “Rescindable Amount”): (1) such Borrower has not in fact made such payment; (2) the Administrative Agent has made a payment in excess of the amount so paid by such Borrower (whether or not then owed); or (3) the Administrative Agent has for any reason otherwise erroneously made such payment; then each of the Lenders or applicable L/C Issuer, as the case may be, severally agrees to repay to the Administrative Agent forthwith on demand the Rescindable Amount so distributed to such Lender or such L/C Issuer, in Same Day Funds with interest thereon, for each day from and including the date such amount is distributed to it to but excluding the date of payment to the Administrative Agent, at the Overnight Rate.

(iv) A notice of the Administrative Agent to any Lender or any Borrower with respect to any amount owing under this subsection (b) shall be conclusive, absent manifest error.

(c) Failure to Satisfy Conditions Precedent. If any Lender makes available to the Administrative Agent funds for any Loan to be made by such Lender to any Borrower as provided in the foregoing provisions of this Article II, and such funds are not made available to such Borrower by the Administrative Agent because the conditions to the applicable Credit Extension set forth in Article V are not satisfied or waived in accordance with the terms hereof, the Administrative Agent shall promptly return such funds (in like funds as received from such Lender) to such Lender, without interest.

(d) Obligations of Lenders Several. The obligations of the Lenders hereunder to make Loans, to fund participations in Letters of Credit and Swing Line Loans and to make payments pursuant to Section 11.04(c) are several and not joint. The failure of any Lender to make any Loan, to fund any such participation or to make any payment under Section 11.04(c) on any date required hereunder shall not relieve any other Lender of its corresponding obligation to do so on such date, and no Lender shall be responsible for the failure of any other Lender to so make its Loan, to purchase its participation or to make its payment under Section 11.04(c).

(e) Funding Source. Nothing herein shall be deemed to obligate any Lender to obtain the funds for any Loan in any particular place or manner or to constitute a representation by any Lender that it has obtained or will obtain the funds for any Loan in any particular place or manner.

(f) Insufficient Funds. If at any time insufficient funds are received by and available to the Administrative Agent to pay fully all amounts of principal, L/C Borrowings, interest and fees then due hereunder, such funds shall be applied (i) first, toward payment of interest and fees then due hereunder, ratably among the parties entitled thereto in accordance with the amounts of interest and fees then due to such parties, (ii) second, toward payment of principal of Swing Line Loans and L/C Borrowings then due hereunder, ratably among the parties entitled thereto in accordance with the amounts of principal and L/C Borrowings then due to such parties and (iii) third, toward payment of principal of Revolving Loans (other than Swing Line Loans, in each case, without a corresponding commitment reduction).

Section 2.13 Sharing of Payments by Lenders . If any Lender shall, by exercising any right of setoff or counterclaim or otherwise, obtain payment in respect of any principal of or interest on any of the Loans made by it, or the participations in L/C Obligations held by it resulting in such Lender’s receiving payment of a proportion of the aggregate amount of such Loans or participations and accrued interest thereon greater than its pro rata share thereof as provided herein, then the Lender receiving such greater proportion shall (a) notify the Administrative Agent of such fact, and (b) purchase (for cash at face value) participations in the Loans and subparticipations in L/C Obligations and Swing Line Loans of the other Lenders, or make such other adjustments as shall be equitable, so that the benefit of all such payments shall be shared by the Lenders ratably in accordance with the aggregate amount of principal of and accrued interest on their respective Loans and other amounts owing them, provided that:

(i) if any such participations or subparticipations are purchased and all or any portion of the payment giving rise thereto is recovered, such participations or subparticipations shall be rescinded and the purchase price restored to the extent of such recovery, without interest; and

(ii) the provisions of this Section shall not be construed to apply to (A) any payment made by or on behalf of a Borrower pursuant to and in accordance with the express terms of this Agreement (including the application of funds arising from the existence of a Defaulting Lender), (B) the application of Cash Collateral provided for in Section 2.15, or (C) any payment obtained by a Lender as consideration for the assignment of or sale of a participation in any of its Loans or subparticipations in L/C Obligations or Swing Line Loans to any assignee or participant, other than an assignment to the Company or any Subsidiary thereof (as to which the provisions of this Section shall apply).

Each Borrower consents to the foregoing and agrees, to the extent it may effectively do so under applicable law, that any Lender acquiring a participation pursuant to the foregoing arrangements may exercise against such Borrower rights of setoff and counterclaim with respect to such participation as fully as if such Lender were a direct creditor of such Borrower in the amount of such participation.

For purposes of subclause (b)(i) of the definition of “Excluded Taxes,” a Lender that acquires a participation or subparticipation pursuant to this Section 2.13 shall be treated as having acquired such participation on the date(s) on which such Lender acquired the applicable interest(s) in the Commitment(s), L/C Obligation(s) and/or Loan(s) to which such participation relates.

Section 2.14 Designated Borrowers.

(a) The Company may at any time, upon not less than five Business Days’ notice from the Company to the Administrative Agent (or such shorter period as may be agreed by the Administrative Agent in its reasonable discretion), designate any additional Domestic Subsidiary of the Company (an “Applicant Borrower”) as a Designated Borrower to receive Loans hereunder by delivering to the Administrative Agent (which shall promptly deliver counterparts thereof to each Lender) a duly executed notice and agreement in substantially the form of Exhibit 2.14(a) (a “Designated Borrower Request and Assumption Agreement”). The parties hereto acknowledge and agree that prior to any Applicant Borrower becoming entitled to utilize the credit facilities provided for herein the Administrative Agent and the Lenders shall have received the information required by Section 5.03 and shall have consented to such designation. If the Administrative Agent and all the Lenders agree in writing that an Applicant Borrower shall be entitled to receive Loans hereunder, then promptly following receipt of all information required by Section 5.03, the Administrative Agent shall send a notice in substantially the form of Exhibit 2.14(b) (a “Designated Borrower Notice”) to the Company and the Lenders specifying the effective date upon which the Applicant Borrower shall constitute a Designated Borrower for purposes hereof, whereupon each of the Lenders agrees to permit such Designated Borrower to receive Loans hereunder, on the terms and conditions set forth herein, and each of the parties agrees that such Designated Borrower otherwise shall be a Borrower for all purposes of this Agreement; provided that (i) no Loan Notice or Letter of Credit Application may be submitted by or on behalf of such Designated Borrower until the date two Business Days after such effective date, and (ii) no Lender shall be obligated to make Loans to any Designated Borrower that is a Foreign Subsidiary if such Lender is unauthorized to lend in such Foreign Subsidiary’s jurisdiction. For the avoidance of doubt, any Guarantor may become a Designated Borrower, subject to the requirements of this Section 2.14.

(b) The Obligations of all Designated Borrowers shall be several in nature, subject to Article IV.

(c) Each Subsidiary of the Company that becomes a “Designated Borrower” pursuant to this Section 2.14 hereby irrevocably appoints the Company as its agent for all purposes relevant to this Agreement and each of the other Loan Documents, including (i) the giving and receipt of notices, (ii) the execution and delivery of all documents, instruments and certificates contemplated herein and all modifications hereto, and (iii) the receipt of the proceeds of any Loans made by the Lenders, to any such Designated Borrower hereunder. Any acknowledgment, consent, direction, certification or other action which might otherwise be valid or effective only if given or taken by all Borrowers, or by each Borrower acting singly, shall be valid and effective if given or taken only by the Company, whether or not any such other Borrower joins therein. Any notice, demand, consent, acknowledgement, direction, certification or other communication delivered to the Company in accordance with the terms of this Agreement shall be deemed to have been delivered to each Designated Borrower.

(d) The Company may from time to time, upon not less than three Business Days’ notice from the Company to the Administrative Agent (or such shorter period as may be agreed by the Administrative Agent in its reasonable discretion), terminate a Designated Borrower’s status as such, provided that there are no outstanding Loans payable by such Designated Borrower, or other amounts payable by such Designated Borrower on account of any Loans made to it, as of the effective date of such termination. The Administrative Agent will promptly notify the Lenders of any such termination of a Designated Borrower’s status.

Section 2.15 Cash Collateral.

(a) Certain Credit Support Events. Upon the request of the Administrative Agent or the applicable L/C Issuer (i) if such L/C Issuer has honored any full or partial drawing request under any Letter of Credit and such drawing has resulted in an L/C Borrowing, or (ii) if, as of the Letter of Credit Expiration Date, any L/C Obligation for any reason remains outstanding, the Company shall, in each case, immediately Cash Collateralize the then Outstanding Amount of all L/C Obligations. At any time that there shall exist a Defaulting Lender, immediately upon the request of the Administrative Agent or the applicable L/C Issuer, the Company shall deliver to the Administrative Agent Cash Collateral in an amount sufficient to cover all Fronting Exposure (after giving effect to Section 2.16(a)(iv) and any Cash Collateral provided by the Defaulting Lender).

(b) Grant of Security Interest. All Cash Collateral (other than credit support not constituting funds subject to deposit) shall be maintained in blocked, non-interest bearing deposit accounts at ~~Bank of America.~~Wells Fargo (or, with the consent of the Administrative Agent (not to be unreasonably withheld or delayed, another Lender). The Company, and to the extent provided by any Lender, such Lender, hereby grants to (and subjects to the control of) the Administrative Agent, for the benefit of the Administrative Agent, the L/C Issuers and the Lenders, and agrees to maintain, a first priority security interest in all such cash, deposit accounts and all balances therein, and all other property so provided as collateral pursuant hereto, and in all proceeds of the foregoing, all as security for the obligations to which such Cash Collateral may be applied pursuant to Section 2.15(c). If at any time the Administrative Agent determines that Cash Collateral is subject to any right or claim of any Person other than the Administrative Agent as herein provided, or that the total amount of such Cash Collateral is less than the applicable Fronting Exposure and other obligations secured thereby, the Company or the relevant Defaulting Lender will, promptly upon demand by the Administrative Agent, pay or provide to the Administrative Agent additional Cash Collateral in an amount sufficient to eliminate such deficiency.

(c) Application. Notwithstanding anything to the contrary contained in this Agreement, Cash Collateral provided under any of this Section 2.15 or Sections 2.03, 2.05, 2.16 or 9.03 in respect of Letters of Credit or Swing Line Loans shall be held and applied to the satisfaction of the specific L/C Obligations, Swing Line Loans, obligations to fund participations therein (including, as to Cash Collateral provided by a Defaulting Lender, any interest accrued on such obligation) and other obligations for which the Cash Collateral was so provided, prior to any other application of such property as may be provided for herein.

(d) Release. Cash Collateral (or the appropriate portion thereof) provided to reduce Fronting Exposure or other obligations shall be released promptly following (i) the elimination of the applicable Fronting Exposure or other obligations giving rise thereto (including by the termination of Defaulting Lender status of the applicable Lender (or, as appropriate, its assignee following compliance with Section 11.06(b)(vi))) or (ii) the Administrative Agent’s good faith determination that there exists excess Cash Collateral; provided, however, (x) that Cash Collateral furnished by or on behalf of the Company shall not be released during the continuance of a Default or Event of Default (and following application as provided in this Section 2.15 may be otherwise applied in accordance with Section 9.03), and (y) the Person providing Cash Collateral and the applicable L/C Issuer, as applicable, may agree that Cash Collateral shall not be released but instead held to support future anticipated Fronting Exposure or other obligations.

Section 2.16 Defaulting Lenders.

(a) Adjustments. Notwithstanding anything to the contrary contained in this Agreement, if any Lender becomes a Defaulting Lender, then, until such time as that Lender is no longer a Defaulting Lender, to the extent permitted by applicable law:

(i) Waivers and Amendments. That Defaulting Lender’s right to approve or disapprove any amendment, waiver or consent with respect to this Agreement shall be restricted as set forth in Section 11.01.

(ii) Reallocation of Payments. Any payment of principal, interest, fees or other amounts received by the Administrative Agent for the account of that Defaulting Lender (whether voluntary or mandatory, at maturity, pursuant to Article IX or otherwise, and including any amounts made available to the Administrative Agent by that Defaulting Lender pursuant to Section 11.08), shall be applied at such time or times as may be determined by the Administrative Agent as follows: first, to the payment of any amounts owing by that Defaulting Lender to the Administrative Agent hereunder; second, to the payment on a pro rata basis of any amounts owing by that Defaulting Lender to the L/C Issuers or Swing Line Lender hereunder; third, if so determined by the Administrative Agent or requested by the L/C Issuers, to be held as Cash Collateral for future funding obligations of that Defaulting Lender of any participation in any Letter of Credit; fourth, as the Company may request (so long as no Event of Default exists), to the funding of any Loan in respect of which that Defaulting Lender has failed to fund its portion thereof as required by this Agreement, as determined by the Administrative Agent; fifth, if so determined by the Administrative Agent and the Company, to be held in a non-interest bearing deposit account and released in order to satisfy obligations of that Defaulting Lender to fund Loans under this Agreement; sixth, to the payment of any amounts owing to the Lenders, the L/C Issuers or Swing Line Lender as a result of any judgment of a court of competent jurisdiction obtained by any Lenders, the L/C Issuers or the Swing Line Lender against that Defaulting Lender as a result of that Defaulting Lender’s breach of its obligations under this Agreement; seventh, so long as no Event of Default exists, to the payment of any amounts owing to the Company as a result of any judgment of a court of competent jurisdiction obtained by the Company against that Defaulting Lender as a result of that Defaulting Lender’s breach of its obligations under this Agreement; and eighth, to that Defaulting Lender or as otherwise directed by a court of competent jurisdiction; provided that if (x) such payment is a payment of the principal amount of any Loans or L/C Borrowings in respect of which that Defaulting Lender has not fully funded its appropriate share and (y) such Loans or L/C Borrowings were made at a time when the conditions set forth in Section 5.02 were satisfied or waived, such payment shall be applied solely to pay the Loans of, and L/C Borrowings owed to, all non-Defaulting Lenders on a pro rata basis prior to being applied to the payment of any Loans of, or L/C Borrowings owed to, that Defaulting Lender. Any payments, prepayments or other amounts paid or payable to a Defaulting Lender that are applied (or held) to pay amounts owed by a Defaulting Lender or to post Cash Collateral pursuant to this Section 2.16(a)(ii) shall be deemed paid to and redirected by that Defaulting Lender, and each Lender irrevocably consents hereto.

(iii) Certain Fees. That Defaulting Lender (x) shall be entitled to receive any Unused Line Fee pursuant to Section 2.09(a) for any period during which that Lender is a Defaulting Lender only to extent allocable to the sum of (1) the Outstanding Amount of the Revolving Loans funded by it and (2) its Applicable Percentage of the stated amount of Letters of Credit for which it has provided Cash Collateral pursuant to Section 2.03, 2.05, 2.15 or 2.16(a)(ii), as applicable (and the Company shall (A) be required to pay to each of the L/C Issuers the amount of such fee allocable to its Fronting Exposure arising from that Defaulting Lender to the extent that the Company has not posted Cash Collateral for such exposure and (B) not be required to pay the remaining amount of such fee that otherwise would have been required to have been paid to that Defaulting Lender) and (y) shall be limited in its right to receive Letter of Credit Fees as provided in Section 2.03(i).

(iv) Reallocation of Applicable Percentages to Reduce Fronting Exposure. During any period in which there is a Defaulting Lender, for purposes of computing the amount of the obligation of each non-Defaulting Lender to acquire, refinance or fund participations in Letters of Credit and Swing Line Loans pursuant to Sections 2.03 and 2.04, the “Applicable Percentage” of each non-Defaulting Lender shall be computed without giving effect to the Revolving Commitment of that Defaulting Lender; provided, that, (i) each such reallocation shall be given effect only if, at the date the applicable Lender becomes a Defaulting Lender, no Default exists; and (ii) the aggregate obligation of each non-Defaulting Lender to acquire, refinance or fund participations in Letters of Credit and Swing Line Loans shall not exceed the positive difference, if any, of (1) the Revolving Commitment of that non-Defaulting Lender minus (2) the aggregate Outstanding Amount of the Revolving Loans of that Lender.

(v) Cash Collateral, Repayment of Swing Line Loans. If the reallocation described in clause (a)(iv) above cannot, or can only partially, be effected, the Borrower shall within two Business Days following notice by the Administrative Agent, without prejudice to any right or remedy available to it hereunder or under applicable ~~Law~~law, (x) first, prepay Swing Line Loans in an amount equal to the Swing Line Lenders’ Fronting Exposure and (y) second, Cash Collateralize the L/C Issuers’ Fronting Exposure in accordance with the procedures set forth in Section 2.15 (after giving effect to any reallocation) for so long as any Letters of Credit are outstanding.

(b) Defaulting Lender Cure. The rights and remedies against a Defaulting Lender under this Agreement are in addition to other rights and remedies that a Borrower may have against such Defaulting Lender with respect to any funding default and that the Administrative Agent or any Lender may have against such Defaulting Lender with respect to any funding default. If the Company, the Administrative Agent, the Swing Line Lender and the L/C Issuers agree in writing in their sole discretion that a Defaulting Lender should no longer be deemed to be a Defaulting Lender, the Administrative Agent will so notify the parties hereto, whereupon as of the effective date specified in such notice and subject to any conditions set forth therein (which may include arrangements with respect to any Cash Collateral), then the Fronting Exposure shall be readjusted to reflect the inclusion of such Lender’s Revolving Commitment (less the aggregate Outstanding Amount of the Revolving Loans of that Lender) and that Lender will, to the extent applicable, purchase that portion of outstanding Loans of the other Lenders or take such other actions as the Administrative Agent may determine to be necessary to cause the Loans and funded and unfunded participations in Letters of Credit and Swing Line Loans to be held on a pro rata basis by the Lenders in accordance with their Applicable Percentages (without giving effect to Section 2.16(a)(iv)), whereupon that Lender will cease to be a Defaulting Lender and any applicable cash collateral shall be promptly returned to the Borrower and such Lender’s Applicable Percentage of Fronting Exposure reallocated pursuant to the requirements above shall be reallocated back to such Lender; provided that no adjustments will be made retroactively with respect to fees accrued or payments made by or on behalf of the Company while that Lender was a Defaulting Lender; and provided, further, that except to the extent otherwise expressly agreed by the affected parties, no change hereunder from Defaulting Lender to Lender will constitute a waiver or release of any claim of any party hereunder arising from that Lender’s having been a Defaulting Lender.

Section 2.17 Extension of Maturity Date.

(a) Notwithstanding anything to the contrary in this Agreement, pursuant to one or more offers (each, an “Extension Offer”) made from time to time by the Company to all Lenders with Revolving Commitments with a like maturity date on a pro rata basis (based on the aggregate outstanding principal amount of Revolving Commitments with a like maturity date), on the same terms to each such Lender, the Company is hereby permitted to consummate from time to time transactions with individual Lenders that accept the terms contained in such Extension Offers to extend the maturity date of each such Lender’s Revolving Commitments and otherwise modify the terms of such Revolving Commitments pursuant to the terms of the relevant Extension Offer (including, without limitation, by increasing the interest rate or fees payable in respect of such Revolving Commitments or Loans in respect thereof and/or modifying the scheduled termination of such Revolving Commitments and the scheduled repayments of principal in respect of such Revolving Loans) (each, an “Extension”), so long as the following terms are satisfied:

(i) no Default or Event of Default shall have occurred and be continuing at the time the Extension Offer is consummated,

(ii) except as to interest rates, fees and final maturity date (which shall, subject to the immediately succeeding clauses (iii), (iv) and (v), be determined by the Company and set forth in the relevant Extension Offer), the applicable Revolving Commitments of any Lender that agrees to an Extension with respect to such Revolving Commitments (an “Extended Lender”) extended pursuant to any Extension (“Extended Revolving Commitment”) shall have terms applicable prior to the original Maturity Date related to the Extended Revolving Commitments that are no more favorable in any material respect, taken as a whole, to the Extended Lender than the terms of the Revolving Commitments subject to such Extension Offer,

(iii) the final maturity date of any Extended Revolving Commitments shall be no earlier than the original Maturity Date and at no time shall the Revolving Commitments (including Extended Revolving Commitments) have more than two different maturity dates,

(iv) if the aggregate amount of Revolving Commitments (calculated on the face amount thereof), in respect of which applicable Lenders shall have accepted the relevant Extension Offer shall exceed the maximum aggregate amount of Revolving Commitments offered to be extended by the Company pursuant to such Extension Offer, then the Revolving Commitments of such applicable Lenders shall be extended ratably up to such maximum amount based on the respective Revolving Commitments (but not to exceed actual holdings of record) with respect to which such Lenders have accepted such Extension Offer,

(v) all documentation in respect of such Extension shall be consistent with the foregoing, and

(vi) any applicable Minimum Extension Condition shall be satisfied unless waived by the Borrower.

(b) With respect to all Extensions consummated by the Borrower pursuant to this Section 2.17(b), (i) such Extensions shall not constitute optional or mandatory payments or prepayments for purposes of Section 2.05 and (ii) no Extension Offer is required to be in any minimum amount or any minimum increment; provided that the Company may at its election specify as a condition (a “Minimum Extension Condition”) to consummating any such Extension that a minimum amount (to be determined and specified in the relevant Extension Offer in the Company’s sole discretion and may be waived by the Company) of applicable Revolving Commitments be tendered. The Administrative Agent and the Lenders hereby consent to the Extensions and the other transactions contemplated by this Section 2.17 (including, for the avoidance of doubt, payment of any interest, fees or premium in respect of any Extended Revolving Commitments on such terms as may be set forth in the relevant Extension Offer) and hereby waive the requirements of any provision of this Agreement (including, without limitation, Section 11.01 and any provision in this Agreement or the other Loan Documents providing for payment on a pro rata basis) or any other Loan Document that may otherwise prohibit any such Extension or any other transaction contemplated by this Section 2.17.

(c) No consent of any Lender or the Administrative Agent shall be required to effectuate any Extension, other than the consent of each Lender agreeing to such Extension with respect to any of its Revolving Commitments (including any Extended Revolving Commitments). All Extended Revolving Commitments and all obligations in respect thereof shall be Obligations under this Agreement and the other Loan Documents that are secured by the Collateral on a pari passu basis with all other applicable Obligations under this Agreement and the other Loan Documents. The Lenders hereby irrevocably authorize the Administrative Agent to enter into amendments to this Agreement and the other Loan Documents with the Borrower and the other Loan Parties as may be necessary in order to establish new tranches or sub-tranches in respect of the Revolving Commitments so extended and such technical amendments as may be necessary or appropriate in the reasonable opinion of the Administrative Agent and the Borrower in connection with the establishment of such new tranches or sub-tranches, in each case on terms consistent with this Section 2.17.

(d) In connection with any Extension, the Company shall provide the Administrative Agent at least five (5) Business Days’ (or such shorter period as may be agreed by the Administrative Agent in its sole discretion) prior written notice thereof, and shall agree to such procedures (to ensure reasonable administrative management of the credit facilities hereunder after such Extension), if any, as may be established by, or acceptable to, the Administrative Agent, in each case acting reasonably to accomplish the purposes of this Section 2.17.

Section 2.18 Liquidity Period. During any Liquidity Period, at the election of the Administrative Agent, the Administrative Agent may cause the ledger balance in any Deposit Account subject to a Deposit Account Control Agreement as of the end of a Business Day to be applied to the Secured Obligations at the beginning of the next Business Day. If a credit balance results from such application, it shall be made available to the Borrower upon its request.

Section 2.19 MIRE Event. Notwithstanding anything to the contrary herein, for Mortgaged Properties included in the Borrowing Base, the making, increasing, extension or renewal of any Loans pursuant to this Agreement (but, for the avoidance of doubt, excluding any Credit Extension where the conditions of Section 5.02 are met without regard to this Section 2.19) shall be subject to flood insurance due diligence and flood insurance compliance in accordance with Section 7.07(c) hereto and shall otherwise be reasonably satisfactory to the Administrative Agent and the Lenders.

Section  2.20 Eurocurrency Rate Option and RFR Option.

(a) Borrowers shall have the option, subject to Section 2.20(b) to have interest on all or a portion of the Revolving Loans charged (whether at the time when made (unless otherwise provided herein), upon conversion from a Base Rate Loan to a SOFR Rate Loan for Dollars, or upon continuation of a Eurocurrency Rate Loan, SONIA Rate Loan, or SOFR Rate Loan as a Eurocurrency Rate Loan, SONIA Rate Loan, or SOFR Rate Loan, as applicable, for such Currency) at a rate of interest based upon the applicable Eurocurrency Rate or RFR, for such Currency (in the case of the Eurocurrency Rate, the “Eurocurrency Rate Option” and in the case of the RFR for SONIA Rate Loans or SOFR Rate Loans, the “RFR Option”). Interest on the Loans shall be payable on the Interest Payment Date therefor or, if earlier, (i) the date on which all or any portion of the Obligations are accelerated pursuant to the terms hereof, or (ii) the date on which this Agreement is terminated pursuant to the terms hereof. The Borrowers shall not be required to exercise the RFR Option with respect to an outstanding SONIA Rate Loan, which shall be deemed to automatically continue as a SONIA Rate Loan on the Interest Payment Date. With respect to a Eurocurrency Rate Loan or a SOFR Rate Loan, on the last day of each applicable Interest Period, unless Borrowers have properly exercised the Eurocurrency Rate Option or RFR Option with respect thereto, the interest rate applicable to such Loan automatically shall convert to the rate of interest then applicable to Base Rate Loans of the same type hereunder; provided that any outstanding affected Eurocurrency Rate Loans denominated in an Alternative Currency, shall be converted into Base Rate Loans denominated in Dollars (in an amount equal to the Dollar Equivalent of such Alternative Currency) upon expiration of the applicable Interest Period. Upon any such prepayment or conversion, Borrowers shall also pay any additional amounts required pursuant to Section 2.20(b).

(b) Eurocurrency Rate and RFR Election.

(i) Borrowers may, at any time and from time to time, so long as no Event of Default has occurred and is continuing, elect to exercise the Eurocurrency Rate Option or RFR Option by notifying the Administrative Agent prior to 11:00 a.m. as follows: (A) with respect to an RFR Option electing Adjusted Daily Simple SONIA at least five (5) RFR Business Days prior to the requested Funding Date (the “Non-SOFR Deadline”), (B) with respect to an RFR Option electing Adjusted Term SOFR at least three (3) RFR Business Days prior to the requested Interest Period (the “SOFR Deadline” and together Non-SOFR Deadline and SOFR Deadline are referred to herein as the “RFR Deadline”), (C) with respect to an RFR Option electing a Eurocurrency Rate at least three (3) Eurocurrency Banking Days prior to the requested Interest Period (the “Eurocurrency Deadline”). Notice of Borrowers’ election of the Eurocurrency Rate Option or RFR Option for a permitted portion of the Revolving Loans and an Interest Period (if applicable) pursuant to this Section shall be made by delivery to the Administrative Agent of a Eurocurrency Rate Notice or RFR Notice, as applicable, received by the Administrative Agent before the Eurocurrency Deadline or RFR Deadline, as applicable. Promptly upon its receipt of each such Eurocurrency Rate Notice or RFR Notice, as applicable, the Administrative Agent shall provide a notice thereof to each of the affected Lenders. In the event, Borrowers no longer have the option to request Eurocurrency Loans, SONIA Rate Loans, or SOFR Rate Loans then any outstanding affected SOFR Rate Loans denominated in Dollars will be deemed to have been converted into Base Rate Loans at the end of the applicable Interest Period, and any outstanding affected SONIA Rate Loans or Eurocurrency Rate Loans, in each case, denominated in an Alternative Currency, will be deemed to have been converted into Base Rate Loans denominated in Dollars (in an amount equal to the Dollar Equivalent of such Alternative Currency) immediately or, in the case of SOFR Rate Loans, or Eurocurrency Rate Loans, at the end of the applicable Interest Period. If the Borrowers request a conversion to, or continuation of, a Eurocurrency Rate Loan or SOFR Rate Loan, but fail to specify an Interest Period, they will be deemed to have specified an Interest Period of one month.

(ii) Each Eurocurrency Rate Notice and RFR Notice shall be irrevocable and binding on Borrowers. In connection with each Eurocurrency Rate Loan, SONIA Rate Loan, or SOFR Rate Loan, each Borrower shall indemnify, defend, and hold the Administrative Agent and the Lenders harmless against any loss, cost, or expense (including any loss, cost or expense arising from the liquidation or re-employment of funds or from any fees payable) which may arise, be attributable to or result due to or as a consequence of (A) the payment or required assignment of any principal of any Eurocurrency Rate Loan or SOFR Rate Loan other than on the last day of an Interest Period applicable thereto or SONIA Rate Loan other than on the Interest Payment Date therefor (including as a result of an Event of Default), (B) the conversion of any Eurocurrency Rate Loan or SOFR Rate Loan other than on the last day of the Interest Period applicable thereto or any SONIA Rate Loan other than on the Interest Payment Date therefor (including as a result of an Event of Default), or (C) the failure to borrow, convert, continue or prepay any Eurocurrency Rate Loan, SONIA Rate Loan, or SOFR Rate Loan on the date specified in any Eurocurrency Rate Notice or RFR Notice delivered pursuant hereto (such losses, costs, or expenses, “Funding Losses”). A certificate of the Administrative Agent or a Lender delivered to Borrowers setting forth in reasonable detail any amount or amounts that the Administrative Agent or such Lender is entitled to receive pursuant to this Section 2.20 shall be conclusive absent manifest error. Borrowers shall pay such amount to the Administrative Agent or the Lender, as applicable, within 30 days of the date of its receipt of such certificate. If a payment of a Eurocurrency Rate Loan or SOFR Rate Loan on a day other than the last day of the applicable Interest Period or a SONIA Rate Loan on a day other than the Interest Payment Date therefor would result in a Funding Loss, the Administrative Agent may, in its sole discretion at the request of Borrowers, hold the amount of such payment as cash collateral in support of the Obligations until the last day of such Interest Period or until such Interest Payment Date, as applicable, and apply such amounts to the payment of the applicable Eurocurrency Rate Loan, SONIA Rate Loan, or SOFR Rate Loan on such day, it being agreed that the Administrative Agent has no obligation to so defer the application of payments to any Eurocurrency Rate Loan, SONIA Rate Loan, or SOFR Rate Loan and that, in the event that the Administrative Agent does not defer such application, Borrowers shall be obligated to pay any resulting Funding Losses.

(iii) Unless the Administrative Agent, in its sole discretion, agrees otherwise, Borrowers may only exercise the Eurocurrency Rate Option for proposed Eurocurrency Rate Loans of at least $1,000,000 and the RFR Option for proposed SONIA Rate Loans or SOFR Rate Loans of at least $1,000,000.

(c) Conversion; Prepayment. Borrowers may (i) convert SOFR Rate Loans denominated in Dollars to Base Rate Loans or (ii) prepay any Eurocurrency Rate Loan, SONIA Rate Loan or SOFR Rate Loan at any time; provided that in the event any Eurocurrency Rate Loan, SONIA Rate Loan, or SOFR Rate Loans is converted or prepaid on any date that is not the last day of the Interest Period applicable thereto, including as a result of any prepayment through the required application by the Administrative Agent of any payments or proceeds of Collateral or for any other reason, including early termination of the term of this Agreement or acceleration of all or any portion of the Obligations pursuant to the terms hereof or any conversion or prepayment of Loans required pursuant to Section 2.20, each Borrower shall (A) pay all accrued interest on the principal amount, converted, repaid or prepaid on the date of such conversion, repayment or prepayment and (B) indemnify, defend, and hold the Administrative Agent and the Lenders and their Participants harmless against any and all Funding Losses in accordance with Section 2.20(b)(ii).

(d) Special Provisions Applicable to Eurocurrency and RFR.

(i) The applicable Eurocurrency Rate, Adjusted Term SOFR, or the applicable Adjusted Daily Simple SONIA may be adjusted by the Administrative Agent with respect to any Lender on a prospective basis to take into account any additional or increased costs or, with respect to any Eurocurrency Rate, Adjusted Term SOFR, Adjusted Daily Simple SONIA, increased costs to such Lender of maintaining or obtaining any deposits in any Currency or increased costs (other than Taxes which shall be governed by Article III), in each case, due to changes in applicable law occurring subsequent to the commencement of the then applicable Interest Period (or in the case of any Daily Simple RFR, occurring subsequent to the Funding Date for the applicable SONIA Rate Loan), including any Changes in Law and changes in the reserve requirements imposed by the Board of Governors, which additional or increased costs would increase the cost of funding or maintaining loans bearing interest at the applicable Eurocurrency Rate, Adjusted Term SOFR, or the Adjusted Daily Simple SONIA. In any such event, the affected Lender shall give Borrowers and the Administrative Agent notice of such a determination and adjustment and the Administrative Agent promptly shall transmit the notice to each other Lender and, upon its receipt of the notice from the affected Lender, Borrowers may, by notice to such affected Lender (A) require such Lender to furnish to Borrowers a statement setting forth in reasonable detail the basis for adjusting such applicable Eurocurrency Rate, Adjusted Term SOFR, or the Adjusted Daily Simple SONIA and the method for determining the amount of such adjustment, or (B) repay the applicable Eurocurrency Rate Loans, SONIA Rate Loans, or SOFR Rate Loans of such Lender with respect to which such adjustment is made (together with any amounts due under Section 2.20(b)(ii)).

(ii) Subject to the provisions set forth in Section 2.20(d)(iii) below, in connection with any SONIA Rate Loan, SOFR Rate Loan, or any Eurocurrency Rate Loan, a request therefor, a conversion to or a continuation thereof or otherwise, if for any reason (A) Agent shall determine (which determination shall be conclusive and binding absent manifest error) that (x) if Daily Simple RFR is utilized in any calculations hereunder or under any other Loan Document with respect to any Obligations, interest, fees, commissions or other amounts, reasonable and adequate means do not exist for ascertaining Daily Simple RFR pursuant to the definition thereof or (y) if Adjusted Term SOFR or a Eurocurrency Rate is utilized in any calculations hereunder or under any other Loan Document with respect to any Obligations, interest, fees, commissions or other amounts, reasonable and adequate means do not exist for ascertaining Adjusted Term SOFR or such Eurocurrency Rate, as applicable, for the applicable Interest Period with respect to a proposed SOFR Rate Loan or Eurocurrency Rate Loan, as applicable, on or prior to the first day of such Interest Period, (B) Agent shall determine (which determination shall be conclusive and binding absent manifest error) that a fundamental change has occurred in foreign exchange or interbank markets with respect to the applicable Currency (including changes in national or international financial, political or economic conditions or currency exchange rates or exchange controls), (C) with respect to any Eurocurrency Rate Loan, Administrative Agent shall determine (which determination shall be conclusive and binding absent manifest error) that deposits are not being offered to banks in the London or other applicable offshore interbank market for the applicable Currency, amount or Interest Period of such Loan or (D) any Change in Law any time after the date hereof, in the reasonable opinion of any Lender, makes it unlawful or impractical for such Lender to fund or maintain any applicable Eurocurrency Rate Loans, any SOFR Rate Loans, or any SONIA Rate Loans or to continue such funding or maintaining, or to determine or charge interest rates at the applicable Eurocurrency Rate, Adjusted Term SOFR or the applicable Adjusted Daily Simple SONIA, as applicable), and, in the case clause (D), such Lender has provided notice of such determination to Administrative Agent, shall promptly give notice to Borrower. Upon notice thereof by Administrative Agent to Borrower, any obligation of the Lenders to make SONIA Rate Loans,

SOFR Rate Loans, or Eurocurrency Rate Loans, as applicable, in each such Currency, and any right of the Borrowers to convert any Loan in each such Currency (if applicable) to or continue any Loan as a SONIA Rate Loan, SOFR Rate Loan, or Eurocurrency Rate Loan, as applicable, in each such Currency, shall be suspended (to the extent of the affected SONIA Rate Loans or, in the case of SOFR Rate Loans or Eurocurrency Rate Loans, the affected Interest Periods) until Administrative Agent (with respect to clause (D), at the instruction of all affected Lenders) revokes such notice. Upon receipt of such notice, (I) the Borrowers may revoke any pending request for a borrowing of, conversion to or continuation of SONIA Rate Loans, SOFR Rate Loans, or Eurocurrency Rate Loans in each such affected Currency (to the extent of the affected SONIA Rate Loans or, in the case of SOFR Rate Loans or Eurocurrency Rate Loans, the affected Interest Periods) or, failing that, (1) in the case of any request for a borrowing of an affected SOFR Rate Loan denominated in Dollars, the Borrowers will be deemed to have converted any such request into a request for a borrowing of or conversion to Base Rate Loans in the amount specified therein and (2) in the case of any request for a borrowing of an affected SONIA Rate Loan or Eurocurrency Rate Loan in an Alternative Currency, then such request shall be ineffective and any outstanding affected SONIA Rate Loans, or Eurocurrency Rate Loans denominated in an Alternative Currency, at the Borrowers’ election, shall either (x) be converted into Base Rate Loans denominated in Dollars (in an amount equal to the Dollar Equivalent of such Alternative Currency) immediately or, in the case of Eurocurrency Rate Loans, at the end of the applicable Interest Period (or immediately if it is unlawful for any such Loan to be outstanding until such time) or (y) be prepaid in full immediately or, in the case of Eurocurrency Rate Loans, at the end of the applicable Interest Period (or immediately if it is unlawful for any such Loan to be outstanding until such time); provided that if no election is made by the Borrowers by the date that is the earlier of (x) three (3) Business Days after receipt by Borrower of such notice or (y) with respect to a Eurocurrency Rate Loan the last day of the current Interest Period therefor, the Borrowers shall be deemed to have elected clause (x) above. Upon any such prepayment or conversion, the Borrowers shall also pay accrued interest on the amount so prepaid or converted, together with any additional amounts required pursuant to Section 2.20(b)(ii).

(iii) Benchmark Replacement Setting.

(A) Benchmark Replacement. Notwithstanding anything to the contrary herein or in any other Loan Document, upon the occurrence of a Benchmark Transition Event, with respect to any Benchmark, the Administrative Agent and Borrower may amend this Agreement to replace such Benchmark with a Benchmark Replacement. Any such amendment with respect to a Benchmark Transition Event will become effective at 5:00 p.m. on the fifth (5th) Business Day after the Administrative Agent has posted such proposed amendment to all affected Lenders and Borrower so long as the Administrative Agent has not received, by such time, written notice of objection to such amendment from Lenders comprising the Required Lenders. No replacement of a Benchmark with a Benchmark Replacement pursuant to this Section 2.20(d)(iii) will occur prior to the applicable Benchmark Transition Start Date.

(B) [reserved].

(C) Benchmark Replacement Conforming Changes. In connection with the use, administration, adoption or implementation of a Benchmark Replacement, the Administrative Agent will have the right to make Benchmark Replacement Conforming Changes from time to time and, notwithstanding anything to the contrary herein or in any other Loan Document, any amendments implementing such Benchmark Replacement Conforming Changes will become effective without any further action or consent of any other party to this Agreement or any other Loan Document.

(D) Notices; Standards for Decisions and Determinations. The Administrative Agent will promptly notify Borrower and the Lenders of (1) the implementation of any Benchmark Replacement and (2) the effectiveness of any Benchmark Replacement Conforming Changes in connection with the use, administration, adoption or implementation of a Benchmark Replacement. The Administrative Agent will notify the Borrower of (x) the removal or reinstatement of any tenor of a Benchmark pursuant to Section 2.20(d)(iii)(4) and (y) the commencement of any Benchmark Unavailability Period. Any determination, decision or election that may be made by the Administrative Agent or, if applicable, any Lender (or group of Lenders)

pursuant to this Section 2.20(d)(iii), including any determination with respect to a tenor, rate or adjustment or of the occurrence or non-occurrence of an event, circumstance or date and any decision to take or refrain from taking any action or any selection, will be conclusive and binding absent manifest error and may be made in its or their sole discretion and without consent from any other party to this Agreement or any other Loan Document, except, in each case, as expressly required pursuant to this Section 2.20(d)(iii).

(E) Unavailability of Tenor of Benchmark. Notwithstanding anything to the contrary herein or in any other Loan Document, at any time (including in connection with the implementation of a Benchmark Replacement), (1) if the then-current Benchmark is a term rate (including the Term SOFR Reference Rate) and either (I) any tenor for such Benchmark is not displayed on a screen or other information service that publishes such rate from time to time as selected by the Administrative Agent in its reasonable discretion or (II) the regulatory supervisor for the administrator of such Benchmark has provided a public statement or publication of information announcing that any tenor for such Benchmark is not or will not be representative, then the Administrative Agent may modify the definition of “Interest Period” (or any similar or analogous definition) for any Benchmark settings at or after such time to remove such unavailable or non-representative tenor and (2) if a tenor that was removed pursuant to clause (1) above either (I) is subsequently displayed on a screen or information service for a Benchmark (including a Benchmark Replacement) or (II) is not, or is no longer, subject to an announcement that it is not or will not be representative for a Benchmark (including a Benchmark Replacement), then the Administrative Agent may modify the definition of “Interest Period” (or any similar or analogous definition) for all Benchmark settings at or after such time to reinstate such previously removed tenor.

(F) Benchmark Unavailability Period. Upon Borrower’s receipt of notice of the commencement of a Benchmark Unavailability Period with respect to a given Benchmark, (I) the Borrower may revoke any pending request for a borrowing of, conversion to or continuation of SONIA Rate Loans, SOFR Rate Loans, or Eurocurrency Rate Loans, in each case, to be made, converted or continued during any Benchmark Unavailability Period denominated in the applicable Currency and, failing that, in the case of any request for any affected SOFR Rate Loans, SONIA Rate Loans, or Eurocurrency Rate Loan, in each case, in an Alternative Currency, if applicable, then such request shall be ineffective and (II)(1) any outstanding affected SOFR Rate Loans denominated in Dollars, will be deemed to have been converted into Base Rate Loans at the end of the applicable Interest Period and (2) any outstanding affected SONIA Rate Loans or Eurocurrency Rate Loans, in each case, denominated in an Alternative Currency, at the Borrowers’ election, shall either (x) be converted into Base Rate Loans denominated in Dollars (in an amount equal to the Dollar Equivalent of such Alternative Currency) immediately or, in the case of Eurocurrency Rate Loans, at the end of the applicable Interest Period or (y) be prepaid in full immediately or, in the case of Eurocurrency Rate Loans, at the end of the applicable Interest Period; provided that, with respect to any SONIA Rate Loan, if no election is made by the Borrowers by the date that is three (3) Business Days after receipt by Borrower of such notice, the Borrower shall be deemed to have elected clause (x) above; provided, further that, with respect to any Eurocurrency Rate Loan, if no election is made by the Borrower by the earlier of (AA) the date that is three (3) Business Days after receipt by Borrower of such notice and (BB) the last day of the current Interest Period for the applicable Eurocurrency Rate Loan, the Borrower shall be deemed to have elected clause (x) above. Upon any such prepayment or conversion, the Borrowers shall also pay accrued interest on the amount so prepaid or converted, together with any additional amounts required pursuant to Section 2.02(b). During a Benchmark Unavailability Period with respect to any Benchmark or at any time that a tenor for any then-current Benchmark is not an Available Tenor, the component of the Base Rate based upon the then-current Benchmark that is the subject of such Benchmark Unavailability Period or such tenor for such Benchmark, as applicable, will not be used in any determination of Base Rate.

(iv) No Requirement of Matched Funding. Anything to the contrary contained herein notwithstanding, neither the Administrative Agent, nor any Lender, nor any of their Participants, is required actually to acquire deposits in the applicable Currency to fund or otherwise match fund any Obligation as to which interest accrues at the applicable Eurocurrency Rate, Adjusted Term SOFR, or Daily Simple RFR.

(v) Alternative Currencies. If, after the designation by the Lenders of any currency as an Alternative Currency, any change in currency controls or exchange regulations or any change in national or international financial, political or economic conditions are imposed in the country in which such currency is issued, and such change results in, in the reasonable opinion of the Administrative Agent (i) such currency no longer being readily available, freely transferable and convertible into Dollars, (ii) a Dollar Equivalent no longer being readily calculable with respect to such currency, (iii) such currency being impracticable for the Lenders to loan or (iv) such currency no longer being a currency in which the Required Lenders are willing to make Revolving Loans (each of clauses (i), (ii), (iii) and (iv), a “Disqualifying Event”), then the Administrative Agent shall promptly notify the Lenders and Borrowers, and such currency shall no longer be an Alternative Currency until such time as the Disqualifying Event(s) no longer exist. Within five (5) Business Days after receipt of such notice from the Administrative Agent, Borrowers shall repay all Loans denominated in such currency to which the Disqualifying Event(s) apply or convert such Loans into the Dollar Equivalent in Dollars, bearing interest at the Base Rate, subject to the other terms contained herein.

(vi) Initial Benchmark Conforming Changes. In connection with the use or administration of any Benchmark, Administrative Agent will have the right to make Benchmark Replacement Conforming Changes from time to time and, notwithstanding anything to the contrary herein or in any other Loan Document, any amendments implementing such Benchmark Replacement Conforming Changes will become effective without any further action or consent of any other party to this Agreement or any other Loan Document. Administrative Agent will promptly notify Borrowers and the Lenders of the effectiveness of any Benchmark Replacement Conforming Changes in connection with the use or administration of any Benchmark.

(vii) Interest Act (Canada). For the purposes of the Interest Act (Canada), (i) whenever a rate of interest or fee rate hereunder is calculated on the basis of a year (the “deemed year”) that contains fewer days than the actual number of days in the calendar year or calculation, such rate of interest or fee rate shall be expressed as a yearly rate by multiplying such rate of interest or fee rate by the actual number of days in the calendar year of calculation and dividing it by the number of days in the deemed year, (ii) the principle of deemed reinvestment of interest shall not apply to any interest calculation hereunder and (iii) the rates of interest stipulated herein are intended to be nominal rates and not effective rates or yields.

ARTICLE III

TAXES, YIELD PROTECTION AND ILLEGALITY

Section 3.01 Taxes.

(a) Payments Free of Taxes; Obligation to Withhold; Payments on Account of Taxes.

(i) All payments by or on account of any obligation of any Loan Party hereunder or under any other Loan Document shall, except to the extent required by applicable laws, be made free and clear of and without reduction or withholding for any Taxes.

(ii) If any Loan Party or any other applicable withholding agent shall be required by any applicable laws to withhold or deduct any Taxes from or in respect of any payment made by any Loan Party under any Loan Document (as determined by the applicable withholding agent), then (A) the applicable withholding agent shall withhold or make such deductions as are determined by such withholding agent to be required, (B) the applicable withholding agent shall timely pay the full amount withheld or deducted to the relevant Governmental Authority in accordance with applicable law, and (C) to the extent that the withholding or deduction is made on account of Indemnified Taxes or Other Taxes, the sum payable by the applicable Loan Party shall be increased as necessary so that after any required withholding or all required deductions have been made (including withholding or deductions applicable to additional sums payable under this Section 3.01) the Lender (or, in the case of any amount received by the Administrative Agent for its own account, the Administrative Agent), receives an amount equal to the sum it would have received had no withholding or deduction on account of Indemnified Taxes or Other Taxes been made.

(b) Payment of Other Taxes by the Borrowers. Without limiting the provisions of subsection (a) above, the applicable Borrower shall timely pay any Other Taxes to the relevant Governmental Authority in accordance with applicable laws.

(c) Tax Indemnification. Without limiting the provisions of subsection (a) or (b) above, each applicable Borrower shall indemnify the Administrative Agent and each Lender, and shall make payment in respect thereof within ten days after demand therefor, for the full amount of any Indemnified Taxes or Other Taxes (including Indemnified Taxes or Other Taxes imposed or asserted on or attributable to amounts payable under this Section 3.01) paid or payable by the Administrative Agent or such Lender, as the case may be, and any reasonable expenses arising therefrom or with respect thereto, whether or not such Indemnified Taxes or Other Taxes were correctly or legally imposed or asserted by the relevant Governmental Authority. A certificate as to the amount of any such payment or liability delivered to a Borrower by a Lender (with a copy to the Administrative Agent), or by the Administrative Agent on its own behalf or on behalf of a Lender, shall be conclusive absent manifest error.

(d) Evidence of Payments. Upon request by any of the Loan Parties or the Administrative Agent, as the case may be, after any payment of Taxes by any Loan Party or by the Administrative Agent to a Governmental Authority as provided in this Section 3.01, the applicable Loan Party shall deliver to the Administrative Agent or the Administrative Agent shall deliver to the applicable Loan Party, as the case may be, the original or a certified copy of a receipt issued by such Governmental Authority evidencing such payment, a copy of any return required by laws to report such payment or other evidence of such payment reasonably satisfactory to such Loan Party or the Administrative Agent, as the case may be.

(e) Status of Lenders; Tax Documentation.

(i) Each Lender shall deliver to the Company and to the Administrative Agent, at the time or times reasonably requested by any Loan Party or the Administrative Agent, such properly completed and executed documentation prescribed by applicable laws or by the taxing authorities of any jurisdiction and such other reasonably requested information as will permit the Company or other applicable Loan Party or the Administrative Agent, as the case may be, to determine (A) whether or not payments made by the respective Loan Parties hereunder or under any other Loan Document are subject to withholding or deduction for any Taxes, (B) if applicable, the required rate of withholding or deduction, and (C) such Lender’s entitlement to any available exemption from, or reduction of, applicable Taxes in respect of all payments to be made to such Lender by any Loan Party pursuant to this Agreement or any other Loan Document or otherwise to establish such Lender’s status for withholding tax purposes in the applicable jurisdictions. Notwithstanding the preceding sentence, the completion, execution and submission of any documentation with respect to any Tax other than United States federal withholding tax shall not be required if in a Lender’s reasonable judgment such completion, execution or submission would subject such Lender to any material unreimbursed cost or expense or would materially prejudice the legal or commercial position of such Lender.

(ii) Without limiting the generality of the foregoing,

(A) any Lender that is a “United States person” within the meaning of Section 7701(a)(30) of the Internal Revenue Code shall deliver to the Company and the Administrative Agent on or prior to the date on which such Lender becomes a Lender under this Agreement (and from time to time thereafter upon the request of the Company or the Administrative Agent) duly completed, executed originals of Internal Revenue Service Form W-9 (or any successor form) certifying that such Lender is exempt from U.S. federal backup withholding tax or such other documentation or information prescribed by applicable laws or reasonably requested by the Company or the Administrative Agent as will enable the Company or the Administrative Agent, as the case may be, to determine whether or not such Lender is subject to backup withholding or information reporting requirements; and

(B) each Foreign Lender that is entitled under the Internal Revenue Code or any applicable treaty to an exemption from or reduction of withholding Tax with respect to any payments hereunder or under any other Loan Document shall deliver to the Company and the Administrative Agent (in such number of copies as shall be requested by the recipient) on or prior to the date on which such Foreign Lender becomes a Lender under this Agreement (and from time to time thereafter upon the request of the Company or the Administrative Agent, but only if such Foreign Lender is legally eligible to do so), duly completed, executed originals of whichever of the following is applicable:

(I) Internal Revenue Service Form W-8BEN or Internal Revenue Service Form W-8BEN-E, as applicable (or any successor form) claiming eligibility for benefits of an income tax treaty to which the United States is a party,

(II) Internal Revenue Service Form W-8ECI (or any successor form),

(III) in the case of a Foreign Lender claiming the benefits of the exemption for portfolio interest under Section 871(h) or Section 881(c) of the Internal Revenue Code, (x) a certificate substantially in the form of Exhibit 3.01(e) (a “Non-Bank Certificate”) to the effect that such Foreign Lender is not (A) a “bank” within the meaning of Section 881(c)(3)(A) of the Internal Revenue Code, (B) a “10 percent shareholder” of the Company within the meaning of Section 871(h)(3)(B) of the Internal Revenue Code, or (C) a “controlled foreign corporation” related to the Company as described in Section 881(c)(3)(C) of the Internal Revenue Code, and that no payments in connection with any Loan Document are effectively connected with such Foreign Lender’s conduct of a United States trade or business and (y) Internal Revenue Service Form W-8BEN or Internal Revenue Service Form W-8BEN-E, as applicable (or any successor form),

(IV) to the extent a Foreign Lender is not the beneficial owner, Internal Revenue Service Form W-8IMY (or any successor form), accompanied by Internal Revenue Service Form W-8ECI, Internal Revenue Service Form W-8BEN, Internal Revenue Service Form W-8BEN-E, a Non-Bank Certificate, Internal Revenue Service Form W-9, and/or other certification documents (or successor forms) from each beneficial owner, as applicable; provided that if the Foreign Lender is a partnership (and not a participating lender) and one or more direct or indirect partners of such Foreign Lender are claiming the portfolio interest exemption, a Non-Bank Certificate may be provided by such Foreign Lender on behalf of such direct and indirect partner(s), or

(V) any other form prescribed by applicable laws as a basis for claiming exemption from or a reduction in United States federal withholding Tax, together with such supplementary documentation as may be prescribed by applicable laws to permit the Company or the Administrative Agent to determine the withholding or deduction required to be made.

(C) If a payment made to a Lender under any Loan Document would be subject to U.S. federal withholding Tax imposed by FATCA if such Lender were to fail to comply with the applicable reporting requirements of FATCA (including those contained in Sections 1471(b) or 1472(b) of the Internal Revenue Code, as applicable), such Lender shall deliver to the Company and the Administrative Agent at the time or times prescribed by law and at such time or times reasonably requested by the Company or the Administrative Agent such documentation prescribed by applicable law (including as prescribed by Section 1471(b)(3)(C)(i) of the Internal Revenue Code) and such additional documentation reasonably requested by the Company or the Administrative Agent as may be necessary for the Company and the Administrative Agent to comply with their FATCA obligations, to determine whether such Lender has or has not complied with such Lender’s FATCA obligations and, if necessary, to determine the amount to deduct and withhold from such payment. Solely for the purposes of this clause (C), “FATCA” shall include any amendments made to FATCA after the date of this Agreement.

(D) From and after the Closing Date, solely for purposes of FATCA, the Loan Parties and the Administrative Agent shall treat, and the Lenders hereby authorize the Loan Parties and the Administrative Agent to treat, the Agreement and all Loans made thereunder (including any Loans already outstanding) as not qualifying as “grandfathered obligations” within the meaning of Treasury Regulation section 1.1471-2(b)(2)(i).

(iii) Each Lender agrees that if any documentation it previously delivered expires or becomes obsolete or inaccurate in any respect, it shall promptly update such documentation or promptly notify the Company and the Administrative Agent in writing of its legal ineligibility to do so.

(iv) Notwithstanding any other provisions of this Section 3.01(e), a Lender shall not be required to deliver any documentation that such Lender is not legally eligible to deliver.

(v) Each Lender hereby authorizes the Administrative Agent to deliver to the Loan Parties and to any successor Administrative Agent any document provided by such Lender to the Administrative Agent pursuant to this Section 3.01(e).

(f) Treatment of Certain Refunds. Unless required by applicable laws, at no time shall the Administrative Agent have any obligation to file for or otherwise pursue on behalf of a Lender, or have any obligation to pay to any Lender, any refund of Taxes withheld or deducted from funds paid for the account of such Lender. If the Administrative Agent or any Lender determines, in its sole discretion, that it has received a refund of any Indemnified Taxes or Other Taxes as to which it has been indemnified by a Loan Party or with respect to which any Loan Party has paid additional amounts pursuant to this Section 3.01, it shall pay to the indemnifying Loan Party an amount equal to such refund (but only to the extent of indemnity payments made, or additional amounts paid, by any Loan Party under this Section 3.01 with respect to the Indemnified Taxes or Other Taxes giving rise to such refund), net of all out-of-pocket expenses and without interest (other than any interest paid by the relevant Governmental Authority with respect to such refund), provided that the indemnifying Loan Party, upon the request of the Administrative Agent or such Lender, agrees to repay the amount paid over to such Loan Party pursuant to this paragraph (f) (plus any penalties, interest or other charges imposed by the relevant Governmental Authority) to the Administrative Agent or such Lender in the event the Administrative Agent or such Lender is required to repay such refund to such Governmental Authority. This paragraph (f) shall not be construed to require the Administrative Agent or any Lender to make available its Tax returns (or any other information relating to its taxes that it deems confidential) to any Loan Party or any other Person. Notwithstanding anything to the contrary in this paragraph (f), in no event will the Administrative Agent or any Lender be required to pay any amount to any Loan Party pursuant to this paragraph (f) the payment of which would place the Administrative Agent or such Lender in a less favorable net after-Tax position than the Administrative Agent or such Lender would have been if the Indemnified Taxes or Other Taxes giving rise to such refund had never been imposed.

(g) For the avoidance of doubt, for purposes of this Section 3.01, the term “Lender” shall include any Swing Line Lender and any L/C Issuer.

Section 3.02 Illegality . If any Lender determines that any law has made it unlawful, or that any Governmental Authority has asserted that it is unlawful, for any Lender or its applicable Lending Office to make, maintain or fund Eurocurrency Rate Loans, SOFR Rate Loans, CDOR Rate Loans, or SONIA Rate Loans (whether denominated in Dollars or an Alternative Currency) ~~or Floating Eurocurrency Rate Loans~~, or to determine or charge interest rates based upon the ~~Eurocurrency Rate or the Floating Eurocurrency Rate,~~Eurocurreny Rate, CDOR Rate, SOFR, or SONIA, or any Governmental Authority has imposed material restrictions on the authority of such Lender to purchase or sell, or to take deposits of, Dollars or any Alternative Currency in the applicable interbank market, then, on notice thereof by such Lender to the Company through the Administrative Agent, (i) any obligation of such Lender to make or continue ~~Eurocurrency Rate~~such Loans ~~or Floating Eurocurrency Rate Loans~~ in the affected currency or currencies or~~, in the case of Eurocurrency Rate Loans in Dollars and Floating Eurocurrency Rate Loans,~~ to convert Base Rate Loans to ~~Eurocurrency Rate or Floating Eurocurrency Rate~~such affected Loans shall be suspended and (ii) if such notice asserts the illegality of such Lender making or maintaining Base Rate Loans the interest rate on which is determined by reference to ~~the Eurocurrency Rate~~SOFR component of the Base Rate, the interest rate on which Base Rate Loans of such Lender shall, if necessary to avoid such illegality, be determined by the Administrative Agent without reference to ~~the Eurocurrency Rate~~SOFR component of the Base Rate, in each case, until such Lender notifies the Administrative Agent and the Company that the circumstances giving rise to such determination no longer exist. Upon receipt of such notice, (x) the Borrowers shall, upon demand from such Lender (with a copy to the Administrative Agent), prepay or, if applicable and such Loans are (A) denominated in Dollars, convert all of such Lender’s ~~Eurocurrency~~SOFR Rate Loans ~~and Floating Eurocurrency Rate Loans, as applicable,~~ to Base Rate Loans or (B) denominated in Canadian Dollars, Euros, Sterling or Yen, convert all of such Eurocurrency Rate Loans and SONIA Rate Loans to the Dollar Equivalent Base

Rate Loan (the interest rate on which Base Rate Loans of such Lender shall, if necessary, to avoid such illegality, be determined by the Administrative Agent without reference to the ~~Eurocurrency~~SOFR Rate component ~~of the Base Rate~~), either on the last day of the Interest Period therefor (if applicable), if such Lender may lawfully continue to maintain such ~~Eurocurrency Rate~~ Loans to such day, ~~or immediately, in the case of Floating Eurocurrency Rate Loans~~ or if such Lender may not lawfully continue to maintain such ~~Eurocurrency Rate~~ Loans, immediately and (y) if such notice asserts the illegality of such Lender determining or charging interest rates based upon ~~the Eurocurrency Rate~~SOFR, the Administrative Agent shall during the period of such suspension compute the Base Rate applicable to such Lender without reference to ~~the Eurocurrency Rate~~SOFR component thereof until the Administrative Agent is advised in writing by such Lender that it is no longer illegal for such Lender to determine or charge ~~interest~~such rates ~~based upon the Eurocurrency Rate~~. Upon any such prepayment or conversion, the Borrowers shall also pay accrued interest on the amount so prepaid or converted.

Section 3.03 ~~Inability to Determine Rates; Replacement of LIBOR~~Reserved~~.~~

~~. (a) Inability to Determine Rate. If the Administrative Agent or Required Lenders determine that for any reason in connection with any request for a Eurocurrency Rate Loan or Floating Eurocurrency Rate Loan or a conversion to or continuation thereof that (a) deposits (whether in Dollars or an Alternative Currency) are not being offered to banks in the applicable offshore interbank market for such currency for the applicable amount and Interest Period of such Eurocurrency Rate Loan or Floating Eurocurrency Rate Loan, (b) adequate and reasonable means do not exist for determining the Eurocurrency Rate for any requested Interest Period with respect to a proposed Eurocurrency Rate Loan or for determining the Floating Eurocurrency Rate with respect to a proposed Floating Eurocurrency Rate Loan, or (c) the Eurocurrency Rate for any requested Interest Period with respect to a proposed Eurocurrency Rate Loan or in connection with a Eurocurrency Rate Loan, or the Floating Eurocurrency Rate with respect to a proposed Floating Eurocurrency Rate Loan or in connection with a Floating Eurocurrency Rate Loan, does not adequately and fairly reflect the cost to such Lenders of funding such Loan, the Administrative Agent will promptly notify the Company and each Lender. Thereafter, (x) the obligation of the Lenders to make or maintain Eurocurrency Rate Loans or Floating Eurocurrency Rate Loans in the affected currency or currencies shall be suspended and (y) in the event of a determination described in the preceding sentence with respect to the Eurocurrency Rate component of the Base Rate, the utilization of the Eurocurrency Rate component in determining the Base Rate shall be suspended, in each case, until the Administrative Agent (upon the instruction of the Required Lenders) revokes such notice. Upon receipt of such notice, the applicable Borrower may revoke any pending request for a Borrowing of, conversion to or continuation of Eurocurrency Rate Loans or Floating Eurocurrency Rate Loans in the affected currency or currencies or, failing that, will be deemed to have converted such request into a request for a Borrowing of Base Rate Loans in the amount specified therein.~~

~~(b) Replacement of LIBOR. Notwithstanding anything to the contrary in this Agreement or any other Loan Documents, if the Administrative Agent determines (which determination shall be conclusive absent manifest error), or the Borrower or Required Lenders notify the Administrative Agent (with, in the case of the Required Lenders, a copy to the Borrower) that the Borrower or Required Lenders (as applicable) have determined, that:~~

~~(i) adequate and reasonable means do not exist for ascertaining LIBOR for any Interest Period hereunder or any other tenors of LIBOR, including, without limitation, because the LIBOR Screen Rate is not available or published on a current basis and such circumstances are unlikely to be temporary; or~~

~~(ii) the administrator of the LIBOR Screen Rate or a Governmental Authority having jurisdiction over the Administrative Agent or such administrator has made a public statement identifying a specific date after which LIBOR or the LIBOR Screen Rate shall no longer be made available, or used for determining the interest rate of loans, provided that, at the time of such statement, there is no successor administrator that is satisfactory to the Administrative Agent, that will continue to provide LIBOR after such specific date (such specific date, the “Scheduled Unavailability Date”); or~~

~~(iii) the administrator of the LIBOR Screen Rate or a Governmental Authority having jurisdiction over such administrator has made a public statement announcing that all Interest Periods and other tenors of LIBOR are no longer representative; or~~

~~(iv) syndicated loans currently being executed, or that include language similar to that contained in this Section 3.03, are being executed or amended (as applicable) to incorporate or adopt a new benchmark interest rate to replace LIBOR;~~

~~then, in the case of clauses (i)-(iii) above, on a date and time determined by the Administrative Agent (any such date, the “LIBOR Replacement Date”), which date shall be at the end of an Interest Period or on the relevant interest payment date, as applicable, for interest calculated and shall occur within a reasonable period of time after the occurrence of any of the events or circumstances under clauses (i), (ii) or (iii) above and, solely with respect to clause (ii) above, no later than the Scheduled Unavailability Date, LIBOR will be replaced hereunder and under any Loan Document with, subject to the proviso below, the first available alternative set forth in the order below for any payment period for interest calculated that can be determined by the Administrative Agent, in each case, without any amendment to, or further action or consent of any other party to, this Agreement or any other Loan Document (the “LIBOR Successor Rate”; and any such rate before giving effect to the Related Adjustment, the “Pre-Adjustment Successor Rate”):~~

~~(x) Term SOFR plus the Related Adjustment; and~~

~~(y) SOFR plus the Related Adjustment;~~

~~and in the case of clause (iv) above, the Borrower and Administrative Agent may amend this Agreement solely for the purpose of replacing LIBOR under this Agreement and under any other Loan Document in accordance with the definition of “LIBOR Successor Rate” and such amendment will become effective at 5:00 p.m., on the fifth Business Day after the Administrative Agent shall have notified all Lenders and the Borrower of the occurrence of the circumstances described in clause (iv) above unless, prior to such time, Lenders comprising the Required Lenders have delivered to the Administrative Agent written notice that such Required Lenders object to the implementation of a LIBOR Successor Rate pursuant to such clause; provided that, if the Administrative Agent determines that Term SOFR has become available, is administratively feasible for the Administrative Agent and would have been identified as the Pre-Adjustment Successor Rate in accordance with the foregoing if it had been so available at the time that the LIBOR Successor Rate then in effect was so identified, and the Administrative Agent notifies the Borrower and each Lender of such availability, then from and after the beginning of the Interest Period, relevant interest payment date or payment period for interest calculated, in each case, commencing no less than thirty (30) days after the date of such notice, the Pre-Adjustment Successor Rate shall be Term SOFR and the LIBOR Successor Rate shall be Term SOFR plus the relevant Related Adjustment.~~

~~The Administrative Agent will promptly (in one or more notices) notify the Borrower and each Lender of (x) any occurrence of any of the events, periods or circumstances under clauses (i) through (iii) above, (y) a LIBOR Replacement Date and (z) the LIBOR Successor Rate.~~

~~Any LIBOR Successor Rate shall be applied in a manner consistent with market practice; provided that to the extent such market practice is not administratively feasible for the Administrative Agent, such LIBOR Successor Rate shall be applied in a manner as otherwise reasonably determined by the Administrative Agent.~~

~~Notwithstanding anything else herein, if at any time any LIBOR Successor Rate as so determined would otherwise be less than zero, the LIBOR Successor Rate will be deemed to be zero for the purposes of this Agreement and the other Loan Documents.~~

~~In connection with the implementation of a LIBOR Successor Rate, the Administrative Agent will have the right to make LIBOR Successor Rate Conforming Changes from time to time and, notwithstanding anything to the contrary herein or in any other Loan Document, any amendments implementing such LIBOR Successor Rate Conforming Changes will become effective without any further action or consent of any other party to this Agreement; provided that, with respect to any such amendment effected, the Administrative Agent shall post each such amendment implementing such LIBOR Successor Rate Conforming Changes to the Borrower and the Lenders reasonably promptly after such amendment becomes effective.~~

~~If the events or circumstances of the type described in any of clauses (i) through (iii) of this Section 3.03 have occurred with respect to the LIBOR Successor Rate then in effect, then the successor rate thereto shall be determined in accordance with the definition of “LIBOR Successor Rate.”~~

(a) ~~(c) Alternate Benchmark Rate.~~

~~(i) Dollar-Denominated Successor Rate. Notwithstanding anything to the contrary herein, (i) after any such determination by the Administrative Agent or receipt by the Administrative Agent of any such notice described under Section 3.03(b)(i)-(iii), as applicable, if the Administrative Agent determines that none of the LIBOR Successor Rates is available on or prior to the LIBOR Replacement Date, (ii) if the events or circumstances described in Section 3.03(b)(iv) have occurred but none of the LIBOR Successor Rates is available, or (iii) if the events or circumstances of the type described in Section 3.03(b)(i)-(iii) have occurred with respect to the LIBOR Successor Rate then in effect and the Administrative Agent determines that none of the LIBOR Successor Rates is available, then in each case, the Administrative Agent and the Borrower may amend this Agreement solely for the purpose of replacing LIBOR or any then current LIBOR Successor Rate in accordance with this Section 3.03 at the end of any Interest Period, relevant interest payment date or payment period for interest calculated, as applicable, with another alternate benchmark rate giving due consideration to any evolving or then existing convention for similar U.S. dollar denominated syndicated credit facilities for such alternative benchmarks and, in each case, including any Related Adjustments and any other mathematical or other adjustments to such benchmark giving due consideration to any evolving or then existing convention for similar U.S. dollar denominated syndicated credit facilities for such benchmarks, which adjustment or method for calculating such adjustment shall be published on an information service as selected by the Administrative Agent from time to time in its reasonable discretion and may be periodically updated. For the avoidance of doubt, any such proposed rate and adjustments shall constitute a LIBOR Successor Rate. Any such amendment shall become effective at 5:00 p.m. on the fifth Business Day after the Administrative Agent shall have posted such proposed amendment to all Lenders and the Borrower unless, prior to such time, Lenders comprising the Required Lenders have delivered to the Administrative Agent written notice that such Required Lenders object to such amendment.~~

~~(ii) Non-Dollar-Denominated Successor Rate. Notwithstanding anything to the contrary herein, if the events or circumstances of the type described in Section 3.03(b)(i)–(iv) have occurred with respect to the applicable reference rate for a LIBOR Quoted Currency other than Dollars, then the Administrative Agent and the Borrower may amend this Agreement solely for the purpose of replacing the reference rate for such non-Dollar LIBOR Quoted Currency or any then current LIBOR Successor Rate for such non-Dollar LIBOR Quoted Currency in accordance with this Section 3.03 at the end of any Interest Period, relevant interest payment date or payment period for interest calculated, as applicable, with another alternate benchmark rate giving due consideration to any evolving or then existing convention for similar syndicated credit facilities syndicated in the U.S. and denominated in the applicable non-Dollar LIBOR Quoted Currency for such alternative benchmarks and, in each case, including any mathematical or other adjustments to such benchmark giving due consideration to any evolving or then existing convention for similar syndicated credit facilities syndicated in the U.S. and denominated in such non-Dollar LIBOR Quoted Currency for such benchmarks, each of which adjustments or methods for calculating such adjustments shall be published on one or more information services as selected by the Administrative Agent from time to time in its reasonable discretion and may be periodically updated (any such proposed rate for such non-Dollar LIBOR Quoted Currency, a “Successor Rate”). Any such amendment shall become effective at 5:00 p.m. on the fifth Business Day after the Administrative Agent shall have posted such proposed amendment to all Lenders and the Borrower unless, prior to such time, Lenders comprising the Required Lenders have delivered to the Administrative Agent written notice that such Required Lenders object to such amendment. Such Successor Rate for such Alternative Currency shall be applied in a manner consistent with market practice; provided that to the extent such market practice is not administratively feasible for the Administrative Agent, such Successor Rate for such non-Dollar LIBOR Quoted Currency shall be applied in a manner as otherwise reasonably determined by the Administrative Agent. Notwithstanding anything else herein, if at any time any Successor Rate as so determined would otherwise be less than zero, the Successor Rate will be deemed to be zero for the purposes of this Agreement and the other Loan Documents.~~

~~(d) No Successor Rate. If, at the end of any Interest Period, relevant interest payment date or payment period for interest calculated, no LIBOR Successor Rate or Successor Rate has been determined in accordance with clauses (b) or (c) of this Section 3.03 and the circumstances under clauses (b)(i) or (b)(iii) above exist or the Scheduled Unavailability Date has occurred (as applicable), the Administrative Agent will promptly so notify the Borrower and each Lender. Thereafter, (x) the obligation of the Lenders to make or maintain Eurocurrency Rate Loans or Floating Eurocurrency Rate Loans shall be suspended (to the extent of the affected Eurocurrency Rate Loans, Floating Eurocurrency Rate Loans, Interest Periods, interest payment dates or payment periods), and (y) the Eurocurrency Rate component shall no longer be utilized in determining the Base Rate, until~~

~~the LIBOR Successor Rate or Successor Rate, as applicable, has been determined in accordance with clauses (b) or (c). Upon receipt of such notice with respect to Dollar-denominated Eurocurrency Rate Loans or Floating Eurocurrency Rate Loans, the Borrower may revoke any pending request for a Borrowing of, conversion to or continuation of Eurocurrency Rate Loans or Floating Eurocurrency Rate Loans (to the extent of the affected Eurocurrency Rate Loans, Floating Eurocurrency Rate Loans, Interest Periods, interest payment dates or payment periods) or, failing that, will be deemed to have converted such request into a request for a Borrowing of Base Rate Loans (subject to the foregoing clause (y)) in the amount specified therein. Upon receipt of such notice with respect to non-Dollar-denominated Eurocurrency Rate Loans, (i) the Borrower may revoke any pending request for a Borrowing of, conversion to or continuation of Eurocurrency Rate Loans in each such affected non-Dollar LIBOR Quoted Currency (to the extent of the affected Eurocurrency Rate Loans or Interest Periods) or, failing that, will be deemed to have converted each such request into a request for a Borrowing of Base Rate Loans denominated in Dollars in the Dollar Equivalent of the amount specified therein and (ii) (A) any outstanding affected Eurocurrency Rate Loans denominated in Dollars will be deemed to have been converted into Base Rate Loans at the end of the applicable Interest Period and (B) any outstanding affected Eurocurrency Rate Loans denominated in an Alternative Currency, at the Borrower’s election, shall either (1) be converted into a Borrowing of Base Rate Loans denominated in Dollars in the Dollar Equivalent of the amount of such outstanding Eurocurrency Rate Loan at the end of the applicable Interest Period or (2) be prepaid at the end of the applicable Interest Period in full; provided that if no election is made by the Borrower by the earlier of (x) the date that is three Business Days after receipt by the Borrower of such notice and (y) the last day of the current Interest Period for the applicable Eurocurrency Rate Loan, the Borrower shall be deemed to have elected clause (1) above.~~

Section 3.04 Increased Costs

.

(a) Increased Costs Generally. If any Change in Law shall:

(i) impose, modify or deem applicable any reserve, special deposit, compulsory loan, insurance charge or similar requirement against assets of, deposits with or for the account of, or credit extended or participated in by, any Lender (including any reserve for eurocurrency funding that may be established or reestablished under Regulation D of the Board of Governors of the Federal Reserve System) or any L/C Issuer;

(ii) subject any Lender or any L/C Issuer to any Taxes (other than any Indemnified Taxes, Other Taxes, and Excluded Taxes) on its loans, letters of credit, commitments, or other obligations, or its deposits, reserves, other liabilities or capital attributable thereto; or

(iii) impose on any Lender or any L/C Issuer ~~or the London interbank market~~ any other condition, cost or expense affecting this Agreement or Eurocurrency Rate Loans ~~or Floating Eurocurrency~~, SOFR Rate Loans, or SONIA Rate Loans made by such Lender or any Letter of Credit or participation therein;

and the result of any of the foregoing shall be to increase the cost to such Lender of making, continuing, converting into or maintaining any Loan the interest on which is determined by reference to the Eurocurrency Rate, SOFR, or the ~~Floating Eurocurrency Rate~~Daily Simple RFR (or, in the case of paragraph (ii), any Loan), or of maintaining its obligation to make any such Loan, or to increase the cost to such Lender or such L/C Issuer of participating in, issuing or maintaining any Letter of Credit (or of maintaining its obligation to participate in or to issue any Letter of Credit), or to reduce the amount of any sum received or receivable by such Lender or such L/C Issuer hereunder (whether of principal, interest or any other amount) then, upon request of such Lender or such L/C Issuer, the Company will pay (or cause the applicable Designated Borrower to pay) to such Lender or such L/C Issuer, as the case may be, such additional amount or amounts as will compensate such Lender or such L/C Issuer, as the case may be, for such additional costs incurred or reduction suffered.

(b) Capital Requirements. If any Lender or any L/C Issuer determines that any Change in Law affecting such Lender or such L/C Issuer or any Lending Office of such Lender or such Lender’s or such L/C Issuer’s holding company, if any, regarding capital or liquidity requirements has or would have the effect of reducing the rate of return on such Lender’s or such L/C Issuer’s capital or on the capital of such Lender’s or such L/C Issuer’s holding company, if any, as a consequence of this Agreement, the Commitment of such Lender or the Loans made by, or participations in Letters of Credit or Swing Line Loans held by, such Lender, or the Letters of Credit issued by such L/C Issuer, to a level below that which such Lender or such L/C Issuer or such Lender’s or such L/C Issuer’s holding company could have achieved but for such Change in Law (taking into consideration such Lender’s or the L/C Issuer’s policies and the policies of such Lender’s or the L/C Issuer’s holding company with respect to capital adequacy or liquidity), then from time to time the Company will pay (or cause the applicable Designated Borrower to pay) to such Lender or such L/C Issuer, as the case may be, such additional amount or amounts as will compensate such Lender or such L/C Issuer or such Lender’s or such L/C Issuer’s holding company for any such reduction suffered.

(c) Certificates for Reimbursement. A certificate of a Lender or an L/C Issuer setting forth the amount or amounts necessary to compensate such Lender or such L/C Issuer or its holding company, as the case may be, as specified in subsection (a) or (b) of this Section shall be delivered to the Company and shall be conclusive absent manifest error. The Company will pay (or cause the applicable Designated Borrower to pay) such Lender or such L/C Issuer, as the case may be, the amount shown as due on any such certificate within 10 days after receipt thereof.

(d) Delay in Requests. Failure or delay on the part of any Lender or any L/C Issuer to demand compensation pursuant to the foregoing provisions of this Section shall not constitute a waiver of such Lender’s or such L/C Issuer’s right to demand such compensation, provided that no Borrower shall be required to compensate a Lender or an L/C Issuer pursuant to the foregoing provisions of this Section for any increased costs incurred or reductions suffered more than six months prior to the date that such Lender or such L/C Issuer, as the case may be, notifies the Company of the Change in Law giving rise to such increased costs or reductions and of such Lender’s or such L/C Issuer’s intention to claim compensation therefor (except that, if the Change in Law giving rise to such increased costs or reductions is retroactive, then the six-month period referred to above shall be extended to include the period of retroactive effect thereof).

Section 3.05 Compensation for Losses . Upon demand of any Lender (with a copy to the Administrative Agent) from time to time, the Company shall promptly compensate (or cause the applicable Designated Borrower to compensate) such Lender for and hold such Lender harmless from any loss, cost or expense incurred by it as a result of:

(a) any continuation, conversion, payment or prepayment of any Eurocurrency Rate Loan, SOFR Rate Loan, or SONIA Rate Loan on a day other than the last day of the Interest Period for such Loan (whether voluntary, mandatory, automatic, by reason of acceleration, or otherwise);

(b) any failure by any Borrower (for a reason other than the failure of such Lender to make a Loan) to prepay, borrow, continue or convert any Eurocurrency Rate Loan, SOFR Rate Loan, SONIA Rate Loan on the date or in the amount notified by the Company; or

(c) any failure by any Borrower to make payment of any Loan or drawing under any Letter of Credit (or interest due thereon) denominated in an Alternative Currency on its scheduled due date or any payment thereof in a different currency; or

(d) any assignment of a Eurocurrency Rate Loan, SOFR Rate Loan, or SONIA Rate Loan on a day other than the last day of the Interest Period therefor as a result of a request by the Company pursuant to Section 11.13; or

including any loss of anticipated profits, any foreign exchange losses and any loss or expense arising from the liquidation or reemployment of funds obtained by it to maintain such Loan, from fees payable to terminate the deposits from which such funds were obtained or from the performance of any foreign exchange contract. The Company shall also pay (or cause the applicable Designated Borrower to pay) any customary administrative fees charged by such Lender in connection with the foregoing.

For purposes of calculating amounts payable by the Company (or the applicable Designated Borrower) to the Lenders under this Section 3.05, each Lender shall be deemed to have funded each Eurocurrency Rate Loan, SOFR Rate Loan, or SONIA Rate Loan made by it at the Eurocurrency Rate, Term SOFR, or Daily Simple RFR used in determining the ~~Eurocurrency Rate~~applicable interest rate for such Loan by a matching deposit or other borrowing in the offshore interbank eurodollar market ~~for such currency~~or other market for the applicable Alternative Currency for a comparable amount and for a comparable period, whether or not such Eurocurrency Rate Loan, SOFR Rate Loan, or SONIA Rate Loan was in fact so funded.

Section 3.06 Mitigation Obligations; Replacement of Lenders.

(a) Designation of a Different Lending Office. If any Lender requests compensation under Section 3.04, or any Borrower is required to pay any additional amount to any Lender, the L/C Issuer, or any Governmental Authority for the account of any Lender or any L/C Issuer pursuant to Section 3.01, or if any Lender gives a notice pursuant to Section 3.02, then such Lender or such L/C Issuer shall, as applicable, use reasonable efforts to designate a different Lending Office for funding or booking its Loans hereunder or to assign its rights and obligations hereunder to another of its offices, branches or affiliates, if, in the judgment of such Lender or the L/C Issuer, such designation or assignment (i) would eliminate or reduce amounts payable pursuant to Section 3.01 or 3.04, as the case may be, in the future, or eliminate the need for the notice pursuant to Section 3.02, as applicable, and (ii) in each case, would not subject such Lender or the L/C Issuer, as the case may be, to any unreimbursed cost or expense and would not otherwise be disadvantageous to such Lender or the L/C Issuer, as the case may be. The Company hereby agrees to pay (or to cause the applicable Designated Borrower to pay) all reasonable costs and expenses incurred by any Lender or any L/C Issuer in connection with any such designation or assignment.

(b) Replacement of Lenders. If any Lender requests compensation under Section 3.04, or if any Borrower is required to pay any additional amount to any Lender or any Governmental Authority for the account of any Lender pursuant to Section 3.01, the Company may replace such Lender in accordance with Section 11.13.

Section 3.07 Survival. All of the Borrowers’ obligations under this Article III shall survive termination of the Aggregate Revolving Commitments and repayment of all other Obligations hereunder, and resignation of the Administrative Agent.

ARTICLE IV

GUARANTY

Section 4.01 The Guarantees. The Guarantors hereby absolutely and unconditionally and irrevocably guarantee, as a guaranty of payment and performance and not merely as a guaranty of collection, prompt payment when due, whether at stated maturity, by required prepayment, upon acceleration, demand or otherwise, and at all times thereafter, of any and all of the Secured Obligations, whether for principal, interest, premiums, fees, indemnities, damages, costs, expenses or otherwise, and whether arising hereunder or under any other Loan Document, any Secured Cash Management Agreement or any Secured Hedge Agreement (including all renewals, extensions, amendments, refinancings and other modifications thereof and all reasonable and documented costs, attorneys’ fees and expenses of one outside counsel and one local counsel in each relevant jurisdiction and one regulatory counsel incurred by the Secured Parties in connection with the collection or enforcement thereof) to the Administrative Agent and the other Secured Parties. The Administrative Agent’s books and records showing the amount of the Secured Obligations shall be admissible in evidence in any action or proceeding, and shall be binding upon the Company, and conclusive (absent manifest error) for the purpose of establishing the amount of the Secured Obligations. This Guaranty shall not be affected by the genuineness, validity, regularity or enforceability of the Secured Obligations or any instrument or agreement evidencing any Secured Obligations, or by the existence, validity, enforceability, perfection, non-perfection or extent of any collateral therefor, or by any fact or circumstance relating to the Secured Obligations which might otherwise constitute a defense to the obligations of the Guarantors under this Guaranty, and the Guarantors hereby irrevocably waive any defenses (other than the defense of payment and the benefit of any statute of limitations) they may now have or hereafter acquire in any way relating to any or all of the foregoing.

Section 4.02 Obligations Unconditional. The obligations of the Guarantors under Section 4.01 are absolute and unconditional, irrespective of the value, genuineness, validity, regularity or enforceability of any of the Loan Documents, or any substitution, release, impairment or exchange of any other guarantee of or security for any of the Secured Obligations, and, to the fullest extent permitted by applicable law, irrespective of any other circumstance whatsoever that might otherwise constitute a legal or equitable discharge or defense of a surety or guarantor, it being the intent of this Section 4.02 that the obligations of the Guarantors hereunder shall be absolute and unconditional under any and all circumstances. The Guarantors agrees that they shall have no right of subrogation, indemnity, reimbursement or contribution against any Guarantor for amounts paid under this Article IV until such time as the Secured Obligations have been paid in full and the Commitments have expired or terminated.

Without limiting the generality of the foregoing, it is agreed that, to the fullest extent permitted by law, the occurrence of any one or more of the following shall not alter or impair the liability of the Guarantors hereunder, which shall remain absolute and unconditional as described above:

(a) at any time or from time to time, without notice to a Guarantors, the time for any performance of or compliance with any of the Secured Obligations shall be extended, or such performance or compliance shall be waived;

(b) any of the acts mentioned in any of the provisions of any of the Loan Documents shall be done or omitted;

(c) the maturity of any of the Secured Obligations shall be accelerated, or any of the Secured Obligations shall be modified, supplemented or amended in any respect, or any right under any of the Loan Documents shall be waived or any other guarantee of any of the Secured Obligations or any security therefor shall be released, impaired or exchanged in whole or in part or otherwise dealt with;

(d) any Lien granted to, or in favor of, the Administrative Agent or any other holder of the Secured Obligations as security for any of the Secured Obligations shall fail to attach or be perfected; or

(e) any of the Secured Obligations shall be determined to be void or voidable (including for the benefit of any creditor of the Company) or shall be subordinated to the claims of any Person (including any creditor of the Company).

With respect to its obligations hereunder, each Guarantor hereby expressly waives diligence, presentment, demand of payment, protest and all notices whatsoever, and any requirement that the Administrative Agent or any other holder of the Secured Obligations exhaust any right, power or remedy or proceed against any Person under any of the Loan Documents or against any other Person under any other guarantee of, or security for, any of the Secured Obligations. To the extent permitted by law, each Guarantor expressly waives any law or regulation of any jurisdiction or any other event which affects any term of such Guarantor’s obligations hereunder. Each Guarantor waives any rights and defenses that are or may become available to it by reason of §§ 2787 to 2855, inclusive, and §§ 2899 and 3433 of the California Civil Code. As provided below, this Guaranty shall be governed by, and construed in accordance with, the laws of the State of New York. The foregoing waivers and the provisions hereinafter set forth in this Guaranty which pertain to California law are included solely out of an abundance of caution, and shall not be construed to mean that any of the above-referenced provisions of California law are in any way applicable to this Guaranty or the Secured Obligations.

Section 4.03 Reinstatement . The obligations of the Company and the Guarantors under this Article IV shall be automatically reinstated if and to the extent that for any reason any payment by or on behalf of any Person in respect of the Secured Obligations is rescinded or must be otherwise restored by any holder of any of the Secured Obligations, whether as a result of any Debtor Relief Law or otherwise, and each Guarantor agrees that it will indemnify the Administrative Agent and each other holder of the Secured Obligations on demand for all reasonable costs and expenses (including the fees, charges and disbursements of counsel) incurred by the Administrative Agent or such holder of the Secured Obligations in connection with such rescission or restoration, including any such costs and expenses incurred in defending against any claim alleging that such payment constituted a preference, fraudulent transfer or similar payment under any Debtor Relief Law.

Section 4.04 Certain Additional Waivers.

(a) Each Guarantor agrees that it shall have no right of recourse to security for the Secured Obligations, except through the exercise of rights of subrogation as limited by Section 4.02 and through the exercise of rights of contribution pursuant to Section 4.07. Each Guarantor understands and acknowledges that if the Secured Parties foreclose judicially or nonjudicially against any real property security for the Secured Obligations, that foreclosure could impair or destroy any ability that it may have to seek reimbursement, contribution, or indemnification from the Borrower or others based on any right it may have of subrogation, reimbursement, contribution, or indemnification for any amounts paid by the Borrower under this Guaranty. Each Guarantor further understands and acknowledges that in the absence of this paragraph, such potential impairment or destruction of its rights, if any, may entitle it to assert a defense to this Guaranty based on Section 580d of the California Code of Civil Procedure as interpreted in Union Bank v. Gradsky, 265 Cal. App. 2d 40 (1968). By executing this Guaranty, each Guarantor freely, irrevocably, and unconditionally: (i) waives and relinquishes that defense and agrees that it will be fully liable under this Guaranty even though the Secured Parties may foreclose, either by judicial foreclosure or by exercise of power of sale, any deed of trust securing the Secured Obligations; (ii) agrees that it will not assert that defense in any action or proceeding which the Secured Parties may commence to enforce this Guaranty; (iii) acknowledges and agrees that the rights and defenses waived by each Guarantor in this Guaranty include any right or defense that it may have or be entitled to assert based upon or arising out of any one or more of §§ 580a, 580b, 580d, or 726 of the California Code of Civil Procedure or § 2848 of the California Civil Code; and (iv) acknowledges and agrees that the Secured Parties are relying on this waiver in creating the Secured Obligations, and that this waiver is a material part of the consideration which the Secured Parties are receiving for creating the Secured Obligations.

(b) Each Guarantor waives all rights and defenses that it may have because any of the Secured Obligations is secured by real property. This means, among other things: (i) the Secured Parties may collect from it without first foreclosing on any real or personal property collateral pledged by the other Loan Parties; and (ii) if the Secured Parties foreclose on any real property collateral pledged by the other Loan Parties: (A) the amount of the Secured Obligations may be reduced only by the price for which that collateral is sold at the foreclosure sale, even if the collateral is worth more than the sale price, and (B) the Secured Parties may collect from it even if the Secured Parties, by foreclosing on the real property collateral, have destroyed any right it may have to collect from the Borrower. This is an unconditional and irrevocable waiver of any rights and defenses each Guarantor may have because any of the Secured Obligations is secured by real property. These rights and defenses include, but are not limited to, any rights or defenses based upon § 580a, 580b, 580d, or 726 of the California Code of Civil Procedure.

Each Guarantor waives any right or defense it may have at law or equity, including California Code of Civil Procedure § 580a, to a fair market value hearing or action to determine a deficiency judgment after a foreclosure.

Section 4.05 Remedies . Each Guarantor agrees that, to the fullest extent permitted by law, as between the such Guarantor, on the one hand, and holders of the Secured Obligations, on the other hand, the Secured Obligations may be declared to be forthwith due and payable as provided in Section 9.02 (and shall be deemed to have become automatically due and payable in the circumstances specified in Section 9.02) for purposes of Section 4.01 notwithstanding any stay, injunction or other prohibition preventing such declaration (or preventing the Secured Obligations from becoming automatically due and payable) as against any other Person and that, in the event of such declaration (or the Secured Obligations being deemed to have become automatically due and payable), the Secured Obligations (whether or not due and payable by any other Person) shall forthwith become due and payable by the Company for purposes of Section 4.01.

Section 4.06 Guarantee of Payment; Continuing Guarantee . The guarantee given by the Company and the Guarantors in this Article IV is a guaranty of payment and not of collection, is a continuing guarantee, and shall apply to all Secured Obligations whenever arising, and consents and agrees that any Lender or the Administrative Agent, at its sole option, in the event of a dispute by such Guarantor in the payment of any moneys due hereunder, shall have the right to bring a motion-action under New York CPLR Section 3213.

Section 4.07 Limitation of Guarantors Obligations; Contribution . Notwithstanding any other provision herein or in any other Loan Document to the contrary, the amount of the obligations of any Guarantor under this Guaranty shall be limited to the highest amount (after giving effect to the right of contribution established in this Section 4.07) that is valid and enforceable and not subordinated to the claims of other creditors in accordance with applicable law. Each Guarantor hereby agrees to the extent that a Guarantor shall have paid more than its proportionate share of any payment made hereunder (including by way of set off rights being exercised against it), such Guarantor shall be entitled to seek and receive contribution from and against any other Guarantor hereunder who has not paid its proportionate share of such payment. Each Guarantor’s right of contribution shall be subject to the terms and conditions of Section 4.02 hereof.

Section 4.08 Keepwell . Each Loan Party that is a Qualified ECP Guarantor at the time the Guaranty or the grant of the security interest under the Loan Documents, in each case, by any Specified Loan Party, becomes effective with respect to any Swap Obligation, hereby jointly and severally, absolutely, unconditionally and irrevocably undertakes to provide such funds or other support to each Specified Loan Party with respect to such Swap Obligation as may be needed by such Specified Loan Party from time to time to honor all of its obligations under this Guaranty and the other Loan Documents in respect of such Swap Obligation (but, in each case, only up to the maximum amount of such liability that can be hereby incurred without rendering such Qualified ECP Guarantor’s obligations and undertakings under this Article IV voidable under applicable law relating to fraudulent conveyance or fraudulent transfer, and not for any greater amount). The obligations and undertakings of each Qualified ECP Guarantor under this Section shall remain in full force and effect until the Obligations have been indefeasibly paid and performed in full. Each Qualified ECP Guarantor intends this Section to constitute, and this Section shall be deemed to constitute, a “keepwell, support, or other agreement” for the benefit of, each Specified Loan Party for purposes of Section 1a(18)(A)(v)(II) of the Commodity Exchange Act.

ARTICLE V

CONDITIONS PRECEDENT TO CREDIT EXTENSIONS

Section 5.01 Conditions Precedent to Effectiveness . This Agreement shall become effective upon satisfaction of the following conditions precedent ~~(the “Closing Date”)~~:

(a) The Administrative Agent shall have received the following, in form and substance reasonably satisfactory to the Administrative Agent:

(i) An executed counterpart of this Agreement signed on behalf of the Company, the Guarantors, the Administrative Agent and each Lender;

(ii) To the extent requested pursuant to Section 2.11(a), a duly executed Note of the Company, for the account of each requesting Lender;

(iii) Certified copies of UCC, tax and judgment lien searches, or equivalent reports or searches, each of a recent date listing all effective financing statements, lien notices or comparable documents (together with copies of such financing statements and documents) that name certain identified Loan Parties as debtor and that are filed in those state and county jurisdictions in which such Loan Party is organized or maintains its principal place of business, none of which encumber the Collateral covered or intended to be covered by the Collateral Documents (other than Permitted Liens),

(iv) A certificate of the Secretary of the Company certifying (A) copies attached thereto of the resolutions of the Board of Directors of the Company authorizing and empowering certain officers of the Company to effect such borrowings as such officers may deem necessary or desirable for proper corporate purposes, subject to the limitations set forth in such resolutions, (B) copies attached thereto of the Certificate of Incorporation and by-laws of the Company and (C) the names and true signatures of the officers of the Company authorized to sign this Agreement and the Notes and other documents to be executed and delivered by the Company hereunder;

(v) A certificate from the relevant Secretary of State dated a date reasonably close to the ~~date hereof~~Closing Date as to the good standing of and organizational documents filed by each Loan Party;

(vi) A certificate of a duly authorized officer of the Company, dated the Closing Date, certifying that as of such date, (A) the representations and warranties contained in Section 6.01 are correct in all material respects on and as of the Closing Date, (B) no Default or Event of Default as of the date thereof has occurred and is continuing and (C) from the Chief Financial Officer, the Solvency of the Company on a consolidated basis both before and after giving effect to the transactions occurring on such date;

(vii) An opinion of Skadden, Arps, Slate, Meagher & Flom LLP, in a form reasonably satisfactory to the Administrative Agent;

(viii) Opinions of the local counsel to the Borrower identified on Schedule 5.01(a)(viii), in each case, in a form reasonably satisfactory to the Administrative Agent;

(ix) A Perfection Certificate, duly executed by each of the Loan Parties;

(x) The Security Agreement, duly executed by each of the Loan Parties;

(xi) The Pledge Agreement, duly executed by each Specified Pledgor; and

(xii) Subject to Section 7.11(b), delivery of all documents, instruments and certificates and evidence that all other actions, recordings and filings that the Administrative Agent may deem reasonably necessary or desirable in order to create and perfect Liens on the Collateral has been taken.

(b) The Company shall have paid all reasonable accrued fees and expenses of the Original Arrangers, the Administrative Agent and the Lenders which are due and payable on the Closing Date to the extent invoiced (including fees set forth in the Fee Letter and the reasonable and documented fees and disbursements of Cahill Gordon & Reindel LLP, counsel for the Original Arrangers and the Administrative Agent);

(c) There shall have occurred no material adverse change in the business, financial condition, results of operations or properties of the Company and its Subsidiaries, taken as a whole, since December 31, 2016;

(d) There shall exist no action, suit or proceeding (investigative, judicial or otherwise) against the Company or any of its Subsidiaries pending before any court or arbitrator or any governmental body, agency or official, or to the knowledge of the Company, threatened, that could reasonably be expected to have a Material Adverse Effect;

(e) Receipt of such documentation as may be required by any Lender, any L/C Issuer or the Administrative Agent in order to comply with Section 326 of the USA PATRIOT Act or necessary for any Lender, any L/C Issuer or the Administrative Agent to verify the identity of any Borrower as required by Section 326 of the USA PATRIOT Act, as requested through the Administrative Agent at least 5 days in advance of the Closing Date; and

(f) The Administrative Agent shall have received a Borrowing Base Report as of August 31, 2017. Upon giving effect to the initial funding of Revolving Loans and issuance of Letters of Credit, and the payment by the Borrower of all fees and expenses incurred in connection herewith, Availability shall be at least $250,000,000.

Without limiting the generality of the provisions of Section 10.04, for purposes of determining compliance with the conditions specified above in this Section 5.01, each Lender that has signed this Agreement shall be deemed to have consented to, approved and accepted, and to be satisfied with, each document or other matter required thereunder to be consented to or approved by or acceptable or satisfactory to the Lenders unless the Administrative Agent shall have received notice from such Lender prior to the proposed Closing Date, as notified by the Administrative Agent to the Lenders, specifying its objection thereto. The Administrative Agent shall promptly notify the Lenders of the occurrence of the Closing Date.

Section 5.02 Conditions Precedent to Each Credit Extension . The obligation of each Lender to honor any request for a Credit Extension (other than a Credit Extension on the Amendment No. 4 Effective Date) and the obligation to issue, amend, extend or renew a Letter of Credit shall be subject to the further conditions precedent on the date of such request for Credit Extension or the date of issuance, amendment, extension or renewal of a Letter of Credit, that the following statements shall be true (and the giving of the applicable Loan Notice or Swing Line Loan Notice and the acceptance by the applicable Borrower of the proceeds of such Borrowing and/or the receipt of a Letter of Credit Application requesting the issuance of such Letter of Credit as required by Section 2.03 shall constitute a representation and warranty by the applicable Borrower that on the date of such request for Credit Extension such statements are true):

(a) The representations and warranties contained in Section 6.01 are correct in all material respects on and as of the date of such Credit Extension (other than those representations and warranties that expressly relate solely to a specific earlier date, which shall remain correct in all material respects as of such earlier date), before and after giving effect to such Credit Extension and to the application of the proceeds therefrom, as though made on and as of such date;

(b) No event has occurred and is continuing, or would result from such Credit Extension or from the application of the proceeds therefrom or from such amendment, extension or renewal of such Letter of Credit, which constitutes a Default or an Event of Default;

(c) The Administrative Agent shall have received a Loan Notice or Letter of Credit Application, as applicable;

(d) After giving effect to such Credit Extension, Availability shall be greater than $0; and

(e) In the case of a Credit Extension to be denominated in an Alternative Currency, there shall not have occurred any change in national or international financial, political or economic conditions or currency exchange rates or exchange controls which in the reasonable opinion of the Administrative Agent or the Required Lenders would make it impracticable for such Credit Extension to be denominated in the relevant Alternative Currency.

Section 5.03 Conditions Precedent to Initial Advance to Each Designated Borrower .. The obligation of each Lender to make its initial advance hereunder to any Applicant Borrower and the obligation to issue, amend, extend or renew a Letter of Credit is subject to the conditions precedent that the Closing Date shall have occurred and the Administrative Agent shall have received on or before the day of the initial Borrowing by such Applicant Borrower or the date of issuance, amendment, extension or renewal of a Letter of Credit the following, each in form and substance reasonably satisfactory to the Administrative Agent:

(a) The Designated Borrower Request and Assumption Agreement executed and delivered by such Applicant Borrower (and containing the written consent of the Company), in accordance with Section 2.14 hereof;

(b) To the extent requested pursuant to Section 2.11(a), a Note executed by such Applicant Borrower, payable for the account of each requesting Lender;

(c) Copies of any and all governmental approvals, if any, required with respect to the Designated Borrower Request and Assumption Agreement;

(d) A certificate of the Secretary of such Applicant Borrower certifying (A) copies attached thereto of the resolutions of the Board of Directors or similar body of such Applicant Borrower authorizing and empowering certain officers of such Applicant Borrower to enter into and perform the Designated Borrower Request and Assumption Agreement, (B) copies attached thereto of the organizational documents of such Applicant Borrower, and (C) the names and true signatures of the officers of such Applicant Borrower authorized to sign the Designated Borrower Request and Assumption Agreement and, to the extent requested pursuant to Section 2.11, any Notes;

(e) An opinion of counsel to such Applicant Borrower, in form and substance as the Administrative Agent shall reasonably request;

(f) A certificate from the jurisdiction of organization of such Applicant Borrower dated a date reasonably close to the ~~date hereof~~Closing Date as to the good standing of and organizational documents filed by such Applicant Borrower, in each case to the extent available;

(g) Such documentation as may be required by any Lender, any L/C Issuer or the Administrative Agent in order to comply with Section 326 of the USA PATRIOT Act or necessary for any Lender, any L/C Issuer or the Administrative Agent to verify the identity of such Applicant Borrower as required by Section 326 of the USA PATRIOT Act, as requested through the Administrative Agent; and

(h) Such other approvals, opinions and documents relating to the Designated Borrower Request and Assumption Agreement, this Agreement and the transactions contemplated hereby as the Administrative Agent may reasonably request.

Section 5.04 Conditions Precedent to Real Property Activation Date . With respect to any Real Property to be included in the Borrowing Base, the Real Property Activation Date for such Real Property shall occur upon the satisfaction of the following conditions precedent:

(a) The Administrative Agent shall have received the Mortgage and all of the Related Real Property Documents for such Real Property, which Mortgage shall constitute valid and enforceable Liens on the applicable Loan Party’s right, title and interest in and to such Real Property, subject to no other Liens except Permitted Encumbrances; provided that all certificates, acknowledgments, evidence and other materials required under clause (c) of the definitions of “Related Real Property Documents” shall have been delivered to the Lenders at least (i) 10 days if such Real Property is not in a Flood Zone or (ii) 20 days prior to the Real Property Activation Date if such Real Property is in a Flood Zone;

(b) Confirmation from the Administrative Agent that all flood insurance due diligence and flood insurance compliance with respect to such Real Property has been completed; and

(c) The Administrative Agent shall have received an updated Borrowing Base Report including such Real Property.

Section  5.05 Credit Extensions on the Amendment No. 4 Effective Date. The obligation of each Lender to honor any request for a Credit Extension on the Amendment No. 4 Effective Date shall be subject solely to the following conditions precedent (and the giving of the applicable Loan Notice or Swing Line Loan Notice and the acceptance by the applicable Borrower of the proceeds of such Borrowing shall constitute a representation and warranty by the applicable Borrower that on the date of such request for Credit Extension such statements are true):

(a) Each of (x) the Specified Representations and (y) the Specified Merger Agreement Representations shall be true and correct in all material respects on and as of date of such Credit Extension; provided that any representation and warranty that is qualified as to “materiality,” “material adverse effect” or similar language shall be true and correct in all respects (after giving effect to any such qualification therein);

(b) The Administrative Agent shall have received a Loan Notice

(c) To the extent that, after giving effect to such Credit Extension, the Total Revolving Outstandings exceed $385,000,000, Availability shall be no less than $200,000,000 after giving effect to such Credit Extension; and

(d) Since the date of the Delta Merger Agreement, there has not been any adverse change, event, effect or circumstance that has resulted in, or would reasonably be expected to result in, a “Company Material Adverse Effect” (as defined in the Delta Merger Agreement (as in effect on the Amendment No. 4 Effective Date).

ARTICLE VI

REPRESENTATIONS AND WARRANTIES

Section 6.01 Representations and Warranties of the Company. ~~The~~Each of Intermediate Holdings and the Company hereby represents and warrants to the Administrative Agent and each Lender and each L/C Issuer that:

(a) Each Loan Party is a corporation, limited liability company or limited partnership, as applicable, duly formed, validly existing and in good standing under the laws of its jurisdiction of formation.

(b) (i) The execution, delivery and performance by each Loan Party of each of the Loan Documents to which it is a party (w) are within the Loan Party’s powers, (x) have been duly authorized by all necessary organizational action, (y) require no action by or in respect of, or filing with, any governmental body, agency or official, and (z) do not contravene or constitute a default under, (A) the Loan Party’s certificate or articles of incorporation or organization or by-laws, each as amended or (B) any provision of applicable law or regulation or any contractual restriction, judgment, order, injunction, decree or other instrument binding on or affecting the Loan Party.

(ii) The execution, delivery and performance by a Designated Borrower of a Designated Borrower Request and Assumption Agreement and any Notes are within such Designated Borrower’s powers, have been duly authorized by all necessary corporate action, require no action by or in respect of, or filing with, any governmental body, agency or official, and do not conflict with or contravene or constitute a default under, (A) such Designated Borrower’s organizational documents or (B) any provision of applicable law or regulation or any contractual restriction, judgment, order, injunction, decree or other instrument binding on or affecting such Designated Borrower.

(c) No authorization or approval or other action by, and no notice to or filing with, any governmental authority or regulatory body is required for the due execution, delivery and performance by any Loan Party of any Loan Document or a Designated Borrower of any Designated Borrower Request and Assumption Agreement.

(d) Each Loan Document has been, and each of the Notes when delivered hereunder will have been, duly executed and delivered by each Loan Party party thereto. Each Loan Document is, and each of the Notes when delivered hereunder will be, a legal, valid and binding obligation of each Loan Party enforceable against such Loan Party in accordance with their respective terms, subject to any applicable bankruptcy, insolvency, reorganization, moratorium or similar laws affecting creditors’ rights generally and to general principles of equity.

(e) (i) The consolidated balance sheets of the Company and its Consolidated Subsidiaries as of December 31, 2020, and the related consolidated statements of income, cash flow and shareholders’ equity of the Company and its Consolidated Subsidiaries for the fiscal year then ended, copies of which have been furnished to each Lender, fairly present the financial condition of the Company and its Consolidated Subsidiaries as at such date and the consolidated results of the operations of the Company and its Consolidated Subsidiaries for the period ended on such date, all in accordance with in accordance with GAAP consistently applied throughout the period covered thereby.

(ii) [Reserved].

(iii) The consolidated balance sheets of the Company and its Consolidated Subsidiaries most recently delivered pursuant to Sections 7.02 (a) and (b), and the related consolidated statements of income, cash flow and shareholders’ equity of the Company and its Consolidated Subsidiaries for the applicable fiscal period then ended fairly present the financial condition of the Company and its Consolidated Subsidiaries as at each such date and the consolidated results of the operations of the Company and its Consolidated Subsidiaries for the period ended on such date, all in accordance with in accordance with GAAP consistently applied throughout the period covered thereby, except as otherwise expressly noted therein (subject, in the case of unaudited financial statements, to the absence of footnotes and to normal year-end audit adjustments).

(iv) Since December 31, 2020, there has been no material adverse change in the business, financial condition, results of operations or properties of the Company and its Subsidiaries, taken as a whole.

(f) There are no actions, suits or proceedings (investigative, judicial or otherwise) against the Company or any of its Subsidiaries pending before any court or arbitrator or any governmental body, agency or official, or, to the knowledge of any Responsible Officer of the Company, threatened, that could reasonably be expected (i) to have a Material Adverse Effect or (ii) to materially and adversely affect the legality, validity or enforceability of this Agreement or any Note.

(g) Each Loan Party and each of its Restricted Subsidiaries has title in fee simple to each Mortgaged Property, and good title to, or a valid leasehold interest in, all its other material U.S. domestic real property, and no Mortgaged Property is subject to any Lien except as permitted by Section 8.06.

(h) Following application of the proceeds of each Loan to the Company, less than 25% of the value of the assets of the Company and its Consolidated Subsidiaries will consist of Margin Stock.

(i) The Company is not principally engaged in the business of extending credit for the purpose of purchasing or carrying Margin Stock.

(j) The Loans to each Borrower, and all related obligations of such Borrower under this Agreement, rank pari passu with all other indebtedness for money borrowed or raised by such Borrower that is not, by its terms, expressly subordinated to other such indebtedness of such Borrower.

(k) Neither the Company nor any Loan Party is required to register as an “investment company” or a company “controlled” by an “investment company,” within the meaning of the Investment Company Act of 1940, as amended.

(l) (i) All necessary Environmental Permits have been obtained and are in effect for the operations and properties of the Company and its Restricted Subsidiaries, and the Company and its Restricted Subsidiaries are in compliance with all such Environmental Permits, except to the extent that the failure to so obtain or comply could not reasonably be expected to have a Material Adverse Effect; and (ii) no circumstances exist that could reasonably be expected to (A) form the basis of an Environmental Action against the Company or any of its Restricted Subsidiaries or any of their properties that could reasonably be expected to have a Material Adverse Effect or (B) cause any such property to be subject to any restrictions on ownership, occupancy, use or transferability under any Environmental Law that could reasonably be expected to have a Material Adverse Effect.

(m) None of the properties owned or leased by the Company or any of its Restricted Subsidiaries is the subject of any investigation or cleanup, whether voluntary or required pursuant to any Environmental Law or ordered by any governmental authority, that could reasonably be expected to have a Material Adverse Effect.

(n) Except to the extent that it could not reasonably be expected to have a Material Adverse Effect, each Plan is in compliance with the applicable provisions of ERISA, the Internal Revenue Code and other federal or state laws and each Plan that is intended to be a qualified plan under Section 401(a) of the Internal Revenue Code has received a favorable determination letter from the Internal Revenue Service to the effect that the form of such Plan is qualified under Section 401(a) of the Internal Revenue Code and the trust related thereto has been determined by the Internal Revenue Service to be exempt from federal income tax under Section 501(a) of the Internal Revenue Code, or an application for such a letter is currently being processed by the Internal Revenue Service. To the best knowledge of the Company, nothing has occurred that would prevent or cause the loss of such tax-qualified status, except to the extent that it could not reasonably be expected to have a Material Adverse Effect.

(o) There are no pending or, to the best knowledge of the Company, threatened claims, actions or lawsuits, or action by any Governmental Authority, with respect to any Plan that could be reasonably be expected to have a Material Adverse Effect. There has been no prohibited transaction or violation of the fiduciary responsibility rules with respect to any Plan that has resulted or could reasonably be expected to result in a Material Adverse Effect.

(p) Except to the extent that it could not reasonably be expected to have a Material Adverse Effect (i) no ERISA Event has occurred, and neither the Company nor any ERISA Affiliate is aware of any fact, event or circumstance that could reasonably be expected to constitute or result in an ERISA Event with respect to any Pension Plan; (ii) the Company and each ERISA Affiliate has met all applicable requirements under the Pension Funding Rules in respect of each Pension Plan, and no waiver of the minimum funding standards under the Pension Funding Rules has been applied for or obtained; (iii) as of the most recent valuation date for any Pension Plan, the funding target attainment percentage (as defined in Section 430(d)(2) of the Internal Revenue Code) is 60% or higher and neither the Company nor any ERISA Affiliate knows of any facts or circumstances that could reasonably be expected to cause the funding target attainment percentage for any such plan to drop below 60% as of the most recent valuation date; (iv) neither the Company nor any ERISA Affiliate has incurred any liability to the PBGC other than for the payment of premiums, and there are no premium payments which have become due that are unpaid; (v) neither the Company nor any ERISA Affiliate has engaged in a transaction that could be subject to Section 4069 or Section 4212(c) of ERISA; and (vi) no Pension Plan has been terminated by the plan administrator thereof nor by the PBGC, and no event or circumstance has occurred or exists that could reasonably be expected to cause the PBGC to institute proceedings under Title IV of ERISA to terminate any Pension Plan.

(q) None of the Borrowers are or will be using “plan assets” (within the meaning of 29 CFR § 2510.3-101, as modified by Section 3(42) of ERISA) of one or more Benefit Plans in connection with the Loans, the Letters of Credit or the Revolving Commitments.

(r) All of the Company’s Restricted Subsidiaries that are corporations are duly incorporated, validly existing and in good standing under the laws of their respective jurisdictions of incorporation, and have all corporate powers and all material governmental licenses, authorizations, consents and approvals required to carry on their respective businesses as now conducted. All of the Company’s Restricted Subsidiaries that are a limited partnership or limited liability company are duly organized, validly existing and in good standing under the laws of their respective jurisdictions of organization, and have all powers and all material governmental licenses, authorizations, consents and approvals required to carry on their respective businesses as now conducted.

(s) The information set forth in the Information Documents was true and accurate in all material respects on the date thereof and on the Amendment No. 2 Effective Date, except that the Company makes no representation whatsoever (express or implied) with respect to any statements, information, estimates or projections with respect to the future trends or performance of the Company and its Subsidiaries. All written information regarding the Company and its Subsidiaries furnished by, or on behalf of, the Company at any meeting to which all the Lenders were invited and any written information regarding the Company and its Subsidiaries furnished by, or on behalf of, the Company to the Administrative Agent or any Lender pursuant to or in connection with this Agreement was true and accurate in all material respects on the date as of which such information was furnished, subject to the exception set forth in the preceding sentence for statements, information, estimates or projections with respect to the future trends or performance of the Company and its Subsidiaries.

(t) The Company and its Material Subsidiaries maintain, with financially sound and responsible insurance companies (which may include so-called captive insurance companies), such insurance against such risks as are customarily insured against by Persons engaged in similar businesses; provided, the Company and its Material Subsidiaries may self-insure to the same extent as such other Persons.

(u) Except as would not, individually or in the aggregate, reasonably be expected to have a Material Adverse Effect, (i) the Company and each of its Material Subsidiaries have filed all Tax returns and reports required to be filed, and have paid all Taxes levied or imposed upon them or their properties, income or assets otherwise due and payable, except those which are being contested in good faith by appropriate proceedings and for which adequate reserves have been provided in accordance with GAAP and (ii) there is no proposed Tax assessment, deficiency or other claim against any the Company or any Subsidiary.

(v) The Company and each of its Subsidiaries is in compliance with the requirements of all laws and all orders, writs, injunctions and decrees applicable to it or to its properties, except in such instances in which (a) such requirement of law or order, writ, injunction or decree is being contested in good faith by appropriate proceedings diligently conducted or (b) the failure to comply therewith would not reasonably be expected to have a Material Adverse Effect.

(w) (a) Schedule 6.01(v) sets forth, as of the Closing Date, i) the name and jurisdiction of organization of each Subsidiary that is a Loan Party and each of its direct Domestic Subsidiaries, (ii) the name and jurisdiction of organization of each Subsidiary that is a Specified Pledgor and each of its direct Foreign Subsidiaries and (iii) as to each such Domestic Subsidiary and first tier Foreign Subsidiary, the number of each class of its Equity Interests authorized, the number outstanding, the number of shares covered by all outstanding options, warrants, rights of conversion or purchase and similar rights and the percentage of each class of Equity Interests owned by any Loan Party or Specified Pledgor on the Closing Date, (b) all Equity Interests of the Company and its Subsidiaries are duly and validly issued and are fully paid and, in the case of common stock of a corporation that is a Domestic Subsidiary or a first tier Foreign Subsidiary, non-assessable, and, as of the Closing Date, other than the Equity Interests of the Company and except as set forth in Schedule 6.01(v), are owned by the Company, directly or indirectly through Wholly Owned Subsidiaries, (c) each Loan Party is the record and beneficial owner of, and has good and marketable title to, the Equity Interests pledged by it under the Security Agreement, free of any and all Liens, except the security interest created by the Security Agreement and Permitted Liens, (d) each Specified Pledgor is the record and beneficial owner of, and has good and marketable title to, the Equity Interests pledged by it under the Pledge Agreement, free of any and all Liens, except the security interest created by the Pledge Agreement and Permitted Liens and (e) as of the Amendment No. 2 Effective Date, no party other than the Company or its Subsidiaries owns any outstanding subscriptions, options, warrants, calls, rights or other agreements or commitments (other than directors and directors’ qualifying shares or similar nominal shares to the extent required under applicable legal requirements) of any nature relating to any Equity Interest of any of the Domestic Subsidiaries and the first tier Foreign Subsidiaries. No consent of any Person, including any other general or limited partner any other member of a limited liability company, any shareholder or any trust beneficiary, that has not been received is necessary in connection with the creation, perfection or first priority status (subject to Permitted Liens) of the security interest of the Administrative Agent in any Equity Interests pledged to the Administrative Agent for the benefit of the Secured Parties under the Security Agreement or the Pledge Agreement or the exercise by the Administrative Agent of the voting or other rights provided for in the Security Agreement or the Pledge Agreement or the exercise of remedies in respect thereof.

(x) The provisions of the Collateral Documents are effective to create in favor of the Administrative Agent for the benefit of the Secured Parties a legal, valid and enforceable first priority Lien (subject to Permitted Liens and the terms of the Intercreditor Agreement) on all right, title and interest of the respective Loan Parties and the Specified Pledgors in the Collateral described therein (limited with respect to the Equity Interests of first tier Foreign Subsidiaries solely to the extent set forth in the Collateral Documents and governed by the UCC). Except for filings completed prior to or on the Amendment No. ~~2~~4 Effective Date and as contemplated hereby and by the Collateral Documents, no filing or other action will be necessary to perfect or protect such Liens to the extent perfection can be effected via filing (limited with respect to the Equity Interests of first tier Foreign Subsidiaries solely to the extent set forth in the Collateral Documents and governed by the UCC). Upon the taking of possession or control by the Administrative Agent of Collateral with respect to which a security interest may be perfected by possession or control, the Liens created by the Collateral Documents shall constitute first priority perfected Liens on, and security interests in, such Collateral (other than Equity Interests in first tier Foreign Subsidiaries) (subject to Permitted Liens).

(y) As of the Amendment No. ~~2~~4 Effective Date, ~~both before and~~ after giving effect to ~~Amendment No. 2 (including any Loans made on the Amendment No. 2 Effective Date)~~the Delta Merger and the other Delta Merger Transactions, the Company and its Subsidiaries on a consolidated basis are Solvent.

(z) Neither the Company, nor any of its Subsidiaries, nor, to the knowledge of the Company and its Subsidiaries, any director, officer, employee, agent, affiliate or representative thereof, is an individual or entity that is, or is owned or controlled by any Persons that are (i) the target of any Sanctions, (ii) included on OFAC’s List of Specially Designated ~~nationals~~Nationals , HMT’s Consolidated List of Financial Sanctions Targets and the Investment Ban List, or any similar list enforced by any other relevant sanctions authority or (iii) located, organized or resident in a Designated Jurisdiction. No proceeds of any Loan or any Letter of Credit will be used in violation of the last sentence of Section 7.03.

(aa) The Company and its Subsidiaries have conducted their businesses in compliance in all material respects with the United States Foreign Corrupt Practices Act of 1977, the UK Bribery Act 2010, and other similar anti-corruption legislation in other jurisdictions and have instituted and maintained policies and procedures designed to promote and achieve compliance with such laws.

(bb) Borrower and each of its subsidiaries are in compliance with the applicable provisions of the USA PATRIOT Act in all material respects.

(cc) No Loan Party is an Affected Financial Institution.

(dd) No Released Guarantor is a Material Subsidiary.

(ee) The Administrative Agent may rely, in determining which Accounts are Eligible Accounts or Eligible Unbilled Accounts, on all statements and representations made by the Borrower with respect thereto. At the time of delivery of each Borrowing Base Report, assuming that any eligibility criterion that requires the approval or satisfaction of the Administrative Agent has been approved by or is satisfactory to the Administrative Agent, each Account reflected therein as eligible for inclusion in the Borrowing Base is an Eligible Account or Eligible Unbilled Account, the Inventory reflected therein as eligible for inclusion in the Borrowing Base constitutes Eligible Inventory or Eligible In-Transit Inventory, the Real Property reflected therein as eligible for inclusion in the Borrowing Base constitutes Eligible Real Property and the Equipment reflected therein as eligible for inclusion in the Borrowing Base constitutes Eligible M&E.

(ff) All Equipment that is material to the business of the Company and its Material Subsidiaries, taken as a whole, is in good operating condition and repair, and all necessary replacements and repairs have been made (in each case, other than ordinary course repairs in process and expected to return such Equipment to good operating condition and repair) so that the value and operating efficiency of such Equipment is preserved at all times, reasonable wear and tear excepted.

(gg) As of the Amendment No. 2 Effective Date, the information included in the Beneficial Ownership Certification, if applicable, is true and correct in all respects.

ARTICLE VII

AFFIRMATIVE COVENANTS

So long as any Loan or Obligation (other than contingent indemnification obligations for which no claim has been made) shall remain unpaid, or any Lender shall have any Commitment hereunder or any Letter of Credit is outstanding (other than Letters of Credit as to which other arrangements satisfactory to the Administrative Agent and the applicable L/C Issuer shall have been made), unless the Required Lenders shall otherwise consent in writing:

Section 7.01 Compliance with Laws, Etc.

The Company shall comply, and cause each of its Restricted Subsidiaries to comply, in all material respects with all applicable laws, rules, regulations and orders, except for laws, rules, regulations and orders of any Governmental Authority applicable to it or its property except where the failure to do so, in the aggregate, could not reasonably be expected to have a Material Adverse Effect.

Section 7.02 Reporting Requirements . The Company shall furnish to the Administrative Agent (for delivery to the Lenders):

(a) within 60 days after the end of each of the first three quarters of each fiscal year of the Company, but in no case earlier than when such report shall be required to be filed with the Commission, a copy of the Company’s Quarterly Report on Form 10-Q filed with the Commission for such quarter, or any similar quarterly report required to be filed by the Company with the Commission; provided that if the Company shall no longer be required to so file with the Commission, the Company shall nonetheless thereafter continue to furnish to the Lenders such financial statements ~~and related materials as would have comprised such filings, at such times as the Company would have otherwise delivered the same to the Commission~~;

(b) within 120 days after the end of each fiscal year of the Company, including for the fiscal year ended on or around December 31, 2021 (or 150 days in the case of the fiscal year ended on or around December 31, 2022) but in no case earlier than when such report shall be required to be filed with the Commission, a copy of the Company’s Annual Report on Form 10-K filed with the Commission for such year, or any similar annual report required to be filed by the Company with the Commission; provided that if the Company shall no longer be required to so file with the Commission, the Company will nonetheless thereafter continue to furnish to the Lenders such financial statements ~~and related materials as would have comprised such filings, at such times as the Company would have otherwise delivered the same to the Commission~~;

(c) simultaneously with the delivery of the reports referred to in clauses (a) and (b) above, a certificate of a Responsible Officer of the Company substantially in the form of Exhibit 7.02(c) (i) setting forth in reasonable detail the calculations required to establish whether the Company was in compliance with the Springing Fixed Charge Covenant on the date of such financial statements and (ii) stating whether there exists on the date of such certificate any Default or Event of Default and setting forth the details thereof and the action which the Company is taking with respect thereto;

(d) promptly after the sending or filing thereof, copies of all reports which the Company sends to any of its security holders, and copies of all reports and registration statements (other than Form S-8 or any similar form) which any Borrower files with the Commission or any national securities exchange;

(e) promptly following any Responsible Officer’s knowledge thereof, notice in writing of (i) the occurrence of any Default or Event of Default or any default or event of default under the Term Loan Credit Agreement or any refinancing thereof and setting forth the details thereof and the action which the Company is taking with respect thereto, (ii) the institution of, or any adverse final judgment in, any litigation, arbitration proceeding or governmental proceeding which, in the Company’s judgment, would reasonably be expected to have a Material Adverse Effect or (iii) the occurrence of any ERISA Event that would reasonably be expected to have a Material Adverse Effect;

(f) within 60 days after the Company completes its annual renewal of its insurance, a certificate of insurance of the Company’s primary insurance company or insurance broker(s) summarizing the general liability and property insurance coverage (specifying type, amount and carrier) in effect for the Borrower and the Loan Parties, in form and detail reasonably satisfactory to the Administrative Agent;

(g) concurrently with the delivery of financial statements pursuant to Section 7.02(b) (and pursuant to Section 7.02(a), to the extent substantially similar documentation has been delivered to the Term Loan Agent under the Term Loan Credit Agreement with respect to such fiscal quarter), a Perfection Certificate Supplement (or a certificate confirming that there has been no change in information since the date of the Perfection Certificate or latest Perfection Certificate Supplement), signed by a Responsible Officer of the Company; provided that the Perfection Certificate delivered in connection with Amendment No. 2 shall satisfy this clause (g) with respect to the fiscal year ending December 31, 2020;

(h) not later than 60 days after such amendment, copies of each amendment to any organization document (i.e., charter, bylaw or the equivalent of either) of any Loan Party;

(i) at the request of the Administrative Agent, not later than 120 days following the first day of each fiscal year of the Company, a forecast in form reasonably satisfactory to the Administrative Agent (including projected monthly estimates of sales and EBITDA by business unit, quarterly income and cash flow statements and annual balance sheets for the Company and its Subsidiaries on a consolidated basis) with appropriate principal assumptions upon which such forecast is based;

(j) ~~simultaneously with the delivery of the reports referred to in clauses (a) and (b) above, the related consolidating financial statements reflecting adjustments necessary to eliminate the accounts of Unrestricted Subsidiaries (if any) from such consolidated financial statements (or other reconciliation reasonably acceptable to the Administrative Agent);~~[reserved];

(k) promptly following any request therefor, provide information and documentation reasonably requested by the Administrative Agent or any Lender for purposes of compliance with applicable “know your customer” and anti-money-laundering rules and regulations, including, without limitation, the PATRIOT Act and the Beneficial Ownership Regulation;

(l) such other information as any Lender through the Administrative Agent may reasonably request; and

(m) within three (3) Business Days of such a Disposition, an updated Borrowing Base Report upon the Disposition of Collateral in excess of $20,000,000 included in the Borrowing Base.

Documents required to be delivered pursuant to Section 7.02(a), (b) or (d) (to the extent any such documents are included in materials otherwise filed with the Commission) may be delivered electronically and if so delivered, shall be deemed to have been delivered on the date (i) on which the Company posts such documents, or provides a link thereto on the Company’s website on the Internet at the website address listed on Schedule 11.02; or (ii) on which such documents are posted on the Company’s behalf on SyndTrak (or such other Internet or intranet website, if any, to which each Lender and the Administrative Agent have access whether a commercial, third-party website or whether sponsored by the Administrative Agent); provided that: (i) the Company shall deliver (including by electronic mail) paper copies of such documents to the Administrative Agent or any Lender upon its request to the Company to deliver such paper copies until a written request to cease delivering paper copies is given by the Administrative Agent or such Lender and (ii) the Company shall notify the Administrative Agent and each Lender (by facsimile or electronic mail) of the posting of any such documents and provide to the Administrative Agent by electronic mail electronic versions (i.e., soft copies) of such documents. The Administrative Agent shall have no obligation to request the delivery of or to maintain paper copies of the documents referred to above, and in any event shall have no responsibility to monitor compliance by the Company with any such request by a Lender for delivery, and each Lender shall be solely responsible for requesting delivery to it or maintaining its copies of such documents.

The Company hereby acknowledges that (a) the Administrative Agent and/or the Arrangers will make available to the Lenders and the L/C Issuers materials and/or information provided by or on behalf of the Company hereunder (collectively, “Borrower Materials”) by posting the Borrower Materials on SnydTrak (the “Platform”) and (b) certain of the Lenders (each a “Public Lender”) may have personnel who do not wish to receive material non-public information with respect to the Company or its Affiliates, or the respective securities of any of the foregoing, and who may be engaged in investment and other market-related activities with respect to such Persons’ securities. The Company hereby agrees that (w) all Borrower Materials that are to be made available to Public Lenders shall be clearly and conspicuously marked “PUBLIC” which, at a minimum, shall mean that the word “PUBLIC” shall appear prominently on the first page thereof; (x) by marking Borrower Materials “PUBLIC,” the Company shall be deemed to have authorized the Administrative Agent, the Arrangers, the L/C Issuers and the Lenders to treat such Borrower Materials as not containing any material non-public information with respect to the Company or its securities for purposes of United States federal securities laws (provided, however, that to the extent such Borrower Materials constitute Information, they shall be treated as set forth in Section 10.09); (y) all Borrower Materials marked “PUBLIC” are permitted to be made available through a portion of the Platform designated as “Public Side Information”; and (z) the Administrative Agent and the Arrangers shall be entitled to treat any Borrower Materials that are not marked “PUBLIC” as being suitable only for posting on a portion of the Platform that is not marked as “Public Side Information.” Notwithstanding the foregoing, the Company shall be under no obligation to mark any Borrower Materials “PUBLIC.”

Section 7.03 Use of Proceeds . A Borrower shall use the proceeds of the Credit Extensions made under this Agreement (other than Credit Extensions made on the Amendment No 4 Effective Date) for general corporate purposes of the Borrower and its Subsidiaries, including acquisitions; provided, that none of such proceeds will be used in violation of any applicable law or regulation. A Borrower shall use the proceeds of the Credit Extensions made under this Agreement on the Amendment No 4 Effective Date to finance a portion of the Delta Merger Transactions. No proceeds of any Loan or any Letter of Credit will be used, directly or indirectly, or contributed or otherwise made available to any Subsidiary or other Person, to fund any activities of or business with any individual or entity, or in any Designated Jurisdiction, that, at the time of such funding, is the target of Sanctions, or in any other manner that will result in a violation by a party to this Agreement or any of its Related Parties (including any individual or entity participating in the transaction, whether as Lender, Arranger, Administrative Agent, L/C Issuer, Swing Line Lender, or otherwise) of Sanctions.

Section 7.04 Books and Records; Inspection . The Company shall, and shall cause each of its Restricted Subsidiaries to:

(a) Maintain complete and accurate books and records, in which full and correct entries shall be made of all financial transactions of the Company and each such Restricted Subsidiary in accordance with generally accepted accounting principles.

(b) Permit the Administrative Agent up to one time per 12-month period, subject to reasonable notice and normal business hours, to visit and inspect the properties of the Borrower or any of its Restricted Subsidiaries, conduct field examinations and Inventory and Equipment appraisals, inspect, audit and make extracts from the Company’s or any of its Restricted Subsidiaries’ books and records, and discuss with its officers, employees, agents, advisors and independent accountants the Company’s or any of its Restricted Subsidiaries’ business, financial condition, assets, prospects and results of operations; provided that (x) there shall be no restriction on the number of inspections, appraisals or audits if an Event of Default has occurred and is continuing, (y) the Administrative Agent shall be entitled to conduct one additional field examination and one additional Inventory appraisal (but no additional appraisals of Equipment or Real Property) during any 12-month period in which an Audit Trigger Event occurs and (z) the Administrative Agent shall not discuss the affairs of the Company with the Company’s independent public accountants except in the presence of a Responsible Officer of the Company. Neither the Administrative Agent nor any Lender shall have any duty to any Loan Party to make any inspection, nor to share any results of any inspection, appraisal or report with any Loan Party. Notwithstanding anything to the contrary in this Section 7.04(b), none of the Company nor any of its Restricted Subsidiaries will be required to disclose, permit the inspection, examination or making of extracts, or discussion of, any documents, information or other matter that (i) in respect of which disclosure to the Administrative Agent is then prohibited by law, rule or regulation or any agreement binding on the Company any of its Restricted Subsidiaries, as long as such agreement was not entered into in contemplation of or in connection with such inspection or (ii) in any of the Company or any of its Restricted Subsidiaries’ reasonable judgment, would compromise, or likely cause the Company or any Restricted Subsidiary of the Company to lose the benefit of protection in respect of, any attorney-client privilege, privilege afforded to attorney work product or similar privilege.

(c) Reimburse the Administrative Agent for all charges, costs and expenses of the Administrative Agent in connection with (i) examinations of any Loan Party’s books and records or any other financial or Collateral matters as the Administrative Agent deems appropriate, up to one time per 12-month period; and (ii) appraisals of Inventory and Equipment (but not appraisals of Real Property) up to one time each per 12-month period; provided, however, that (x) if an examination or appraisal is initiated during an Event of Default, all charges, costs and expenses relating thereto shall be reimbursed by the Borrower without regard to such limits, (y) the Administrative Agent shall be entitled to reimbursement of all charges, costs and expenses in connection with one additional field examination, one additional Inventory appraisal (but no additional appraisals of Equipment or Real Property) during any 12-month period in which an Audit Trigger Event occurs and (z) if an examination or appraisal is initiated after an Audit Trigger Event occurs, the Administrative Agent shall be permitted to complete such examination or appraisal regardless of whether such Audit Trigger Event has ended. The Company agrees to pay the Administrative Agent’s reasonable and documented charges, costs and expenses for examination activities, including charges for the Administrative Agent’s internal examination and appraisal groups, as well as the charges of any third party used for such purposes.

Section 7.05 Corporate Existence. Subject to the Company’s rights under Sections 8.07 and 8.10, the Company shall, and shall cause each of its Material Subsidiaries to, at all times maintain its corporate existence and preserve and keep, or cause to be preserved and kept, in full force and effect its rights and franchises material to its businesses.

Section 7.06 Payment of Taxes. Except as would not, individually or in the aggregate, have a Material Adverse Effect, the Company shall pay and discharge, and cause each of its Material Subsidiaries to pay and discharge, before the same shall become delinquent, all Taxes (whether or not shown on a Tax return) imposed upon it or its property; provided, however, that neither the Company nor any of its Material Subsidiaries shall be required to pay or discharge any such Tax that is being contested in good faith and by proper proceedings and as to which appropriate reserves are being maintained in accordance with GAAP, as long as no action has been commenced to enforce any Lien securing any such Tax.

Section 7.07 Maintenance of Property; Insurance.

(a) The Company shall, and shall cause its Restricted Subsidiaries to, keep all property useful and necessary in their respective businesses in good working order and condition, ordinary wear and tear excepted, except where the failure to do so would not have a Material Adverse Effect.

(b) The Company and its Material Subsidiaries shall maintain, with financially sound and responsible insurance companies (which may include so-called captive insurance companies), such insurance against such risks as are customarily insured against by companies engaged in similar businesses; provided, the Company and its Material Subsidiaries may self-insure to the same extent as such other Persons. The general and umbrella liability and property insurance (including business interruption) of the Company and the Loan Parties shall name the Administrative Agent as additional insured or lender’s loss payee, as applicable.

(c) The Company shall provide the Administrative Agent with written notice of its desire to have any Real Property become Mortgaged Property pursuant to Section 7.08 and to have such Mortgaged Property included in the Borrowing Base in accordance with the terms of Section 5.04. Prior to such date on which such Real Property becomes Mortgaged Property (or such other date as may be reasonably agreed in writing between the Company and the Administrative Agent), the Company shall, and shall cause each other Loan Party to deliver to the Administrative Agent all applicable certificates, acknowledgments, evidence and other materials required under clause (c) of the definition of “Related Real Property Documents.”

Section 7.08 Additional Collateral; Additional Guarantors.

(a) Subject to the terms of the Intercreditor Agreement, with respect to any property acquired after the Closing Date by any Loan Party (including, without limitation, any acquisition pursuant to an LLC Division) that is intended to be subject to the Lien created by any of the Collateral Documents but is not so subject, promptly (and in any event within 90 days after the acquisition thereof, or such longer period as may be agreed to the Administrative Agent in its sole discretion) (i) execute and deliver to the Administrative Agent such amendments or supplements to the relevant Collateral Documents or such other documents as the Administrative Agent shall deem necessary or advisable to grant to the Administrative Agent, for its benefit and for the benefit of the other Secured Parties, a Lien on such property subject to no Liens other than Permitted Liens and (ii) take all actions necessary to cause such Lien to be duly perfected to the extent required by such Collateral Document in accordance with all applicable requirements of law, including the filing of financing statements in such jurisdictions as may be reasonably requested by the Administrative Agent. The Company shall otherwise take such actions and execute and/or deliver to the Administrative Agent such documents as the Administrative Agent shall require to confirm the validity, perfection and priority of the Lien of the Collateral Documents on such after-acquired properties.

(b) With respect to any Person that is or becomes a Domestic Subsidiary (including, without limitation, pursuant to an LLC Division) (other than (1) a Domestic Subsidiary of a Foreign Subsidiary that is a CFC, (2) a Domestic Subsidiary that owns (directly or through one or more entities that are disregarded for U.S. federal income tax purposes) no material assets other than Equity Interests in one or more Foreign Subsidiaries that are CFCs, (3) ~~an Unrestricted Subsidiary~~[reserved] or (4) any Domestic Subsidiary that is prohibited (but only for so long as such Domestic Subsidiary would be prohibited) by applicable law or by contractual obligations existing at the time of acquisition (but not entered into in contemplation thereof) from guaranteeing the Obligations or if guaranteeing the Obligations would require governmental (including regulatory) consent, approval, license or authorization) that is a Material Subsidiary after the Closing Date (i) cause such new Domestic Subsidiary, promptly (and in any event within 90 days after such Person becomes a Material Subsidiary, or such longer period as may be agreed to by the Administrative Agent in its sole discretion) (A) to execute a Guaranty and Security Agreement Joinder, (B) to take all actions necessary or advisable in the opinion of the Administrative Agent to cause the Lien created by the Security Agreement to be duly perfected to the extent required by such agreement in accordance with all applicable requirements of law, including the filing of financing statements in such jurisdictions as may be reasonably requested by the Administrative Agent and (C) deliver any know-your-customer or other background diligence information reasonably requested by the Administrative Agent or any Lender with respect to such Subsidiary and (ii) deliver to the Administrative Agent the certificates, if any, representing all of the Equity Interests of such Subsidiary (and those held by such Subsidiary in other Subsidiaries to the extent required by the Security Agreement), together with undated stock powers or other appropriate instruments of transfer executed and delivered in blank by a duly authorized officer of the holder(s) of such Equity Interests, and, to the extent required by the Security Agreement, all intercompany notes owing from such Subsidiary to any Loan Party together with instruments of transfer executed and delivered in blank by a duly authorized officer of such Loan Party; provided that prior to the Discharge of Fixed Asset Obligations (as defined in the Intercreditor Agreement), to the extent any of the foregoing constitutes “Fixed Asset Collateral” as defined in the Intercreditor Agreement, the obligation to deliver such certificates, stock powers and other instruments of transfer and notes shall be deemed satisfied by delivery to the Term Loan Agent, as bailee for the Administrative Agent pursuant to the terms of the Intercreditor Agreement.

(c) With respect to any Person that becomes a Specified Pledgor or any Specified Pledgor that acquires Equity Interest of a first tier Foreign Subsidiary, within 90 days (x) if such Specified Pledgor is not party to the Pledge Agreement, cause such Specified Pledgor to execute a joinder agreement to the Pledge Agreement in substantially the form annexed thereto and (y) cause such Specified Pledgor to take all actions necessary or advisable to cause the Liens created by the Pledge Agreement to be duly perfected to the extent required by the Pledge Agreement.

(d) For the avoidance of doubt and notwithstanding anything to the contrary in any of the Loan Documents, in no event shall any (i)(x) non-Wholly Owned Subsidiary or (y) newly-formed Subsidiary that is intended to be and becomes a non-Wholly Owned Subsidiary within 90 days of its formation, be required to become a Guarantor or party to the Security Agreement; and (ii) action in any non-U.S. jurisdiction or required by the laws of any non-U.S. jurisdiction be required in order to create any security interests in assets located or titled outside of the U.S. or to perfect such security interests (it being understood that there shall be no security agreements or pledge agreements governed under the laws of any non-U.S. jurisdiction).

(e) No Real Property shall be included in the Borrowing Base as of the Closing Date. Following the Closing Date, the Company will grant and cause each of the other Borrowers and the Guarantors to grant to the Administrative Agent security interests in, and Mortgages on, any Real Property of such Loan Parties that the Company designates to be included in the Borrowing Base pursuant to documentation in form and substance reasonably satisfactory to the Administrative Agent and the Company, which security interest and Mortgage shall constitute valid and enforceable Liens subject to no other Liens except Permitted Encumbrances and record, register or file, and cause each such Restricted Subsidiary to record, register or file, the Mortgage or instruments related thereto in such manner and in such places as is required by law to establish, perfect, preserve and protect the Liens in favor of the Administrative Agent (for the benefit of the Secured Parties) required to be granted pursuant to the Mortgages and pay, and cause each such Restricted Subsidiary to pay, in full, all Taxes, fees and other charges required to be paid in connection with such recording, registration or filing provided, however, that in no event shall a Mortgage be deemed executed and delivered to Administrative Agent until the Administrative Agent has received all applicable certificates, acknowledgments, evidence and other materials required under clause (c) of the definition of “Related Real Property Documents.” Unless otherwise waived by the Administrative Agent or the applicable Lender (solely with respect to clause (i)(B) below), with respect to each such Mortgage, the Borrowers shall cause the following requirements to be satisfied with respect to such Real Property:

(i) the Administrative Agent shall have received:

(A) (i) counterparts of each Mortgage to be entered into with respect to each such Real Property duly executed and delivered by the record owner of such Real Property and suitable for recording, registering or filing (together with any other forms or undertakings that are required or customary to effect such recording, registration or filing) in all filing, registration or recording offices that the Administrative Agent may reasonably deem necessary or desirable in order to create a valid and enforceable Lien subject to no other Liens except Permitted Encumbrances, at the time of filing, registration or recordation thereof and (ii) such counterparts of each Mortgage shall have been deemed released and delivered to the Administrative Agent pursuant to the terms of this Agreement; and

(B) all of the Related Real Property Documents for such Real Property; and

(ii) confirmation from the Administrative Agent that all flood insurance due diligence and flood insurance compliance with respect to such Real Property has been completed.

Section 7.09 Information Regarding Collateral and Loan Documents. The Company shall not and shall not permit any other Loan Party or Specified Pledgor to effect any change in (i) such Loan Party’s or Specified Pledgor’s legal name, (ii) the location of such Loan Party’s or Specified Pledgor’s chief executive office, (iii) such Loan Party’s or Specified Pledgor’s identity or organizational structure, (iv) such Loan Party’s or Specified Pledgor’s Federal Taxpayer Identification Number or organizational identification number, if any, or (v) such Loan Party’s or Specified Pledgor’s jurisdiction of organization (in each case, including by merging with or into any other entity, reorganizing, dissolving, liquidating, reorganizing or organizing in any other jurisdiction), until (A) it shall have given the Administrative Agent not less than 10 days’ prior written notice (in a form bearing the signature of a Responsible Officer), or such lesser notice period agreed to by the Administrative Agent, of its intention so to do, clearly describing such change and providing such other information in connection therewith as the Administrative Agent may reasonably request and (B) it shall have taken all action reasonably satisfactory to the Administrative Agent to maintain the perfection and priority of the security interest of the Administrative Agent for the benefit of the Secured Parties in the Collateral, if applicable. Each Loan Party agrees to promptly provide the Administrative Agent with certified organization documents reflecting any of the changes described in the preceding sentence.

Section 7.10 Further Assurances. Promptly, upon the reasonable request of the Administrative Agent, at the Borrowers’ expense, execute, acknowledge and deliver, or cause the execution, acknowledgment and delivery of, and thereafter register, file or record, or cause to be registered, filed or recorded, in an appropriate governmental office, any document or instrument supplemental to or confirmatory of the Collateral Documents or otherwise deemed by the Administrative Agent reasonably necessary or desirable for the continued validity, perfection and priority (subject to the terms of the Intercreditor Agreement) of the Liens on the Collateral covered thereby subject to no other Liens except Permitted Liens, or obtain any consents or waivers as may be necessary or appropriate in connection therewith. Upon the exercise by the Administrative Agent of any power, right, privilege or remedy pursuant to any Loan Document which requires any consent, approval, registration, qualification or authorization of any Governmental Authority, execute and deliver all applications, certifications, instruments and other documents and papers that the Administrative Agent may reasonably require. The Administrative Agent shall, at the Borrowers’ expense and upon receipt of any certifications reasonably requested by the Administrative Agent in connection therewith, execute and deliver to the applicable Loan Party such documents as such Loan Party may reasonably request to evidence the release of Collateral from the assignment and security interest granted under the Collateral Documents or to subordinate its interest in such item, or to release a Guarantor from its obligations under the Guaranty, in each case in accordance with the terms of the Loan Documents. If requested by the Administrative Agent or any Lender, the Company will, and will cause each of its Restricted Subsidiaries to cooperate with and provide any information necessary for the Administrative Agent or such Lender, as the case may be, to conduct its flood due diligence and flood insurance compliance.

Section 7.11 [Reserved].

Section 7.12 Borrowing Base Reports.

(a) By the 20th day of each calendar month, the Company shall deliver to the Administrative Agent (and the Administrative Agent shall promptly deliver same to Lenders) a Borrowing Base Report as of the close of business on the last day of the previous calendar month; provided that, notwithstanding the foregoing, during any Liquidity Period, the Company shall deliver such Borrowing Base Reports prepared as of the close of business each previous Friday, not later than the third Business Day of the following week; provided, further, that such more frequent Borrowing Base Reports provided for in the previous proviso shall be limited to the amount of the gross Accounts, less the amount of ineligible Accounts reported for the most recently ended calendar month.

(b) The Company may elect, in its sole discretion, to deliver to the Administrative Agent a Borrowing Base Report more frequently than required in Section 7.12(a), provided that, upon such an election, the Company shall continue to deliver Borrowing Base Reports to the Administrative Agent at such a frequency for at least two (2) calendar months.

Section 7.13 Accounts.

(a) Records and Schedules of Accounts. Each Loan Party shall keep accurate and complete records of its Accounts in all material respects, including all payments and collections thereon, and shall submit to the Administrative Agent reports reflecting such, in a form reasonably satisfactory to the Administrative Agent on a periodic basis (but not more frequently than at the time of delivery of each of the financial statements required pursuant to Sections 7.02(a) and (b)), including upon the Administrative Agent’s reasonable request, sales, collection and reconciliation reports. Each Loan Party shall also provide to the Administrative Agent, on or before the 20th day of each calendar month, a detailed aged trial balance of all Accounts as of the end of the preceding fiscal month, as the Administrative Agent may reasonably request. If Accounts of Loan Parties owing from any single Account Debtor in an aggregate face amount of $10,000,000 or more cease to be Eligible Accounts (other than through ordinary course collections), the Borrower shall notify the Administrative Agent of such occurrence promptly (and in any event within five Business Days) after any Responsible Officer of the Borrower has actual knowledge thereof.

(b) Account Verification. To the extent that a Specified Default has occurred and is continuing, the Administrative Agent shall have the right at any time, in accordance with the Administrative Agent’s customary practice in administering asset-based financing similar to the financing hereunder, in the name of the Administrative Agent, any designee of the Administrative Agent or any Loan Party, to verify the validity, amount or any other matter relating to any Accounts of the Loan Parties by mail, telephone or otherwise. The Loan Parties shall cooperate fully with the Administrative Agent in an effort to facilitate and promptly conclude any such verification process.

(c) Proceeds of Collateral. The Loan Parties shall request in writing and otherwise take all commercially reasonable steps to instruct Account Debtors to make all payments on Accounts or Receivables (as defined in the Security Agreement), direct proceeds of Inventory, Equipment or Mortgaged Property are made directly to a Deposit Account that is subject to a Deposit Account Control Agreement. If the Company or any Loan Party receives cash with respect to any Collateral included in the Borrowing Base, it shall hold same in trust for the Administrative Agent and promptly (not later than the five (5) Business Days following receipt) deposit same into a Deposit Account that is subject to a Deposit Account Control Agreement.

Section 7.14 Inventory.

(a) Records and Reports of Inventory. Each Loan Party shall keep accurate and complete records of its Inventory in all material respects, and, prior to the 20th day after the end of each fiscal month, shall submit or otherwise make available to the Administrative Agent inventory and reconciliation reports for such month in form reasonably satisfactory to the Administrative Agent.

(b) Returns of Inventory. No Loan Party shall return any Inventory to a supplier, vendor or other Person, whether for cash, credit or otherwise, unless (i) such return is in the ordinary course of business; or (ii) if such return is outside the ordinary course of business and the aggregate Value of all Inventory returned in any month exceeds $10,000,000, (x) the Administrative Agent is promptly notified and (y) an updated Borrowing Base Report reflecting such return is delivered to the Administrative Agent.

Section 7.15 Deposit Accounts. In order to facilitate the administration of the credit facilities contemplated hereby and the Administrative Agent’s security interest in the Loan Parties’ assets, the Loan Parties agree to maintain ~~Bank of America~~at Wells Fargo or one or more Lenders as the Loan Parties’ principal depository bank, including for the maintenance of operating and Deposit Accounts, lockbox administration, funds transfer, information reporting services and other treasury management services. Schedule 7.15 sets forth all Deposit Accounts (other than Excluded Deposit Accounts) maintained by the Loan Parties. Each Loan Party shall take all actions necessary to establish, in the case of Deposit Accounts maintained on the Closing Date within 90 days of the Closing Date (or such later date as agreed by the Administrative Agent in its reasonable discretion) and with respect to any Deposit Account acquired or established after the Closing Date, within 90 days of the date so acquired or established (or such later date as agreed by the Administrative Agent in its reasonable discretion), the Administrative Agent’s control of each such Deposit Account (other than Excluded Deposit Accounts). Each Deposit Account (other than an Excluded Deposit Account) shall be subject to a Deposit Account Control Agreement which shall perfect the Administrative Agent’s security interest by control at all times after (x) with respect to Deposit Accounts maintained on the Closing Date, 90 days after the Closing Date (or such later date as agreed by the Administrative Agent in its reasonable discretion) and (y) with respect to Deposit Accounts acquired or established after the Closing Date, 90 days after the date so acquired or established (or such later date as agreed by the Administrative Agent in its reasonable discretion). Each Loan Party shall be the sole account holder of each Deposit Account (other than Excluded Deposit Accounts) and shall not allow any other Person (other than the Administrative Agent and, subject to the Intercreditor Agreement, the Fixed Asset Collateral Agent (as defined in the Intercreditor Agreement)) to have control over a Deposit Account (other than Excluded Deposit Accounts) or any Collateral or proceeds of Collateral deposited therein. Each Loan Party shall promptly notify the Administrative Agent of any opening or closing of a Deposit Account (other than Excluded Deposit Accounts) and will amend Schedule 7.15 to reflect same. Notwithstanding any other provisions contained herein, the Borrower and the other Loan Parties shall not open or close any account during the occurrence of an Event of Default without the Administrative Agent’s advance written consent. Each Loan Party hereby authorizes and directs each bank or other depository to deliver to the Administrative Agent, upon request, all balances in any Deposit Account (other than Excluded Deposit Accounts) maintained for such Loan Party without inquiry into the authority or right of the Administrative Agent to make such request. The Administrative Agent and Lenders assume no responsibility to the Loan Parties for any lockbox arrangement or Deposit Account; provided that, at the reasonable request of the Borrower, the Administrative Agent agrees to send notices to each Deposit Account bank following the termination of all Liquidity Periods requesting the termination of exercise of exclusive control over such Deposit Account. The Administrative Agent shall not give instructions with respect to any Deposit Account other than during a Liquidity Period or when an Event ~~or~~of Default has occurred and is continuing.

Section 7.16 General Provisions Regarding Collateral. All Inventory and Equipment, other than Inventory and Equipment in transit and Inventory and Equipment in the possession of a third party for the purpose of repair, maintenance, remanufacture or sale in the ordinary course of business, shall at all times be kept by the Loan Parties at the business locations set forth in Schedule 7.16, except the Loan Parties (i) may make sales or other dispositions of Collateral in accordance with Section 8.07; and (ii) move Inventory and Equipment to owned or leased locations within the United States.

~~Section 7.17 Designation of Subsidiaries. The Company may at any time and from time to time after the Amendment No. 1 Effective Date designate any Restricted Subsidiary of the Company as an Unrestricted Subsidiary or any Unrestricted Subsidiary as a Restricted Subsidiary by written notice to the Administrative Agent; provided that (i) immediately before and after such designation, no Event of Default shall have occurred and be continuing, (ii) in the case of the designation of any Subsidiary as an Unrestricted Subsidiary, such designation shall constitute an Investment in such Unrestricted Subsidiary and at the time of such designation, the Payment Conditions shall have been satisfied, (iii) no Subsidiary may be designated as an Unrestricted Subsidiary if it or any of its Subsidiaries is a “Restricted Subsidiary” for the purpose of the Term Loan Credit Agreement (including any Debt incurred in lieu of Debt under the Term Loan Credit Agreement in the form of “incremental equivalent debt” permitted to be incurred under the Term Loan Credit Agreement as in effect on the Amendment No. 1 Effective Date), (iv) following the designation of an Unrestricted Subsidiary as a Restricted Subsidiary, the Company shall comply with the provisions of Section 7.08 with respect to such designated Restricted Subsidiary, (v) no Restricted Subsidiary may be a Subsidiary of an Unrestricted Subsidiary, (vi) no Borrower, Specified Pledgor or first tier Foreign Subsidiary may be designated an Unrestricted Subsidiary and (vii) in the case of the designation of any Subsidiary as an Unrestricted Subsidiary, each of (x) the Subsidiary to be so designated and (y) its Subsidiaries has not, at the time of designation, and does not thereafter, create, incur, issue, assume, guarantee or otherwise become directly or indirectly liable with respect to any Debt pursuant to which the lender has recourse to any of the assets of the Company or any Restricted Subsidiary (other than Equity Interests in an Unrestricted Subsidiary). The designation of any Unrestricted Subsidiary as a Restricted Subsidiary shall constitute (x) the incurrence at the time of designation of any Investment, Debt or Liens of such Subsidiary and its Subsidiaries existing at such time and (y) a return on any Investment by the Company in Unrestricted Subsidiaries pursuant to the preceding sentence in an amount equal to the fair market value at the date of such designation of the Company’s Investment in such Subsidiary.~~

ARTICLE VIII

NEGATIVE COVENANTS

So long as any Loan or Obligation (other than contingent indemnification obligations for which no claim has been made) shall remain unpaid or any Lender shall have any Commitment hereunder or any Letter of Credit is outstanding (other than Letters of Credit as to which other arrangements satisfactory to the Administrative Agent and the applicable L/C Issuer shall have been made), unless the Required Lenders shall otherwise consent in writing:

Section 8.01 Debt. The Company shall not, and shall not permit any of its Restricted Subsidiaries to create or suffer to exist any Debt other than:

(a) (i) Debt under the Loan Documents and (ii) Debt incurred pursuant to the Term Loan Credit Agreement and the related credit documents in an aggregate principal amount not to exceed the sum of (x) $550,000,000 plus (y) any amounts so long as, in the case of this clause (y), after giving effect to the incurrence thereof, (A) in the case of Debt constituting First Priority Debt, the First Priority Debt Leverage Ratio is equal to or less than 2.00 to 1.00, (B) in the case of Debt constituting Priority Debt (other than First Priority Debt), the Priority Debt Leverage Ratio is equal to or less than 3.00 to 1.00 and (C) in the case of Debt that is unsecured and is not guaranteed by any Subsidiary of the Borrower, the Total Leverage Ratio is equal to or less than 5.00 to 1.00, in each case, including any Debt incurred in lieu of Debt under the Term Loan Credit Agreement in the form of “incremental equivalent debt” permitted to be incurred under the Term Loan Credit Agreement as in effect on the

Amendment No. 1 Effective Date, and, in the case of this clause (ii) any extension, renewal or replacement (or successive extensions, renewals or replacements) in whole or in part thereof that meets the definition of Permitted Refinancing (it being understood that if the amount of any Debt is increased in connection with any extension, renewal or replacement, the amount permitted as a Permitted Refinancing shall be permitted under this clause (a)(ii) and the amount above the amount permitted as a Permitted Refinancing shall be permitted if permitted under another clause of this Section 8.01);

(b) Debt issued and outstanding or available under existing lines of credit or other facilities on the Closing Date so long as such Debt is listed on Schedule 8.01(b) hereto, and any extension, renewal or replacement (or successive extensions, renewals or replacements) in whole or in part thereof that meets the definition of Permitted Refinancing (it being understood that if the amount of any Debt is increased in connection with any extension, renewal or replacement, the amount permitted as a Permitted Refinancing shall be permitted under this clause (b) and the amount above the amount permitted as a Permitted Refinancing shall be permitted if permitted under another clause of this Section 8.01);

(c) Debt (i) among Loan Parties, (ii) from a Restricted Subsidiary that is not a Loan Party owing to a Loan Party to the extent permitted by Section 8.02, or (iii) among Restricted Subsidiaries that are not Loan Parties;

(d) cash management obligations and Debt incurred in respect of netting services, overdraft protection and similar arrangements;

(e) Debt of a Person that existed at the time such Person is acquired and becomes a Restricted Subsidiary of the Company or Debt of a Person that existed at the time such Person is merged or consolidated with a Restricted Subsidiary or Debt acquired by a Restricted Subsidiary in connection with an Acquisition, in each case, to the extent such Debt was not created in contemplation of such acquisition, merger or consolidation and is not secured by any assets other than those acquired so long as all such Debt outstanding pursuant to this clause (e) shall not exceed $100,000,000 in the aggregate at any time;

(f) any earn-out obligation that comprises a portion of the consideration for an acquisition or Debt consisting of obligations under deferred compensation or other similar arrangements incurred in connection with an acquisition;

(g) capital lease obligations and purchase money obligations for the purchase of goods on ordinary trade terms, fixed assets or capital assets so long as all such Debt outstanding pursuant to this clause (g) shall not exceed $50,000,000 in the aggregate at any time;

(h) Guarantees with respect to Debt of Loan Parties permitted under this Section 8.01;

(i) (x) Debt under Secured Hedge Agreements or Secured Cash Management Agreements or (y) Debt (secured or unsecured) at Restricted Subsidiaries that are not Guarantors, so long as all Debt outstanding pursuant to this clause (y) of this clause (i) shall not exceed $300,000,000 in the aggregate;

(j) Debt under Section 2.01(b) and other Debt (which may be secured to the extent permitted under Section 8.06) in the aggregate not to exceed $200,000,000;

(k) unsecured Debt of a Loan Party so long as after giving effect to such transaction the Leverage Ratio is 6.00 to 1.00 or less;

(l) Debt in respect of bid, performance, surety bonds or completion bonds issued for the account of the Borrower or any Restricted Subsidiary in the ordinary course of business, including guarantees or obligations of the Borrower or any Restricted Subsidiary with respect to letters of credit supporting such bid, performance, surety or completion obligations;

(m) Debt of a Restricted Subsidiary that is a joint venture so long as all Debt outstanding pursuant to this clause (m) shall not exceed $75,000,000 in the aggregate;

(n) obligations under Swap Contracts entered into for non-speculative purposes; ~~and~~

(o) Debt of Loan Parties in amounts so long as, after giving effect to the incurrence thereof, (A) in the case of Debt constituting First Priority Debt, the First Priority Debt Leverage Ratio is equal to or less than 2.00 to 1.00 and (B) in the case of Debt constituting Priority Debt (other than First Priority Debt), the Priority Debt Leverage Ratio is equal to or less than 3.00 to 1.00, in each case, including any extension, renewal or replacement (or successive extensions, renewals or replacements) in whole or in part thereof that meets the definition of Permitted Refinancing (it being understood that if the amount of any such Debt is increased in connection with any extension, renewal or replacement, the amount permitted as a Permitted Refinancing shall be permitted under this clause (o) and the amount above the amount permitted as a Permitted Refinancing shall be permitted if permitted under another clause of this Section 8.01); provided that such Debt (i) shall not be secured by any property or assets of the Loan Parties or any Restricted Subsidiary other than Collateral and, to the extent not Collateral, Real Property, and unless such Debt is unsecured, shall be subject to the Intercreditor Agreement or another customary intercreditor agreement reasonably satisfactory to the Administrative Agent (and to the extent secured by ABL Collateral, such Liens on ABL Collateral shall be expressly made junior to the Liens in favor of the Administrative Agent), (ii) shall not be guaranteed by any Person other than one or more Loan Parties and (iii) shall not mature prior to the Maturity Date in effect at the time such Debt is incurred~~.~~; and

(p) the Delta Merger Financing, the Delta Merger CoC Financing and any other Debt incurred in connection with or relating to the Delta Merger Transactions and any refinancing Debt in respect thereof.

Section 8.02 Investments. The Company shall not, and shall not permit any of its Restricted Subsidiaries to make or hold any Investments, except:

(a) Permitted Investments;

(b) (i) Investments by the Company and its Restricted Subsidiaries outstanding on the Closing Date and listed on Schedule 8.02 hereto and any modification or replacement thereof not involving an increase in the aggregate amount of such Investments as of the Closing Date (it being understood that if the amount of any Investment is increased in connection with any modification or replacement, the amount outstanding on the Closing Date shall be permitted under this clause (b)(i) and the increased amount shall be permitted if permitted under another clause or sub-clause of this Section 8.02) and (ii) Investments by Restricted Subsidiaries that are not Loan Parties;

(c) Investments in current assets, including extensions of credit in the nature of accounts receivable or notes receivable and Investments received in satisfaction or partial satisfaction thereof from financially troubled account debtors in the ordinary course of business;

(d) Guarantees permitted by Section 8.01;

(e) the purchase or other acquisition of all of the Equity Interests in any Person or a business unit or all or a substantial part of the business of any Person if upon the consummation thereof such Person or assets will be a Wholly Owned Subsidiary; provided that, with respect to each purchase or other acquisition made pursuant to this Section 8.02(e) (each, a “Permitted Acquisition”):

(i) any such newly-created or acquired Restricted Subsidiary shall comply with the applicable requirements of Section 7.08;

(ii) the lines of business of the Person to be (or the property of which is to be) so purchased or otherwise acquired shall be (A) the businesses engaged in by the Company and its Restricted Subsidiaries on the ~~date hereof~~Closing Date, (B) the businesses of media, business services or business outsourcing and (C) any business or activities substantially similar or related thereto (which shall include other businesses related to the handling and/or distribution of data used or processed in the businesses engaged in by the Company and its Restricted Subsidiaries on the ~~date hereof~~Closing Date);

(iii) (A) subject to Section 1.11, immediately before and immediately after giving pro forma effect to any such purchase or other acquisition, no Default or Event of Default shall have occurred and be continuing, and (B) immediately after giving effect to such purchase or other acquisition, the Payment Conditions shall be satisfied;

(iv) the Company shall have delivered to the Administrative Agent, no later than the Business Day prior to the date on which any such purchase or other acquisition is to be consummated, a certificate of a Responsible Officer, in form and substance reasonably satisfactory to the Administrative Agent, certifying that all of the requirements set forth in this clause (e) have been satisfied or will be satisfied on or prior to the consummation of such purchase or other acquisition; provided that such certificate shall not be required for any purchase or other acquisition involving cash consideration of less than $50,000,000; and

(v) the Company shall have delivered to the Administrative Agent, within 60 days following the date on which any such purchase or other acquisition is consummated, annual projections for the business acquired in the Permitted Acquisition for the period through the Maturity Date; provided that such annual projections shall only be required for any purchase or other acquisition involving cash consideration of more than $350,000,000.

(f) Investments (i) by the Company in any Guarantor, (ii) by any Guarantor in the Company, (iii) by a Guarantor in another Guarantor, (iv) by a Restricted Subsidiary that is not a Loan Party in another Restricted Subsidiary (including a Loan Party to the extent any Debt of a Loan Party is subordinated to the Secured Obligations pursuant to a global intercompany note), and (v) not exceeding $200,000,000 in the aggregate at any time consisting of intercompany loans from the Company or a Guarantor to a Restricted Subsidiary that is not a Guarantor;

(g) other Investments so long as the Payment Conditions shall have been satisfied at the time of such Investment, (it being understood that after an Investment is made in compliance with this clause (g), such Investment may be held without regard to whether the Payment Conditions are still satisfied);

(h) other Investments not to exceed $150,000,000 in the aggregate at any time outstanding;

(i) loans and advances to directors, employees and officers of the Borrower or any Restricted Subsidiary in the ordinary course of business (including for travel, entertainment and relocation expenses) in an aggregate principal amount for the Borrower and its Restricted Subsidiaries not to exceed $10,000,000 at any one time outstanding;

(j) Investments to the extent that payment for such Investments is made with common stock of the Borrower; ~~and~~

(k) Investments arising out of the receipt by the Borrower or a Restricted Subsidiary of non-cash consideration for the sale of assets not prohibited by the terms of this Agreement~~.~~; and

(l) any Investments in connection with or relating to the Delta Merger Transactions.

Section 8.03 Restricted Payments. The Company shall not (a) declare, or permit any Restricted Subsidiary to declare, dividend or distribution in respect of its Equity Interests or instruments convertible into or exchangeable for Equity Interests (whether in cash, securities or other property) or incur any obligation (contingent or otherwise) to do so or (b) make, or permit a Restricted Subsidiary to make, any payment (whether in cash, securities or other property), including any sinking fund or similar deposit, on account of the purchase, redemption, retirement, acquisition, cancellation or termination of any Equity Interests or instruments convertible into or exchangeable for Equity Interests (other than convertible Debt instruments or securities) or on account of any return of capital to the Company or a Restricted Subsidiary’s stockholders, partners or members (or the equivalent Person thereof), or any setting apart of funds or property for any of the foregoing (in each case, a “Restricted Payment”), other than, in each case:

(i) a Restricted Subsidiary may make a dividend or distribution (A) to the Company or another Restricted Subsidiary (and, in the case of a Restricted Subsidiary that is not a Wholly Owned Subsidiary, to each owner of Equity Interests of such Restricted Subsidiary such that the Borrower or Restricted Subsidiary receives at least its pro rata share of such dividend or distribution) or (B) to the extent required by applicable law, regulation or order, any other Person;

(ii) the Company or a Restricted Subsidiary may declare and pay dividends and other payments solely in common shares of the Company or redeem any of its Equity Interests in exchange for, or out of the proceeds of the substantially concurrent issuance and sale of, common stock of the Company or through accretion or accumulation of such dividends on such Equity Interests;

(iii) the Company may declare and pay dividends of $60,000,000 annually in the aggregate, subject to no Event of Default immediately before and immediately after giving pro forma effect thereto;

(iv) the Company or any Restricted Subsidiary may, in the ordinary course of business, (x) repurchase its equity interests owned by retiring directors, officers or employees of the Company and (y) make payments to directors, officers or employees of the Company or any of its

Restricted Subsidiaries upon termination of employment in connection with the exercise of stock options, stock appreciation rights or similar equity or equity-based incentives pursuant to management or other incentive plans or in connection with the death or disability of such employees;

(v) the Company or any Restricted Subsidiary may, in the ordinary course of business, repurchase restricted equity interests of the Company issued as compensation to officers, directors and employees upon the vesting of such restricted equity interests if the fair market value of such repurchased equity interests represent an amount equal to the tax withholding obligations of such officers, directors and employees that result from the vesting of such restricted equity interests;

(vi) the Company or any Restricted Subsidiary may make other Restricted Payments so long as on a Pro Forma Basis after giving effect to such Restricted Payment, the Distribution Conditions are satisfied, subject to no Event of Default immediately before and immediately after giving pro forma effect thereto;

(vii) the payment by the Borrower or any Restricted Subsidiary of any dividend or the consummation of any irrevocable redemption within 60 days after the date of declaration thereof or giving the notice of the redemption, if on the date of declaration or notice the payment would have complied with this Section 8.03 (assuming, in the case of redemption, the giving of the notice would have been deemed to be a Restricted Payment at such time and such deemed Restricted Payment would have been permitted at such time); provided that any Restricted Payment pursuant to this clause (vii) shall be deemed to have utilized capacity under the exception that such Restricted Payment would have been permitted to have been made in reliance of at the time of declaration or notice of redemption, as applicable; ~~and~~

(viii) payments or distributions to dissenting stockholders of a Person acquired by the Borrower or a Restricted Subsidiary pursuant to a Permitted Acquisition~~.~~;

(ix) the Borrower may make Restricted Payments in connection with or related to the Delta Merger Transactions;

(x) payments made to any Parent Entity (A) to allow such Parent Entity to pay (i) administrative expenses and corporate overhead, franchise fees and customary director fees, (ii) premiums and deductibles in respect of directors and officers insurance policies and umbrella excess insurance policies obtained from third-party insurers and indemnities for the benefit of its directors, officers and employees and (iii) reasonable fees and expenses incurred in connection with any debt or equity offering or any acquisition or strategic transaction by such Parent Entity and (B) if the Borrower or any of its Restricted Subsidiaries is a member of a group filing a consolidated, combined, or unitary federal (and, as applicable, state or local) income tax return with any Parent Entity, to allow any Parent Entity to pay federal, state and local income taxes in respect of the income of Borrower or its Restricted Subsidiaries; provided that the maximum distributions by Borrower to any Parent Entity under this Section 8.03(x)(B) shall not exceed the federal, state and local income taxes for which the Borrower would be liable if it did not file as a consolidated, combined, or unitary income tax return with any Parent Entity and (ii) to allow any Parent Entity to pay franchise and excise taxes, fees and other similar taxes and expenses, in each case, required to maintain its existence.

(xi) Restricted Payments in the form of payment by the Borrower of, or loans, advances, dividends or distributions by the Borrower to a Parent Entity to pay, dividends on the common stock or equity of the Borrower or any Parent Entity following a public offering of such common stock or equity after the Delta Merger Closing Date in an amount not to exceed in any fiscal year 6% of the net cash proceeds received by the Borrower (whether directly, or indirectly through a contribution to common equity capital by any Parent Entity) in or from such public offering; and

(xii) so long as no Event of Default has occurred and is continuing, the payment of management fees not to exceed $3,000,000 in the aggregate in any fiscal year.

Section 8.04 Burdensome Agreements. The Company shall not, nor shall it permit its Material Subsidiaries to, enter into, or permit to exist, any consensual Contractual Obligation that (a) encumbers or restricts the ability of such Material Subsidiary to (i) make dividends or distributions to the Company, (ii) pay any Debt or other obligation owed to the Company, (iii) make loans or advances to the Company, (iv) transfer any of its property to the Company or (b) encumbers or restricts the ability of the Company or such Material Subsidiary to pledge its property pursuant to the Loan Documents or any renewals, refinancings, exchanges, refundings or extension thereof (other than pursuant to the Intercreditor Agreement), except, in each case, those (1) existing under (x) the Loan Documents and any other agreement in effect on the Closing Date and (y) the Term Loan Credit Agreement and the other Loan Documents (as defined in the Term Loan Credit Agreement), and in each case any amendments, modifications, restatements, renewals, extensions, supplements, refundings, replacements or refinancings thereof, provided that the encumbrances and restrictions in any such amendments, modifications, restatements, renewals, extensions, supplements, refundings, replacements or refinancings are not materially more restrictive, taken as a whole, than those contained in such existing agreement, (2) existing under, by reason of, or with respect to, applicable law, rule, regulation or order, (3) with respect to any Person or the property or assets of a Person acquired by the Company or any Material Subsidiary existing at the time of such acquisition and not incurred in connection with or in contemplation of such acquisition and any amendments, modifications, restatements, renewals, extensions, supplements, refundings, replacements or refinancings thereof, provided that the encumbrances or restrictions in any such amendments, modifications, restatements, renewals, extensions, supplements, refundings, replacements, or refinancings are not materially more restrictive, taken as a whole, than those in effect at the time of the acquisition, (4) that restrict in a customary manner the subletting, assignment or transfer of any property or asset that is subject to a lease, license, conveyance or contract or are customary provisions restricting the subletting or assignment thereof, (5) existing by virtue of any transfer of, agreement to transfer, option or right with respect to, or Lien on, any property or assets of the Company or any Material Subsidiary not otherwise prohibited by the Loan Documents, (6) arising or agreed to in the ordinary course of business, not relating to any Debt, and that do not, individually or in the aggregate, materially detract from the value of any property or assets of the Company or any Material Subsidiary, (7) existing under, by reason of or with respect to any agreement for the sale or other disposition of all or substantially all of the capital stock of, or property and assets of, a Material Subsidiary that restrict distributions by that Material Subsidiary pending such sale or other disposition, (8) existing under, by reason of, or with respect to, customary supermajority voting provisions and customary provisions with respect to the disposition or distribution of assets or property, in each case contained in joint venture, partnership or limited liability company agreements, (9) restrictions on cash or other deposits or net worth imposed by customers or lessors or required by insurance, surety or bonding companies, in each case, under contracts, leases or other agreements entered into in the ordinary course of business, (10) those with respect to any Lien that is permitted to be incurred pursuant to Section 8.06; and (11) encumbrances or restrictions contained in the documents governing any Debt or other instrument or agreement entered into after the Closing Date that, as determined by the Borrower, will not materially adversely affect the Borrower’s ability to make payments on the Loans.

Section 8.05 Springing Fixed Charge Covenant. The Company shall maintain a Fixed Charge Coverage Ratio for each four fiscal-quarter period of at least 1.0 to 1.0 while a Covenant Trigger Period is in effect, tested as of the end of the most recent four fiscal-quarter period for which financial statements were required to be delivered pursuant to Section 7.02(a) or (b) (or, prior to the delivery of any such financials statements, the latest financial statements referred to in Section 6.01(e)), and each four fiscal-quarter period ending thereafter until the Covenant Trigger Period is no longer in effect. Notwithstanding anything herein to the contrary, the parties hereto acknowledge and agree that all calculations of, or compliance with, the financial covenant set forth above shall be made on a Pro Forma Basis.

Section 8.06 Limitation on Liens, Etc.

The Company shall not create, incur, assume or suffer to exist, or permit any of its Restricted Subsidiaries to create, incur, assume or suffer to exist, any Lien, upon or with respect to any of the Collateral, whether now owned or hereafter acquired, in each case to secure any Debt of any Person or entity, other than the following (“Permitted Liens”):

(a) Liens existing on the Closing Date and listed on Schedule 8.06 hereto;

(b) Liens arising in connection with the obligations of the Company or any Restricted Subsidiary under industrial revenue bonds;

(c) Liens on assets of a Restricted Subsidiary of a Loan Party to secure Debt of such Restricted Subsidiary to any Loan Party;

(d) purchase money Liens claimed by sellers of goods on ordinary trade terms provided that no financing statement has been filed to perfect such Liens, and provided that no such Lien shall extend to assets of any character other than the goods being acquired;

(e) Liens arising out of conditional sale, title retention, consignment or similar arrangements for sale of goods entered into by such Person in the ordinary course of business not prohibited by this Agreement;

(f) Liens securing Debt on property of a Person that becomes a Restricted Subsidiary of the Company or of any of its Restricted Subsidiaries after the ~~date hereof~~Closing Date in accordance with Section 8.02 and existing at the time such corporation is merged or consolidated with the Company or any Restricted Subsidiary, at the time such corporation or firm (or division thereof) becomes a Restricted Subsidiary of the Company or any of its Restricted Subsidiaries, or at the time of a sale, lease or other disposition of the properties of a corporation or a firm (or division thereof) as an entirety or substantially as an entirety to the Company or a Restricted Subsidiary, provided that such Liens were not created in contemplation of such merger, consolidation, acquisition, sale, lease or disposition and do not extend to assets other than those of the Person merged into or consolidated with the Company or such Restricted Subsidiary or acquired by the Company or such Restricted Subsidiary and such Debt was permitted by Section 8.01(e); provided that in the case of such Liens on ABL Collateral, such Liens are expressly made junior to the Liens in favor of the Administrative Agent;

(g) Liens on life insurance policies owned by the Company or any Restricted Subsidiary, securing Insurance Policy Debt;

(h) (i) pledges or deposits by such Person under workers’ compensation laws, unemployment insurance laws or other social security legislation, and deposits securing liability to insurance carriers under related insurance or self-insurance arrangements, (ii) Liens incurred in the ordinary course of business securing insurance premiums or reimbursement obligations under insurance policies related to the items specified in the foregoing clause (i), or (iii) obligations in respect of letters of credit or bank guarantees that have been posted by such Person to support the payment of the items set forth in clauses (i) and (ii) of this clause (h);

(i) (i) deposits to secure the performance of bids, tenders, contracts (other than for borrowed money) or leases to which such Person is a party, (ii) deposits to secure public or statutory obligations of such Person, surety and appeal bonds, performance bonds and other obligations of a like nature, (iii) deposits as security for contested taxes, import duties or the payment of rent, and (iv) obligations in respect of letters of credit or bank guarantees that have been posted by such Person to support the payment of items set forth in clauses (i) and (ii) of this clause (i);

(j) Liens consisting of pledges or deposits of cash or securities made by such Person as a condition to obtaining or maintaining any licenses issued to it by, or to satisfy other similar requirements of, any applicable Governmental Authority;

(k) Liens imposed by law, such as (i) carriers’, warehousemen’s and mechanics’ materialmen’s, landlords’, or repairmen’s Liens, or (ii) other like Liens arising in the ordinary course of business securing obligations which are not overdue by more than 60 days or which if more than 60 days overdue, the period of grace, if any, related thereto has not expired or which are being contested in good faith by appropriate proceedings;

(l) Liens arising out of judgments or awards not constituting an Event of Default;

(m) Liens for property taxes not yet due and payable or which are being contested in good faith and by appropriate proceedings and as to which appropriate reserves are being maintained to the extent required in accordance with GAAP;

(n) survey exceptions, encumbrances, easements or reservations of, or rights of others for rights of way, sewers, electric lines, telegraph and telephone lines and other similar purposes, or other restrictions or encumbrances as to the use of real properties or Liens incidental to the conduct of the business of such Person or to the ownership of its properties which do not in the aggregate materially impair their use in the ordinary operation of the business of such Person;

(o) Liens arising in the ordinary course of business by virtue of any contractual, statutory or common law provision relating to banker’s Liens, rights of set-off or similar rights and remedies covering deposit or securities accounts (including funds or other assets credited thereto and pooling and netting arrangements) or other funds maintained with a depository institution or securities intermediary;

(p) any zoning, building or similar laws or rights reserved to or vested in any Governmental Authority;

(q) Liens arising from precautionary UCC financing statement filings (or similar filings under applicable law) regarding leases entered into by such Person;

(r) Liens in favor of customs and revenue authorities arising as a matter of law to secure payment of customs duties in connection with the importation of goods in the ordinary course of business;

(s) purchase money Liens on fixed and capital assets financed with Debt permitted under Section 8.01(g), including Liens constituting the interest of a lessor under a lease that would be capitalized on the lessee’s balance sheet in accordance with GAAP as in effect on the Closing Date, or under a sale-leaseback transaction, in each case relating to equipment, provided that after giving effect thereto the related Debt was permitted under Section 8.01(g);

(t) any extension, renewal or replacement (or successive extensions, renewals or replacements) in whole or in part of any Liens referred to in the foregoing clause (a); provided that the principal amount of Debt secured thereby shall not exceed the principal amount of Debt so secured at the time of such extension, renewal or replacement, plus accrued interest, plus any premium or other payment required to be paid in connection with such refinancing, plus, in either case, the amount of fees and reasonable expenses of the Company or any of its Restricted Subsidiaries incurred in connection with such refinancing, and that such extension, renewal or replacement Lien shall be limited to all or a part of the property which is subject to the Lien so extended, renewed or replaced (plus improvements on such property);

(u) Liens securing the Secured Obligations and Liens securing Debt at Restricted Subsidiaries that are not Guarantors that is incurred pursuant to Section 8.01(i) if such Liens are solely on non-Guarantor assets;

(v) (i) subject to the terms of the Intercreditor Agreement, Liens on Collateral (and, to the extent not Collateral, Liens on Real Property) securing obligations in respect of Debt permitted by Section 8.01(a)(ii); provided that the Term Loan Agent (or other applicable representative of any Debt that is (x) “incremental equivalent debt” permitted to be incurred under the Term Loan Credit Agreement as in effect on the Amendment No. 1 Effective Date or (y) a Permitted Refinancing of the Term Loan Credit Agreement) shall have entered into the Intercreditor Agreement with the Administrative Agent, and (ii) subject to the terms of the Intercreditor Agreement (or another customary intercreditor agreement reasonably satisfactory to the Administrative Agent, as applicable), Liens on Collateral (and, to the extent not Collateral, Liens on Real Property) securing obligations in respect of Debt permitted by Section 8.01(o); provided that the applicable representative of such Debt shall have entered into the Intercreditor Agreement (or such other customary intercreditor agreement) with the Administrative Agent;

(w) additional Liens so long as the aggregate principal outstanding amount of the obligations secured thereby does not exceed $10,000,000 at any time; provided that in the case of such Liens on ABL Collateral that secure Debt for borrowed money, such Liens are expressly made junior to the Liens in favor of the Administrative Agent;

(x) Liens securing obligations in respect of trade-related letters of credit and covering the goods (or the documents of title in respect of such goods) financed or the purchase of which is supported by such letters of credit and the proceeds and products thereof;

(y) any Lien existing on any property or asset prior to the acquisition thereof by the Borrower or any Restricted Subsidiary; provided that (i) such Lien is not created in contemplation of or in connection with such acquisition, (ii) such Lien shall not apply to any other property or assets of the Borrower or any Restricted Subsidiary and (iii) such Lien shall secure only those obligations which it secures on the date of such acquisition and any Permitted Refinancing in respect thereof; provided that in the case of such Liens on ABL Collateral, such Liens are expressly made junior to the Liens in favor of the Administrative Agent, other than any such Lien on Equipment unless such Equipment is included in the Borrowing Base;

(z) licenses, sublicenses, covenants not to sue, releases or other rights under Intellectual Property granted to others in the ordinary course of business or in the reasonable business judgment of the Borrower or any Restricted Subsidiary; and

(aa) Liens on the ~~Equity Interests of any Unrestricted Subsidiary.~~Collateral securing obligations in respect of Debt permitted by Section 8.01(m); provided that, such Liens shall be subject to the Intercreditor Agreement or another customary intercreditor agreement reasonably satisfactory to the Administrative Agent (and to the extent secured by ABL Collateral, such Liens on ABL Collateral shall be expressly made junior to the Liens in favor of the Administrative Agent).

Notwithstanding the foregoing, no Liens securing Debt pursuant to clause (i) of the definition thereof may be incurred on Equity Interests that are Collateral, Real Property that is Collateral, Equipment that is Collateral or Fixtures that are Collateral in each case owned by the Company or its Domestic Subsidiaries, other than Liens (x) pursuant to clauses (u) and (v) above and (y) pursuant to clauses (a), (b), (d), (f), (s), and (t) above on Equipment or Fixtures.

Section 8.07 Merger; Sale of Assets. ~~The~~Other than the Delta Merger, the Company shall not, and shall not permit its Restricted Subsidiaries to, merge or consolidate with or into any other Person, or sell, transfer, lease or otherwise dispose of all or substantially all of its assets (including, in each case, pursuant to an LLC Division) (whether now owned or hereafter required), except:

(a) the Company or a Restricted Subsidiary may merge or consolidate with or into any other Person; provided that, if the Company or a Designated Borrower is a party to such merger or consolidation, the Company or such Designated Borrower is the surviving entity and if a Guarantor is a party to such merger or consolidation a Guarantor is the surviving entity (to the extent a Borrower is not party thereto);

(b) any Restricted Subsidiary that is a Designated Borrower may sell or otherwise dispose of any or all of its assets to, the Company, a Designated Borrower or a Guarantor, and any Restricted Subsidiary that is not a Designated Borrower or a Guarantor may sell or otherwise dispose of any or all of its assets to any other Person;

provided that (i) after giving effect to such merger, consolidation, sale or other disposition, no Default or Event of Default shall exist, and (ii) in the case of a transaction involving a Restricted Subsidiary, the assets to be sold or conveyed do not constitute all or substantially all of the assets of the Company and its Restricted Subsidiaries, taken as a whole; and

(c) the Company or a Restricted Subsidiary may consummate Permitted Acquisitions not involving a merger of the Company.

For the avoidance of doubt, nothing contained in this Section 8.07 shall prohibit the ability of the Company and its Restricted Subsidiaries to make Investments not prohibited by Section 8.02, to make Restricted Payment not prohibited by Section 8.03 or to consummate Dispositions not prohibited by Section 8.10.

Section 8.08 Conduct of Business. The Company shall not, and shall not permit its Restricted Subsidiaries to, engage in any line of business other than (A) the businesses engaged in by the Company and its Restricted Subsidiaries on the ~~date hereof~~Closing Date, (B) the businesses of media, business services or business outsourcing and (C) any business or activities substantially similar or related thereto (which shall include other businesses related to the handling and/or distribution of data used or processed in the businesses engaged in by the Company and its Restricted Subsidiaries on the ~~date hereof~~Closing Date).

Section 8.09 Transactions with Affiliates. The Company shall not, and shall not permit its Restricted Subsidiaries to, enter into any transaction of any kind with any Affiliate of the Company that is not a Restricted Subsidiary of the Company, whether or not in the ordinary course of business, other than on fair and reasonable terms substantially as favorable to the Company or such Restricted Subsidiary as would be obtainable by the Company or such Restricted Subsidiary at the time in a comparable arm’s length transaction with a Person other than an Affiliate; provided that the foregoing restriction shall not apply to (a) transactions for fair market value of less than $25,000,000, (b) transactions between or among the Company and its Restricted Subsidiaries, (c) entering into employment and severance arrangements with directors, officers and employees, (d) Restricted Payments not prohibited under Section 8.03, (e) investments permitted under Section 8.02 that would be subject to this Section 8.09 because the Company or a Restricted Subsidiary owns Equity Interests in or otherwise Controls such Person, (f) any transaction with an Affiliate where the only consideration paid by the Borrower or any Restricted Subsidiary is common stock of the Company ~~and~~, (g) any other transaction approved by a majority of the disinterested members of the Borrower as being fair to the Borrower and its Restricted Subsidiaries and (h) transactions in connection with or relating to the Delta Merger Transactions.

For purposes of this Section 8.09, any transaction with any Affiliate shall be deemed to have satisfied the standard set forth in the language preceding the proviso in this Section 8.09 if such transaction has been approved by the board of directors of the Company or Restricted Subsidiary of the Company, as applicable.

Section 8.10 Dispositions. The Company shall not, and shall not permit its Restricted Subsidiaries to, consummate any Disposition, except:

(a) Dispositions by the Borrowers and their Restricted Subsidiaries not otherwise permitted under this Section 8.10; provided that (i) subject to Section 1.11, at the time of such Disposition, no Specified Default has occurred and is continuing or would result from such Disposition, and (ii) at least 75% of the purchase price for such asset shall be paid to the Borrower or its Restricted Subsidiary in cash or Permitted Investments, provided, that (1) any Designated Non-Cash Consideration received in respect of such disposition having an aggregate fair market value, taken together with all other Designated Non-Cash Consideration received pursuant to this clause (ii) from the Closing Date until the Maturity Date, not in excess of $250,000,000, with the fair market value of each item of Designated Non-Cash Consideration being measured at the time received and without giving effect to subsequent changes in value, shall be deemed cash and (2) any liabilities or obligations that are assumed by the transferee in connection with such Disposition shall be deemed cash and any securities, notes or other obligations received by the Borrower or any of its Restricted Subsidiaries from the transferee or Affiliates in connection with such Disposition shall be deemed cash if the Borrower or the applicable Restricted Subsidiary intends at the time of receipt to convert such securities, notes or other obligations to cash within fifteen months of receipt thereof (with the proceeds thereof being cash proceeds upon any such conversion); provided, further, that any such Disposition shall be for fair market value;

(b) Dispositions of obsolete or worn out property, whether now owned or hereafter acquired;

(c) Dispositions of current assets in the ordinary course of business and Dispositions of Permitted Investments;

(d) Dispositions of property by a Borrower or any Restricted Subsidiary to a Borrower or to a Wholly Owned Subsidiary; provided that if the transferor of such property is a Borrower or a Guarantor, the transferee thereof must either be a Borrower or a Guarantor;

(e) Dispositions of property that is no longer to be used in Borrowers’ or their Restricted Subsidiaries’ business;

(f) Restricted Payments permitted under Section 8.03;

(g) Dispositions of Intellectual Property or other intangible assets, including through licensing or cross-licensing of Intellectual Property or the abandonment, cancellation or disposition of Intellectual Property;

(h) the sale or issuance of any Restricted Subsidiary’s Equity Interest to the Borrowers or any Guarantor;

(i) the leasing, occupancy agreements or sub-leasing of property that would not materially interfere with the required use of such property by the Borrowers or their Restricted Subsidiaries;

(j) the sale or discount of accounts receivable arising in the ordinary course of business, but only in connection with the compromise or collection thereof (and not as part of any financing of receivables);

(k) Involuntary Dispositions;

(l) Dispositions of Investments to the extent required by, or made pursuant to, customary buy/sell arrangements between the holders of Equity Interests pursuant to shareholders’ or joint venture agreements or similar arrangements; ~~and~~

(m) Dispositions over the life of this Agreement constituting no more than 5% of Consolidated Total Assets as of the prior fiscal year at the time of any such Disposition may be disposed of through an exchange or swap for similar property (including assumption of liabilities or obligations in connection therewith) useful in the business of the Borrower and its Restricted Subsidiaries of comparable fair market value~~.~~; and

(n) Dispositions of assets in connection with or relating to the Delta Merger Transactions.

Section 8.11 ~~[Reserved]~~Passive Holdings~~.~~

. With respect to Intermediate Holdings, engage in any material business activities or have any material properties or liabilities, other than (i) the consummation of the Delta Merger Transactions, (ii) its ownership of the Voting Stock or other Equity Interests of Company and of other Persons to the extent not otherwise prohibited under the Loan Documents, (iii) the maintenance of its legal existence (including the ability to incur fees, costs and expenses relating to the maintenance and performance of activities relating to its officers, directors, managers and employees and those of its Parent Entity, Subsidiaries and direct or indirect Investments), (iv) the entering into, and the performance of its obligations with respect to, (x) the Loan Documents, (y) any refinancing Debt and any other Debt permitted under the Agreement (and any refinancing or replacements thereof) and (z) the consummation of any other transaction not otherwise prohibited by this Article VIII, (v) any public offering by Company, Intermediate Holdings, the Parent or a Parent Entity thereof of its common stock or, in the case of any Subsidiary or direct or indirect Investment, any other issuance or sale of its Equity Interests (including, for the avoidance of doubt, performing activities in preparation for and consummating any such offering, issuance or sale, the making of any dividend or distribution on account of, or any redemption, retirement, sinking fund or similar payment, purchase or other acquisition for value of, any shares of any class of its Equity Interests), (vi) financing activities, including the issuance of securities, incurrence of debt, payment of dividends, making contributions to the capital of any Loan Party, their respective Subsidiaries and/or in connection with a direct or indirect Investment, (vii) participating in tax, accounting and other administrative matters as a member of any consolidated, unitary, combined or other similar group, including compliance with applicable law and legal, tax and\ accounting matters related thereto and activities relating to its officers, directors, managers and employees, (viii) holding any cash and cash equivalents or other Permitted Investment, (ix) holding any other property received by it as a distribution from any of its Subsidiaries or direct or indirect Investments and making further distributions with such property, (x) providing indemnification to officers, managers and directors, (xi) holding director and shareholder meetings, preparing organizational records and other organizational activities required to maintain its separate organizational structure or to comply with applicable laws, ordinances, regulations, rules, orders, judgments, decrees or permits, (xii) filing tax returns and paying taxes and other customary obligations related thereto in the ordinary course (and contesting any taxes or taking other appropriate actions with respect thereto), (xiii) entering into and performance of obligations with respect to contracts and other arrangements in connection with the activities contemplated by this Section 8.11, (xiv) the preparation of reports to Governmental Authorities and to its shareholders or other holders of Equity Interests, (xv) the performance of obligations under and compliance with its organizational documents, any demands or requests from or requirements of a Governmental Authority or any applicable law, ordinance, regulation, rule, order, judgment, decree or permit, including as a result of or in connection with the activities of its Subsidiaries or its direct or indirect Investments, (xvi) any activities incidental to the foregoing or customary for passive holding companies, including, for the avoidance of doubt, entering into transactions not otherwise prohibited under this Agreement for the direct benefit of the Loan Parties and/or its Subsidiaries and/or its direct or indirect Investments, or otherwise acting as a conduit for the transmission of funds between such Persons and guaranteeing the obligations of the Loan Parties, and (xvii) special purpose holding company activities and properties and liabilities reasonably incidental to the foregoing clauses (i) through (xvi).

Section 8.12 Prepayments of Debt. The Loan parties shall not and shall not permit any Restricted Subsidiary to make (or give any notice with respect thereto) any voluntary or optional (i) prepayment or (ii) redemption or acquisition for value of any Debt (including without limitation, by way of depositing money or securities with the trustee with respect thereto before due for the purpose of paying when due), unless before and after giving effect to such payment, the Distribution Conditions are satisfied; provided that nothing in this Section 8.12 shall prohibit (x) any prepayment or redemption of Debt incurred pursuant to Section 8.01(a)(ii) or Section 8.01(o), (y) any non-cash payment or redemption (excluding any such non-cash payment or redemption comprised of an offset with respect to assets included in the Borrowing Base) not in excess of $10,000,000 or (z) any renewal, refinancing, replacement or extension of any Debt with any Debt permitted hereunder.

ARTICLE IX

EVENTS OF DEFAULT AND REMEDIES

Section 9.01 Events of Default. If one or more of the following events (“Events of Default”) shall have occurred and be continuing:

(a) A Borrower or other Loan Party shall fail to pay when due any installment of principal of any Loan or any L/C Obligation or deposit any funds as cash collateral in respect of L/C Obligations required to be made in accordance with the provisions of this Agreement; or

(b) A Borrower or other Loan Party shall fail to pay any fee under this Agreement, or any installment of interest on any Loan, within five (5) days after the due date thereof; or

(c) Any written representation or warranty, certification or statement made or deemed made by a Borrower or other Loan Party herein, in any other Loan Document, or in any certificate delivered in connection herewith or therewith shall prove to have been incorrect in any material respect when made or deemed made; or

(d) The Company or other Loan Party shall fail to perform or observe (i) any term, covenant or agreement contained in Section 7.02(a), (b) or (e), 7.03, 7.04, 7.05, 7.06, 7.15 or Article VIII, (ii) any term, covenant or agreement in Section 7.12 and such failure continues for five (5) days (or at any time that weekly Borrowing Base Reports are required to be delivered pursuant to this Agreement, two (2) Business Days or (iii) any other term, covenant or agreement contained in this Agreement (including Section 11 of the Amendment No. 4), other than as otherwise provided in this Section 9.01, on its part to be performed or observed if such failure in the case of this clause (iii) shall remain unremedied for 30 days after written notice thereof shall have been given to the Company by the Administrative Agent or any Lender; or

(e) The Company or any ~~Material~~Restricted Subsidiary shall fail to pay any principal of or premium or interest on any Debt, any obligations in respect of acceptances, letters of credit or other similar instruments, of the Company or such ~~Material~~Restricted Subsidiary which is outstanding in a principal amount of at least $75,000,000 in the aggregate (but excluding Debt arising under this Agreement), when the same becomes due and payable (whether by scheduled maturity, required prepayment, acceleration, demand or otherwise), and such failure shall continue after the applicable grace period, if any, specified in the agreement or instrument relating to such Debt or other obligation; or any other event shall occur or condition shall exist under any agreement or instrument relating to any such Debt or other obligation and shall continue after the applicable grace period, if any, specified in such agreement or instrument, if the effect of such event or condition is to accelerate, or permit the acceleration of, the maturity of such Debt or other obligation; or any Debt or other such obligation in which the outstanding principal exceeds $75,000,000 shall be otherwise declared to be due and payable (by acceleration or otherwise) or required to be prepaid, redeemed, defeased or otherwise repurchased by the Company or any ~~Material~~Restricted Subsidiary (other than by a regularly-scheduled required prepayment), or any offer to prepay, redeem, defease or purchase such Debt shall be required to be made, prior to the stated maturity thereof; or there occurs under any Swap Contract an Early Termination Date (as defined in such Swap Contract) resulting from any event of default under such Swap Contract as to which Company or any ~~Material~~Restricted Subsidiary is the Defaulting Party (as defined in such Swap Contract) and, the Swap Termination Value owed by the Company or such ~~Material~~Restricted Subsidiary as a result thereof is greater than $75,000,000; or

(f) (i) The Company or any ~~Material~~Restricted Subsidiary (A) shall generally not pay its debts as such debts become due, or (B) shall admit in writing its inability to pay its debts generally, or (C) shall make a general assignment for the benefit of creditors; or (ii) any proceeding shall be instituted by or against the Company or any ~~Material~~Restricted Subsidiary seeking to adjudicate it a bankrupt or insolvent, or seeking liquidation, winding up, reorganization, arrangement, adjustment, protection, relief, or composition of it or its debts under any law relating to bankruptcy, insolvency or reorganization or relief of debtors, or seeking the entry of an order for relief or the appointment of a receiver, trustee, or other similar official for it or for any substantial part of its property, and in the event of any such proceeding instituted against the Company or any ~~Material~~Restricted Subsidiary (but not instituted by it), such proceeding shall remain undismissed or unstayed for a period of 60 days or shall result in the entry of an order for relief, the appointment of a trustee or receiver, or other action in such proceeding or result adverse to the Company or such ~~Material~~Restricted Subsidiary, as applicable; (iii) the Company or any ~~Material~~Restricted Subsidiary shall take any corporate action to authorize any of the actions set forth above in this subsection (f)(i)(B), (i)(C) or (ii); or

(g) (i) Any Person, or a group of Persons acting in concert, other than Permitted Holders, shall at any time acquire beneficial ownership (within the meaning of Rule 13d-3 of the Commission under the Securities Exchange Act of 1934), directly or indirectly, of Voting Stock of the Company representing 35% or more of the combined voting power of all Voting Stock of the Company or (ii) Intermediate Holdings at any time ceases to directly own 100% of the Voting Stock of the Company; or

(h) (i) An ERISA Event occurs with respect to a Pension Plan or Multiemployer Plan which has resulted or could reasonably be expected to result in liability of any Borrower under Title IV of ERISA to the Pension Plan, Multiemployer Plan or the PBGC that would reasonably be expected to have a Material Adverse Effect, or (ii) the Company or any ERISA Affiliate fails to pay when due, after the expiration of any applicable grace period, any payment or payments with respect to its withdrawal liability under Section 4201 of ERISA under a Multiemployer Plan which has resulted or could reasonably be expected to result in liability of any Borrower in an aggregate amount in excess of $75,000,000; or

(i) One or more final judgments or orders for the payment of money, in an aggregate amount exceeding $75,000,000 at any one time outstanding (exclusive of judgment amounts fully covered by insurance, to the extent the insurer has admitted liability in respect thereof), shall be rendered against the Company or any ~~Material~~Restricted Subsidiary and either (i) enforcement proceedings shall have been commenced by any creditor upon such judgment or order, or (ii) such judgments or orders shall not be discharged (or provision shall not have been made for such discharge), a stay of execution thereof shall not be obtained, or such judgments or orders shall not be paid or bonded, within 60 days from the date of entry thereof, and the Company or such ~~Material~~Restricted Subsidiary, as the case may be, shall not, within such 60-day period, appeal therefrom and cause the execution thereof to be stayed pending such appeal; ~~or~~

(j) Any Loan Document (other than the Intercreditor Agreement), at any time after its execution and delivery and for any reason other than as expressly permitted hereunder or thereunder or satisfaction in full of all the Obligations, ceases to be in full force and effect; or the Company or any Loan Party contests the validity or enforceability of any material provision of any Loan Document; or the Company or any Loan Party denies that it has any or further liability or obligation under any material provision of any Loan Document, or purports to revoke, terminate or rescind any material provision of any Loan Document;

(k) Any Collateral Document after delivery thereof including pursuant to Section 7.11 shall for any reason (other than pursuant to the terms thereof) cease to create a valid and perfected first priority Lien (in the case of Mortgaged Property, subject to Permitted Encumbrances and in the case of all other Collateral, subject to Permitted Liens) on the Collateral purported to be covered thereby; provided that it shall not be an Event of Default under this clause (k) if the Administrative Agent shall not have, or shall cease to have, a valid and perfected first priority Lien on Collateral purported to be covered thereby that has a fair market value, individually or in the aggregate, of less than $20,000,000~~.~~;

(l) the Company shall fail to consummate the Delta Merger Debt Exchange within ten Business Days of the Amendment No. 4 Effective Date; or

(m) prior to 11:59 p.m. on the Amendment No. 4 Effective Date (or such later time as may be agreed to by the Administrative Agent in its sole discretion), Intermediate Holdings and the Borrower shall have failed to deliver the Intermediate Holdings Documentation to the Administrative Agent.

Section 9.02 Remedies Upon Event of Default. If any Event of Default occurs and is continuing, the Administrative Agent shall, at the request of, or may, with the consent of, the Required Lenders, take any or all of the following actions:

(a) declare the commitment of each Lender to make Loans and any obligation of any L/C Issuer to make L/C Credit Extensions to be terminated, whereupon such commitments and obligation shall be terminated;

(b) declare the unpaid principal amount of all outstanding Loans, all interest accrued and unpaid thereon, and all other amounts owing or payable hereunder or under any other Loan Document to be immediately due and payable, without presentment, demand, protest or other notice of any kind, all of which are hereby expressly waived by the Company;

(c) require that the Company cash collateralize the L/C Obligations (in an amount equal to the then Outstanding Amount thereof); and

(d) exercise on behalf of itself, the Lenders and the L/C Issuers all rights and remedies available to it, the Lenders and the L/C Issuers under the Loan Documents or applicable law or equity;

provided, however, that upon the occurrence of an actual or deemed entry of an order for relief with respect to the Company or any ~~Material~~Restricted Subsidiary under the Bankruptcy Code of the United States, the obligation of each Lender to make advances and any obligation of the L/C Issuers to make L/C Credit Extensions shall automatically terminate, the unpaid principal amount of all outstanding Loans and all interest and other amounts as aforesaid shall automatically become due and payable, and the obligation of the Company to Cash Collateralize the L/C Obligations as aforesaid shall automatically become effective, in each case without further act of the Administrative Agent or any Lender.

Section 9.03 Application of Funds. After the exercise of remedies provided for in Section 9.02 (or after the Loans have automatically become immediately due and payable and the L/C Obligations have automatically been required to be Cash Collateralized as set forth in the proviso to Section 9.02),

(a) any amounts received on account of the Obligations shall be applied by the Administrative Agent in the following order:

First, to payment of that portion of the Obligations constituting fees, indemnities, expenses and other amounts (including fees, charges and disbursements of counsel to the Administrative Agent and amounts payable under Article III) payable to the Administrative Agent in its capacity as such;

Second, to payment of that portion of the Obligations constituting fees, indemnities and other amounts (other than principal, interest and Letter of Credit Fees) payable to the Lenders and the L/C Issuers (including fees, charges and disbursements of counsel to the respective Lenders and the L/C Issuers and amounts payable under Article III), ratably among them in proportion to the respective amounts described in this clause Second payable to them;

Third, to payment of that portion of the Secured Obligations constituting accrued and unpaid Letter of Credit Fees and interest on the Loans and L/C Borrowings (and similar amounts with respect to Secured Cash Management Agreements under clause (x) of the definition of Cash Management Agreement), ratably among the applicable Secured Parties in proportion to the respective amounts described in this clause Third held by them;

Fourth, to (a) payment of that portion of the Secured Obligations constituting unpaid principal of the Loans, L/C Borrowings and Secured Obligations then owing under Qualified Secured Hedge Agreements and Qualified Secured Cash Management Agreements (in the case of such Qualified Secured Hedge Agreements and Qualified Secured Cash Management Agreements, up to the amount of ~~Reserves~~reserves taken specifically therefor); (b) Cash Collateralize that portion of L/C Obligations comprised of the aggregate undrawn amount of Letters of Credit (and similar amounts with respect to Qualified Secured Cash Management Agreements under clause (x) of the definition of Cash Management Agreement), ratably among the Secured Parties in proportion to the respective amounts held by them;

Fifth, to all obligations then owing under Secured Hedge Agreements that are not Qualified Secured Hedge Agreements (or that are Qualified Secured Hedge Agreements, the portion of which is not covered by clause Fourth above) and Secured Cash Management Agreements that are not Qualified Secured Cash Management Agreements (or that are Qualified Secured Cash Management Agreements, the portion of which is not covered by clause Fourth above); and

Last, the balance, if any, after all of the Secured Obligations have been indefeasibly paid in full, as required by the Intercreditor Agreement or, in the absence of any such requirement, to the Borrower or as otherwise required by Law.

Subject to Section 2.03(d), amounts used to Cash Collateralize the aggregate undrawn amount of Letters of Credit pursuant to clause Fourth above shall be applied to satisfy drawings under such Letters of Credit as they occur. If any amount remains on deposit as Cash Collateral after all Letters of Credit have either been fully drawn or expired, such remaining amount shall be applied to the other Secured Obligations, if any, in the order set forth above.

Notwithstanding the foregoing, Secured Obligations arising under Secured Cash Management Agreements and Secured Hedge Agreements shall be excluded from the application described above if the Administrative Agent has not received written notice thereof, together with such supporting documentation as the Administrative Agent may request, from the applicable Cash Management Bank or Hedge Bank, as the case may be. Each Cash Management Bank or Hedge Bank not a party to this Agreement that has given the notice contemplated by the preceding sentence shall, by such notice, be deemed to have acknowledged and accepted the appointment of the Administrative Agent pursuant to the terms of Article X hereof for itself and its Affiliates as if a “Lender” party hereto.

Excluded Swap Obligations with respect to any Guarantor shall not be paid with amounts received from such Guarantor or its assets, but appropriate adjustments shall be made with respect to payments from other Loan Parties to preserve the allocation to Secured Obligations otherwise set forth above in this Section.

Notwithstanding the foregoing provisions, this Section 9.03 is subject to the provisions of the Intercreditor Agreement.

ARTICLE X

ADMINISTRATIVE AGENT

Section 10.01 Appointment and Authority. Each of the Lenders and the L/C Issuers hereby irrevocably appoints ~~Bank of America~~Wells Fargo to act on its behalf as the Administrative Agent hereunder and under the other Loan Documents and authorizes the Administrative Agent to take such actions on its behalf and to exercise such powers as are delegated to the Administrative Agent by the terms hereof or thereof, together with such actions and powers as are reasonably incidental thereto.

The Administrative Agent shall also act as the “collateral agent” under the Loan Documents, and each of the Lenders (including in its capacities as a potential Hedge Bank and a potential Cash Management Bank) and the L/C Issuers hereby irrevocably appoints and authorizes the Administrative Agent to act as the agent of such Lender and such L/C Issuer for purposes of acquiring, holding and enforcing any and all Liens on Collateral granted by any of the Loan Parties to secure any of the Secured Obligations, together with such powers and discretion as are reasonably incidental thereto (including, for the avoidance of doubt, exercising any discretion under Section 7.11 or otherwise). In this connection, the Administrative Agent, as “collateral agent” and any co-agents, sub-agents and attorneys-in-fact appointed by the Administrative Agent pursuant to Section 10.05 for purposes of holding or enforcing any Lien on the Collateral (or any portion thereof) granted under the Collateral Documents, or for exercising any rights and remedies thereunder at the direction of the Administrative Agent shall be entitled to the benefits of all provisions of this Article X and Article XI (including Section 11.04(c), as though such co-agents, sub-agents and attorneys-in-fact were the “collateral agent” under the Loan Documents) as if set forth in full herein with respect thereto.

Each of the Lenders (including in its capacity as a potential Cash Management Bank or Hedge Bank) hereby authorizes the Administrative Agent to enter into the Intercreditor Agreement and any other intercreditor agreement or arrangement permitted under this Agreement without any further consent by any Lender and any such intercreditor agreement shall be being binding upon the Lenders.

Section 10.02 Rights as a Lender. The Person serving as the Administrative Agent hereunder shall have the same rights and powers in its capacity as a Lender as any other Lender and may exercise the same as though it were not the Administrative Agent and the term “Lender” or “Lenders” shall, unless otherwise expressly indicated or unless the context otherwise requires, include the Person serving as the Administrative Agent hereunder in its individual capacity. Such Person and its Affiliates may accept deposits from, lend money to, act as the financial advisor or in any other advisory capacity for and generally engage in any kind of business with the Company or any Subsidiary or other Affiliate thereof as if such Person were not the Administrative Agent hereunder and without any duty to account therefor to the Lenders.

Section 10.03 Exculpatory Provisions. The Administrative Agent shall not have any duties or obligations except those expressly set forth herein and in the other Loan Documents, and its duties hereunder shall be administrative in nature. Without limiting the generality of the foregoing, the Administrative Agent:

(a) shall not be subject to any fiduciary or other implied duties, regardless of whether a Default has occurred and is continuing;

(b) shall not have any duty to take any discretionary action or exercise any discretionary powers, except discretionary rights and powers expressly contemplated hereby or by the other Loan Documents that the Administrative Agent is required to exercise as directed in writing by the Required Lenders (or such other number or percentage of the Lenders as shall be expressly provided for herein or in the other Loan Documents), provided that the Administrative Agent shall not be required to take any action that, in its opinion or the opinion of its counsel, may expose the Administrative Agent to liability or that is contrary to any Loan Document or applicable law; and

(c) shall not, except as expressly set forth herein and in the other Loan Documents, have any duty to disclose, and shall not be liable for the failure to disclose, any information relating to any Borrower or any of its Affiliates that is communicated to or obtained by the Person serving as the Administrative Agent or any of its Affiliates in any capacity.

(d) ~~The Administrative Agent~~ shall not be liable for any action taken or not taken by it (i) with the consent or at the request of the Required Lenders (or such other number or percentage of the Lenders as shall be necessary, or as the Administrative Agent shall believe in good faith shall be necessary, under the circumstances as provided in Sections 9.02 and 11.01) or (ii) in the absence of its own gross negligence or willful misconduct as determined by a court of competent jurisdiction in a final and non-appealable judgment. The Administrative Agent shall be deemed not to have knowledge of any Default unless and until written notice describing such Default is given to the Administrative Agent by the Company, a Lender or an L/C Issuer.

(e) ~~The Administrative Agent~~ shall not be responsible for or have any duty to ascertain or inquire into (i) any statement, warranty or representation made in or in connection with this Agreement or any other Loan Document, (ii) the contents of any certificate, report or other document delivered hereunder or thereunder or in connection herewith or therewith, (iii) the performance or observance of any of the covenants, agreements or other terms or conditions set forth herein or therein or the occurrence of any Default, (iv) the validity, enforceability, effectiveness or genuineness of this Agreement, any other Loan Document or any other agreement, instrument or document, or the creation, perfection or priority of any Lien purported to be created by the Collateral Documents, (v) the value or the sufficiency of any Collateral or (vi) the satisfaction of any condition set forth in Article V or elsewhere herein, other than to confirm receipt of items expressly required to be delivered to the Administrative Agent. Without limiting the generality of the foregoing, the use of the term “contractual representative” or “agent” (or similar term) in this Agreement or any other Loan Document with reference to Wells Fargo Bank ~~of America, N.A.~~, National Association, as Administrative Agent is not intended to connote any fiduciary or other implied (or express) obligations arising under agency doctrine of any applicable law.

Section 10.04 Reliance by Administrative Agent. The Administrative Agent shall be entitled to rely upon, and shall not incur any liability for relying upon, any notice, request, certificate, consent, statement, instrument, document or other writing (including any electronic message, Internet or intranet website posting or other distribution) believed by it to be genuine and to have been signed, sent or otherwise authenticated by the proper Person. The Administrative Agent also may rely upon any statement made to it orally or by telephone and believed by it to have been made by the proper Person, and shall not incur any liability for relying thereon. In determining compliance with any condition hereunder to the making of a Loan, or the issuance, extension, renewal or incurrence of a Letter of Credit, that by its terms must be fulfilled to the satisfaction of a Lender or the applicable L/C Issuer, the Administrative Agent may presume that such condition is satisfactory to such Lender or such L/C Issuer unless the Administrative Agent shall have received notice to the contrary from such Lender or such L/C Issuer prior to the making of such Loan or the issuance of such Letter of Credit. The Administrative Agent may consult with legal counsel (who may be counsel for the Company), independent accountants and other experts selected by it, and shall not be liable for any action taken or not taken by it in accordance with the advice of any such counsel, accountants or experts.

Section 10.05 Delegation of Duties. The Administrative Agent may perform any and all of its duties and exercise its rights and powers hereunder or under any other Loan Document by or through any one or more sub-agents appointed by the Administrative Agent. The Administrative Agent and any such sub-agent may perform any and all of its duties and exercise its rights and powers by or through their respective Related Parties. The exculpatory provisions of this Article shall apply to any such sub-agent and to the Related Parties of the Administrative Agent and any such sub-agent, and shall apply to their respective activities in connection with the syndication of the credit facilities provided for herein as well as activities as Administrative Agent. The Administrative Agent shall not be responsible for the negligence or misconduct of any sub-agents except to the extent that a court of competent jurisdiction determines in a final and non-appealable judgment that the Administrative Agent acted with gross negligence or willful misconduct with respect to the actions of such sub-agents or their selection.

Section 10.06 Resignation of Administrative Agent and L/C Issuers. The Administrative Agent may at any time give notice of its resignation to the Lenders, the L/C Issuers and the Company. Upon receipt of any such notice of resignation, the Required Lenders shall have the right, in consultation with the Company, to appoint a successor, which shall be a bank with an office in the United States, or an Affiliate of any such bank with an office in the United States. If no such successor shall have been so appointed by the Required Lenders and shall have accepted such appointment within 30 days after the retiring Administrative Agent gives notice of its resignation, then the retiring Administrative Agent may on behalf of the Lenders and the L/C Issuers, appoint a successor Administrative Agent meeting the qualifications set forth above; provided that in no event shall any such successor Administrative Agent be a Defaulting Lender; provided, further, that if the Administrative Agent shall notify the Company and the Lenders that no qualifying Person has accepted such appointment, then such resignation shall nonetheless become effective in accordance with such notice and (a) if the Person serving as Administrative Agent is a Defaulting Lender pursuant to clause (d) of the definition thereof, the Required Lenders may, to the extent permitted by applicable law, by notice in writing to the Company and such Person, remove such Person as Administrative Agent and in consultation with the Borrower, appoint a successor, (b) the retiring or removed Administrative Agent shall be discharged from its duties and obligations hereunder and under the other Loan Documents (except that in the case of any collateral security held by the Administrative Agent on behalf of the Lenders or the L/C Issuers under any of the Loan Documents, the retiring Administrative Agent shall continue to hold such collateral security until such time as a successor Administrative Agent is appointed) and (c) all payments, communications and determinations provided to be made by, to or through the Administrative Agent shall instead be made by or to each Lender and each L/C Issuer directly, until such time as the Required Lenders appoint a successor Administrative Agent as provided for above in this Section. Upon the acceptance of a successor’s appointment as Administrative Agent hereunder, such successor shall succeed to and become vested with all of the rights, powers, privileges and duties of the retiring (or retired) or removed Administrative Agent, and the retiring Administrative Agent shall be discharged from all of its duties and obligations hereunder or under the other Loan Documents (if not already discharged therefrom as provided above in this Section). The fees payable by the Company to a successor Administrative Agent shall be the same as those payable to its predecessor unless otherwise agreed between the Company and such successor. After the retiring or removed Administrative Agent’s resignation or removal hereunder and under the other Loan Documents, the provisions of this Article and Section 11.04 shall continue in effect for the benefit of such retiring or removed Administrative Agent, its sub-agents and their respective Related Parties in respect of any actions taken or omitted to be taken by any of them while the retiring Administrative Agent was acting as Administrative Agent.

Any resignation by ~~Bank of America~~Wells Fargo as Administrative Agent pursuant to this Section shall also constitute its resignation as L/C Issuer and Swing Line Lender. If ~~Bank of America~~Wells Fargo resigns as an L/C Issuer, it shall retain all the rights, powers, privileges and duties of the L/C Issuers hereunder with respect to all Letters of Credit outstanding as of the effective date of its resignation as L/C Issuer and all L/C Obligations with respect thereto, including the right to require the Lenders to make Base Rate Loans or fund risk participations in Unreimbursed Amounts pursuant to Section 2.03(d). If ~~Bank of America~~Wells Fargo resigns as Swing Line Lender, it shall retain all the rights of the Swing Line Lender provided for hereunder with respect to Swing Line Loans made by it and outstanding as of the effective date of such resignation, including the right to require the Lenders to make Base Rate Loans or fund risk participations in outstanding Swing Line Loans pursuant to Section 2.04(c). Upon the acceptance of a successor’s appointment as Administrative Agent hereunder, (i) such successor shall succeed to and become vested with all of the rights, powers, privileges and duties of the retiring L/C Issuer and Swing Line Lender, (ii) the retiring L/C Issuer and Swing Line Lender shall be discharged from all of their respective duties and obligations hereunder or under the other Loan Documents, and (iii) the successor L/C Issuer shall issue letters of credit in substitution for the Letters of Credit, if any, outstanding at the time of such succession or make other arrangements reasonably satisfactory to the retiring L/C Issuer to effectively assume the obligations of the retiring L/C Issuer with respect to such Letters of Credit. Notwithstanding anything to the contrary contained herein, it is understood and agreed that the resignation by Bank of America as Administrative Agent in connection with Amendment No. 4 did not constitute the resignation by Bank of America as L/C Issuer.

Section 10.07 Non-Reliance on Administrative Agent and Other Lenders. Each Lender and each L/C Issuer acknowledges that it has, independently and without reliance upon the Administrative Agent or any other Lender or any of their Related Parties and based on such documents and information as it has deemed appropriate, made its own credit analysis and decision to enter into this Agreement. Each Lender and each L/C Issuer also acknowledges that it will, independently and without reliance upon the Administrative Agent or any other Lender or any of their Related Parties and based on such documents and information as it shall from time to time deem appropriate, continue to make its own decisions in taking or not taking action under or based upon this Agreement, any other Loan Document or any related agreement or any document furnished hereunder or thereunder.

Section 10.08 No Other Duties; Etc. Anything herein to the contrary notwithstanding, none of the bookrunners, arrangers, syndication agents, documentation agents or co-agents shall have any powers, duties or responsibilities under this Agreement or any of the other Loan Documents, except in its capacity, as applicable, as the Administrative Agent, a Lender or L/C Issuer hereunder.

Section 10.09 Administrative Agent May File Proofs of Claim; Credit Bidding. In case of the pendency of any proceeding under any Debtor Relief Law or any other judicial proceeding relative to any Loan Party, the Administrative Agent (irrespective of whether the principal of any Loan or L/C Obligation shall then be due and payable as herein expressed or by declaration or otherwise and irrespective of whether the Administrative Agent shall have made any demand on any Borrower) shall be entitled and empowered, by intervention in such proceeding or otherwise:

(a) to file and prove a claim for the whole amount of the principal and interest owing and unpaid in respect of the Loans, L/C Obligations and all other Secured Obligations arising under the Loan Documents that are owing and unpaid and to file such other documents as may be necessary or advisable in order to have the claims of the Lenders, the L/C Issuers and the Administrative Agent (including any claim for the reasonable compensation, expenses, disbursements and advances of the Lenders, the L/C Issuers and the Administrative Agent and their respective agents and counsel and all other amounts due the Lenders, the L/C Issuers and the Administrative Agent under Sections 2.03(i) and (j), 2.09 and 11.04) allowed in such judicial proceeding; and

(b) to collect and receive any monies or other property payable or deliverable on any such claims and to distribute the same;

and any custodian, receiver, assignee, trustee, liquidator, sequestrator or other similar official in any such judicial proceeding is hereby authorized by each Lender and each L/C Issuer to make such payments to the Administrative Agent and, if the Administrative Agent shall consent to the making of such payments directly to the Lenders and the L/C Issuers, to pay to the Administrative Agent any amount due for the reasonable compensation, expenses, disbursements and advances of the Administrative Agent and its agents and counsel, and any other amounts due the Administrative Agent under Sections 2.09 and 11.04.

Nothing contained herein shall be deemed to authorize the Administrative Agent to authorize or consent to or accept or adopt on behalf of any Lender or any L/C Issuer any plan of reorganization, arrangement, adjustment or composition affecting the Secured Obligations or the rights of any Lender or any L/C Issuer to authorize the Administrative Agent to vote in respect of the claim of any Lender or any L/C Issuer in any such proceeding.

The Secured Parties hereby irrevocably authorize the Administrative Agent, at the direction of the Required Lenders, to credit bid all or any portion of the Obligations (including accepting some or all of the Collateral in satisfaction of some or all of the Secured Obligations pursuant to a deed in lieu of foreclosure or otherwise) and in such manner purchase (either directly or through one or more acquisition vehicles) all or any portion of the Collateral (a) at any sale thereof conducted under the provisions of the Bankruptcy Code of the United States, including under Sections 363, 1123 or 1129 of the Bankruptcy Code of the United States, or any similar laws in any other jurisdictions to which a Loan Party is subject, (b) at any other sale or foreclosure or acceptance of collateral in lieu of debt conducted by (or with the consent or at the direction of) the Administrative Agent (whether by judicial action or otherwise) in accordance with any applicable law. In connection with any such credit bid and purchase, the Obligations owed to the Secured Parties shall be entitled to be, and shall be, credit bid on a ratable basis (with Obligations with respect to contingent or unliquidated claims receiving contingent interests in the acquired assets on a ratable basis that would vest upon the liquidation of such claims in an amount proportional to the liquidated portion of the contingent claim amount used in allocating the contingent interests) in the asset or assets so purchased (or in the Equity Interests or debt instruments of the acquisition vehicle or vehicles that are used to consummate such purchase). In connection with any such bid (i) the Administrative Agent shall be authorized to form one or more acquisition vehicles to make a bid, (ii) to adopt documents providing for the governance of the acquisition vehicle or vehicles; provided that any actions by the Administrative Agent with respect to such acquisition vehicle or vehicles, including any disposition of the assets or Equity Interests thereof shall be governed, directly or indirectly, by the vote of the Required Lenders, irrespective of the termination of this Agreement and without giving effect to the limitations on actions by the Required Lenders contained in Section 11.01 and Section 11.03 of this Agreement, and (iii) to the extent that Obligations that are assigned to an acquisition vehicle are not used to acquire Collateral for any reason (as a result of another bid being higher or better, because the amount of Obligations assigned to the acquisition vehicle exceeds the amount of debt credit bid by the acquisition vehicle or otherwise), such Obligations shall automatically be reassigned to the Lenders pro rata and the Equity Interests and/or debt instruments issued by any acquisition vehicle on account of the Obligations that had been assigned to the acquisition vehicle shall automatically be cancelled, without the need for any Secured Party or any acquisition vehicle to take any further action.

Section 10.10 Collateral and Guaranty Matters.

(I) Without limiting the provisions of Section 10.09:

(a) any Lien on any property granted to or held by the Administrative Agent under any Loan Document shall, subject to the provisions of the Intercreditor Agreement, automatically be released, and each of the Lenders (including in its capacities as a potential Cash Management Bank and a potential Hedge Bank) and each of the L/C Issuers irrevocably authorizes the Administrative Agent to take any action to release any such Lien on or to file any UCC-3 amendment related to any property granted to or held by the Administrative Agent under any Loan Document: (i) upon termination of the Aggregate Revolving Commitments and payment in full of all Secured Obligations (other than (A) contingent indemnification obligations and (B) obligations and liabilities not yet due and payable under Secured Cash Management Agreements and Secured Hedge Agreements) and the expiration or termination of all Letters of Credit (other than Letters of Credit as to which other arrangements satisfactory to the Administrative Agent and the applicable L/C Issuer shall have been made), (ii) that is sold, transferred or conveyed to a Person that is not a Loan Party (and in the case of Equity Interests of first tier Foreign Subsidiaries, to a Person that is not a Loan Party or a Specified Pledgor) as part of or in connection with any sale, transfer or conveyance permitted hereunder or under any other Loan Document, (iii) that is or becomes Excluded Property or is not and is not required to be collateral to secure the Obligations, (iv) if approved, authorized or ratified in writing in accordance with Section 11.01, (v) that is owned by a Guarantor upon (or substantially simultaneously with) release of such Guarantor from its obligations under the Guaranty pursuant to clause (b) below or (vi) as expressly provided for in the Intercreditor Agreement;

(b) any Guarantor shall, subject to the provisions of the Intercreditor Agreement, automatically be released from its obligations under the Guaranty, and each of the Lenders (including in its capacities as a potential Cash Management Bank and a potential Hedge Bank) and each of the L/C Issuers irrevocably authorizes the Administrative Agent to take any action to release any such Guarantor from its obligations under the Guaranty, if such Person ceases to be a Restricted Subsidiary as a result of a transaction permitted hereunder; ~~or~~provided that no Subsidiary Guarantor shall be released from such obligations under the Guaranty solely by virtue of no longer being a Wholly Owned Subsidiary of the Company unless (i) the Company or the applicable Restricted Subsidiary is deemed to have made an Investment in such subsidiary in the amount of its outstanding Investment therein at such time, and such Investment is permitted under Section 8.02 at such time and (ii) such Subsidiary does not continue to be a Wholly Owned Subsidiary of the Company and/or one or more Affiliates (other than any bona fide portfolio company of any investor so long as, in the case of any such portfolio company, the primary purpose of the relevant transaction (as determined by the Borrower in good faith) is not the release of the relevant Guarantee) thereof; or

(c) each of the Lenders (including in its capacities as a potential Cash Management Bank and a potential Hedge Bank) and each of the L/C Issuers irrevocably authorizes the Administrative Agent, upon request of the Borrower or any Guarantor, to subordinate (or release, in the case of Liens permitted under Section 8.06(d) or Section 8.06(s)) any Lien on any property granted to or held by the Administrative Agent under any Loan Document to the holder of any Lien on such property that is permitted (i) to exist or to be incurred pursuant to Section 8.06(d) or Section 8.06(s) or (ii) to be superior to the Lien of the applicable Collateral Documents by Section 8.06.

(II) On the Closing Date, each of the Subsidiaries listed on Schedule 10.10 that was a Guarantor immediately prior to the Closing Date (the “Released Guarantors”) shall be and hereby is automatically released from its obligations under the Guaranty and the other Loan Documents, and the Liens on the Collateral of the Released Guarantors granted to the Administrative Agent under the Loan Documents shall be automatically released. Each of the Lenders (including in its capacity as a potential Cash Management Bank and a potential Hedge Bank) and each of the L/C Issuers irrevocably authorize the Administrative Agent to execute and deliver such documents and instruments (including UCC-3 financing statements) as may be reasonably requested by the Borrowers to evidence the release of the Liens on the Collateral of the Released Guarantors granted to the Administrative Agent under the Loan Documents.

Upon request by the Administrative Agent at any time, the Required Lenders will confirm in writing the Administrative Agent’s authority to release ~~or subordinate~~ its interest in particular types or items of property, or to release any Guarantor from its obligations under the Guaranty pursuant to this Section 10.10. In each case as specified in this Section 10.10, the Administrative Agent will (and is hereby irrevocable authorized to), at the Borrowers’ expense and upon receipt of any certifications reasonably requested by the Administrative Agent in connection therewith, execute and deliver to the applicable Loan Party such documents as such Loan Party may reasonably request to evidence the release of such item of Collateral from the assignment and security interest granted under the Collateral Documents ~~or to subordinate its interest in such item~~, or to release such Guarantor from its obligations under the Guaranty, in each case in accordance with the terms of the Loan Documents and this Section 10.10.

The Administrative Agent shall not be responsible for or have a duty to ascertain or inquire into any representation or warranty regarding the existence, value or collectability of the Collateral, the existence, priority or perfection of the Administrative Agent’s Lien thereon, or any certificate prepared by any Loan Party in connection therewith, nor shall the Administrative Agent be responsible or liable to the Lenders for any failure to monitor or maintain any portion of the Collateral.

Notwithstanding anything herein to the contrary, each of the Lenders (including in its capacity as a potential Cash Management Bank or Hedge Bank) hereby authorizes the Administrative Agent to enter into such amendments or supplements to the relevant Collateral Documents or such other security documents as the Administrative Agent shall deem necessary or advisable to effect the changes contemplated by Amendment No. 1, in each case, in form reasonably acceptable to the Administrative Agent on the Amendment No. 1 Effective Date.

Section 10.11 Secured Cash Management Agreements and Secured Hedge Agreements. No Cash Management Bank or Hedge Bank that obtains the benefits of Section 9.03, the Guaranty or any Collateral by virtue of the provisions hereof or of the Guaranty or any Collateral Document shall have any right to notice of any action or to consent to, direct or object to any action hereunder or under any other Loan Document or otherwise in respect of the Collateral (including the release or impairment of any Collateral) other than in its capacity as a Lender and, in such case, only to the extent expressly provided in the Loan Documents. Notwithstanding any other provision of this Article X to the contrary, the Administrative Agent shall not be required to verify the payment of, or that other satisfactory arrangements have been made with respect to, Secured Obligations arising under Secured Cash Management Agreements and Secured Hedge Agreements unless the Administrative Agent has received written notice of such Secured Obligations, together with such supporting documentation as the Administrative Agent may request, from the applicable Cash Management Bank or Hedge Bank, as the case may be.

Section 10.12 Withholding Tax. To the extent required by any applicable laws, the Administrative Agent may withhold from any payment to any Lender an amount equivalent to any applicable withholding Tax. Without limiting or expanding the provisions of Section 3.01, each Lender shall indemnify and hold harmless the Administrative Agent against, and shall make payable in respect thereof within 10 days after demand therefor, all Taxes and all related losses, claims, liabilities and expenses (including fees, charges and disbursements of any counsel for the Administrative Agent) incurred by or asserted against the Administrative Agent by the Internal Revenue Service or any other Governmental Authority as a result of the failure of the Administrative Agent to properly withhold Tax from any amounts paid to or for the account of such Lender for any reason (including because the appropriate form was not delivered or not properly executed, or because such Lender failed to notify the Administrative Agent of a change in circumstance that rendered the exemption from, or reduction of withholding Tax ineffective), whether or not such Taxes are correctly or legally imposed or asserted. A certificate as to the amount of such payment or liability delivered to any Lender by the Administrative Agent shall be conclusive absent manifest error. Each Lender hereby authorizes the Administrative Agent to set off and apply any and all amounts at any time owing to such Lender under this Agreement, any other Loan Document or otherwise against any amount due the Administrative Agent under this Section 10.12. The agreements in this Section 10.12 shall survive the resignation and/or replacement of the Administrative Agent, any assignment of rights by, or the replacement of, a Lender, the termination of the Commitments and the repayment, satisfaction or discharge of all other Obligations. For the avoidance of doubt, for purposes of this Section 10.12, the term “Lender” shall include any Swing Line Lender and any L/C Issuer.

Section 10.13 ERISA Matters.

(a) Each Lender (x) represents and warrants, as of the date such Person became a Lender party hereto, to, and (y) covenants, from the date such Person became a Lender party hereto to the date such Person ceases being a Lender party hereto, for the benefit of, the Administrative Agent, the Arrangers and their respective Affiliates, and not, for the avoidance of doubt, to or for the benefit of the Borrower or any other Loan Party, that at least one of the following is and will be true:

(i) such Lender is not using “plan assets” (within the meaning of 29 CFR § 2510.3-101, as modified by Section 3(42) of ERISA) of one or more Benefit Plans in connection with the Loans, the Letters of Credit or the Revolving Commitments,

(ii) the transaction exemption set forth in one or more PTEs, such as PTE 84-14 (a class exemption for certain transactions determined by independent qualified professional asset managers), PTE 95-60 (a class exemption for certain transactions involving insurance company general accounts), PTE 90-1 (a class exemption for certain transactions involving insurance company pooled separate accounts), PTE 91-38 (a class exemption for certain transactions involving bank collective investment funds) or PTE 96-23 (a class exemption for certain transactions determined by in-house asset managers), is applicable with respect to such Lender’s entrance into, participation in, administration of and performance of the Loans, the Letters of Credit, the Revolving Commitments and this Agreement,

(iii) (A) such Lender is an investment fund managed by a “Qualified Professional Asset Manager” (within the meaning of Part VI of PTE 84-14), (B) such Qualified Professional Asset Manager made the investment decision on behalf of such Lender to enter into, participate in, administer and perform the Loans, the Letters of Credit, the Revolving Commitments and this Agreement, (C) the entrance into, participation in, administration of and performance of the Loans, the Letters of Credit, the Revolving Commitments and this Agreement satisfies the requirements of sub-sections (b) through (g) of Part I of PTE 84-14 and (D) to the best knowledge of such Lender, the requirements of subsection (a) of Part I of PTE 84-14 are satisfied with respect to such Lender’s entrance into, participation in, administration of and performance of the Loans, the Letters of Credit, the Revolving Commitments and this Agreement, or

(iv) such other representation, warranty and covenant as may be agreed in writing between the Administrative Agent, in its sole discretion, and such Lender.

(b) In addition, unless sub-clause (i) in the immediately preceding clause (a) is true with respect to a Lender or such Lender has not provided another representation, warranty and covenant as provided in sub-clause (iv) in the immediately preceding clause (a), such Lender further (x) represents and warrants, as of the date such Person became a Lender party hereto, to, and (y) covenants, from the date such Person became a Lender party hereto to the date such Person ceases being a Lender party hereto, for the benefit of, the Administrative Agent, the Arrangers and their respective Affiliates, and not, for the avoidance of doubt, to or for the benefit of the Borrower or any other Loan Party, that:

(i) none of the Administrative Agent or the Arrangers or any of their respective Affiliates is a fiduciary with respect to the assets of such Lender (including in connection with the reservation or exercise of any rights by the Administrative Agent under this Agreement, any Loan Document or any documents related hereto or thereto),

(ii) the Person making the investment decision on behalf of such Lender with respect to the entrance into, participation in, administration of and performance of the Loans, the Letters of Credit, the Revolving Commitments and this Agreement is independent (within the meaning of 29 CFR § 2510.3-21) and is a bank, an insurance carrier, an investment adviser, a broker-dealer or other person that holds, or has under management or control, total assets of at least $50 million, in each case as described in 29 CFR § 2510.3-21(c)(1)(i)(A)-(E),

(iii) the Person making the investment decision on behalf of such Lender with respect to the entrance into, participation in, administration of and performance of the Loans, the Letters of Credit, the Revolving Commitments and this Agreement is capable of evaluating investment risks independently, both in general and with regard to particular transactions and investment strategies (including in respect of the Obligations),

(iv) the Person making the investment decision on behalf of such Lender with respect to the entrance into, participation in, administration of and performance of the Loans, the Letters of Credit, the Revolving Commitments and this Agreement is a fiduciary under ERISA or the ~~Code~~UCC, or both, with respect to the Loans, the Letters of Credit, the Revolving Commitments and this Agreement and is responsible for exercising independent judgment in evaluating the transactions hereunder, and

(v) no fee or other compensation is being paid directly to the Administrative Agent, the Arrangers or any of their respective Affiliates for investment advice (as opposed to other services) in connection with the Loans, the Letters of Credit, the Revolving Commitments or this Agreement.

(c) The Administrative Agent and the Arrangers hereby informs the Lenders that each such Person is not undertaking to provide impartial investment advice, or to give advice in a fiduciary capacity, in connection with the transactions contemplated hereby, and that such Person has a financial interest in the transactions contemplated hereby in that such Person or an Affiliate thereof (i) may receive interest or other payments with respect to the Loans, the Letters of Credit, the Revolving Commitments and this Agreement, (ii) may recognize a gain if it extended the Loans, the Letters of Credit or the Revolving Commitments for an amount less than the amount being paid for an interest in the Loans, the Letters of Credit or the Revolving Commitments by such Lender or (iii) may receive fees or other payments in connection with the transactions contemplated hereby, the Loan Documents or otherwise, including structuring fees, commitment fees, arrangement fees, facility fees, upfront fees, underwriting fees, ticking fees, agency fees, administrative agent or collateral agent fees, utilization fees, minimum usage fees, letter of credit fees, fronting fees, deal-away or alternate transaction fees, amendment fees, processing fees, term out premiums, banker’s acceptance fees, breakage or other early termination fees or fees similar to the foregoing.

Section 10.14 Recovery of Erroneous Payments. Without limitation of any other provision in this Agreement, if at any time the Administrative Agent makes a payment hereunder in error to any Lender or any L/C Issuer, whether or not in respect of an Obligation due and owing by the Borrower at such time, where such payment is a Rescindable Amount, then in any such event, each Lender and L/C Issuer receiving a Rescindable Amount severally agrees to repay to the Administrative Agent forthwith on demand the Rescindable Amount received by such Lender or L/C Issuer in immediately available funds in the currency so received, with interest thereon, for each day from and including the date such Rescindable Amount is received by it to but excluding the date of payment to the Administrative Agent, at the Overnight Rate. Each Lender and L/C Issuer irrevocably waives any and all defenses, including any “discharge for value” (under which a creditor might otherwise claim a right to retain funds mistakenly paid by a third party in respect of a debt owed by another) or similar defense to its obligation to return any Rescindable Amount. The Administrative Agent shall inform each Lender and L/C Issuer promptly upon determining that any payment made to such Lender or L/C Issuer comprised, in whole or in part, a Rescindable Amount.

ARTICLE XI

MISCELLANEOUS

Section 11.01 Amendments, Etc.

No amendment or waiver of any provision of this Agreement or any other Loan Document, and no consent to any departure by the Company or any other Loan Party therefrom, shall be effective unless in writing signed by the Required Lenders and the Company or the applicable Loan Party, as the case may be, and acknowledged by the Administrative Agent, and each such waiver or consent shall be effective only in the specific instance and for the specific purpose for which given; provided, further, that

(a) no such amendment, waiver or consent shall:

(i) extend or increase the Commitment of a Lender (or reinstate any Commitment terminated pursuant to Section 9.02) without the written consent of such Lender whose Commitment is being extended or increased (it being understood and agreed that a waiver of any condition precedent set forth in Section 5.02 or of any Default or a mandatory reduction in Commitments is not considered an extension or increase in Commitments of any Lender);

(ii) postpone any date fixed by this Agreement or any other Loan Document for any payment (excluding mandatory prepayments) of principal, interest, fees or other amounts due to the Lenders (or any of them) or any scheduled reduction of the Commitments hereunder or under any other Loan Document without the written consent of each Lender entitled to receive such payment or whose Commitments are to be reduced;

(iii) reduce the principal of, or the rate of interest specified herein (subject to Section  ~~3.03~~2.20) on, any Loan or L/C Borrowing, or (subject to clause (i) of the final proviso to this Section 11.01) any fees or other amounts payable hereunder or under any other Loan Document without the written consent of each Lender entitled to receive such amount; provided, however, that only the consent of the Required Lenders shall be necessary to amend the definition of “Default Rate” or waive any obligation of any Borrower to pay interest or Letter of Credit Fees at the Default Rate;

(iv) change Section 9.03 or Section 2.13 (other than, in each case, to establish and/or give effect to any FILO Loans) without the written consent of each Lender directly affected thereby;

(v) change any provision of this Section 11.01(a) or the definition of “Required Lenders” or “Supermajority Lenders” without the written consent of each Lender directly affected thereby;

(vi) amend Section 1.06, Section 1.07 or the definition of “Alternative Currency” without the written consent of each Lender directly affected thereby;

(vii) release the Company from its Obligations hereunder, including those Obligations under Article IV, without the written consent of each Lender directly affected thereby;

(viii) release all or substantially all of the Collateral in any transaction or series of related transactions (it being understood that a transaction or series of related transactions that is not prohibited by Section 8.10 shall not constitute the release of all or substantially all of the Collateral) without the written consent of each Lender directly affected thereby;

(ix) release all or substantially all of the value of the Guaranty, without the written consent of each Lender directly affected thereby, except to the extent the release of any Restricted Subsidiary from the Guaranty is permitted pursuant to Section 10.10 (in which case such release may be made by the Administrative Agent acting alone);

(x) subordinate the Obligations or, except as expressly permitted hereunder, the Liens securing them without the written consent of each Lender directly affected thereby;

(xi) amend the definition of Borrowing Base (or any defined term used in such definitions) if the effect of such amendment is to increase Availability without the prior written consent of the Supermajority Lenders; or

(xii) amend Section 2.01(b)(iii) if the effect of such amendment is to change the “last out” nature of Incremental Facilities in the form of FILO Facilities without the prior written consent of each Lender directly affected thereby.

(b) unless also signed by the applicable L/C Issuer, no amendment, waiver or consent shall affect the rights or duties of such L/C Issuer under this Agreement or any Issuer Document relating to any Letter of Credit issued or to be issued by it;

(c) unless also signed by the Swing Line Lender, no amendment, waiver or consent shall affect the rights or duties of the Swing Line Lender under this Agreement;

(d) unless also signed by the Administrative Agent, no amendment, waiver or consent shall affect the rights or duties of the Administrative Agent under this Agreement or any other Loan Document;

provided, however, that notwithstanding anything to the contrary herein, (i) the Fee Letter may be amended, or rights or privileges thereunder waived, in a writing executed only by the parties thereto, (ii) each Lender is entitled to vote as such Lender sees fit on any bankruptcy reorganization plan that affects the Loans, and each Lender acknowledges that the provisions of Section 1126(c) of the Bankruptcy Code of the United States supersedes the unanimous consent provisions set forth herein, (iii) the Required Lenders shall determine whether or not to allow a Borrower to use cash collateral in the context of a bankruptcy or insolvency proceeding and such determination shall be binding on all of the Lenders, (iv) this Agreement may be amended in accordance with the provisions of Section 2.01(b) and Section 2.17. In addition, in the event term loans are added to this Agreement a majority in interest of the revolving Lenders shall be required to consent to any waiver or change affecting borrowing conditions for Revolving Loans or affecting the revolving Lenders adversely with respect to payments in a manner differently than that affecting term loan lenders.

Notwithstanding anything to the contrary herein, no Defaulting Lender shall have any right to approve or disapprove any amendment, waiver or consent hereunder (and any amendment, waiver or consent which by its terms requires the consent of all Lenders or each affected Lender may be effected with the consent of the applicable Lenders other than Defaulting Lenders), except that (x) the Commitment of any Defaulting Lender may not be increased or extended without the consent of such Lender and (y) any waiver, amendment or modification requiring the consent of all Lenders or each affected Lender that by its terms affects any Defaulting Lender more adversely than other affected Lenders shall require the consent of such Defaulting Lender.

Notwithstanding anything to the contrary, any Loan Document may be waived, amended, supplemented or modified pursuant to an agreement or agreements in writing entered into by the Company and the Administrative Agent (without the consent of any Lender) (A) solely to cure a defect or error, or to grant a new Lien for the benefit of the Secured Parties or extend an existing Lien over additional property and (B) to implement a ~~LIBOR Successor Rate (or an alternate benchmark rate) and any LIBOR Successor Rate~~Benchmark Replacement and any Benchmark Replacement Conforming Changes in accordance with Section  ~~3.03~~2.20 .

Section 11.02 Notices; Effectiveness; Electronic Communications.

(a) Notices Generally. Except in the case of notices and other communications expressly permitted to be given by telephone (and except as provided in subsection (b) below), all notices and other communications provided for herein shall be in writing and shall be delivered by hand or overnight courier service, mailed by certified or registered mail or sent by facsimile as follows, and all notices and other communications expressly permitted hereunder to be given by telephone shall be made to the applicable telephone number, as follows:

(i) if to the Company or any other Borrower, the Administrative Agent, the Swing Line Lender or an L/C Issuer, to the address, facsimile number, electronic mail address or telephone number specified for such Person on Schedule 11.02; and

(ii) if to any other Lender, to the address, facsimile number, electronic mail address or telephone number specified in its Administrative Questionnaire (including, as appropriate, notices delivered solely to the Person designated by a Lender on its Administrative Questionnaire then in effect for the delivery of notices that may contain material non-public information relating to the Company).

Notices and other communications sent by hand or overnight courier service, or mailed by certified or registered mail, shall be deemed to have been given when received; notices and other communications sent by facsimile shall be deemed to have been given when sent (except that, if not given during normal business hours for the recipient, shall be deemed to have been given at the opening of business on the next Business Day for the recipient). Notices and other communications delivered through electronic communications to the extent provided in subsection (b) below, shall be effective as provided in such subsection (b).

(b) Electronic Communications. Notices and other communications to the Lenders and the L/C Issuers hereunder may be delivered or furnished by electronic communication (including e-mail, FpML messaging and Internet or intranet websites) pursuant to procedures approved by the Administrative Agent, provided that the foregoing shall not apply to notices to any Lender or any L/C Issuer pursuant to Article II if such Lender or such L/C Issuer, as applicable, has notified the Administrative Agent that it is incapable of receiving notices under such Article by electronic communication. The Administrative Agent or the Company may, in its discretion, agree to accept notices and other communications to it hereunder by electronic communications pursuant to procedures approved by it, provided that approval of such procedures may be limited to particular notices or communications.

Unless the Administrative Agent otherwise prescribes, (i) notices and other communications sent to an e-mail address shall be deemed received upon the sender’s receipt of an acknowledgement from the intended recipient (such as by the “return receipt requested” function, as available, return e-mail or other written acknowledgement), provided that, for both clauses (i) and (ii), if such notice, email or other communication is not sent during the normal business hours of the recipient, such notice, email or communication shall be deemed to have been sent at the opening of business on the next business day for the recipient, and (ii) notices or communications posted to an Internet or intranet website shall be deemed received upon the deemed receipt by the intended recipient at its e-mail address as described in the foregoing clause (i) of notification that such notice or communication is available and identifying the website address therefor, provided that, for both clauses (i) and (ii), if such notice, email or other communication is not sent during the normal business hours of the recipient, such notice, email or communication shall be deemed to have been sent at the opening of business on the next business day for the recipient.

(c) The Platform. THE PLATFORM IS PROVIDED “AS IS” AND “AS AVAILABLE.” THE AGENT PARTIES (AS DEFINED BELOW) DO NOT WARRANT THE ACCURACY OR COMPLETENESS OF THE BORROWER MATERIALS OR THE ADEQUACY OF THE PLATFORM, AND EXPRESSLY DISCLAIM LIABILITY FOR ERRORS IN OR OMISSIONS FROM THE BORROWER MATERIALS. NO WARRANTY OF ANY KIND, EXPRESS, IMPLIED OR STATUTORY, INCLUDING ANY WARRANTY OF MERCHANTABILITY, FITNESS FOR A PARTICULAR PURPOSE, NON-INFRINGEMENT OF THIRD PARTY RIGHTS OR FREEDOM FROM VIRUSES OR OTHER CODE DEFECTS, IS MADE BY ANY AGENT PARTY IN CONNECTION WITH THE BORROWER MATERIALS OR THE PLATFORM. In no event shall the Administrative Agent or any of its Related Parties (collectively, the “Agent Parties”) have any liability to any Borrower, any Lender, any L/C Issuer or any other Person for losses, claims, damages, liabilities or expenses of any kind (whether in tort, contract or otherwise) arising out of any Borrower’s or the Administrative Agent’s transmission of Borrower Materials or notices through the platform, any other electronic platform or electronic message services or through the Internet, except to the extent that such losses, claims, damages, liabilities or expenses are determined by a court of competent jurisdiction by a final and nonappealable judgment to have resulted from the gross negligence or willful misconduct of such Agent Party; provided, however, that in no event shall any Agent Party have any liability to any Borrower, any Lender, any L/C Issuer or any other Person for indirect, special, incidental, consequential or punitive damages (as opposed to direct or actual damages).

(d) Change of Address, Etc. Each of the Borrowers, the Administrative Agent, the Swing Line Lender and the L/C Issuers may change its address, facsimile or telephone number for notices and other communications hereunder by notice to the other parties hereto. Each other Lender may change its address, facsimile or telephone number for notices and other communications hereunder by notice to the Company, the Administrative Agent, the Swing Line Lender and the L/C Issuers. In addition, each Lender agrees to notify the Administrative Agent from time to time to ensure that the Administrative Agent has on record (i) an effective address, contact name, telephone number, facsimile number and electronic mail address to which notices and other communications may be sent and (ii) accurate wire instructions for such Lender. Furthermore, each Public Lender agrees to cause at least one individual at or on behalf of such Public Lender to at all times have selected the “Private Side Information” or similar designation on the content declaration screen of the Platform in order to enable such Public Lender or its delegate, in accordance with such Public Lender’s compliance procedures and applicable law, including United States Federal and state securities laws, to make reference to Borrower Materials that are not made available through the “Public Side Information” portion of the Platform and that may contain material non-public information with respect to the Borrower or its securities for purposes of United States Federal or state securities laws.

(e) Reliance by Administrative Agent, L/C Issuers and Lenders. The Administrative Agent, the L/C Issuers and the Lenders shall be entitled to rely and act upon any notices (including telephonic Loan Notices and Swing Line Loan Notices) purportedly given by or on behalf of any Borrower even if (i) such notices were not made in a manner specified herein, were incomplete or were not preceded or followed by any other form of notice specified herein, or (ii) the terms thereof, as understood by the recipient, varied from any confirmation thereof. The Company shall indemnify the Administrative Agent, the L/C Issuers, each Lender and the Related Parties of each of them from all losses, costs, expenses and liabilities resulting from the reliance by such Person on each notice purportedly given by or on behalf of any Borrower. All telephonic notices to and other telephonic communications with the Administrative Agent may be recorded by the Administrative Agent, and each of the parties hereto hereby consents to such recording.

Section 11.03 No Waiver; Cumulative Remedies; Enforcement. No failure by any Lender, the L/C Issuer, the Swing Line Lender or the Administrative Agent to exercise, and no delay by any such Person in exercising, any right, remedy, power or privilege hereunder or under any other Loan Document shall operate as a waiver thereof; nor shall any single or partial exercise of any right, remedy, power or privilege hereunder or under any other Loan Document (including the imposition of the Default Rate) preclude any other or further exercise thereof or the exercise of any other right, remedy, power or privilege. The rights, remedies, powers and privileges herein provided, and provided under each other Loan Document are cumulative and not exclusive of any rights, remedies, powers and privileges provided by law.

Notwithstanding anything to the contrary contained herein or in any other Loan Document, the authority to enforce rights and remedies hereunder and under the other Loan Documents against the Borrowers or any of them shall be vested exclusively in, and all actions and proceedings at law in connection with such enforcement shall be instituted and maintained exclusively by, the Administrative Agent in accordance with Section 9.02 for the benefit of all the Lenders and the L/C Issuers; provided, however, that the foregoing shall not prohibit (a) the Administrative Agent from exercising on its own behalf the rights and remedies that inure to its benefit (solely in its capacity as Administrative Agent) hereunder and under the other Loan Documents, (b) the applicable L/C Issuer or the Swing Line Lender from exercising the rights and remedies that inure to its benefit (solely in its capacity as L/C Issuer or Swing Line Lender, as the case may be) hereunder and under the other Loan Documents, (c) any Lender from exercising setoff rights in accordance with Section 11.08 (subject to the terms of Section 2.13), or (d) any Lender from filing proofs of claim or appearing and filing pleadings on its own behalf during the pendency of a proceeding relative to any Loan Party under any Debtor Relief Law; and provided, further, that if at any time there is no Person acting as Administrative Agent hereunder and under the other Loan Documents, then (i) the Required Lenders shall have the rights otherwise ascribed to the Administrative Agent pursuant to Section 9.02 and (ii) in addition to the matters set forth in clauses (b), (c) and (d) of the preceding proviso and subject to Section 2.13, any Lender may, with the consent of the Required Lenders, enforce any rights and remedies available to it and as authorized by the Required Lenders.

Section 11.04 Expenses; Indemnity; and Damage Waiver.

(a) Costs and Expenses. The Company shall pay (i) all reasonable, documented, out-of-pocket expenses incurred by the Administrative Agent and its Affiliates (including the reasonable fees, charges and disbursements of counsel for the Administrative Agent), in connection with the syndication of the credit facilities provided for herein, the preparation, negotiation, execution, delivery and administration of this Agreement and the other Loan Documents or any amendments, restatements, modifications or waivers (or any proposed amendments, restatements, modifications or waivers) of the provisions hereof or thereof (whether or not the transactions contemplated hereby or thereby shall be consummated), (ii) all reasonable, documented, out-of-pocket expenses incurred by the L/C Issuers in connection with the issuance, amendment, renewal or extension of any Letter of Credit or any demand for payment thereunder and (iii) all reasonable, documented, out-of-pocket expenses incurred by the Administrative Agent, any Lender or any L/C Issuer (including the fees, charges and disbursements of any counsel for the Administrative Agent, any Lender or any L/C Issuer) in connection with the enforcement or protection of its rights (A) in connection with this Agreement and the other Loan Documents, including its rights under this Section, or (B) in connection with the Loans made or Letters of Credit issued hereunder, including all such reasonable, documented, out-of-pocket expenses incurred during any workout, restructuring or negotiations in respect of such Loans or Letters of Credit.

(b) Indemnification by the Company. The Company shall indemnify the Administrative Agent (and any sub-agent thereof), each Lender and each L/C Issuer, and each Related Party of any of the foregoing Persons (each such Person being called an “Indemnitee”) against, and hold each Indemnitee harmless from, any and all losses, claims, damages, liabilities and reasonable, documented, out-of-pocket related expenses (including the reasonable, documented fees, charges and disbursements of (A) one primary counsel for all Indemnitees in any one action and (B) one local counsel in each applicable jurisdiction unless, in each case, in the reasonable opinion of such counsel representation of all Indemnitees would be inappropriate due to the existence of an actual or potential conflict of interest owed to any unaffiliated third party) that may be incurred by any Indemnitee or asserted against any Indemnitee by any third party or by any Borrower or any other Loan Party arising out of, in connection with, or as a result of (i) the execution or delivery of this Agreement, any other Loan Document or any agreement or instrument contemplated hereby or thereby, the performance by the parties hereto of their respective obligations hereunder or thereunder or the consummation of the transactions contemplated hereby or thereby, or, in the case of the Administrative Agent (and any sub-agent thereof) and its Related Parties only, the administration of this Agreement and the other Loan Documents (including in respect of any matters addressed in Section 3.01), (ii) any Loan or Letter of Credit or the use or proposed use of the proceeds therefrom (including any refusal by the applicable L/C Issuer to honor a demand for payment under a Letter of Credit if the documents presented in connection with such demand do not strictly comply with the terms of such Letter of Credit), (iii) any actual or alleged presence or release of Hazardous Materials on or from any property owned or operated by a Borrower or any of its Subsidiaries, or any Environmental Action related in any way to a Borrower or any of its Subsidiaries, or (iv) any actual or prospective claim, litigation, investigation or proceeding relating to any of the foregoing, whether based on contract, tort or any other theory, whether brought by a third party or by any Borrower or any other Loan Party or by any such persons directors, shareholders or creditors, and regardless of whether any Indemnitee is a party thereto, in all cases, whether or not caused by or arising, in whole or in part, out of the comparative, contributory or sole negligence of the Indemnitee; provided that such indemnity shall not, as to any Indemnitee, be available to the extent that such losses, claims, damages, liabilities or related expenses (x) are determined by a court of competent jurisdiction by final and nonappealable judgment to have resulted from the gross negligence or willful misconduct of such Indemnitee or (y) result from a claim brought by any Borrower against an Indemnitee for breach in bad faith or a material breach of such Indemnitee’s obligations hereunder or under any other Loan Document, if such Borrower has obtained a final and nonappealable judgment in its favor on such claim as determined by a court of competent jurisdiction.

(c) Reimbursement by Lenders. To the extent that the Company for any reason fails to indefeasibly pay any amount required under subsection (a) or (b) of this Section to be paid by them to the Administrative Agent (or any sub-agent thereof), an L/C Issuer, the Swing Line Lender or any Related Party of any of the foregoing, each Lender severally agrees to pay to the Administrative Agent (or any such sub-agent), such L/C Issuer, the Swing Line Lender or such Related Party, as the case may be, such Lender’s Applicable Percentage (determined as of the time that the applicable unreimbursed expense or indemnity payment is sought) of such unpaid amount, provided that the unreimbursed expense or indemnified loss, claim, damage, liability or related expense, as the case may be, was incurred by or asserted against the Administrative Agent (or any such sub-agent), the Swing Line Lender or such L/C Issuer in its capacity as such, or against any Related Party of any of the foregoing acting for the Administrative Agent (or any such sub-agent), the Swing Line Lender or an L/C Issuer in connection with such capacity. The obligations of the Lenders under this subsection (c) are subject to the provisions of Section 2.12(d).

(d) Waiver of Consequential Damages, Etc. To the fullest extent permitted by applicable law, no Borrower shall assert, and each Borrower hereby waives, any claim against any Indemnitee, on any theory of liability, for special, indirect, consequential or punitive damages (as opposed to direct or actual damages) arising out of, in connection with, or as a result of, this Agreement, any other Loan Document or any agreement or instrument contemplated hereby, the transactions contemplated hereby or thereby, any Loan or Letter of Credit or the use of the proceeds thereof; provided that the foregoing shall not in any way limit the indemnification obligations of the Borrower pursuant to subsection (b) above. No Indemnitee referred to in subsection (b) above shall be liable for any damages arising from the use by unintended recipients of any information or other materials distributed to such unintended recipients by such Indemnitee through telecommunications, electronic or other information transmission systems in connection with this Agreement or the other Loan Documents or the transactions contemplated hereby or thereby other than for direct or actual damages resulting from the gross negligence or willful misconduct of such Indemnitee as determined by a final and nonappealable judgment of a court of competent jurisdiction.

(e) Payments. All amounts due under this Section shall be payable not later than ten Business Days after demand therefor.

(f) Survival. The agreements in this Section shall survive the resignation of the Administrative Agent, the Swing Line Lender and any L/C Issuer, the replacement of any Lender, the termination of the Commitments and the repayment, satisfaction or discharge of all the other Obligations.

Section 11.05 Payments Set Aside . To the extent that any payment by or on behalf of any Borrower is made to the Administrative Agent, any L/C Issuer or any Lender, or the Administrative Agent, any L/C Issuer or any Lender exercises its right of setoff, and such payment or the proceeds of such setoff or any part thereof is subsequently invalidated, declared to be fraudulent or preferential, set aside or required (including pursuant to any settlement entered into by the Administrative Agent, such L/C Issuer or such Lender in its discretion) to be repaid to a trustee, receiver or any other party, in connection with any proceeding under any Debtor Relief Law or otherwise, then (a) to the extent of such recovery, the obligation or part thereof originally intended to be satisfied shall be revived and continued in full force and effect as if such payment had not been made or such setoff had not occurred, and (b) each Lender and each L/C Issuer severally agrees to pay to the Administrative Agent upon demand its applicable share (without duplication) of any amount so recovered from or repaid by the Administrative Agent, plus interest thereon from the date of such demand to the date such payment is made at a rate per annum equal to the Federal Funds Rate from time to time in effect, in the applicable currency of such recovery or payment. The obligations of the Lenders and the L/C Issuers under clause (b) of the preceding sentence shall survive the payment in full of the Obligations and the termination of this Agreement.

Section 11.06 Successors and Assigns.

(a) Successors and Assigns Generally. The provisions of this Agreement and the other Loan Documents shall be binding upon and inure to the benefit of the parties hereto and thereto and their respective successors and assigns permitted hereby, except that no Borrower may assign or otherwise transfer any of its rights or obligations hereunder or thereunder without the prior written consent of the Administrative Agent and each Lender and no Lender may assign or otherwise transfer any of its rights or obligations hereunder except (i) to an assignee in accordance with the provisions of subsection (b) of this Section, (ii) by way of participation in accordance with the provisions of subsection (d) of this Section or (iii) by way of pledge or assignment of a security interest subject to the restrictions of subsection (f) of this Section (and any other attempted assignment or transfer by any party hereto shall be null and void). Nothing in this Agreement, expressed or implied, shall be construed to confer upon any Person (other than the parties hereto, their respective successors and assigns permitted hereby, Participants to the extent provided in subsection (d) of this Section and, to the extent expressly contemplated hereby, the Related Parties of each of the Administrative Agent, the L/C Issuers and the Lenders) any legal or equitable right, remedy or claim under or by reason of this Agreement.

(b) Assignments by Lenders. Any Lender may at any time assign to one or more assignees all or a portion of its rights and obligations under this Agreement and the other Loan Documents (including all or a portion of its Commitment and the Loans (including for purposes of this subsection (b), participations in L/C Obligations and in Swing Line Loans) at the time owing to it); provided that any such assignment shall be subject to the following conditions:

(i) Minimum Amounts.

(A) in the case of an assignment of the entire remaining amount of the assigning Lender’s Commitment and the related Loans at the time owing to it or in the case of an assignment to a Lender, an Affiliate of a Lender or an Approved Fund, no minimum amount need be assigned; and

(B) in any case not described in subsection (b)(i)(A) of this Section 11.06, the aggregate amount of the Commitment (which for this purpose includes Loans outstanding thereunder) or, if the Commitment is not then in effect, the principal outstanding balance of the Loans of the assigning Lender subject to each such assignment, determined as of the date the Assignment and Assumption with respect to such assignment is delivered to the Administrative Agent or, if “Trade Date” is specified in the Assignment and Assumption, as of the Trade Date, shall not be less than $10,000,000 (and in increments of not less than $1,000,000 in excess thereof) unless each of the Administrative Agent and, so long as no Event of Default under Section 9.01(a), (b) or (f) has occurred and is continuing, the Company otherwise consents (each such consent not to be unreasonably withheld or delayed); provided, however, that concurrent assignments to members of an Assignee Group and concurrent assignments from members of an Assignee Group to a single assignee (or to an assignee and members of its Assignee Group) will be treated as a single assignment for purposes of determining whether such minimum amount has been met.

(ii) Proportionate Amounts. Each partial assignment shall be made as an assignment of a proportionate part of all the assigning Lender’s Loans and Commitments, and rights and obligations with respect thereto, assigned, except that this clause (ii) shall not (A) apply to the Swing Line Lender’s rights and obligations in respect of Swing Line Loans or (B) prohibit any Lender from assigning all or a portion of its rights and obligations in respect of its Revolving Commitment (and the related Revolving Loans thereunder) on a non-pro rata basis;

(iii) Required Consents. No consent shall be required for any assignment except to the extent required by subsection (b)(i)(B) of this Section 11.06 and, in addition:

(A) the consent of the Company (such consent not to be unreasonably withheld or delayed) shall be required unless (1) an Event of Default under Section 9.01(a), (b) or (f) has occurred and is continuing at the time of such assignment or (2) such assignment is to a Lender, an Affiliate of a Lender or an Approved Fund;

(B) the consent of the Administrative Agent (such consent not to be unreasonably withheld or delayed) shall be required for assignments if such assignment is to a Person that is not a Lender with a Commitment in respect of the Commitment subject to such assignment, an Affiliate of such Lender or an Approved Fund with respect to such Lender;

(C) the consent of the L/C Issuers (such consent not to be unreasonably withheld or delayed) shall be required for any assignment that increases the obligation of the assignee to participate in exposure under one or more Letters of Credit (whether or not then outstanding); and

(D) the consent of the Swing Line Lender (such consent not to be unreasonably withheld or delayed) shall be required for any assignment.

(iv) Assignment and Assumption. The parties to each assignment shall execute and deliver to the Administrative Agent an Assignment and Assumption, together with a processing and recordation fee in the amount of $3,500; provided, however, that the Administrative Agent may, in its sole discretion, elect to waive such processing and recordation fee in the case of any assignment. The assignee, if it shall not be a Lender, shall deliver to the Administrative Agent an Administrative Questionnaire.

(v) No Assignment to Company. No such assignment shall be made to (A) the Company or any of the Company’s Affiliates or Subsidiaries, (B) any Defaulting Lender or any of its Subsidiaries, or any Person who, upon becoming a Lender hereunder, would constitute any of the foregoing persons described in this clause (B) or (C) a natural person.

(vi) In connection with any assignment of rights and obligations of any Defaulting Lender hereunder, no such assignment shall be effective unless and until, in addition to the other conditions thereto set forth herein, the parties to the assignment shall make such additional payments to the Administrative Agent in an aggregate amount sufficient, upon distribution thereof as appropriate (which may be outright payment, purchases by the assignee of participations or subparticipations, or other compensating actions, including funding, with the consent of the Company and the Administrative Agent, the applicable pro rata share of Loans previously requested but not funded by the Defaulting Lender, to each of which the applicable assignee and assignor hereby irrevocably consent), to (x) pay and satisfy in full all payment liabilities then owed by such Defaulting Lender to the Administrative Agent or any Lender hereunder (and interest accrued thereon) and (y) acquire (and fund as appropriate) its full pro rata share of all Loans and participations in Letters of Credit and Swing Line Loans in accordance with its Applicable Percentage. Notwithstanding the foregoing, in the event that any assignment of rights and obligations of any Defaulting Lender hereunder shall become effective under applicable law without compliance with the provisions of this paragraph, then the assignee of such interest shall be deemed to be a Defaulting Lender for all purposes of this Agreement until such compliance occurs.

Subject to acceptance and recording thereof by the Administrative Agent pursuant to subsection (c) of this Section, from and after the effective date specified in each Assignment and Assumption, the assignee thereunder shall be a party to this Agreement and, to the extent of the interest assigned by such Assignment and Assumption, have the rights and obligations of a Lender under this Agreement, and the assigning Lender thereunder shall, to the extent of the interest assigned by such Assignment and Assumption, be released from its obligations under this Agreement (and, in the case of an Assignment and Assumption covering all of the assigning Lender’s rights and obligations under this Agreement, such Lender shall cease to be a party hereto but shall continue to be entitled to the benefits of Sections 3.01, 3.04, 3.05 and 11.04 with respect to facts and circumstances occurring prior to the effective date of such assignment). Upon request, each Borrower (at its expense) shall execute and deliver a Note to the assignee Lender. Any assignment or transfer by a Lender of rights or obligations under this Agreement that does not comply with this subsection shall be treated for purposes of this Agreement as a sale by such Lender of a participation in such rights and obligations in accordance with subsection (d) of this Section.

(c) Register. The Administrative Agent, acting solely for this purpose as an agent of the Borrowers (and such agency being solely for tax purposes), shall maintain at the Administrative Agent’s Office a copy of each Assignment and Assumption delivered to it and a register for the recordation of the names and addresses of the Lenders, and the Commitments of, and principal amounts (and related interest amounts) of the Loans, L/C Obligations, and FILO Term Loans (to the extent applicable) owing to, each Lender and L/C Issuer pursuant to the terms hereof from time to time (the “Register”). The entries in the Register shall be conclusive (absent manifest error), and the Loan Parties, the Administrative Agent and the Lenders shall treat each Person whose name is recorded in the Register pursuant to the terms hereof as a Lender or L/C Issuer, as applicable, hereunder for all purposes of this Agreement, notwithstanding notice to the contrary. In addition, the Administrative Agent shall maintain on the Register information regarding the designation, and revocation of designation of any Lender as a Defaulting Lender. The Register shall be available for inspection by the Borrowers and any Lender at any reasonable time (with respect to its own interests) and from time to time upon reasonable prior notice.

(d) Participations. Any Lender may at any time, without the consent of, or notice to, any Borrower or the Administrative Agent, sell participations to any Person (other than a natural person or the Company or any of the Company’s Affiliates or Subsidiaries) (each, a “Participant”) in all or a portion of such Lender’s rights and/or obligations under this Agreement (including all or a portion of its Commitment and/or the Loans (including such Lender’s participations in L/C Obligations and/or Swing Line Loans) owing to it); provided that (i) such Lender’s obligations under this Agreement shall remain unchanged, (ii) such Lender shall remain solely responsible to the other parties hereto for the performance of such obligations and (iii) the Borrowers, the Administrative Agent, the other Lenders and the L/C Issuers shall continue to deal solely and directly with such Lender in connection with such Lender’s rights and obligations under this Agreement. Any agreement or instrument pursuant to which a Lender sells such a participation shall provide that such Lender shall retain the sole right to enforce this Agreement and to approve any amendment, modification or waiver of any provision of this Agreement; provided that such agreement or instrument may provide that such Lender will not, without the consent of the Participant, agree to any amendment, waiver or other modification described in clauses (i) through (vii) of Section 11.01(a) that affects such Participant. Subject to subsection (e) of this Section, each Borrower agrees that each Participant shall be entitled to the benefits of Sections 3.01, 3.04 and 3.05 to the same extent as if it were a Lender and had acquired its interest by assignment pursuant to subsection (b) of this Section (subject to the requirements and limitations of such Sections and Section 3.06), provided that any documentation required to be provided pursuant to Section 3.01(e) shall be provided solely to the participating Lender. To the extent permitted by law, each Participant also shall be entitled to the benefits of Section 11.08 as though it were a Lender, provided such Participant shall be subject to Section 2.13 as though it were a Lender.

Each Lender that sells participations, acting solely for this purpose as a non-fiduciary agent of the Borrower, shall maintain a register for the recordation of the names and addresses of all of such Lender’s Participants and the principal amounts (and related interest amounts) of each Participant’s interest in the Loans or other obligations under the Loan Documents. The entries in the participant register shall be conclusive (absent manifest error), and such Lender shall treat each Person whose name is recorded in the participant register pursuant to the terms hereof as the owner of the applicable participation for all purposes of this Agreement, notwithstanding notice to the contrary; provided that no Lender shall have the obligation to disclose all or a portion of the participant register (including the identity of any Participant or any information relating to a Participant’s interest in any Loans or other obligations under any Loan Document) to any Person expect to the extent that such disclosure is necessary in connection with a Tax audit or other proceeding to establish that any loans are in registered form for U.S. federal income tax purposes.

(e) Limitation on Participant Rights. A Participant shall not be entitled to receive any greater payment under Section 3.01 or 3.04 than the applicable Lender would have been entitled to receive with respect to the participation sold to such Participant, except to the extent that the Participant’s right to a greater payment results from a Change in Law after the Participant became a Participant.

(f) Certain Pledges. Any Lender may at any time pledge or assign a security interest in all or any portion of its rights under this Agreement (including under its Note, if any) to secure obligations of such Lender, including any pledge or assignment to secure obligations to a Federal Reserve Bank; provided that no such pledge or assignment (or any foreclosure with respect thereto) shall release such Lender from any of its obligations hereunder or substitute any such pledgee or assignee for such Lender as a party hereto.

(g) Resignation as L/C Issuer or Swing Line Lender after Assignment. Notwithstanding anything to the contrary contained herein, if at any time ~~Bank of America~~any Lender assigns all of its Revolving Commitment and Revolving Loans pursuant to subsection (b) above, ~~Bank of America~~such Lender may, (i) upon thirty days’ notice to the Company and the Lenders, resign as L/C Issuer and/or (ii) upon thirty days’ notice to the Company, resign as Swing Line Lender. In the event of any such resignation as L/C Issuer or Swing Line Lender, the Company shall be entitled to appoint from among the Lenders a successor L/C Issuer or Swing Line Lender hereunder; provided, however, that no failure by the Company to appoint any such successor shall affect ~~the~~such Lender’s resignation ~~of Bank of America~~ as L/C Issuer or Swing Line Lender, as the case may be. If ~~Bank of America~~a Lender resigns as L/C Issuer in accordance with this subsection (g), it shall retain all the rights, powers, privileges and duties of an L/C Issuer hereunder with respect to all Letters of Credit outstanding as of the effective date of its resignation as L/C Issuer and all L/C Obligations with respect thereto (including the right to require the Lenders to make Base Rate Loans or fund risk participations in Unreimbursed Amounts pursuant to Section 2.03(d)). If ~~Bank of America~~a Lender resigns as Swing Line Lender, it shall retain all the rights of the Swing Line Lender provided for hereunder with respect to Swing Line Loans made by it and outstanding as of the effective date of such resignation, including the right to require the Lenders to make Base Rate Loans or fund risk participations in outstanding Swing Line Loans pursuant to Section 2.04(c). Upon the appointment of a successor L/C Issuer and/or Swing Line Lender, (1) such successor shall succeed to and become vested with all of the rights, powers, privileges and duties of the retiring L/C Issuer or Swing Line Lender, as the case may be, and (2) the successor L/C Issuer shall issue letters of credit in substitution for the Letters of Credit, if any, outstanding at the time of such succession or make other arrangements reasonably satisfactory to ~~Bank of America~~the resigning L/C Issuer to effectively assume the obligations of ~~Bank of America~~the resigning L/C Issuer with respect to such Letters of Credit.

Section 11.07 Treatment of Certain Information; Confidentiality . Each of the Administrative Agent, the Lenders and the L/C Issuers agree to maintain the confidentiality of the Information (as defined below), except that Information may be disclosed (a) to its Affiliates and to its and its Affiliates’ respective partners, directors, officers, employees, agents, trustees, advisors and representatives (it being understood that the Persons to whom such disclosure is made will be informed of the confidential nature of such Information and instructed to keep such Information confidential), (b) to the extent requested by any regulatory authority purporting to have jurisdiction over it (including any self-regulatory authority, such as the National Association of Insurance Commissioners), (c) to the extent required by applicable laws or regulations or by any subpoena or similar legal process, (d) to any other party hereto, (e) in connection with the exercise of any remedies hereunder or under any other Loan Document or any action or proceeding relating to this Agreement or any other Loan Document or the enforcement of rights hereunder or thereunder, (f) subject to an agreement containing provisions substantially the same as those of this Section, to (i) any assignee of or Participant in, or any prospective assignee of or Participant in, any of its rights or obligations under this Agreement or any Eligible Assignee invited to become a Lender pursuant to Section 2.01(b) or 2.17(d) or (ii) any actual or prospective counterparty (or its advisors) to any swap or derivative transaction relating to the Company and its obligations, (g) with the consent of the Company, (h) to the extent such Information (x) becomes publicly available other than as a result of a breach of this Section or (y) becomes available to the Administrative Agent, any Lender, any L/C Issuer or any of their respective Affiliates on a nonconfidential basis from a source other than the Company, (i) on a confidential basis to (i) any rating agency in connection with rating the Borrower or its Subsidiaries or the credit facilities provided hereunder or (ii) the CUSIP Service Bureau or any similar agency in connection with the issuance and monitoring of CUSIP numbers of other market identifiers with respect to the credit facilities provided hereunder, or (j) subject to an agreement containing provisions substantially the same as those of this Section, to any Person to whom or for whose benefit that such Lender pledges or assigns a security interest pursuant to Section 11.06(f).

For purposes of this Section, “Information” means all information received from a Borrower or any Subsidiary relating to the Borrowers or any Subsidiary or any of their respective businesses, other than any such information that is available to the Administrative Agent, any Lender or any L/C Issuer on a nonconfidential basis prior to disclosure by such Borrower or any Subsidiary, provided that, in the case of information received from a Borrower or any Subsidiary after the ~~date hereof~~Closing Date, such information is clearly identified at the time of delivery as confidential. Any Person required to maintain the confidentiality of Information as provided in this Section shall be considered to have complied with its obligation to do so if such Person has exercised the same degree of care to maintain the confidentiality of such Information as such Person would accord to its own confidential information. Each of the Administrative Agent, the Lenders and the L/C Issuers acknowledges that (a) the Information may include material non-public information concerning the Company or a Subsidiary, as the case may be, (b) it has developed compliance procedures regarding the use of material non-public information and (c) it will handle such material non-public information in accordance with applicable law, including Federal and state securities laws.

Section 11.08 Set-off; License.

(a) If an Event of Default shall have occurred and be continuing, each Lender, each L/C Issuer and each of their respective Affiliates is hereby authorized at any time and from time to time, after obtaining the prior written consent of the Administrative Agent, to the fullest extent permitted by applicable law, to set off and apply any and all deposits (general or special, time or demand, provisional or final, in whatever currency) at any time held and other obligations (in whatever currency) at any time owing by such Lender, such L/C Issuer or any such Affiliate to or for the credit or the account of any Borrower or any other Loan Party against any and all of the obligations of such Borrower or such Loan Party (including, for the avoidance of doubt, the obligations of the Company in its capacity as Guarantor) now or hereafter existing under this Agreement or any other Loan Document to such Lender or such L/C Issuer, irrespective of whether or not such Lender or such L/C Issuer shall have made any demand under this Agreement or any other Loan Document and although such obligations of such Borrower or such Loan Party may be contingent or unmatured or are owed to a branch or office of such Lender or such L/C Issuer different from the branch or office holding such deposit or obligated on such Debt; provided, that in the event that any Defaulting Lender shall exercise any such right of set-off, (x) all amounts so set off shall be paid over immediately to the Administrative Agent for further application in accordance with the provisions of Section 2.16 and, pending such payment, shall be segregated by such Defaulting Lender from its other funds and deemed held in trust for the benefit of the Administrative Agent and the Lenders, and (y) the Defaulting Lender shall provide promptly to the Administrative Agent a statement describing in reasonable detail the Obligations owing to such Defaulting Lender as to which it exercised such right of setoff. The rights of each Lender, the L/C Issuers and their respective Affiliates under this Section are in addition to other rights and remedies (including other rights of setoff) that such Lender, the L/C Issuers or their respective Affiliates may have. Each Lender and the L/C Issuers agree to notify the Company and the Administrative Agent promptly after any such setoff and application, provided that the failure to give such notice shall not affect the validity of such setoff and application.

(b) Solely during the continuance of an Event of Default, the Administrative Agent is hereby granted an irrevocable (until the cure of the Event of Default), non-exclusive license or other right to use, license or, to the extent permitted under licenses granting such Loan Party rights in Intellectual Property, sub-license (without payment of royalty or other compensation to any Person) any or all Intellectual Property of the Loan Parties, computer hardware and software, trade secrets, brochures, customer lists, promotional and advertising materials, labels, packaging materials and other similar property, in advertising for sale, marketing, selling, collecting, completing manufacture of, or otherwise exercising any rights or remedies with respect to, any Collateral; provided that (i) such license shall be subject to the rights of any licensee under any license granted prior to such Event of Default, to the extent such license is a Permitted Lien; (ii) the quality of any services or products in connection with which any trademarks included in such Intellectual Property are used will not be materially inferior to the quality of such services and products sold by such Loan Party under such trademarks immediately prior to such Event of Default and such Loan Party shall have the right to inspect any such services and products to monitor compliance with such standard; and (iii) to the extent the foregoing license is a sublicense of such Loan Party’s rights as licensee under any third party license, the license to Administrative Agent shall be in accordance with any limitations in such third party license including prohibitions on further sublicensing.

Section 11.09 Interest Rate Limitation . Notwithstanding anything to the contrary contained in any Loan Document, the interest paid or agreed to be paid under the Loan Documents shall not exceed the maximum rate of non-usurious interest permitted by applicable law (the “Maximum Rate”). If the Administrative Agent or any Lender shall receive interest in an amount that exceeds the Maximum Rate, the excess interest shall be applied to the principal of the Loans or, if it exceeds such unpaid principal, refunded to the Company. In determining whether the interest contracted for, charged, or received by the Administrative Agent or a Lender exceeds the Maximum Rate, such Person may, to the extent permitted by applicable law, (a) characterize any payment that is not principal as an expense, fee, or premium rather than interest, (b) exclude voluntary prepayments and the effects thereof, and (c) amortize, prorate, allocate, and spread in equal or unequal parts the total amount of interest throughout the contemplated term of the Obligations hereunder.

Section 11.10 Counterparts; Electronic Records; Integration; Effectiveness. This Agreement and any other ~~Communication~~communication , including any required to be in writing, may be in the form of an Electronic Record and may be executed using Electronic Signatures. An Electronic Signature on or associated with a ~~Communication~~communication shall be valid and binding on each ~~Obligor~~obligor and other party thereto to the same extent as a manual, original signature, and any ~~Communication~~communication entered into by Electronic Signature shall constitute the legal, valid and binding obligation of each party, enforceable to the same extent as if a manually executed original signature were delivered. A ~~Communication~~communication may be executed in as many counterparts as necessary or convenient, including both paper and electronic counterparts, but all such counterparts are one and the same ~~Communication~~communication . The parties may use or accept manually signed paper ~~Communications~~communications converted into electronic form (such as scanned into pdf), or electronically signed ~~Communications~~communications converted into other formats, for transmission, delivery and/or retention. Agent and Lenders may, at their option, create one or more copies of a ~~Communication~~communication in the form of an imaged Electronic Record (“Electronic Copy”), which shall be deemed created in the ordinary course of the Person’s business, and may destroy the original paper document. Any ~~Communication~~communication in the form of an Electronic Record, including an Electronic Copy, shall be considered an original for all purposes, and shall have the same legal effect, validity and enforceability as a paper record. Notwithstanding anything herein, (a) Agent is under no obligation to accept an Electronic Signature in any form unless expressly agreed by it pursuant to procedures approved by it; (b) each Secured Party shall be entitled to rely on any Electronic Signature purportedly given by or on behalf of an ~~Obligor~~obligor without further verification; and (c) upon request by Agent, an Electronic Signature shall be promptly followed by a manually executed counterpart. “Electronic Record” and “Electronic Signature” are used herein as defined in 15 U.S.C. § 7006.

This Agreement and the other Loan Documents constitute the entire contract among the parties relating to the subject matter hereof and supersede any and all previous agreements and understandings, oral or written, relating to the subject matter hereof. Except as provided in Section 5.01, this Agreement shall become effective when it shall have been executed by the Administrative Agent and when the Administrative Agent shall have received counterparts hereof that, when taken together, bear the signatures of each of the other parties hereto.

Section 11.11 Survival of Representations and Warranties. All representations and warranties made hereunder and in any other Loan Document or other document delivered pursuant hereto or thereto or in connection herewith or therewith shall survive the execution and delivery hereof and thereof. Such representations and warranties have been or will be relied upon by the Administrative Agent and each Lender, regardless of any investigation made by the Administrative Agent or any Lender or on their behalf and notwithstanding that the Administrative Agent or any Lender may have had notice or knowledge of any Default at the time of any Credit Extension, and shall continue in full force and effect as long as any Loan or any other Obligation hereunder shall remain unpaid or unsatisfied or any Letter of Credit shall remain outstanding.

Section 11.12 Severability. If any provision of this Agreement or the other Loan Documents is held to be illegal, invalid or unenforceable, (a) the legality, validity and enforceability of the remaining provisions of this Agreement and the other Loan Documents shall not be affected or impaired thereby and (b) the parties shall endeavor in good faith negotiations to replace the illegal, invalid or unenforceable provisions with valid provisions the economic effect of which comes as close as possible to that of the illegal, invalid or unenforceable provisions. The invalidity of a provision in a particular jurisdiction shall not invalidate or render unenforceable such provision in any other jurisdiction. Without limiting the foregoing provisions of this Section 11.12, if and to the extent that the enforceability of any provisions in this Agreement relating to Defaulting Lenders shall be limited by Debtor Relief Laws, as determined in good faith by the Administrative Agent, the L/C Issuers or the Swing Line Lender, as applicable, then such provisions shall be deemed to be in effect only to the extent not so limited.

Section 11.13 Replacement of Lenders. If (i) any Lender requests compensation under Section 3.04, (ii) any Borrower is required to pay any additional amount to any Lender or any Governmental Authority for the account of any Lender pursuant to Section 3.01, (iii) a Lender (a “Non-Consenting Lender”) does not accept an Extension Offer pursuant to Section 2.17 or does not consent to a proposed change, waiver, discharge or termination with respect to any Loan Document that has been approved by the Required Lenders as provided in Section 11.01 but requires unanimous consent of all Lenders or all Lenders directly affected thereby (as applicable), (iv) a Lender does not consent to a proposed Designated Borrower pursuant to Section 2.14, (v) a Lender does not approve another Alternative Currency requested by the Company or (vi) any Lender is a Defaulting Lender, then the Company may, at its sole expense and effort, upon notice to such Lender and the Administrative Agent, require such Lender to assign and delegate, without recourse (in accordance with and subject to the restrictions contained in, and consents required by, Section 11.06), all of its interests, rights and obligations under this Agreement and the related Loan Documents to an assignee that shall assume such obligations (which assignee may be another Lender, if a Lender accepts such assignment), provided that:

(a) the Company shall have paid to the Administrative Agent the assignment fee specified in Section 11.06(b);

(b) such Lender shall have received payment of an amount equal to the outstanding principal of its Loans and L/C Advances, accrued interest thereon, accrued fees and all other amounts payable to it hereunder and under the other Loan Documents (including any amounts under Section 3.05) from the assignee (to the extent of such outstanding principal and accrued interest and fees) or the Borrower (in the case of all other amounts);

(c) in the case of any such assignment resulting from a claim for compensation under Section 3.04 or payments required to be made pursuant to Section 3.01, such assignment will result in a reduction in such compensation or payments thereafter;

(d) such assignment does not conflict with applicable laws; and

(e) in the case of any such assignment resulting from a Non-Consenting Lender’s failure to consent to a proposed change, waiver, discharge or termination with respect to any Loan Document under subclause (iii) above, the applicable replacement bank, financial institution or fund consents to the proposed change, waiver, discharge or termination;

provided, further, that the failure by such Lender to execute and deliver an Assignment and Assumption shall not impair the validity of the removal of such Lender and the mandatory assignment of such Non-Consenting Lender’s Commitments and outstanding Loans and participations in L/C Obligations pursuant to this Section 11.13 shall nevertheless be effective without the execution by such Lender of an Assignment and Assumption.

A Lender shall not be required to make any such assignment or delegation if, prior thereto, as a result of a waiver by such Lender or otherwise, the circumstances entitling the Company to require such assignment and delegation cease to apply.

Section 11.14 Governing Law; Jurisdiction; Etc.

(a) GOVERNING LAW. THIS AGREEMENT SHALL BE GOVERNED BY, AND CONSTRUED IN ACCORDANCE WITH, THE LAW OF THE STATE OF NEW YORK.

(b) SUBMISSION TO JURISDICTION. EACH PARTY HERETO IRREVOCABLY AND UNCONDITIONALLY SUBMITS, FOR ITSELF AND ITS PROPERTY, TO THE EXCLUSIVE JURISDICTION OF THE COURTS OF THE STATE OF NEW YORK SITTING IN NEW YORK COUNTY AND OF THE UNITED STATES DISTRICT COURT OF THE SOUTHERN DISTRICT OF NEW YORK AND ANY APPELLATE COURT FROM ANY THEREOF, IN ANY ACTION OR PROCEEDING ARISING OUT OF OR RELATING TO THIS AGREEMENT OR ANY OTHER LOAN DOCUMENT (OTHER THAN AS PROVIDED IN ANY MORTGAGE WITH RESPECT TO ITSELF), OR FOR RECOGNITION OR ENFORCEMENT OF ANY JUDGMENT, AND EACH OF THE PARTIES HERETO IRREVOCABLY AND UNCONDITIONALLY AGREES THAT ALL CLAIMS IN RESPECT OF ANY SUCH ACTION OR PROCEEDING MAY BE HEARD AND DETERMINED IN SUCH NEW YORK STATE COURT OR, TO THE FULLEST EXTENT PERMITTED BY APPLICABLE LAW, IN SUCH FEDERAL COURT. EACH OF THE PARTIES HERETO AGREES THAT A FINAL JUDGMENT IN ANY SUCH ACTION OR PROCEEDING SHALL BE CONCLUSIVE AND MAY BE ENFORCED IN OTHER JURISDICTIONS BY SUIT ON THE JUDGMENT OR IN ANY OTHER MANNER PROVIDED BY LAW. NOTWITHSTANDING THE FOREGOING WITH RESPECT TO COLLATERAL DOCUMENTS (INCLUDING FINANCING STATEMENTS) GOVERNED BY LAWS OTHER THAN THOSE OF THE STATE OF NEW YORK THE ADMINISTRATIVE AGENT MAY FILE ACTIONS OR PROCEEDINGS RELATED TO SUCH COLLATERAL DOCUMENTS IN ANY COURT IN THE STATE WHOSE LAWS GOVERN SUCH COLLATERAL DOCUMENT AND ALL PARTIES HERETO CONSENT TO EACH SUCH COURT’S JURISDICTION.

(c) WAIVER OF VENUE. EACH PARTY HERETO IRREVOCABLY AND UNCONDITIONALLY WAIVES, TO THE FULLEST EXTENT PERMITTED BY APPLICABLE LAW, ANY OBJECTION THAT IT MAY NOW OR HEREAFTER HAVE TO THE LAYING OF VENUE OF ANY ACTION OR PROCEEDING ARISING OUT OF OR RELATING TO THIS AGREEMENT OR ANY OTHER LOAN

DOCUMENT IN ANY COURT REFERRED TO IN PARAGRAPH (B) OF THIS SECTION. EACH OF THE PARTIES HERETO HEREBY IRREVOCABLY WAIVES, TO THE FULLEST EXTENT PERMITTED BY APPLICABLE LAW, THE DEFENSE OF AN INCONVENIENT FORUM TO THE MAINTENANCE OF SUCH ACTION OR PROCEEDING IN ANY SUCH COURT.

(d) SERVICE OF PROCESS. EACH PARTY HERETO IRREVOCABLY CONSENTS TO SERVICE OF PROCESS IN THE MANNER PROVIDED FOR NOTICES IN SECTION 11.02. NOTHING IN THIS AGREEMENT WILL AFFECT THE RIGHT OF ANY PARTY HERETO TO SERVE PROCESS IN ANY OTHER MANNER PERMITTED BY APPLICABLE LAW.

Section 11.15 Waiver of Right to Trial by Jury. EACH PARTY HERETO HEREBY IRREVOCABLY WAIVES, TO THE FULLEST EXTENT PERMITTED BY APPLICABLE LAW, ANY RIGHT IT MAY HAVE TO A TRIAL BY JURY IN ANY LEGAL PROCEEDING DIRECTLY OR INDIRECTLY ARISING OUT OF OR RELATING TO THIS AGREEMENT OR ANY OTHER LOAN DOCUMENT OR THE TRANSACTIONS CONTEMPLATED HEREBY OR THEREBY (WHETHER BASED ON CONTRACT, TORT OR ANY OTHER THEORY). EACH PARTY HERETO (A) CERTIFIES THAT NO REPRESENTATIVE, AGENT OR ATTORNEY OF ANY OTHER PERSON HAS REPRESENTED, EXPRESSLY OR OTHERWISE, THAT SUCH OTHER PERSON WOULD NOT, IN THE EVENT OF LITIGATION, SEEK TO ENFORCE THE FOREGOING WAIVER AND (B) ACKNOWLEDGES THAT IT AND THE OTHER PARTIES HERETO HAVE BEEN INDUCED TO ENTER INTO THIS AGREEMENT AND THE OTHER LOAN DOCUMENTS BY, AMONG OTHER THINGS, THE MUTUAL WAIVERS AND CERTIFICATIONS IN THIS SECTION.

Section 11.16 No Advisory or Fiduciary Responsibility. In connection with all aspects of each transaction contemplated hereby (including in connection with any amendment, waiver or other modification hereof or of any other Loan Document), each of the Loan Parties acknowledges and agrees, and acknowledges its Affiliates’ understanding, that: (i) (A) the arranging and other services regarding this Agreement provided by the Administrative Agent, the Lenders and the Arrangers, are arm’s-length commercial transactions between the Loan Parties and their respective Affiliates, on the one hand, and the Administrative Agent, the Lenders and the Arrangers, on the other hand, (B) each of the Loan Parties has consulted its own legal, accounting, regulatory and tax advisors to the extent it has deemed appropriate, and (C) each of the Loan Parties is capable of evaluating, and understands and accepts, the terms, risks and conditions of the transactions contemplated hereby and by the other Loan Documents; (ii) (A) the Administrative Agent, the Lenders and the Arrangers each is and has been acting solely as a principal and, except as expressly agreed in writing by the relevant parties, has not been, is not, and will not be acting as an advisor, agent or fiduciary for any Loan Party or any of their respective Affiliates, or any other Person and (B) neither the Administrative Agent nor any Arranger or Lender has any obligation to any Loan Party or any of their respective Affiliates with respect to the transactions contemplated hereby except those obligations expressly set forth herein and in the other Loan Documents; and (iii) the Administrative Agent, the Lenders and the Arrangers and their respective Affiliates may be engaged in a broad range of transactions that involve interests that differ from those of the Loan Parties and their respective Affiliates, and neither the Administrative Agent nor any Arranger or Lender has any obligation to disclose any of such interests to the Loan Parties and their respective Affiliates. Each of the Loan Parties hereby agrees that it will not claim that any of the Administrative Agent, the Lender, the Arrangers or their respective Affiliates has rendered advisory services of any nature or respect or owes fiduciary duty in connection with any respect of any transaction contemplated hereby.

Section 11.17 Electronic Execution of Assignments and Certain Other Documents. The words “execution,” “execute,” “signed,” “signature,” and words of like import in or related to any document to be signed in connection with this Agreement and the transactions contemplated hereby (including without limitation Assignment and Assumptions, amendments or other Loan Notices, Swing Line Loan Notices, waivers and consents) shall be deemed to include electronic signatures, the electronic matching of assignment terms and contract formations on electronic platforms approved by the Administrative Agent, or the keeping of records in electronic form, each of which shall be of the same legal effect, validity or enforceability as a manually executed signature or the use of a paper-based recordkeeping system, as the case may be, to the extent and as provided for in any applicable law, including the Federal Electronic Signatures in Global and National Commerce Act, the New York State Electronic Signatures and Records Act, or any other similar state laws based on the Uniform Electronic Transactions Act; provided that notwithstanding anything contained herein to the contrary the Administrative Agent is under no obligation to agree to accept electronic signatures in any form or in any format unless expressly agreed to by the Administrative Agent pursuant to procedures approved by it.

Section 11.18 USA PATRIOT Act Notice. Each Lender that is subject to the USA PATRIOT Act and the Administrative Agent (for itself and not on behalf of any Lender) hereby notifies the Loan Parties that pursuant to the requirements of the USA PATRIOT Act, it is required to obtain, verify and record information that identifies each Loan Party, which information includes the name and address of each Loan Party and other information that will allow such Lender or the Administrative Agent, as applicable, to identify such Loan Party in accordance with the USA PATRIOT Act. Each Loan Party shall, promptly following a request by the Administrative Agent or any Lender, provide all documentation and other information that the Administrative Agent or such Lender requests in order to comply with its ongoing obligations under applicable “know your customer” and anti-money laundering rules and regulations, including the USA PATRIOT Act.

Section 11.19 California Judicial Reference. If any action or proceeding is filed in a court of the State of California by or against any party hereto in connection with any of the transactions contemplated by this Agreement or any other Loan Document, (a) the court shall, and is hereby directed to, make a general reference pursuant to California Code of Civil Procedure Section 638 to a referee (who shall be a single active or retired judge) to hear and determine all of the issues in such action or proceeding (whether of fact or of law) and to report a statement of decision, provided that at the option of any party to such proceeding, any such issues pertaining to a “provisional remedy” as defined in California Code of Civil Procedure Section 1281.8 shall be heard and determined by the court, and (b) without limiting the generality of Section 11.04, the Borrower shall be solely responsible to pay all fees and expenses of any referee appointed in such action or proceeding.

Section 11.20 Judgment Currency. If, for the purposes of obtaining judgment in any court, it is necessary to convert a sum due hereunder or any other Loan Document in one currency into another currency, the rate of exchange used shall be that at which in accordance with normal banking procedures the Administrative Agent could purchase the first currency with such other currency on the Business Day preceding that on which final judgment is given. The obligation of each Borrower in respect of any such sum due from it to the Administrative Agent or ~~the Lenders~~any Lender hereunder or under the other Loan Documents shall, notwithstanding any judgment in a currency (the “Judgment Currency”) other than that in which such sum is denominated in accordance with the applicable provisions of this Agreement (the “Agreement Currency”), be discharged only to the extent that on the Business Day following receipt by the Administrative Agent or such Lender, as the case may be, of any sum adjudged to be so due in the Judgment Currency, the Administrative Agent or such Lender, as the case may be, may in accordance with normal banking procedures purchase the Agreement Currency with the Judgment Currency. If the amount of the Agreement Currency so purchased is less than the sum originally due to the Administrative Agent ~~from~~or any ~~Borrower~~Lender from the Borrowers in the Agreement Currency, ~~such Borrower agrees~~the Borrowers agree, as a separate obligation and notwithstanding any such judgment, to indemnify the Administrative Agent or ~~the Person to whom such obligation was owing~~such Lender, as the case may be, against such loss. If the amount of the Agreement Currency so purchased is greater than the sum originally due to the Administrative Agent or any Lender in such ~~currency~~Currency , the Administrative Agent or such Lender, as the case may be, agrees to return the amount of any excess to ~~such~~the applicable Borrower (or to any other Person who may be entitled thereto under ~~applicable law~~Applicable Law).

Section 11.21 Appointment of the Company. Each of the Loan Parties hereby appoints the Company to act as its agent for all purposes of this Agreement, the other Loan Documents and all other documents and electronic platforms entered into in connection herewith and agrees that (a) the Company may execute such documents and provide such authorizations on behalf of such Loan Parties as the Company deems appropriate in its sole discretion and each Loan Party shall be obligated by all of the terms of any such document and/or authorization executed on its behalf, (b) any notice or communication delivered by the Administrative Agent, an L/C Issuer or a Lender to the Company shall be deemed delivered to each Loan Party and (c) the Administrative Agent, the L/C Issuers or the Lenders may accept, and be permitted to rely on, any document, authorization, instrument or agreement executed by the Company on behalf of each of the Loan Parties.

Section 11.22 Amendment and Restatement of Existing Credit Agreement.

(a) This Agreement does not extinguish the obligations for the payment of money outstanding under the Existing Credit Agreement or discharge or release the obligations under the Existing Credit Agreement. Nothing herein contained shall be construed as a substitution or novation of the obligations outstanding under the Existing Credit Agreement or instruments securing the same, which shall remain in full force and effect, except as modified hereby or by instruments executed concurrently herewith. Except as provided in Section 10.10(II), nothing expressed or implied in this Agreement shall be construed as a release or other discharge of any

Loan Parties under the Existing Credit Agreement from any of its obligations and liabilities thereunder, as modified hereby. Each Loan Party hereby confirms and agrees that, except as modified or amended and restated hereby or by a Loan Document or other instruments executed concurrently herewith, each “Loan Document” (as defined in the Existing Credit Agreement) to which it is a party is, and shall continue to be, in full force and effect and is hereby ratified and confirmed in all respects except that on and after the Closing Date all references in any such Loan Document to the “Agreement,” “thereto,” “thereof,” “thereunder” or words of like import referring to the Existing Credit Agreement shall mean this Agreement.

(b) Each Loan Party (a) consents to the amendment and restatement of the Existing Credit Agreement by this Agreement; (b) acknowledges and agrees that its obligations under each of the “Loan Documents” (as defined in the Existing Credit Agreement) owing to each lender thereunder that is also a Lender hereunder shall be in respect of the obligations of the Company under this Agreement and the other Loan Documents; (c) reaffirms all of its obligations under each “Loan Document” (as defined in the Existing Credit Agreement) and each other Loan Document and all other Secured Obligation, reaffirms its grants of Liens on the Collateral to secure the Secured Obligations and with respect to each of the Guarantors, its guarantee of the Secured Obligations; and (d) agrees that, except as expressly amended, restated or modified hereby or by any Loan Document or other instrument executed concurrently herewith, each of the “Loan Documents” (as defined in the Existing Credit Agreement) to which it is a party is and shall remain in full force and effect. Each Loan Party hereby expressly acknowledges that the amendment and restatement of the Existing Credit Agreement by this Agreement does not (i) impair the validity, effectiveness or priority of the Liens granted pursuant to any Loan Document, and such Liens continue unimpaired with the same priority to secure repayment of all Secured Obligations, whether heretofore or hereafter incurred; or (ii) require that any new filings be made or other action taken to perfect or to maintain the perfection of such Liens, except as set forth in Sections 7.08 and 7.11. Each Loan Party hereby confirms and agrees that all outstanding principal, interest and fees and other obligations under the Existing Credit Agreement immediately prior to the ~~date hereof~~Closing Date shall, to the extent not paid on the ~~date hereof~~Closing Date, from and after the ~~date hereof~~Closing Date, be, without duplication, Obligations and Secured Obligations owing and payable pursuant to this Agreement and the other Loan Documents as in effect from time to time, shall accrue interest thereon as specified in this Agreement, and shall be secured by this Agreement and the other Loan Documents.

(c) On the Closing Date, each Lender party to the Credit Agreement immediately prior to the Closing Date (each, an “Existing Lender”) will automatically and without further act be deemed to have assigned to each Lender party to the Credit Agreement as of the Closing Date (each, a “Closing Date Lender”), and each such Closing Date Lender will automatically and without further act be deemed to have assumed, a portion of such Existing Lender’s Revolving Loans outstanding immediately prior to the Closing Date (“Existing Revolving Loans”) and participations under the Credit Agreement in outstanding Letters of Credit (if any are outstanding on the Closing Date) and Swing Line Loans (if any are outstanding on the Closing Date) such that, after giving effect to each such deemed assignment and assumption of Existing Revolving Loans and participations, the percentage of the aggregate outstanding (i) Revolving Loans, (ii) participations under the Credit Agreement in Letters of Credit and (iii) participations under the Credit Agreement in Swing Line Loans held by each Lender (including each such Closing Date Lender) will equal the percentage of the aggregate Revolving Commitments of all Lenders represented by such Lender’s Commitment as of the Closing Date.

Section 11.23 Acknowledgment and Consent to Bail-In of Affected Financial Institutions. Solely to the extent any Lender or L/C Issuer that is an Affected Financial Institution is a party to this Agreement and notwithstanding anything to the contrary in any Loan Document or in any other agreement, arrangement or understanding among any such parties, each party hereto acknowledges that any liability of any Lender or L/C Issuer that is an Affected Financial Institution arising under any Loan Document, to the extent such liability is unsecured, may be subject to the write-down and conversion powers of the applicable Resolution Authority and agrees and consents to, and acknowledges and agrees to be bound by:

(a) the application of any Write-Down and Conversion Powers by the applicable Resolution Authority to any such liabilities arising hereunder which may be payable to it by any Lender or L/C Issuer that is an Affected Financial Institution; and

(b) the effects of any Bail-In Action on any such liability, including, if applicable:

(i) a reduction in full or in part or cancellation of any such liability;

(ii) a conversion of all, or a portion of, such liability into shares or other instruments of ownership in such Affected Financial Institution, its parent undertaking, or a bridge institution that may be issued to it or otherwise conferred on it, and that such shares or other instruments of ownership will be accepted by it in lieu of any rights with respect to any such liability under this Agreement or any other Loan Document; or

(iii) the variation of the terms of such liability in connection with the exercise of the write-down and conversion powers of the applicable Resolution Authority.

Section 11.24 Intercreditor Agreement.

(a) EACH LENDER PARTY HERETO UNDERSTANDS, ACKNOWLEDGES AND AGREES THAT IT (AND EACH OF ITS SUCCESSORS AND ASSIGNS) AND EACH OTHER LENDER (AND EACH OF THEIR SUCCESSORS AND ASSIGNS) (INCLUDING, IN EACH CASE, IN ITS CAPACITY AS A POTENTIAL CASH MANAGEMENT BANK OR HEDGE BANK) SHALL BE BOUND BY THE INTERCREDITOR AGREEMENT, WHICH IN CERTAIN CIRCUMSTANCES MAY REQUIRE (AS MORE FULLY PROVIDED THEREIN) THE TAKING OF CERTAIN ACTIONS BY THE LENDERS.

(b) THE PROVISIONS OF THIS SECTION 11.24 ARE NOT INTENDED TO SUMMARIZE OR FULLY DESCRIBE THE PROVISIONS OF THE INTERCREDITOR AGREEMENT. REFERENCE MUST BE MADE TO THE INTERCREDITOR AGREEMENT ITSELF TO UNDERSTAND ALL TERMS AND CONDITIONS THEREOF. EACH LENDER IS RESPONSIBLE FOR MAKING ITS OWN ANALYSIS AND REVIEW OF THE INTERCREDITOR AGREEMENT AND THE TERMS AND PROVISIONS THEREOF, AND NO AGENT OR ANY OF AFFILIATES MAKES ANY REPRESENTATION TO ANY LENDER AS TO THE SUFFICIENCY OR ADVISABILITY OF THE PROVISIONS CONTAINED IN THE INTERCREDITOR AGREEMENT. A COPY OF THE INTERCREDITOR AGREEMENT MAY BE OBTAINED FROM THE ADMINISTRATIVE AGENT.

Section 11.25 Acknowledgment Regarding Supported QFCs. To the extent that the Loan Documents provide support, through a guarantee or otherwise, for any Swap Contract or any other agreement or instrument that is a QFC (such support, “QFC Credit Support”, and each such QFC, a “Supported QFC”), the parties acknowledge and agree as follows with respect to the resolution power of the Federal Deposit Insurance Corporation under the Federal Deposit Insurance Act and Title II of the Dodd-Frank Wall Street Reform and Consumer Protection Act (together with the regulations promulgated thereunder, the “U.S. Special Resolution Regimes”) in respect of such Supported QFC and QFC Credit Support (with the provisions below applicable notwithstanding that the Loan Documents and any Supported QFC may in fact be stated to be governed by the laws of the State of New York and/or of the United States or any other state of the United States):

(a) Covered Party. In the event a Covered Entity that is party to a Supported QFC (each, a “Covered Party”) becomes subject to a proceeding under a U.S. Special Resolution Regime, the transfer of such Supported QFC and the benefit of such QFC Credit Support (and any interest and obligation in or under such Supported QFC and such QFC Credit Support, and any rights in property securing such Supported QFC or such QFC Credit Support) from such Covered Party will be effective to the same extent as the transfer would be effective under the U.S. Special Resolution Regime if the Supported QFC and such QFC Credit Support (and any such interest, obligation and rights in property) were governed by the laws of the United States or a state of the United States. In the event a Covered Party or a BHC Act Affiliate of a Covered Party becomes subject to a proceeding under a U.S. Special Resolution Regime, Default Rights under the Loan Documents that might otherwise apply to such Supported QFC or any QFC Credit Support that may be exercised against such Covered Party are permitted to be exercised to no greater extent than such Default Rights could be exercised under the U.S. Special Resolution Regime if the Supported QFC and the Loan Documents were governed by the laws of the United States or a state of the United States. Without limitation of the foregoing, it is understood and agreed that rights and remedies of the parties with respect to a Defaulting Lender shall in no event affect the rights of any Covered Party with respect to a Supported QFC or any QFC Credit Support.

(b) Definitions. As used in this Section  ~~11.25~~11.26, the following terms have the following meanings: (i) “BHC Act Affiliate” of a party means an “affiliate” (as such term is defined under, and interpreted in accordance with, 12 U.S.C. 1841(k)) of such party; (ii) “Covered Entity” means any of the following: (i) a “covered entity” as that term is defined in, and interpreted in accordance with, 12 C.F.R. § 252.82(b); (ii) a “covered bank” as that term is defined in, and interpreted in accordance with, 12 C.F.R. § 47.3(b); or (iii) a “covered

FSI” as that term is defined in, and interpreted in accordance with, 12 C.F.R. § 382.2(b); (iii) “Default Right” has the meaning assigned to that term in, and shall be interpreted in accordance with, 12 C.F.R. §§ 252.81, 47.2 or 382.1, as applicable; and (iv) “QFC” has the meaning assigned to the term “qualified financial contract” in, and shall be interpreted in accordance with, 12 U.S.C. 5390(c)(8)(D).

Section  11.26 Applicable Designees. The Administrative Agent, L/C Issuer, each Swing Line Lender and each Borrower hereby agree that each Lender at its option may make any Revolving Loan (including purchasing participations in any Letter of Credit and Letter of Credit Exposure) and each L/C Issuer may issue any Letter of Credit, in each case, by causing any domestic or foreign office, branch or Affiliate of such Lender or L/C Issuer (each, an “Applicable Designee”) to make such Revolving Loan (including purchasing participations in any Letter of Credit and Letter of Credit Exposure) or issue such Letter of Credit, as applicable; provided that any exercise of such option shall not affect the obligation of any Borrower to repay the Obligations in accordance with the terms of this Agreement. Furthermore, with respect to (a) each provision of this Agreement relating to the funding or participation in any Revolving Loans or the repayment or the reimbursement thereof by a Borrower in connection therewith, (b) any rights of set-off, (c) any rights of indemnification or expense reimbursement, and (d) reserves, capital adequacy or other provisions, each reference to the Administrative Agent or a Lender shall be deemed to include the Administrative Agent’s or such Lender’s Applicable Designee. Notwithstanding the designation by the Administrative Agent or any Lender of an Applicable Designee, Borrowers, the Administrative Agent and the Lenders shall deal solely and directly with the Administrative Agent or such Lender in connection with the Administrative Agent’s or such Lender’s rights and obligations under this Agreement; provided that each Applicable Designee shall be subject to the provisions obligating or restricting the Administrative Agent or Lenders, as applicable, under this Agreement.

[SIGNATURE PAGES INTENTIONALLY OMITTED]

Schedule 2.01

Commitments and Applicable Percentages

Lender	Revolving Commitment	Percentage
Wells Fargo Bank, National Association	$150,000,000	23%
Bank of America, N.A.	$140,000,000	22%
JPMorgan Chase Bank, N.A.	$90,000,000	14%
PNC Bank, National Association	$90,000,000	14%
Truist Bank	$67,500,000	10%
U.S. Bank National Association	$67,500,000	10%
Fifth Third Bank, National Association	$45,000,000	7%
Total	$650,000,000	100%